Filed pursuant to Rule 433(d) - Registration Statement No. 333-126435

FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling collect 1 + (212) 667-2316. Please see the attached copy of the base prospectus applicable to this offering.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

$948,530,000

(Approximate)

Asset-Backed Certificates, Series 2006-HE1

Nomura Home Equity Loan, Inc.,

Home Equity Loan Trust, Series 2006-HE1

Issuing Entity

Nomura Credit & Capital, Inc.

Sponsor

Nomura Home Equity Loan, Inc.

Depositor

Ocwen Loan Servicing, LLC

Servicer

Wells Fargo Bank, N.A.

Master Servicer and Securities Administrator

The issuer is offering the following classes of certificates pursuant to this free writing prospectus and the accompanying prospectus:

Class	Approximate Initial Certificate Principal Balance(1)	Pass-Through Rate
A-1	$512,988,000	Floating(2)
A-2	$ 69,547,000	Floating(3)
A-3	$137,725,000	Floating(4)
A-4	$ 11,768,000	Floating(5)
M-1	$ 44,001,000	Floating(6)
M-2	$ 40,501,000	Floating(7)
M-3	$ 25,000,000	Floating(8)
M-4	$ 22,500,000	Floating(9)
M-5	$ 21,500,000	Floating(10)
M-6	$ 19,000,000	Floating(11)
M-7	$ 17,500,000	Floating(12)
M-8	$ 14,500,000	Floating(13)
M-9	$ 12,000,000	Floating(14)
See next page for footnotes.

Nomura Securities International, Inc. (the "Underwriter") will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS FREE WRITING PROSPECTUS OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The date of this free writing prospectus is February 22, 2006

For use with the base prospectus dated October 27, 2005

(1)	Approximate. Subject to a permitted variance of plus or minus 10%.
(2)

The per annum pass-through rate on the Class A-1 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, [____]% or (B) after the first possible optional termination date, two times the applicable certificate margin and (ii) the Net Funds Cap.

(3)

The per annum pass-through rate on the Class A-2 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, [____]% or (B) after the first possible optional termination date, two times the applicable certificate margin and (ii) the Net Funds Cap.

(4)

The per annum pass-through rate on the Class A-3 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, [____]%or (B) after the first possible optional termination date, two times the applicable certificate margin and (ii) the Net Funds Cap.

(5)

The per annum pass-through rate on the Class A-4 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, [_____]%or (B) after the first possible optional termination date, two times the applicable certificate margin and (ii) the Net Funds Cap.

(6)

The per annum pass-through rate on the Class M-1 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, [____]% or (B) after the first possible optional termination date, one and one-half times the applicable certificate margin and (ii) the Net Funds Cap.

(7)

The per annum pass-through rate on the Class M-2 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, [____]% or (B) after the first possible optional termination date, one and one-half times the applicable certificate margin and (ii) the Net Funds Cap.

(8)

The per annum pass-through rate on the Class M-3 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, [____]% or (B) after the first possible optional termination date, one and one-half times the applicable certificate margin and (ii) the Net Funds Cap.

(9)

The per annum pass-through rate on the Class M-4 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, [____]% or (B) after the first possible optional termination date, one and one-half times the applicable certificate margin and (ii) the Net Funds Cap.

(10)

The per annum pass-through rate on the Class M-5 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, [____]% or (B) after the first possible optional termination date, one and one-half times the applicable certificate margin and (ii) the Net Funds Cap.

(11)

The per annum pass-through rate on the Class M-6 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, [____]% or (B) after the first possible optional termination date, one and one-half times the applicable certificate margin and (ii) the Net Funds Cap.

(12)

The per annum pass-through rate on the Class M-7 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, [____]% or (B) after the first possible optional termination date, one and one-half times the applicable certificate margin and (ii) the Net Funds Cap.

(13)

The per annum pass-through rate on the Class M-8 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, [____]% or (B) after the first possible optional termination date, one and one-half times the applicable certificate margin and (ii) the Net Funds Cap.

(14)

The per annum pass-through rate on the Class M-9 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, [____]% or (B) after the first possible optional termination date, one and one-half times the applicable certificate margin and (ii) the Net Funds Cap.

TABLE OF CONTENTS

FREE WRITING PROSPECTUS

SUMMARY
RISK FACTORS
THE MORTGAGE POOL
DESCRIPTION OF THE CERTIFICATES
THE INTEREST RATE SWAP AGREEMENT AND THE SWAP PROVIDER
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
THE SPONSOR
STATIC POOL INFORMATION
ISSUING ENTITY
THE DEPOSITOR
SERVICING
THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND CUSTODIAN
POOLING AND SERVICING AGREEMENT
THE CREDIT RISK MANAGER
FEDERAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
LEGAL INVESTMENT
LEGAL MATTERS
RATINGS
LEGAL PROCEEDINGS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
AVAILABLE INFORMATION
INDEX OF DEFINED TERMS
ANNEX I

PROSPECTUS

RISK FACTORS
DESCRIPTION OF THE TRUST FUNDS
CASH FLOW AGREEMENTS
USE OF PROCEEDS
YIELD AND PREPAYMENT CONSIDERATIONS
THE DEPOSITOR
DESCRIPTION OF THE SECURITIES
DESCRIPTION OF THE AGREEMENTS
DESCRIPTION OF CREDIT SUPPORT
CERTAIN LEGAL ASPECTS OF THE LOANS
FEDERAL INCOME TAX CONSEQUENCES
STATE AND OTHER TAX CONSEQUENCES
ERISA CONSIDERATIONS
LEGAL INVESTMENT
METHOD OF DISTRIBUTION
ADDITIONAL INFORMATION

INCORPORATION OF CERTAIN DOCUMENTS

BY REFERENCE
LEGAL MATTERS
FINANCIAL INFORMATION
RATING
INDEX OF DEFINED TERMS

Important notice about information in this free writing prospectus and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and
•	this free writing prospectus, which describes the specific terms of this series of certificates.

Nomura Home Equity Loan, Inc.’s principal offices are located at Two World Financial Center, Building B, 21st Floor, New York, New York 10281, and its telephone number is (212) 667-9300.

Important Notice About Information Presented In This

Free Writing Prospectus And The Accompanying Base Prospectus

We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying base prospectus, which provides general information, some of which may not apply to your certificates and (b) this free writing prospectus, which describes the specific terms of your certificates. The description of your certificates in this free writing prospectus is intended to enhance the related description in the prospectus and you are encouraged to rely on the information in this free writing prospectus as providing additional detail not available in the base prospectus.

Annex I is incorporated into and is a part of this free writing prospectus as if fully set forth herein.

Cross-references are included in this free writing prospectus and the accompanying base prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page iii above provides the pages on which these captions are located.

You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the accompanying base prospectus are defined under the captions "Description of the Certificates — Glossary" and "Index of Defined Terms" in this free writing prospectus or under the caption "Index of Defined Terms" in the accompanying base prospectus.

SUMMARY

The following summary is a brief discussion of the important features of the certificates offered by this free writing prospectus and the accompanying prospectus and does not contain all of the information that you need to consider when making your investment decision. To understand the terms of an offering of the certificates, you should read this entire document and the accompanying prospectus carefully.

Certain statements contained in or incorporated by reference in this free writing prospectus and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

Title of Series

Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-HE1.

Cut-off Date

February 1, 2006.

Closing Date

On or about March 9, 2006.

Depositor

Nomura Home Equity Loan, Inc., a Delaware corporation. See "The Depositor" in the prospectus.

Sponsor

Nomura Credit & Capital, Inc., a Delaware corporation. See "The Sponsor" in this free writing prospectus.

Servicer

The servicer of the Mortgage Loans will be Ocwen Loan Servicing, LLC.

See "Servicing" in this free writing prospectus for information concerning the servicer.

Master Servicer

Wells Fargo Bank, N.A., a national banking association. See "The Master Servicer, Securities Administrator and Custodian" in this free writing prospectus.

Issuing Entity

Nomura Home Equity Loan, Inc., Home Equity Loan Trust Series 2006-HE1, a New York common law trust. The Issuing Entity is also sometimes referred to as the "trust" or the "trust fund".

Originators

The principal originators of the Mortgage Loans are: Quick Loan Funding Inc., with respect to approximately 30.86% of the Mortgage Loans, and Sunset Direct Lending, LLC, with respect to approximately 18.79% of the Mortgage Loans. The remainder of the Mortgage Loans were originated by various originators, none of which originated 10% or more of the Mortgage Loans.

See "Description of the Mortgage Pool —The Originators" and "—Underwriting Standards" in this free writing prospectus for information concerning the originators.

Trustee

HSBC Bank USA, National Association, a national banking association. See "Pooling and Servicing Agreement — The Trustee" in this free writing prospectus.

Securities Administrator

Wells Fargo Bank, N.A., a national banking association. As securities administrator, Wells Fargo Bank, N.A. will act as certificate registrar and paying agent. See "The Master Servicer, Securities Administrator and Custodian" in this free writing prospectus.

Custodian

Wells Fargo Bank, N.A. See "The Master Servicer, Securities Administrator and Custodian" in this free writing prospectus.

Credit Risk Manager

Portfolio Surveillance Analytics, LLC, a California corporation and a wholly-owned subsidiary of InformationLogix, Inc. See "The Credit Risk Manager" in this free writing prospectus.

Pooling and Servicing Agreement

The pooling and servicing agreement among the servicer, the sponsor, the depositor, the master servicer, the securities administrator and the trustee, under which the Mortgage Loans will be pooled and serviced.

The Mortgage Loans

The trust will contain approximately 4,921 conventional, one-to-four family fixed-rate and adjustable-rate mortgage loans secured by first or second liens on residential real properties (the "Mortgage Loans").

The Mortgage Loans have an aggregate scheduled principal balance of approximately $1,000,039,468 as of the Cut-off Date and have original terms to maturity of not greater than 30 years.

The characteristics of the Mortgage Loans as described in this free writing prospectus may differ from the final pool as of the closing date due, among other things, to the possibility that certain Mortgage Loans may become delinquent or default or may be removed or substituted and that similar or different Mortgage Loans may be added to the pool prior to the closing date.

All percentages and amounts with respect to the characteristics of the Mortgage Loans shown in this free writing prospectus are subject to a variance of plus or minus 10%.

As of the Cut-off Date, the Mortgage Loans will have the characteristics as set forth in the table on page 9 of this free writing prospectus. See also "The Mortgage Pool" in this free writing prospectus for additional characteristics of the Mortgage Loans.

Description of the Certificates

Offered Certificates

The Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are offered by this free writing prospectus.

The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (also referred to in this free writing prospectus as the "Senior Certificates") will represent senior interests in the Mortgage Loans. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will represent subordinate interests in the Mortgage Loans and are collectively referred to in this free writing prospectus as the Mezzanine Certificates. The Senior Certificates and the Mezzanine Certificates are collectively referred to in this free writing prospectus as the Offered Certificates.

Non-Offered Certificates

The trust will also issue the Class B-1, Class B-2, Class X, Class P and Class R Certificates, and we sometimes refer to these certificates in this free writing prospectus as the Non-Offered Certificates. None of the Non-Offered Certificates are being publicly or otherwise offered by this free writing prospectus.

Class B Certificates

The Class B-1 Certificates and Class B-2 Certificates (also referred to in this free writing prospectus as the "Class B Certificates") represent subordinate interests in the Mortgage Loans. The initial certificate principal balance of the Class B-1 Certificates and Class B-2 Certificates is equal to approximately $13,500,000 and $11,500,000 respectively, and the pass-through rate for each such class is equal to the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, [____]% and [____]%, respectively or (B) after the first possible optional termination date, one and one-half times the applicable certificate margin and (ii) the Net Funds Cap. The Class B Certificates initially evidence an aggregate interest of approximately 2.50% in the trust. The Class B Certificates, together with the Mezzanine Certificates, are sometimes referred to collectively as the "Subordinate Certificates".

Class X Certificates

The certificate principal balance of the Class X Certificates on any date of determination is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate certificate principal balance of the Senior Certificates and Subordinate Certificates. As of the Closing Date, the aggregate principal balance of the Mortgage Loans will exceed the aggregate certificate principal balance of the Senior Certificates and Subordinate Certificates by approximately $26,509,468.

Class P Certificates

The Class P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans.

Class R Certificates

The Class R Certificates represent the right to receive distributions in respect of the Mortgage Loans on any distribution date after all required payments of principal and interest have been made on such date in respect of the Offered Certificates, the Class B Certificates, the Class P Certificates and the Class X Certificates, although it is not anticipated that funds will be available for any such distribution.

Although not offered by this free writing prospectus, the Non-Offered Certificates are described in this free writing prospectus because their certificate principal balances, structure, collateral, rights, risks and other characteristics affect the certificate principal balance, structure, collateral, rights, risks and other characteristics of the Offered Certificates.

Last Scheduled Distribution Date

The distribution date in February 2036 will be the last scheduled distribution date for the Offered Certificates and the Class B Certificates. It is possible that the certificate principal balance of any class of Offered Certificates and the Class B Certificates may not be fully paid or reduced to zero by this date. See "Yield, Prepayment and Maturity Considerations" in this free writing prospectus.

Record Date

For the Offered Certificates and the Class B Certificates and for any distribution date, the business day preceding the applicable distribution date so long as such certificates remain in book-entry form; otherwise the record date shall be the last business day of the month preceding the month in which such distribution date occurs.

Denominations

For each class of Offered Certificates and the Class B Certificates, $25,000 and multiples of $1 in excess thereof, except that one certificate of each class will be issued in the remainder of the class.

Registration

The trust will issue the Offered Certificates and the Class B Certificates initially in book-entry form. Persons acquiring interests in the Offered Certificates and the Class B Certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to "Description of the Certificates—Book-Entry Registration" in this free writing prospectus.

Distribution Dates

The securities administrator will make distributions on the certificates on the 25th day of each calendar month beginning in March 2006 to the appropriate holders of record. If the 25th day of the month is not a business day, then the securities administrator will make distributions on the following business day.

Interest Payments

On each distribution date holders of the Offered Certificates and Class B Certificates will be entitled to receive:

•	the interest that has accrued on the certificate principal balance of such certificates at the related pass-through rate during the related accrual period, and

•	any interest due on a prior distribution date that was not paid (but with no interest accrued thereon), less
•	interest shortfalls allocated to such certificates.

The accrual period for the Senior Certificates and Subordinate Certificates and any distribution date will be the period commencing on the immediately preceding distribution date (or, with respect to the first accrual period, the Closing Date) and ending on the day immediately preceding the related distribution date. Calculations of interest on the Senior Certificates and Subordinate Certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

Principal Payments

On each distribution date, holders of the Offered Certificates and Class B Certificates then entitled to distributions of principal will receive a distribution of principal on their certificates if there is cash available on that distribution date for the payment of principal. Monthly principal distributions will generally include:

•	principal payments on the Mortgage Loans, and
•

until a specified overcollateralization level has been reached or to maintain a specified overcollateralization level, interest payments on the Mortgage Loans not needed to pay interest on the Offered Certificates and Class B Certificates and monthly fees and expenses of the trust.

You should review the priority of payments described under "Description of the Certificates—Distributions of Principal" in this free writing prospectus.

Credit Enhancement

Credit enhancements provide limited protection to holders of specified certificates against shortfalls in payments received on the Mortgage Loans. This transaction employs the following forms of credit enhancement:

Subordination. The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this free writing prospectus, to the rights of the holders of the Senior Certificates. In addition, each class of Mezzanine Certificates will be subordinate to each other class of Mezzanine Certificates with a higher payment priority. The rights of the holders of the Class B Certificates to receive distributions will be subordinated, to the rights of the holders of the Offered Certificates.

Allocation of Realized Losses. If, on any distribution date, there is not sufficient excess interest or overcollateralization (represented by the Class X Certificates) to absorb realized losses on the Mortgage Loans, then realized losses on the Mortgage Loans will be allocated to the Class B-2, Class B-1, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until their respective certificate principal balances have been reduced to zero. The pooling and servicing agreement does not permit the allocation of realized losses on the Mortgage Loans to the Senior Certificates; however, investors in those certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the Mortgage Loans to pay the Senior Certificates all interest and principal amounts to which those certificates are then entitled. See "Description of the Certificates—Credit Enhancement" in this free writing prospectus.

Once realized losses are allocated to a class of certificates, its certificate principal balance will be reduced by the amount so allocated. However, the amount of any realized losses allocated to the certificates may be distributed to the holders of these certificates on subsequent distribution dates to the extent of funds available as described under "Description of the Certificates—Credit Enhancement" and "The Interest Rate Swap Agreement and The Swap Provider."

Excess Spread and Overcollateralization. We expect the Mortgage Loans to generate more interest than is needed to pay interest on the Offered Certificates and Class B Certificates because we expect the weighted average net mortgage rate of the Mortgage Loans to be higher than the weighted average pass-through rate on the Offered Certificates and Class B Certificates. As overcollateralization increases, such higher mortgage rate is paid on Mortgage Loans with an aggregate principal balance that is larger than the certificate principal balance of the Offered Certificates and Class B Certificates. As of the Closing Date, the aggregate principal balance of the Mortgage Loans will exceed the aggregate certificate principal balance of the Senior Certificates and Subordinate Certificates by approximately $26,509,468. This amount represents the amount of overcollateralization required under the pooling and servicing agreement. On each distribution date, interest payments received in respect of the Mortgage Loans in excess of the amount that is needed to pay interest on the Offered Certificates, the Class B Certificates and related trust expenses may be used to reduce the total certificate principal balance of the Offered Certificates and Class B Certificates to the extent necessary to maintain or restore the required level of overcollateralization. In addition, as described in this free writing prospectus, amounts received under the Interest Rate Swap Agreement (as described below) may be available to maintain or restore the required level of overcollateralization.

We refer you to "Description of the Certificates—Credit Enhancement" and "The Interest Rate Swap Agreement and The Swap Provider" in this free writing prospectus.

Interest Rate Swap Agreement

The Senior Certificates and Subordinate Certificates will have the benefit of an Interest Rate Swap Agreement (the "Interest Rate Swap Agreement") provided by Bear Stearns Financial Products, Inc. (the "Swap Provider") commencing on the distribution date in March 2006 and terminating on the distribution date in February 2011.

HSBC Bank USA, National Association, as Supplemental Interest Trust Trustee, will enter into the Interest Rate Swap Agreement with, the Swap Provider. The Supplemental Interest Trust Trustee will appoint Wells Fargo Bank, N.A. as securities administrator to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust, whether payable by or to the Swap Provider pursuant to the Interest Rate Swap Agreement.

Pursuant to the Interest Rate Swap Agreement, on each distribution date (i) the securities administrator (on behalf of a Supplemental Interest Trust and from funds of such trust) will make a payment (the "Fixed Swap Payment") to the Swap Provider calculated at a rate equal to 1/12 (or, for the first distribution date, the actual number of days elapsed from the Closing Date to but excluding the first distribution date divided by 360) of the product of (a) 5.152% per annum and (b) the swap notional amount (the "Swap Notional Amount") for such distribution date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Senior Certificates and Subordinate Certificates (the "Floating Swap Payment") calculated at a rate equal to the product of (a) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such distribution date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the accrual period and the denominator of which is 360. The Swap Notional Amount for each distribution date shall be equal to the lesser of (a) the aggregate principal balance of the Mortgage Loans immediately preceding such distribution date and (b) the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such distribution date (the "Scheduled Swap Notional Amount"). The Swap Notional Amount for each distribution date occurring during the term of the Interest Rate Swap Agreement is set forth in this free writing prospectus under "The Interest Rate Swap Agreement and the Swap Provider".

On each distribution date, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment, the Swap Provider will make a net swap payment ("Net Swap Payment") to the securities administrator on behalf of the Supplemental Interest Trust, and any such Net Swap Payment will be deposited into a reserve fund and will be available for distribution to the holders of the Offered Certificates and Class B Certificates in respect of any related shortfall amounts, to the extent described in this free writing prospectus. See "Description of the Certificates" and "The Interest Rate Swap Agreement and the Swap Provider" in this free writing prospectus. If, on any distribution date, the Net Swap Payment made by the Swap Provider exceeds the related shortfall amounts payable to the Senior Certificates and Subordinate Certificates, such excess will be distributed to the Class X Certificates.

Upon early termination of the Interest Rate Swap Agreement, the securities administrator or the Swap Provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the securities administrator is required to make a swap termination payment to the Swap Provider, the trust will be required to make a payment to the securities administrator in the same amount (to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), which amount will be paid by the trust on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to the Offered Certificates and Class B Certificates, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the Swap Provider as described in this free writing prospectus (to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), for which payments by the trust to the securities administrator will be subordinated to all distributions to the Offered Certificates and Class B Certificates.

Except as described in the preceding sentence, amounts payable by the trust will be deducted from available funds before distributions to certificateholders.

We refer you to "The Interest Rate Swap Agreement and the Swap Provider" in this free writing prospectus.

Retention of Certain Servicing Rights

The sponsor, as owner of the Mortgage Loans to be sold to the trust fund, will retain certain rights relating to the servicing of the Mortgage Loans, including, with respect to certain of the Mortgage Loans, the right to terminate and replace Ocwen Loan Servicing, LLC at any time, without cause, or hire a special servicer as further specified in the pooling and servicing agreement.

We refer you to "Servicing(Servicing and Other Compensation and Payment of Expenses" in this free writing prospectus.

Advances

The servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the Mortgage Loans to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the related Mortgage Loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Optional Termination

At its option and subject to certain conditions, the master servicer may purchase all but not less than all of the Mortgage Loans remaining in the trust fund (and all property acquired by the trust fund in respect of the Mortgage Loans) and thereby effect early retirement of the certificates if on such distribution date the aggregate stated principal balance (as defined under "Description of the Certificates—Glossary of Terms" in this free writing prospectus) of the Mortgage Loans (and the fair market value of any property acquired by the trust fund in respect of the Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. Subject to certain additional conditions set forth in the pooling and servicing agreement, in the event that the master servicer fails to exercise its optional termination right, and if on such distribution date the aggregate stated principal balance of the Mortgage Loans (and the fair market value of any property acquired by the trust fund in respect of the Mortgage Loans) has been reduced to less than or equal to 5% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, Ocwen Loan Servicing, LLC, may, at its option, exercise such optional termination.

If the master servicer does not exercise its option to purchase the Mortgage Loans (and properties acquired by the trust fund) on the first possible optional termination date, the pass-through rates on the Senior Certificates and Subordinate Certificates will increase as provided in this free writing prospectus.

Federal Income Tax Consequences

For federal income tax purposes, the trust will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The Offered Certificates, the Class B Certificates and the Class X Certificates (other than any payments received from the basis risk shortfall reserve fund, the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust) and the Class P Certificates will represent beneficial ownership of "regular interests" in the related REMIC identified in the pooling and servicing agreement.

The Class R Certificates are also referred to in this free writing prospectus as the Residual Certificates and will represent the beneficial ownership of the sole class of "residual interests" in the related REMIC.

We refer you to "Federal Income Tax Consequences" in this free writing prospectus for additional information concerning the application of federal income tax laws.

Legal Investment

The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and therefore will not be legal investments for those entities to the extent provided in SMMEA and applicable state laws.

We refer you to "Legal Investment" in this free writing prospectus.

ERISA Considerations

It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or plans or arrangements subject to section 4975 of the Code (each, a "Plan"). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Code of a Plan’s acquisition and ownership of such certificates.

We refer you to "ERISA Considerations" in this free writing prospectus and in the prospectus.

Ratings

The Offered Certificates will not be offered unless they receive ratings at least as high as those set forth below from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as "Standard & Poor’s", Moody’s Investors Service, Inc., which we refer to as "Moody’s", Fitch Ratings, which we refer to as "Fitch" and Dominion Bond Rating Service, which we refer to as "DBRS".

Class	Standard & Poor’s	Moody’s	Fitch	DBRS
A-1	AAA	Aaa	AAA	AAA
A-2	AAA	Aaa	AAA	AAA
A-3	AAA	Aaa	AAA	AAA
A-4	AAA	Aaa	AAA	AAA
M-1	AA+	Aa1	AA+	AA (high)
M-2	AA	Aa2	AA	AA
M-3	AA-	Aa3	AA-	AA (low)
M-4	A+	A1	A+	A (high)
M-5	A	A2	A	A
M-6	A-	A3	A-	A (low)
M-7	BBB+	Baa1	BBB+	BBB (high)
M-8	BBB	Baa2	BBB	BBB
M-9	BBB-	Baa3	BBB-	BBB (low)

A rating is not a recommendation to buy, sell or hold securities and each rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

Characteristics of the Mortgage Loans

(Subject to a permitted variance of plus or minus 10%)

Number of Mortgage Loans:	4,921	Purpose:
Aggregate Principal Balance:	$1,000,039,468	Purchase:	34.00%
Average Principal Balance:	$203,219	Refinance - Rate/Term:	2.42%
Low Principle Balance:	$10,778	Refinance - Cashout:	63.56%
High Principle Balance:	$1,500,000	Construction/Perm:	0.03%
W.A. Coupon:	7.837%
Low Coupon:	4.875%	Property Type:
High Coupon:	13.100%	Single Family Residence:	74.81%
		PUD:	12.02%
W.A. Stated Remaining Term:	347 months	2-4 Family:	6.90%
Low Stated Remaining Term:	116 months	Condo:	6.19%
High Stated Remaining Term:	359 months	Townhouse:	0.09%
W.A. Seasoning:	5 months
Latest Maturity Date:	January 1, 2036	Occupancy Status:
		Owner-Occupied:	94.04%
State Concentration (>5%):		Investment:	5.21%
California:	49.85%	Second Home:	0.74%
Florida:	9.15%
Nevada:	5.53%	Documentation:
		Full/Alt:	47.57%
Interest Only Loans:	30.43%	Reduced/Limited:	28.96%
W.A. Interest Only Period:	62 Months	Stated/Stated:	22.19%
W.A. Original LTV:	79.84%	No Ratio:	0.26%
Low Original LTV:	11.43%	NINA:	1.03%
High Original LTV:	100.00%
W.A. CLTV:	84.40%	Weighted Average Prepayment Penalty Term(2):	25 months
Low CLTV:	11.43%	Loans with Prepayment Penalties:	82.98%
High CLTV:	100.00%
W.A. FICO Score (1):	611	ARM Loans:
		Weighted Average Margin:	6.375%
Index Type:		Weighted Average Max. Rate:	13.848%
Six-Month LIBOR:	84.33%	Weighted Average Min. Rate:	6.681%
Fixed:	15.65%	Weighted Average Life Cap:	6.087%
		Weighted Average First Periodic Cap:	2.990%
First Liens:	95.07%	Weighted Average Periodic Cap:	1.030%
Fixed Non-Balloon Loans:	11.09%

(1) For loans that were scored
(2) For loans with prepayment penalties only

RISK FACTORS

In addition to the matters described elsewhere in this free writing prospectus and the prospectus, you are encouraged to carefully consider the following risk factors before deciding to purchase a certificate.

The Subordinate Certificates have a greater risk of loss than the Senior Certificates	When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as "subordination".
The Class B Certificates are subordinate to the Mezzanine Certificates and the Senior Certificates and the Mezzanine Certificates are subordinate to the Senior Certificates. In addition:
the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are subordinate to the Class M-1 Certificates;
the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are subordinate to the Class M-2 Certificates;
the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are subordinate to the Class M-3 Certificates;
the Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are subordinate to the Class M-4 Certificates;
the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are subordinate to the Class M-5 Certificates;
the Class M-7, Class M-8 and Class M-9 Certificates are subordinate to the Class M-6 Certificates;
the Class M-8 Certificates and Class M-9 Certificates are subordinate to the Class M-7 Certificates; and
the Class M-9 Certificates are subordinate to the Class M-8 Certificates.

Credit enhancement for the Offered Certificates will be provided by the right of the holders of certain certificates to receive payments of interest and principal prior to the classes of certificates which are subordinated to such classes of certificates and by the allocation of realized losses to the most subordinate classes of certificates prior to the allocation of realized losses to the other classes of certificates. This form of credit enhancement uses collections on the Mortgage Loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. In addition, the more senior classes of certificates have a preferential right to receive distributions from amounts paid under the Interest Rate Swap Agreement as described in this free writing prospectus. Realized losses will be allocated first, to reduce the amount of monthly excess interest, second, to reduce the overcollateralization amount and third, to the Subordinate Certificates, in the reverse order of their payment priority, until the certificate principal balance of each such class has been reduced to zero. This means that realized losses on the Mortgage Loans which are allocated to the Subordinate Certificates would first be allocated to the Class B-2 Certificates, second to the Class B-1 Certificates, third to the Class M-9 Certificates, fourth to the Class M-8 Certificates, fifth to the Class M-7 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-5 Certificates, eighth to the Class M-4 Certificates, ninth to the Class M-3 Certificates, tenth to the Class M-2 Certificates, and eleventh to the Class M-1 Certificates, in each case until the certificate principal balance of each such class is reduced to zero. Accordingly, if the aggregate certificate principal balance of a class of Subordinate Certificates were to be reduced to zero, delinquencies and defaults on the Mortgage Loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate certificate principal balance of all the Subordinate Certificates were to be reduced to zero, delinquencies and defaults on the Mortgage Loans would reduce the amount of funds available for monthly distributions to holders of the Senior Certificates. However, the amount of any realized losses allocated to the Subordinate Certificates may be distributed to the holders of such certificates according to the priorities described under "Description of the Certificates—Credit Enhancement" and "The Interest Rate Swap Agreement and The Swap Provider" in this free writing prospectus.

You should fully consider the risks of investing in a Subordinate Certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.
See "Description of the Certificates" in this free writing prospectus.

Additional risks associated with the Subordinate Certificates

The weighted average lives of, and the yields to maturity on, the Subordinate Certificates will be progressively more sensitive based on the payment priority of each such class, to the rate and timing of borrower defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the Mortgage Loans will first reduce the amount of monthly excess interest, second, reduce the amount of overcollateralization, third, reduce the certificate principal balance of the Class B-2 Certificates, fourth, reduce the certificate principal balance of the Class B-1 Certificates, fifth, reduce the certificate principal balance of the Class M-9 Certificates, sixth, reduce the certificate principal balance of the Class M-8 Certificates, seventh, reduce the certificate principal balance of the Class M-7 Certificates, eighth, reduce the certificate principal balance of the Class M-6 Certificates, ninth, reduce the certificate principal balance of the Class M-5 Certificates, tenth, reduce the certificate principal balance of the Class M-4 Certificates, eleventh, reduce the certificate principal balance of the Class M-3 Certificates, twelfth, reduce the certificate principal balance of the Class M-2 Certificates, and thirteenth, reduce the certificate principal balance of the Class M-1 Certificates. As a result of the allocation of realized losses to the Subordinate Certificates, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a class of Subordinate Certificates, no interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the Subordinate Certificates may be distributed to the holders of such certificates according to the priorities described under "Description of the Certificates—Credit Enhancement" and "The Interest Rate Swap Agreement and The Swap Provider" in this free writing prospectus.

Prior to any purchase of a Subordinate Certificate, consider the following factors that may adversely impact your yield:

Because the Subordinate Certificates receive interest and principal distributions after the Senior Certificates receive such distributions, there is a greater likelihood that the Subordinate Certificates will not receive the distributions to which they are entitled on any distribution date.

If the servicer determines not to advance a delinquent payment on a Mortgage Loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the Subordinate Certificates.

The Subordinate Certificates are not expected to receive principal distributions until, at the earliest, the distribution date occurring in March 2009.

After extinguishing all other credit enhancement available to the Offered Certificates and after realized losses on the Mortgage Loans have been allocated fully to the Class B Certificates, realized losses on the Mortgage Loans will be allocated to the Mezzanine Certificates in reverse order of their priority of payment. A loss allocation results in a reduction of a certificate principal balance without a corresponding distribution of cash to the holder. A lower certificate principal balance will result in less interest accruing on the certificate.

The earlier in the transaction that a loss on a Mortgage Loan occurs, the greater the impact on the yield.

Credit enhancement may be inadequate to cover losses and/or to maintain or restore overcollateralization at the required level

The Mortgage Loans are expected to generate more interest than is needed to pay interest on the Senior Certificates and Subordinate Certificates because the weighted average net mortgage rate on the Mortgage Loans is expected to be higher than the weighted average pass-through rate on the Senior Certificates and Subordinate Certificates. If the Mortgage Loans generate more interest than is needed to pay interest on the Senior Certificates and Subordinate Certificates and trust fund expenses, we will use such excess interest to make additional principal payments on the Senior Certificates and Subordinate Certificates in order to maintain or restore overcollateralization to the required level. In addition, as described in this free writing prospectus, amounts received under the Interest Rate Swap Agreement may be available to make additional payments of principal to the Offered Certificates and Class B Certificates in order to maintain or restore overcollateralization to the required level. Overcollateralization is intended to provide limited protection to holders of the Offered Certificates and Class B Certificates by absorbing the certificates’ share of losses from liquidated Mortgage Loans. However, we cannot assure you that enough excess interest will be generated on the Mortgage Loans and sufficient amounts will be paid under the Interest Rate Swap Agreement to maintain or restore the required level of overcollateralization. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the aggregate certificate principal balance of the Senior Certificates and Subordinate Certificates on the Closing Date by approximately $26,509,468. This amount represents the amount of overcollateralization required under the pooling and servicing agreement on the Closing Date.

The excess interest available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the Mortgage Loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the Mortgage Loans.

If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.
The Senior Certificates and the Subordinate Certificates will be limited obligations solely of the trust fund and not of any other party

The Senior Certificates and the Subordinate Certificates will not represent an interest in or obligation of the sponsor, the depositor, the servicer, the master servicer, the securities administrator, the trustee or any of their respective affiliates. None of the Senior Certificates, the Subordinate Certificates or the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the sponsor, the depositor, the servicer, the master servicer, the securities administrator, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust and proceeds from the Supplemental Interest Trust will be the sole source of payments on the Senior Certificates and the Subordinate Certificates, and there will be no recourse to the sponsor, the depositor, the servicer, the master servicer, the securities administrator, the trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the Senior Certificates and the Subordinate Certificates.

The interest rate cap may reduce the yields on the Senior Certificates and the Subordinate Certificates

The pass-through rates on the Senior Certificates and the Subordinate Certificates are each subject to an interest rate cap as described in this free writing prospectus. If on any distribution date the pass-through rate for a class of Senior Certificates or Subordinate Certificates is limited to the interest rate cap and the shortfall resulting from such limitation exceeds the amount distributable to any such class from the Interest Rate Swap Agreement, the holders of the applicable certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the interest rate cap. If the pass through rates on the Senior Certificates and the Subordinate Certificates are limited for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds remaining after certain other distributions on the Senior Certificates and Subordinate Certificates and the payment of certain fees and expenses of the trust.

The Senior Certificates and the Subordinate Certificates may not always receive interest based on One-Month LIBOR plus the related certificate margin

The Senior Certificates and the Subordinate Certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related certificate margin. If the interest rate cap is less than One-Month LIBOR plus the related certificate margin, the interest rate on the Senior Certificates and the Subordinate Certificates will be reduced to such interest rate cap. Thus, the yield to investors in such class will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the interest rate cap. The prepayment or default of Mortgage Loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the interest rate cap being lower than otherwise would be the case. If on any distribution date the application of the interest rate cap results in an interest payment lower than One-Month LIBOR plus the related certificate margin on the Senior Certificates and the Subordinate Certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

To the extent interest on the Senior Certificates and the Subordinate Certificates is limited to the interest rate cap, the difference between such interest rate cap and One-Month LIBOR plus the related certificate margin will create a shortfall. Some or all of this shortfall in respect of the Senior Certificates and the Subordinate Certificates may be funded to the extent of payments, if any, received from the Swap Provider under the Interest Rate Swap Agreement. However, if payments under the Interest Rate Swap Agreement do not provide sufficient funds to cover such shortfalls, such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

In addition, although the Senior Certificates and the Subordinate Certificates are entitled to payments under the Interest Rate Swap Agreement during periods of increased One-Month LIBOR rates, the Swap Provider will only be obligated to make such payments under certain circumstances.

The Mortgage Loans were underwritten to nonconforming Underwriting standards which may result in losses or shortfalls to be incurred on the Senior Certificates and the Subordinate Certificates

The underwriting standards applicable to the Mortgage Loans, which are described in this free writing prospectus under "The Mortgage Pool—Underwriting Standards", may or may not conform to Fannie Mae or Freddie Mac guidelines. As a result, the Mortgage Loans may experience rates of delinquency, foreclosure and borrower bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in strict compliance with Fannie Mae or Freddie Mac guidelines.

Defaults could cause payment delays and losses

There could be substantial delays in the liquidation of defaulted Mortgage Loans and corresponding delays in your receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the Mortgage Loans and, in turn, reduce the proceeds payable to certificateholders.

In the event that the mortgaged properties fail to provide adequate security for the related Mortgage Loans, and the protection provided by the subordination of certain classes is insufficient to cover any shortfall, you could lose all or a portion of the money you paid for your certificates.

Your yield could be adversely affected by the unpredictability of prepayments	No one can accurately predict the level of prepayments that the trust will experience. The trust’s prepayment experience may be affected by many factors, including:
• general economic conditions,
• the level of prevailing interest rates,
• the availability of alternative financing, and
• homeowner mobility.

Substantially all of the Mortgage Loans contain due-on-sale provisions, and the servicer is required to enforce those provisions unless doing so is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related Mortgage Loan. In addition, approximately 82.98% of the Mortgage Loans, by the aggregate principal balance as of the Cut-off Date, impose a prepayment charge in connection with voluntary prepayments made within the periods set forth in the related mortgage notes, which charges may discourage prepayments during the applicable period. The holders of the Class P Certificates are entitled to all prepayment charges received on the Mortgage Loans and these amounts will not be available for distribution on other classes of certificates. Under the limited circumstances described in the pooling and servicing agreement, the servicer may waive in whole or in part the payment of an otherwise applicable prepayment charge on a Mortgage Loan.

The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments, on the Mortgage Loans which may fluctuate significantly from time to time. The mortgage pool is comprised of fixed-rate mortgage loans and adjustable-rate mortgage loans that adjust periodically after a six-month or one-, two-, three- or five-year initial fixed-rate period. We are not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of mortgage loans of the type included in the mortgage pool over an extended period of time, and the experience with respect to the Mortgage Loans included in the mortgage pool is insufficient to draw any conclusions with respect to the expected prepayment rates on such Mortgage Loans. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing mortgage interest rates fall significantly, adjustable-rate mortgage loans with an initial fixed-rate period could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to "lock in" lower fixed interest rates. The features of adjustable-rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest-rate environment, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of such adjustable-rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

You should note that:
• if you purchase your certificates at a discount and principal is repaid on the Mortgage Loans slower than you anticipate, then your yield may be lower than you anticipate;
• if you purchase your certificates at a premium and principal is repaid on the Mortgage Loans faster than you anticipate, then your yield may be lower than you anticipate;

•              because the Senior Certificates and the Subordinate Certificates bear interest at an adjustable rate, your yield will also be sensitive to both the level of One-Month LIBOR and the interest rate cap;

•              because repurchases of Mortgage Loans as a result of breaches of representations and warranties and liquidations of Mortgage Loans following default have the same effect as prepayments, your yield may be lower than you expect if you purchase your certificates at a premium and the rate of such repurchases and liquidations on the Mortgage Loans is higher than you expect;

•              if the amount of overcollateralization is reduced to a level below the required level, additional principal payments will be made to the holders of the Senior Certificates and the Subordinate Certificates in order to restore the required level of overcollateralization. An earlier return of principal to such holders as a result of the overcollateralization provisions will influence the yield on the Senior Certificates and the Subordinate Certificates in a manner similar to the manner in which principal prepayments on the Mortgage Loans will influence the yield on the Senior Certificates and the Subordinate Certificates; and

• you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

We refer you to "The Mortgage Pool" and "Yield, Prepayment and Maturity Considerations" in this free writing prospectus and "Certain Legal Aspects of the Mortgage Loans—Due-on-Sale Clauses" in the prospectus for a description of certain provisions of the Mortgage Loans that may affect the prepayment experience on the Mortgage Loans.

The yield on your certificates will also be affected by changes in the mortgage interest rate

As of the Cut-off Date, approximately 84.35% of the Mortgage Loans, are adjustable rate mortgage loans. After an initial fixed-rate period, each adjustable-rate Mortgage Loan provides for semi-annual or annual adjustments to the interest rate applicable to such Mortgage Loan. The interest rate on each such Mortgage Loan will adjust to equal the sum of an index and a margin. Interest rate adjustments may be subject to limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a "periodic cap"). In addition, the interest rate may be subject to an overall maximum and minimum interest rate. See "The Mortgage Pool" in this free writing prospectus.

With respect to the Senior Certificates and the Subordinate Certificates, the pass-through rate may decrease, and may decrease significantly, after the mortgage interest rates on the related adjustable-rate Mortgage Loans begin to adjust as a result of, among other factors, the dates of adjustment, the margins, changes in the indices and any applicable periodic cap or lifetime rate change limitations. Each adjustable rate Mortgage Loan has a maximum mortgage interest rate and all of the adjustable rate Mortgage Loans have a minimum mortgage interest rate. In some cases, the minimum mortgage interest rate may be the applicable margin. In the event that, despite prevailing market interest rates, the mortgage interest rate on any adjustable rate Mortgage Loan cannot increase due to a maximum mortgage interest rate limitation or a periodic cap, the yield on the certificates could be adversely affected. See "The Mortgage Pool" and "Yield, Prepayment and Maturity Considerations" in this free writing prospectus.

Second Lien Mortgage Loan Risk

As of the Cut-off Date, approximately 4.93% of the Mortgage Loans are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such Mortgage Loan as a bad debt. The foregoing considerations will be particularly applicable to Mortgage Loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such Mortgage Loans. The rate of default of second lien Mortgage Loans may be greater than that of Mortgage Loans secured by first liens on comparable properties.

Balloon Mortgage Loan Risk

Mortgage Loans that are balloon loans pose a risk because a borrower must make a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, the servicer will not be obligated to advance the principal portion of that lump sum payment and you may suffer a loss. Approximately 7.70% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are balloon loans.

Interest only loans increase risk of loss

As of the Cut-off Date, approximately 30.43% of the Mortgage Loans have an initial interest only period. During this period, the payment made by the related borrower will be less than it would be if the related Mortgage Loan amortized. In addition, the principal balance of the related Mortgage Loan will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made to the Senior Certificates and the Subordinate Certificates with respect to these Mortgage Loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these Mortgage Loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these Mortgage Loans as a result of the Mortgage Loan not amortizing during the early years of these Mortgage Loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the Senior Certificates and the Subordinate Certificates.

The prevalence of mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related borrower may affect the delinquency and prepayment of these mortgage loans.

Mortgage Loan modifications may affect the interest rate cap

Modifications of Mortgage Loans by the servicer in order to maximize ultimate proceeds of such Mortgage Loans may extend the period over which principal is received on the certificates or, if such modifications downwardly adjust interest rates, may lower the interest rate cap.

A reduction in certificate rating could have an adverse effect on the value of your certificates

The ratings of each class of Offered Certificates will depend primarily on an assessment by the rating agencies of the Mortgage Loans, the Interest Rate Swap Agreement and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the Offered Certificates are not recommendations to purchase, hold or sell the Offered Certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the Offered Certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of Offered Certificates would likely reduce the market value of such class of Offered Certificates and may affect your ability to sell them.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties

The sponsor will treat its transfer of the Mortgage Loans to the depositor as a sale of the Mortgage Loans. The depositor will treat its transfer of the Mortgage Loans to the trust as a sale of the Mortgage Loans. However, if the sponsor or the depositor becomes bankrupt, the trustee in bankruptcy may argue that the Mortgage Loans were not sold but were only pledged to secure a loan to the sponsor or the depositor, as applicable. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the Mortgage Loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

Developments in specified states could have a disproportionate effect on the Mortgage Loans due to geographic concentration of mortgaged properties

Approximately 49.85% of the Mortgage Loans as of the Cut-off Date are secured by mortgaged properties that are located in the State of California. Approximately 9.15% of the Mortgage Loans as of the Cut-off Date are secured by mortgaged properties that are located in the State of Florida. Approximately 5.53% of the Mortgage Loans as of the Cut-off Date are secured by mortgaged properties that are located in the State of Nevada. Property in any region having a significant concentration of properties underlying the Mortgage Loans may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, floods, mudslides, other natural disasters and acts of terrorism. In addition,

• economic conditions in the specified regions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

•              declines in the residential real estate market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the related loan-to-value ratios; and

•              any increase in the market value of properties located in the specified regions would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the Mortgage Loans.

Potential inadequacy of credit enhancement for the Senior Certificates and the Subordinate Certificates

The credit enhancement features described in this free writing prospectus are intended to enhance the likelihood that holders of the Senior Certificates will receive regular distributions of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to distribute to your certificates as a result of delinquencies or defaults on the Mortgage Loans. If delinquencies or defaults occur on the Mortgage Loans, neither the servicer, the master servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted Mortgage Loans if such advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the Mortgage Loans, you may suffer losses.

Furthermore, except for one Mortgage Loan representing approximately 0.03% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, none of the Mortgage Loans have mortgage insurance.

You may have difficulty selling your Certificates

The underwriter intends to make a secondary market in the Offered Certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield or recover your investment. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for similar securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

High loan-to-value ratios increase risk of loss

Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 38.01% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) had loan-to-value ratios at origination in excess of 80%. Approximately 37.99% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date ) had loan-to-value ratios in excess of 80% and do not have mortgage insurance.

The determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such mortgaged properties for Mortgage Loans obtained for the purpose of acquiring the related mortgaged property because loan-to-value ratios for those Mortgage Loans are determined based upon the lesser of the selling price of the mortgaged property or its appraised value at the time of sale plus the principal balance of any second lien on the mortgaged property.

Failure of the servicer to perform its obligations may adversely affect distributions on the certificates

The amount and timing of distributions on the certificates generally will be dependent on the performance by the servicer of its servicing obligations in an adequate and timely manner. See "Pooling and Servicing Agreement—Payments on Mortgage Loans; Deposits to Custodial Account and Distribution Account" in this free writing prospectus. If the servicer fails to perform its servicing obligations, this failure may result in the termination of the servicer. That termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the Mortgage Loans. As a result, shortfalls in the distributions due on your certificates could occur.

The recording of the mortgages in the name of MERS may affect the yield on the certificates

The mortgages or assignments of mortgage for some of the Mortgage Loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the sponsor and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the Mortgage Loans.

A transfer of servicing of the Mortgage Loans may result in higher delinquencies and defaults which may adversely affect the yield on your certificates

The sponsor retained the right, subject to certain conditions specified in the pooling and servicing agreement, to terminate Ocwen Loan Servicing, LLC as the servicer with respect to certain of the Mortgage Loans or to hire a special servicer with respect to certain of the Mortgage Loans. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the rates of delinquencies, defaults and losses are likely to increase, at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with any transfer of servicing or as to the resulting effects on the yield on your certificates.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act of 2003, or similar state or local laws

The Servicemembers Civil Relief Act of 2003, or the Relief Act, and similar state or local laws provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related borrower is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%, if applicable. This interest rate reduction and any reduction provided under similar state and local laws may result in an interest shortfall because neither the servicer nor the master servicer will be able to collect the amount of interest which otherwise would be payable with respect to such Mortgage Loan if the Relief Act or similar state or local laws were not applicable to such Mortgage Loan. This shortfall will not be paid by the borrower on future due dates or advanced by the servicer or the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. Any such shortfall on the Mortgage Loans will reduce the amount available to pay interest on the Senior Certificates and the Subordinate Certificates. We do not know how many Mortgage Loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

The Interest Rate Swap Agreement is subject to Swap Provider Risk

The Senior Certificates and the Subordinate Certificates will have the benefit of an Interest Rate Swap Agreement which will require the Swap Provider to make certain payments for the benefit of the Senior Certificates and Subordinate Certificates. To the extent that distributions on the Offered Certificates and Class B Certificates depend in part on payments to be received by the trust under the Interest Rate Swap Agreement, the ability of the securities administrator to make such distributions on the Offered Certificates and Class B Certificates will be subject to the credit risk of the Swap Provider. Although there is a mechanism in place to facilitate replacement of the Interest Rate Swap Agreement upon the default or credit impairment of the Swap Provider, there can be no assurance that any such mechanism will result in the ability of the trustee to obtain a suitable replacement Interest Rate Swap Agreement.

THE MORTGAGE POOL

General

We have provided below information with respect to the conventional mortgage loans that we expect to include in the pool of Mortgage Loans in the trust fund. Prior to the Closing Date, we may remove Mortgage Loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The characteristics of the mortgage loans as described in this free writing prospectus may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this free writing prospectus by up to plus or minus 10% as to any of the material characteristics described in this free writing prospectus. If, as of the closing date, any material pool characteristics differs by 10% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to this free writing prospectus, the prospectus supplement or any supplement thereto, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below is expressed as of the Cut-off Date, which is February 1, 2006.

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of the Offered Certificates for tax, ERISA, Form S-3 eligibility and other legal purposes.

The information contained in this section is with respect to the conventional, one- to four-family fixed-rate and adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens and second liens on residential real properties that we expect to include in the pool of mortgage loans in the trust fund (the "Mortgage Pool"). All dollar amounts, percentages and other numerical information relating to the Mortgage Pool contained in this free writing prospectus are subject to a permitted variance of plus or minus 10%. The Mortgage Loans have original terms to maturity of not greater than 30 years. The adjustable-rate Mortgage Loans have an initial fixed-rate period of six-months or one year, two years, three years or five years. The Mortgage Loans have original amortization terms to maturity of not greater than 30 years, except with respect to approximately 3.56% of the Mortgage Loans that amortize over 40 years with a balloon payment at 30 years.

Approximately 62.00% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date), provide for level monthly payments in an amount sufficient to fully amortize such Mortgage Loans over their terms. Approximately 7.70% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) are balloon loans (the "Balloon Loans"), which require the related mortgagors to make balloon payments on the maturity date of such Balloon Loans that are larger than the monthly payments made by such mortgagors on prior due dates in order to amortize such Balloon Loans fully over their terms. Approximately 30.43% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date), are interest only loans ("Interest Only Loans") which require the related borrowers to make monthly payments of only accrued interest for the first two years to ten years following origination. After such interest-only period, each such borrower’s monthly payment will be recalculated to cover both interest and principal so that the related Mortgage Loan will amortize fully on or prior to its final payment date.

Approximately 95.07% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by mortgages or deeds of trust or other similar security instruments creating first liens on the related Mortgaged Properties. Approximately 4.93% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by mortgages creating second liens on the related Mortgaged Properties. The Mortgaged Properties consist of one-to-four-family dwelling units and individual condominium units.

Approximately 15.65% of the Mortgage Loans are fixed-rate mortgage loans and approximately 84.35% of the Mortgage Loans are adjustable-rate mortgage loans, in each case, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The mortgage rate (the "Mortgage Rate") on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments. After an initial fixed rate period, each adjustable-rate Mortgage Loan provides for semi-annual or annual adjustment to the Mortgage Rate applicable thereto based on Six-Month LIBOR or One-Year LIBOR, as further described below (the "Index"). In connection with each Mortgage Rate adjustment, the related Mortgage Loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date (each such date, an "Adjustment Date"). On each Adjustment Date, the Mortgage Rate on each adjustable-rate Mortgage Loan will be adjusted generally to equal the sum of the Index and a fixed percentage amount (the "Gross Margin") for that Mortgage Loan specified in the related mortgage note. The Mortgage Rate on each adjustable-rate Mortgage Loan, however, will not increase or decrease by more than the periodic rate cap (the "Periodic Rate Cap") specified in the related mortgage note on any Adjustment Date and will not exceed a specified maximum mortgage rate (the "Maximum Mortgage Rate") over the life of the Mortgage Loan or be less than a specified minimum mortgage rate (the "Minimum Mortgage Rate") over the life of the Mortgage Loan. Effective with the first monthly payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of the related Mortgage Loan over its remaining term and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each adjustable-rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related Index, calculated as described in this in this free writing prospectus, and the related Gross Margin. See "—The Indices of the Mortgage Loans" in this free writing prospectus. None of the adjustable-rate Mortgage Loans permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

The Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, the "Due Date"). Generally, each Mortgage Loan will contain a customary "due-on-sale" clause which provides that the Mortgage Loan must be repaid at the time of a sale of the related Mortgaged Property or assumed by a creditworthy purchaser (as determined by the servicer) of the related Mortgaged Property.

Approximately 38.01% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) had loan-to-value ratios at origination in excess of 80%. Approximately 37.99% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date ) had loan-to-value ratios in excess of 80% and do not have mortgage insurance.

Approximately 82.98% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, provide for payment by the borrower of a prepayment charge (a "Prepayment Charge") in limited circumstances on certain prepayments as provided in the related mortgage note. Generally, as provided in the related mortgage note, each such Mortgage Loan provides for payment of a Prepayment Charge on certain voluntary partial prepayments and all prepayments in full made within a specified period not typically in excess of five years from the date of origination of the Mortgage Loan. The amount of the Prepayment Charge is as provided in the related mortgage note and is generally equal to six month’s interest on any amounts prepaid in excess of 20% of the original principal balance of the related Mortgage Loan in any twelve month period, as permitted by law. The holders of a certain class of certificates will be entitled to all Prepayment Charges received on the Mortgage Loans, and these amounts will not be available for distribution on other classes of certificates. Under the limited instances described under the terms of the pooling and servicing agreement, the servicer may waive in whole or in part the payment of any otherwise applicable Prepayment Charge. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, and decisions by the servicer with respect to the waiver of the Prepayment Charges, may have on the prepayment performance of the Mortgage Loans.

In addition, the servicer may waive the collection of any otherwise applicable Prepayment Charge, but only if: (i) such waiver is standard and customary in servicing similar Mortgage Loans and such waiver is related to a default or reasonably foreseeable default and would, in the reasonable judgment of the servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default, (ii) such Prepayment Charge is unenforceable in accordance with applicable law or the collection of such related Prepayment Charge would otherwise violate applicable law or (iii) the collection of such Prepayment Charge would be considered "predatory" pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters.

None of the Mortgage Loans will be more than 30 days delinquent, with the exception of approximately 2.06% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, which are delinquent 30-59 days. A Mortgage Loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the second subsequent monthly due date. The determination as to whether a Mortgage Loan falls into this category is made as of the close of business on the last business day of each month.

For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see "The Mortgage Pool — The Originators — Underwriting Standards" and "The Sponsor" in this free writing prospectus.

Mortgage notes on certain of the Mortgage Loans may not be in the possession of the custodian. In lieu of delivery of a mortgage note, if such original lost, the depositor may deliver or cause to be delivered a lost note affidavit. See "The Pooling and Servicing Agreement" in this free writing prospectus.

None of the Mortgage Loans are buydown mortgage loans.

The average principal balance of the Mortgage Loans at origination was approximately $203,928. No Mortgage Loan had a principal balance at origination greater than approximately $1,500,000 or less than approximately $11,000. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $203,219. No Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $1,500,000 or less than approximately $10,778.

The Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 4.875% per annum to approximately 13.100% per annum, and the weighted average Mortgage Rate was approximately 7.837% per annum. As of the Cut-off Date, the adjustable-rate Mortgage Loans had Gross Margins ranging from approximately 2.250% per annum to approximately 10.000% per annum, Minimum Mortgage Rates ranging from approximately 2.250% per annum to approximately 11.950% per annum and Maximum Mortgage Rates ranging from approximately 10.875% per annum to approximately 18.990% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 6.375% per annum, the weighted average Minimum Mortgage Rate was approximately 6.681% per annum and the weighted average Maximum Mortgage Rate was approximately 13.848% per annum. The latest next Adjustment Date following the Cut-off Date on any adjustable rate Mortgage Loan occurs on November 1, 2010 and the weighted average next Adjustment Date for all of the adjustable-rate Mortgage Loans following the Cut-off Date is October 17, 2007.

The weighted average combined loan-to-value ratio of the Mortgage Loans at origination was approximately 84.40%. At origination, no Mortgage Loan had a combined loan-to-value ratio greater than approximately 100% or less than approximately 11.43%.

The weighted average remaining term to stated maturity of the Mortgage Loans was approximately 347 months as of the Cut-off Date. None of the Mortgage Loans had a first due date prior to April 1, 2005 or will have a first due date after February 1, 2006 or will have a remaining term to stated maturity of less than 116 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is January 1, 2036.

As of the Cut-off Date, the non-zero weighted average credit score of the Mortgage Loans is approximately 611 for Mortgage Loans for which a credit score was available. Approximately 0.05% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, did not have credit scores available. No Mortgage Loan for which a credit score is available had a credit score as of the Cut-off Date greater than 814 or less than 500.

Subject to a permitted variance of plus or minus 10%, the Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                                               Product Type of the Mortgage Loans

                                                                             % of
                                                      Aggregate            Aggregate
                                    Number of         Remaining            Remaining
                                     Mortgage         Principal            Principal         Gross
Product Type                          Loans            Balance              Balance        Coupon (%)      FICO        LTV (%)
--------------------------------    -----------   -------------------    --------------    -----------    --------    -----------
BALLOON 15/30..............            781        $     40,129,900           4.01%        10.934        653          98.23
BALLOON 15/30-IO...........             17               1,314,649           0.13             11.369        655          98.48
BALLOON 30/40..............             17               4,161,890           0.42              6.914        622          76.26
FIXED 10YR.................              1                  23,844           0.00             12.000        802          95.00
FIXED 15YR.................             43               3,209,446           0.32              7.485        665          68.48
FIXED 20YR.................              6                 578,629           0.06              7.277        601          72.83
FIXED 30YR.................            542              95,071,062           9.51              7.311        634          74.20
FIXED 30YR - IO............             57              11,977,148           1.20              7.105        654          76.06
ARM 6 MONTHS ADJ...........              3                 742,487           0.07              8.376        632          90.64
ARM 6 MONTHS ADJ. - IO.....              1                 168,000           0.02              7.675        575          80.00
ARM 12 MONTHS ADJ. - IO....              1                 271,300           0.03              4.875        737          89.99
ARM 2YR/6MO................           2,271            502,440,914          50.24              8.174        585          79.17
ARM 2YR/6MO - IO...........            863             255,051,839          25.50              7.102        643          80.70
ARM 2YR/6MO - 40YR AMORTIZATION         98              29,102,049           2.91              7.601        592          79.45
ARM 3YR/6MO................             69              12,906,247           1.29              7.579        590          79.32
ARM 3YR/6MO - IO...........             98              30,064,669           3.01              6.887        638          79.99
ARM 3YR/6MO - 40YR AMORTIZATION          9               2,309,673           0.23              7.513        589          79.39
ARM 5YR/6MO................             25               5,081,566           0.51              7.272        635          78.74
ARM 5YR/6MO - IO...........             19               5,434,156           0.54              7.142        646          79.78
                                    -----------   -------------------    -----------       -----------    --------    -----------
TOTAL:.....................           4,921       $    1,000,039,468       100.00%         7.837        611          79.84
                                    ===========   ===================    ===========       ===========    ========    ===========

                                       Stated
                                      Remaining
                                        Term         Full/Alt
Product Type                          (Months)        Doc (%)
--------------------------------     ------------   ------------
BALLOON 15/30..............              175           37.22
BALLOON 15/30-IO...........              177           38.81
BALLOON 30/40..............              357           46.14
FIXED 10YR.................              116          100.00
FIXED 15YR.................              174           71.25
FIXED 20YR.................              234           95.63
FIXED 30YR.................              355           67.69
FIXED 30YR - IO............              356           44.44
ARM 6 MONTHS ADJ...........              354           12.71
ARM 6 MONTHS ADJ. - IO.....              355            0.00
ARM 12 MONTHS ADJ. - IO....              353          100.00
ARM 2YR/6MO................              356           47.25
ARM 2YR/6MO - IO...........              355           41.93
ARM 2YR/6MO - 40YR AMORTIZATION          357           34.93
ARM 3YR/6MO................              355           43.39
ARM 3YR/6MO - IO...........              355           60.86
ARM 3YR/6MO - 40YR AMORTIZATION          356           48.89
ARM 5YR/6MO................              354           56.72
ARM 5YR/6MO - IO...........              355           55.44
                                     ------------   ------------
TOTAL:.....................              347           47.57
                                     ============   ============

                                                 Lien of the Mortgage Loans

                                                                         % of
                                                  Aggregate            Aggregate
                               Number of          Remaining            Remaining         Gross
                               Mortgage           Principal            Principal        Coupon
Lien                             Loans             Balance              Balance           (%)         FICO       LTV (%)
--------------------------    ------------    -------------------    --------------    ----------    -------    -----------

FIRST.................            3,984       $   950,739,709           95.07%         7.677       609         78.88
SECOND................              937            49,299,759            4.93             10.919       651         98.40
                              ------------    -------------------    -----------       ----------    -------    -----------
TOTAL/WEIGHTED AVERAGE:           4,921       $    1,000,039,468       100.00%         7.837       611         79.84
                              ============    ===================    ===========       ==========    =======    ===========

                                Stated
                              Remaining
                              Term            Full/Alt
Lien                           (Months)       Doc (%)
--------------------------    -----------    -----------
FIRST.................            355           48.05
SECOND................            202           38.32
                              -----------    -----------
TOTAL/WEIGHTED AVERAGE:           347           47.57
                              ===========    ===========

                                  Principal Balances at Origination of the Mortgage Loans

                                                                  % of Aggregate
                             Number of      Aggregate Original       Original           Gross
Principal Balance             Mortgage          Principal           Principal          Coupon
at Origination ($)             Loans             Balance             Balance             (%)          FICO        LTV (%)
--------------------------   -----------    -------------------   ---------------    ------------    --------    -----------
1 - 50,000............           563        $     17,591,710          1.75%        10.878         640          96.66
50,001 - 100,000......           852              63,319,047          6.31               9.043         625          85.88
100,001 - 150,000.....           726              91,227,950          9.09               8.088         611          77.68
150,001 - 200,000.....           654             114,949,791         11.45               7.792         602          76.24
200,001 - 250,000.....           565             127,020,387         12.66               7.783         602          76.89
250,001 - 300,000.....           466             127,884,830         12.74               7.719         599          78.58
300,001 - 350,000.....           349             112,675,352         11.23               7.574         611          79.86
350,001 - 400,000.....           253              94,598,545          9.43               7.528         612          80.35
400,001 - 450,000.....           166              70,679,934          7.04               7.649         608          81.06
450,001 - 500,000.....           128              61,324,510          6.11               7.550         621          81.37
500,001 - 550,000.....            71              37,310,596          3.72               7.443         633          82.97
550,001 - 600,000.....            49              28,242,163          2.81               7.612         610          82.08
600,001 - 650,000.....            28              17,666,750          1.76               7.506         624          82.26
650,001 - 700,000.....            20              13,391,910          1.33               7.218         628          83.63
700,001 - 750,000.....            13               9,405,584          0.94               7.804         658          81.42
750,001 - 800,000.....             6               4,692,000          0.47               8.050         595          72.04
800,001 - 850,000.....             2               1,655,455          0.16               7.504         684          83.83
850,001 - 900,000.....             4               3,497,000          0.35               8.002         630          88.60
950,001 - 1,000,000...             4               3,881,500          0.39               8.007         668          71.69
1,000,001 - 1,050,000.             1               1,015,000          0.10               7.250         574          70.00
1,450,001 - 1,500,000.             1               1,500,000          0.15               6.990         625          75.00
                             -----------    -------------------   ------------       ------------    --------    -----------
TOTAL:................         4,921        $    1,003,530,014      100.00%         7.837         611          79.84
                             ===========    ===================   ============       ============    ========    ===========

                                Stated
                              Remaining
Principal Balance             Term            Full/Alt
at Origination ($)             (Months)       Doc (%)
--------------------------    -----------    -----------
1 - 50,000............            205           51.25
50,001 - 100,000......            298           54.44
100,001 - 150,000.....            340           57.91
150,001 - 200,000.....            353           53.17
200,001 - 250,000.....            355           52.13
250,001 - 300,000.....            355           46.83
300,001 - 350,000.....            356           45.31
350,001 - 400,000.....            355           42.75
400,001 - 450,000.....            356           40.39
450,001 - 500,000.....            356           34.59
500,001 - 550,000.....            356           30.76
550,001 - 600,000.....            356           40.93
600,001 - 650,000.....            356           42.73
650,001 - 700,000.....            355           55.03
700,001 - 750,000.....            356           46.34
750,001 - 800,000.....            355           66.81
800,001 - 850,000.....            353            0.00
850,001 - 900,000.....            356           75.58
950,001 - 1,000,000...            357           50.57
1,000,001 - 1,050,000.            355          100.00
1,450,001 - 1,500,000.            358          100.00
                              -----------    -----------
TOTAL:................            347           47.57
                              ===========    ===========

                                     Remaining Principal Balance of the Mortgage Loans

                                                 Aggregate         % of Aggregate                                                Stated
                              Number of          Remaining           Remaining                                                 Remaining
Remaining Principal           Mortgage           Principal           Principal          Gross                                  Term            Full/Alt
Balance ($)                     Loans             Balance             Balance         Coupon (%)      FICO       LTV (%)        (Months)       Doc (%)
--------------------------    -----------    ------------------    ---------------    ----------    --------    -----------    -----------    -----------
1 - 50,000............           565              17,623,545           1.76%        10.866        640         96.49           206           51.53                             $
50,001 - 100,000......           853              63,186,616           6.32               9.035        625         85.88           298           54.26
100,001 - 150,000.....           728              91,259,247           9.13               8.081        610         77.65           340           58.02
150,001 - 200,000.....           650             113,976,337          11.40               7.800        602         76.26           353           53.03
200,001 - 250,000.....           570             127,882,316          12.79               7.777        602         76.90           355           52.58
250,001 - 300,000.....           463             126,878,581          12.69               7.722        599         78.60           355           46.30
300,001 - 350,000.....           352             113,531,983          11.35               7.572        610         79.88           356           45.80
350,001 - 400,000.....           250              93,374,219           9.34               7.529        612         80.35           355           42.11
400,001 - 450,000.....           165              70,149,253           7.01               7.656        609         80.98           356           40.02
450,001 - 500,000.....           126              60,221,810           6.02               7.544        621         81.41           356           35.06
500,001 - 550,000.....            72              37,767,244           3.78               7.455        633         82.85           356           30.31
550,001 - 600,000.....            48              27,619,860           2.76               7.599        610         82.22           356           41.74
600,001 - 650,000.....            30              18,919,120           1.89               7.494        623         82.45           356           43.23
650,001 - 700,000.....            19              12,762,300           1.28               7.400        623         83.56           355           52.53
700,001 - 750,000.....            12               8,685,135           0.87               7.566        669         81.13           356           50.08
750,001 - 800,000.....             6               4,681,436           0.47               8.050        595         72.04           355           66.81
800,001 - 850,000.....             2               1,655,455           0.17               7.504        684         83.83           353            0.00
850,001 - 900,000.....             4               3,483,719           0.35               8.002        630         88.60           356           75.58
950,001 - 1,000,000...             4               3,872,292           0.39               8.007        668         71.69           357           50.57
1,000,001 - 1,050,000.             1               1,008,999           0.10               7.250        574         70.00           355          100.00
1,450,001 - 1,500,000.             1               1,500,000           0.15               6.990        625         75.00           358          100.00
                             ------------    ------------------    ------------       -----------    -------    -----------    -----------    -----------
TOTAL:................         4,921             1,000,039,468       100.00%         7.837        611         79.84           347           47.57                             $
                             ============    ==================    ============       ===========    =======    ===========    ===========    ===========

                                           Original Terms of the Mortgage Loans

                                                 Aggregate         % of Aggregate                                                Stated
                              Number of          Remaining           Remaining          Gross                                  Remaining
                               Mortgage          Principal           Principal        Coupon                                   Term            Full/Alt
Original Term (months)          Loans             Balance             Balance            (%)         FICO        LTV (%)        (Months)       Doc (%)
--------------------------    -----------    ------------------    ---------------    ----------    --------    -----------    -----------    -----------
120...................              1        $         23,844          0.00%        12.000       802          95.00           116          100.00
180...................            841              44,653,996          4.47              10.699       654          96.10           175           39.71
240...................              6                 578,629          0.06               7.277       601          72.83           234           95.63
360...................          4,073             954,782,999         95.47               7.703       609          79.08           355           47.90
                              -----------    ------------------    ------------       ----------    --------    -----------    -----------    -----------
TOTAL:................          4,921        $    1,000,039,468      100.00%         7.837       611          79.84           347           47.57
                              ===========    ==================    ============       ==========    ========    ===========    ===========    ===========

                                           Remaining Terms of the Mortgage Loans

                                                 Aggregate         % of Aggregate                                                Stated
                              Number of          Remaining           Remaining          Gross                                  Remaining
                               Mortgage          Principal           Principal        Coupon                                   Term            Full/Alt
Remaining Term (months)         Loans             Balance             Balance            (%)         FICO        LTV (%)        (Months)       Doc (%)
--------------------------    -----------    ------------------    ---------------    ----------    --------    -----------    -----------    -----------
60 - 119..............              1        $         23,844          0.00%        12.000       802          95.00           116          100.00
120 - 179.............            841              44,653,996          4.47              10.699       654          96.10           175           39.71
180 - 239.............              6                 578,629          0.06               7.277       601          72.83           234           95.63
300 - 359.............          4,073             954,782,999         95.47               7.703       609          79.08           355           47.90
                              -----------    ------------------    ------------       ----------    --------    -----------    -----------    -----------
TOTAL:................          4,921        $    1,000,039,468      100.00%         7.837       611          79.84           347           47.57
                              ===========    ==================    ============       ==========    ========    ===========    ===========    ===========

                                    Original Loan-to-Value Ratio of the Mortgage Loans

                                                 Aggregate         % of Aggregate                                                Stated
                              Number of          Remaining           Remaining          Gross                                  Remaining
Original                       Mortgage          Principal           Principal        Coupon                                   Term            Full/Alt
Loan-to-Value Ratio (%)         Loans             Balance             Balance            (%)         FICO        LTV (%)        (Months)       Doc (%)
--------------------------    -----------    ------------------    ---------------    ----------    --------    -----------    -----------    -----------
less than or equal to
 50.00................            209        $     34,384,872          3.44%         7.520       604          40.78           349           53.23
50.01 - 55.00.........             70              12,818,490          1.28               7.543       583          53.12           348           59.67
55.01 - 60.00.........            102              22,951,713          2.30               8.006       578          58.36           356           51.87
60.01 - 65.00.........            205              47,612,994          4.76               7.904       578          64.01           355           53.59
65.01 - 70.00.........            269              67,672,833          6.77               7.960       576          69.17           356           46.68
70.01 - 75.00.........            344              90,956,350          9.10               7.849       581          74.42           355           54.76
75.01 - 80.00.........          1,480             343,482,096         34.35               7.295       632          79.81           355           40.19
80.01 - 85.00.........            407             107,972,351         10.80               7.907       585          84.50           355           47.97
85.01 - 90.00.........            604             141,977,285         14.20               8.030       610          89.74           354           52.51
90.01 - 95.00.........            307              71,252,210          7.12               7.953       634          94.83           349           56.34
95.01 - 100.00........            924              58,958,274          5.90              10.229       652          99.88           239           44.73
                              -----------    ------------------    ------------       ----------    --------    -----------    -----------    -----------
TOTAL:................          4,921        $    1,000,039,468      100.00%         7.837       611          79.84           347           47.57
                              ===========    ==================    ============       ==========    ========    ===========    ===========    ===========

                                Original Combined Loan-to-Value Ratio of the Mortgage Loans

                                                 Aggregate         % of Aggregate                                                Stated
                              Number of          Remaining           Remaining                                                 Remaining
Original Combined              Mortgage          Principal           Principal          Gross                                  Term            Full/Alt
Loan-to-Value Ratio (%)         Loans             Balance             Balance         Coupon (%)      FICO        LTV (%)       (Months)       Doc (%)
--------------------------    -----------    ------------------    ---------------    -----------   ---------    ----------    -----------    -----------
less than or equal to
50.00..................           207        $     33,975,859          3.40%         7.521       604           40.71          349           53.08
50.01 - 55.00..........            71              13,008,074          1.30               7.543       581           52.93          348           60.87
55.01 - 60.00..........           101              22,435,076          2.24               8.025       577           58.37          356           53.06
60.01 - 65.00..........           203              46,730,774          4.67               7.913       576           64.04          355           53.78
65.01 - 70.00..........           261              65,848,643          6.58               7.958       574           69.15          356           47.69
70.01 - 75.00..........           319              82,915,658          8.29               7.918       576           74.42          355           54.65
75.01 - 80.00..........           508             124,071,550         12.41               7.753       586           79.50          355           44.12
80.01 - 85.00..........           399             106,705,326         10.67               7.887       586           84.43          354           48.29
85.01 - 90.00..........           604             148,427,569         14.84               7.977       612           88.92          354           51.67
90.01 - 95.00..........           393              91,200,293          9.12               7.775       636           91.58          351           55.99
95.01 - 100.00.........         1,855             264,720,645         26.47               7.770       656           84.33          329           38.51
                              -----------    ------------------    ------------       -----------   ---------    ----------    -----------    -----------
TOTAL:.................         4,921        $    1,000,039,468      100.00%         7.837       611           79.84          347           47.57
                              ===========    ==================    ============       ===========   =========    ==========    ===========    ===========

                                            Mortgage Rate of the Mortgage Loans

                                                 Aggregate         % of Aggregate                                                Stated
                              Number of          Remaining           Remaining          Gross                                  Remaining
                               Mortgage          Principal           Principal        Coupon                                   Term            Full/Alt
Mortgage Rate (%)               Loans             Balance             Balance            (%)         FICO        LTV (%)        (Months)       Doc (%)
--------------------------    -----------    ------------------    ---------------    ----------    --------    -----------    -----------    -----------
4.500 - 4.999..........             4        $        593,902          0.06%         4.924       701          78.08           332          100.00
5.000 - 5.499..........            25               7,555,759          0.76               5.299       689          70.55           343           91.30
5.500 - 5.999..........           184              47,276,379          4.73               5.797       657          72.37           351           85.81
6.000 - 6.499..........           298              75,318,993          7.53               6.260       651          76.32           354           62.67
6.500 - 6.999..........           716             187,609,853         18.76               6.768       638          78.12           355           51.65
7.000 - 7.499..........           521             125,246,078         12.52               7.240       618          79.17           354           48.00
7.500 - 7.999..........           741             179,554,038         17.95               7.733       611          81.00           355           39.77
8.000 - 8.499..........           411              89,984,899          9.00               8.214       591          81.39           355           41.47
8.500 - 8.999..........           530             116,879,188         11.69               8.731       575          82.65           355           40.27
9.000 - 9.499..........           229              45,483,104          4.55               9.210       565          79.50           353           46.84
9.500 - 9.999..........           340              54,930,525          5.49               9.748       562          79.28           338           40.21
10.000 - 10.499........           128              14,700,904          1.47              10.217       584          79.86           313           36.46
10.500 - 10.999........           266              22,548,912          2.25              10.773       595          85.75           274           33.32
11.000 - 11.499........           180              11,051,713          1.11              11.209       615          91.38           232           36.47
11.500 - 11.999........           223              15,756,250          1.58              11.705       597          86.81           257           36.70
12.000 - 12.499........            88               3,747,184          0.37              12.115       639          98.44           178           30.20
12.500 - 12.999........            35               1,674,911          0.17              12.763       602          94.18           229           22.65
13.000 - 13.499........             2                 126,876          0.01              13.019       745         100.00           174            0.00
                              -----------    ------------------    ------------       ----------    --------    -----------    -----------    -----------
TOTAL:................          4,921        $   1,000,039,468       100.00%         7.837       611          79.84           347           47.57
                              ===========    ==================    ============       ============    ======    ===========    ===========    ===========

                                      FICO Score at Origination of the Mortgage Loans

                                                 Aggregate         % of Aggregate                                                Stated
                              Number of          Remaining           Remaining                                                 Remaining
FICO Score                    Mortgage           Principal           Principal           Gross                                 Term            Full/Alt
at Origination                  Loans             Balance             Balance         Coupon (%)      FICO       LTV (%)        (Months)       Doc (%)
--------------------------    -----------    ------------------    ---------------    ----------    --------    -----------    -----------    -----------
NOT AVAILABLE.........             2                 458,908           0.05%         6.332        N/A         88.99           354           83.55                             $
500...................            16               3,581,181           0.36               8.800        500         73.98           356           60.18
501 - 520.............           331              73,997,524           7.40               8.943        511         73.21           356           55.88
521 - 540.............           402              96,642,806           9.66               8.673        531         74.47           356           51.97
541 - 560.............           338              76,893,815           7.69               8.284        550         77.40           355           56.97
561 - 580.............           362              81,478,693           8.15               8.043        570         79.36           354           53.62
581 - 600.............           552             107,942,664          10.79               7.856        590         80.32           349           59.20
601 - 620.............           602             118,957,528          11.90               7.523        610         80.39           347           55.79
621 - 640.............           707             124,754,635          12.47               7.648        630         82.83           341           42.66
641 - 660.............           543              98,331,705           9.83               7.489        650         82.71           340           38.99
661 - 680.............           377              73,960,856           7.40               7.366        670         82.99           340           36.09
681 - 700.............           262              53,694,615           5.37               7.243        689         83.39           343           39.52
701 - 720.............           176              36,310,104           3.63               7.316        710         81.41           339           27.15
721 - 740.............            98              18,912,533           1.89               7.256        731         81.58           345           20.68
741 - 760.............            67              14,689,507           1.47               6.977        751         80.71           341           32.62
761 - 780.............            50              11,447,311           1.14               7.456        771         80.50           339           12.82
781 - 800.............            25               5,494,852           0.55               6.507        790         73.71           344           56.82
greater than or equal to
801   ................            11               2,490,233           0.25               6.840        807         72.78           349           47.26
                             ------------    ------------------    ------------       ----------    --------    -----------    -----------    -----------
TOTAL:................         4,921             1,000,039,468       100.00%         7.837        611         79.84           347           47.57                             $
                             ============    = ================    ============       ============   =======    ===========    ===========    ===========

                                         Documentation Type of the Mortgage Loans

                                                          % of
                                         Aggregate      Aggregate                                      Stated
                           Number of     Remaining      Remaining                                    Remaining
                           Mortgage      Principal      Principal      Gross                         Term         Full/Alt
Documentation Type           Loans        Balance        Balance    Coupon (%)    FICO    LTV (%)     (Months)    Doc (%)
------------------           -----        -------        -------    ----------    ----    -------     --------    -------
FULL/ALT..............      2,499        $475,677,058     47.57%        7.582      600      79.61        349       100.00
REDUCED/LIMITED.......      1,242        289,569,111      28.96         8.215      605      80.01        350         0.00
STATED................      1,117        221,896,111      22.19         7.906      639      80.24        342         0.00
NO RATIO..............         14          2,644,576       0.26         7.883      687      84.63        351         0.00
NINA..................         49         10,252,611       1.03         7.485      682      75.91        346         0.00
                            -----        -----------     ------       -------      ---     ------      -----       ------
TOTAL:................      4,921        $1,000,039,468  100.00%        7.837      611      79.84        347        47.57
                            =====        ==============  ======       =======      ===     ======      =====       ======

                                          Occupancy Status of the Mortgage Loans

                                                 Aggregate         % of Aggregate                                                Stated
                              Number of          Remaining           Remaining                                                 Remaining
                               Mortgage          Principal           Principal           Gross                                 Term            Full/Alt
Occupancy Status                Loans             Balance             Balance         Coupon (%)      FICO       LTV (%)        (Months)       Doc (%)
--------------------------    -----------    ------------------    ---------------    ----------    --------    -----------    -----------    -----------
OWNER-OCCUPIED.........         4,581        $    940,481,561         94.04%         7.825         608        79.72           347           48.17
INVESTOR...............           303              52,149,336          5.21               8.047         657        81.94           353           37.95
2ND HOME...............            37               7,408,570          0.74               7.943         633        80.97           355           38.16
                              -----------    ------------------    ------------       ------------    ------    -----------    -----------    -----------
TOTAL:.................         4,921        $    1,000,039,468      100.00%         7.837         611        79.84           347           47.57
                              ===========    ==================    ============       ============    ======    ===========    ===========    ===========

                                            Loan Purpose of the Mortgage Loans

                                                 Aggregate         % of Aggregate                                                Stated
                              Number of          Remaining           Remaining                                                 Remaining
                               Mortgage          Principal           Principal           Gross                                 Term            Full/Alt
Purpose                         Loans             Balance             Balance         Coupon (%)      FICO       LTV (%)        (Months)       Doc (%)
--------------------------    -----------    ------------------    ---------------    ----------    --------    -----------    -----------    -----------
PURCHASE...............         2,149        $    339,977,228         34.00%         7.809         646        84.45           336           39.94
REFI - RATE/TERM.......           120              24,197,973          2.42               7.746         599        80.68           352           61.69
REFI - CASH OUT........         2,649             635,587,418         63.56               7.855         593        77.34           353           51.11
CONSTRUCTION...........             3                 276,849          0.03               8.750         639        88.88           333           44.34
                              -----------    ------------------    ------------       ------------    ------    -----------    -----------    -----------
TOTAL:.................         4,921        $    1,000,039,468      100.00%         7.837         611        79.84           347           47.57
                              ===========    ==================    ============       ============    ======    ===========    ===========    ===========

                                            Property Type of the Mortgage Loans

                                                 Aggregate         % of Aggregate                                                Stated
                              Number of          Remaining           Remaining                                                 Remaining
                               Mortgage          Principal           Principal           Gross                                 Term            Full/Alt
Property Type                   Loans             Balance             Balance         Coupon (%)      FICO       LTV (%)        (Months)       Doc (%)
--------------------------    -----------    ------------------    ---------------    ----------    --------    -----------    -----------    -----------
SINGLE FAMILY..........         3,767        $    748,150,158         74.81%         7.825         609        79.65           348           47.93
PUD....................           527             120,158,267         12.02               7.825         610        80.74           348           49.40
2-4 FAMILY.............           283              68,971,251          6.90               8.106         636        79.70           344           41.04
CONDO..................           340              61,863,948          6.19               7.707         619        80.51           347           46.17
TOWNHOUSE..............             4                 895,844          0.09               8.008         554        79.38           355          100.00
                              -----------    ------------------    ------------       ------------    ------    -----------    -----------    -----------
TOTAL:.................         4,921        $    1,000,039,468      100.00%         7.837         611        79.84           347           47.57
                              ===========    ==================    ============       ============    ======    ===========    ===========    ===========

                                       Geographic Distribution of the Mortgage Loans

                                                 Aggregate         % of Aggregate                                                Stated
                              Number of          Remaining           Remaining                                                 Remaining
                               Mortgage          Principal           Principal           Gross                                 Term            Full/Alt
Location                        Loans             Balance             Balance         Coupon (%)      FICO       LTV (%)        (Months)       Doc (%)
--------------------------    -----------    ------------------    ---------------    ----------    --------    -----------    -----------    -----------
CALIFORNIA............          1,684            498,543,270          49.85%         7.658        610         78.48           351           42.97                             $
FLORIDA...............            540             91,472,523           9.15               8.046        599         79.89           347           44.68
NEVADA................            263             55,302,637           5.53               8.168        597         80.00           350           49.56
NEW JERSEY............            159             32,846,788           3.28               8.145        609         81.04           350           46.09
ARIZONA...............            201             31,924,816           3.19               8.154        608         80.17           344           54.01
NEW YORK..............            124             29,964,508           3.00               8.064        632         78.76           340           48.60
WASHINGTON............            132             20,838,509           2.08               7.622        637         82.62           338           58.08
VIRGINIA..............            113             20,829,366           2.08               7.671        623         79.18           339           48.28
MARYLAND..............            111             20,310,636           2.03               7.777        615         79.89           343           44.02
OREGON................            113             18,514,095           1.85               7.732        630         83.72           342           52.62
MICHIGAN..............            142             14,553,239           1.46               8.141        632         84.65           338           50.49
MASSACHUSETTS.........             63             14,443,011           1.44               7.752        617         82.11           346           71.08
TEXAS.................            150             14,116,580           1.41               7.972        622         84.10           341           51.41
HAWAII................             38             13,704,609           1.37               8.161        600         72.85           355           42.64
PENNSYLVANIA..........             88             10,566,938           1.06               7.963        604         81.37           347           74.56
GEORGIA...............             70              9,085,713           0.91               8.370        619         85.24           334           36.30
COLORADO..............             64              8,902,357           0.89               7.601        620         84.11           343           64.22
NORTH CAROLINA........             88              8,325,116           0.83               8.204        614         84.48           335           54.99
OHIO..................             99              7,754,518           0.78               8.625        607         87.57           331           68.59
ILLINOIS..............             49              7,127,799           0.71               7.501        629         81.90           339           31.62
SOUTH CAROLINA........             69              6,862,190           0.69               7.766        630         84.47           344           73.90
CONNECTICUT...........             39              6,444,100           0.64               7.946        602         77.74           344           59.63
MINNESOTA.............             40              6,184,208           0.62               7.669        626         84.81           345           63.63
OKLAHOMA..............             72              5,028,052           0.50               8.440        614         86.26           341           69.05
ALABAMA...............             31              4,666,334           0.47               8.072        613         83.12           348           61.98
DISTRICT OF COLUMBIA..             19              4,392,689           0.44               7.554        604         71.08           353           47.60
RHODE ISLAND..........             19              3,200,818           0.32               8.002        659         81.94           337           32.07
ALASKA................             15              2,978,361           0.30               8.131        653         83.87           332           68.06
MISSOURI..............             31              2,791,706           0.28               8.561        592         87.52           343           71.90
UTAH..................             23              2,593,177           0.26               7.738        623         81.93           331           82.25
LOUISIANA.............             34              2,539,232           0.25               8.360        612         82.32           330           63.56
INDIANA...............             37              2,500,207           0.25               7.964        609         83.35           338           68.17
WEST VIRGINIA.........             22              2,442,561           0.24               8.387        588         85.28           338           82.53
DELAWARE..............             16              2,412,986           0.24               8.399        614         85.06           342           68.56
MISSISSIPPI...........             28              2,397,991           0.24               8.342        611         87.31           341           61.50
TENNESSEE.............             20              2,385,665           0.24               7.939        605         87.83           350           64.89
IDAHO.................             23              1,932,200           0.19               7.720        616         84.48           338           80.00
NEW MEXICO............             11              1,748,659           0.17               8.026        603         84.33           344           88.56
NEW HAMPSHIRE.........             11              1,592,040           0.16               7.966        611         84.73           328           56.02
ARKANSAS..............             14              1,195,119           0.12               8.403        608         90.08           337           58.34
MONTANA...............              8              1,003,779           0.10               8.545        623         87.95           342           49.13
KANSAS................             11                926,344           0.09               8.747        598         85.47           346           40.31
MAINE.................             12                840,934           0.08               8.196        625         81.49           311           57.61
KENTUCKY..............             10                758,853           0.08               8.649        593         89.44           312           83.95
WISCONSIN.............             10                725,372           0.07               8.268        629         83.59           333           21.17
IOWA..................              2                153,119           0.02               9.962        535         80.43           356           54.62
NEBRASKA..............              2                152,953           0.02               8.492        574         90.00           354          100.00
WYOMING...............              1                 62,793           0.01              10.490        523         90.00           354          100.00
                              -----------    ------------------    ------------       ------------   -------    -----------    -----------    -----------
TOTAL:................          4,921            1,000,039,468       100.00%         7.837        611         79.84           347           47.57                             $
                              ===========    ==================    ============       ============    ======    ===========    ===========    ===========

                                  Original Prepayment Penalty Term of the Mortgage Loans

                                                 Aggregate         % of Aggregate                                                Stated
                              Number of          Remaining           Remaining                                                 Remaining
Original Prepayment            Mortgage          Principal           Principal           Gross                                 Term            Full/Alt
Penalty Term (mos.)             Loans             Balance             Balance         Coupon (%)      FICO       LTV (%)        (Months)       Doc (%)
--------------------------    -----------    ------------------    ---------------    ----------    --------    -----------    -----------    -----------
NO PREPAYMENT PENALTY.          1,178             170,235,333         17.02%         8.224        624         82.27           336           44.92                             $
6.....................              9               2,198,565          0.22               7.157        654         76.52           353            0.00
12....................            188              51,314,291          5.13               7.742        632         80.30           347           49.94
24....................          2,874             636,446,421         63.64               7.905        603         79.99           350           44.92
30....................              1                 228,000          0.02               8.375        568         95.00           357          100.00
36....................            666             138,123,950         13.81               7.109        626         76.09           350           62.53
60....................              5               1,492,908          0.15               6.386        632         74.93           355           74.24
                              -----------    ------------------    ------------       ------------   -------    -----------    -----------    -----------
TOTAL:................          4,921            1,000,039,468       100.00%         7.837        611         79.84           347           47.57                             $
                              ===========    ==================    ============       ============   =======    ===========    ===========    ===========

                                         Margin of the Mortgage Loans - ARM Loans

                                                           % of
                                         Aggregate      Aggregate                                      Stated
                           Number of     Remaining      Remaining                                    Remaining
                            Mortgage     Principal      Principal      Gross                           Term       Full/Alt
Margin (%)                   Loans        Balance        Balance     Coupon (%)   FICO    LTV (%)     (Months)    Doc (%)
----------------------     ---------     -----------    ---------    ----------   ----    -------    ---------    --------
2.000 - 2.499.........           1       $   243,599       0.03%         7.125     745      80.00        355         0.00
2.500 - 2.999.........           6         1,236,645       0.15          6.999     658      78.93        354        12.90
3.000 - 3.499.........           2           750,300       0.09          6.225     683      88.65        354        36.16
3.500 - 3.999.........           1           254,314       0.03          5.100     635      80.00        356       100.00
4.000 - 4.499.........          23         5,561,793       0.66          5.845     663      73.61        354        50.65
4.500 - 4.999.........         131        33,306,640       3.95          6.588     652      79.77        354        41.60
5.000 - 5.499.........         229        55,490,290       6.58          6.480     634      77.83        355        63.00
5.500 - 5.999.........         648       161,934,590      19.20          7.062     620      79.99        355        56.34
6.000 - 6.499.........         594       145,031,536      17.19          7.316     616      80.55        355        49.98
6.500 - 6.999.........       1,330       346,709,663      41.10          8.417     585      79.07        356        39.41
7.000 - 7.499.........         214        43,001,119       5.10          8.126     607      80.91        355        38.49
7.500 - 7.999.........         160        30,227,666       3.58          8.676     604      82.41        355        32.63
8.000 - 8.499.........          69        11,777,472       1.40          9.109     604      81.35        355        33.04
8.500 - 8.999.........          39         6,669,887       0.79          9.375     572      81.02        355        36.57
9.000 - 9.499.........           8         1,247,015       0.15         10.031     554      85.44        354        24.42
9.500 - 9.999.........           1            60,880       0.01         10.625     612     100.00        357       100.00
10.000 - 10.499.......           1            69,489       0.01         11.000     537      85.00        357         0.00
                             -----       ------------    ------        -------     ---     ------      -----       ------
TOTAL:................       3,457       $843,572,899    100.00%         7.760     606      79.69        355        45.73
                             =====       ============    ======        =======     ===     ======      =====       ======

                                      Minimum Rate of the Mortgage Loans - ARM Loans

                                                 Aggregate         % of Aggregate                                                Stated
                              Number of          Remaining           Remaining                                                 Remaining
                               Mortgage          Principal           Principal           Gross                                 Term            Full/Alt
Minimum Rate (%)                Loans             Balance             Balance         Coupon (%)      FICO       LTV (%)        (Months)       Doc (%)
--------------------------    -----------    ------------------    ---------------    ----------    --------    -----------    -----------    -----------
2.001 - 2.500.........              2        $        403,099          0.05%         6.680         709        87.81           356           39.57
2.501 - 3.000.........              6               1,348,445          0.16               6.690         674        78.69           353           20.12
3.001 - 3.500.........              1                 479,000          0.06               6.990         653        87.89           354            0.00
3.501 - 4.000.........              5               1,006,107          0.12               5.981         649        80.00           355           86.16
4.001 - 4.500.........             25               6,797,820          0.81               6.006         661        75.76           354           61.67
4.501 - 5.000.........            148              38,400,359          4.55               6.547         650        79.17           355           41.06
5.001 - 5.500.........            263              63,254,339          7.50               6.595         628        77.99           355           59.70
5.501 - 6.000.........            647             159,988,136         18.97               7.043         622        79.60           355           56.93
6.001 - 6.500.........            625             152,433,532         18.07               7.474         615        80.50           355           44.43
6.501 - 7.000.........            876             219,393,159         26.01               8.192         592        79.79           355           42.98
7.001 - 7.500.........            253              57,633,116          6.83               8.030         604        81.13           356           36.96
7.501 - 8.000.........            204              45,649,446          5.41               8.288         605        83.83           356           38.67
8.001 - 8.500.........            111              25,913,504          3.07               8.724         584        81.51           357           39.27
8.501 - 9.000.........            114              28,162,046          3.34               8.996         567        82.17           357           32.04
9.001 - 9.500.........             55              12,717,693          1.51               9.405         548        72.89           357           26.12
9.501 - 10.000........             56              14,360,799          1.70               9.884         530        71.33           358           47.26
10.001 - 10.500.......             20               5,076,695          0.60              10.324         551        67.11           357           45.26
10.501 - 11.000.......             24               5,768,964          0.68              10.836         532        72.69           357           16.59
11.001 - 11.500.......             11               2,328,613          0.28              11.386         541        66.06           357           38.29
11.501 - 12.000.......             11               2,458,028          0.29              11.770         527        68.58           358           50.48
                              -----------    ------------------    ------------       ------------    ------    -----------    -----------    -----------
TOTAL:................          3,457        $    843,572,899        100.00%         7.760         606        79.69           355           45.73
                              ===========    ==================    ============       ============    ======    ===========    ===========    ===========

                                      Maximum Rate of the Mortgage Loans - ARM Loans

                                                 Aggregate         % of Aggregate                                                Stated
                              Number of          Remaining           Remaining                                                 Remaining
                               Mortgage          Principal           Principal           Gross                                 Term            Full/Alt
Maximum Rate (%)                Loans             Balance             Balance         Coupon (%)      FICO       LTV (%)        (Months)       Doc (%)
--------------------------    -----------    ------------------    ---------------    ----------    --------    -----------    -----------    -----------
10.500 - 10.999.......              1        $        271,300          0.03%         4.875         737        89.99           353          100.00
11.000 - 11.499.......             14               4,699,609          0.56               5.347         663        77.83           354           90.19
11.500 - 11.999.......             89              24,328,011          2.88               5.840         649        76.66           355           83.62
12.000 - 12.499.......            203              52,907,792          6.27               6.278         645        77.06           355           64.39
12.500 - 12.999.......            544             149,600,865         17.73               6.734         639        79.07           355           50.54
13.000 - 13.499.......            453             112,246,385         13.31               7.181         620        79.78           355           47.19
13.500 - 13.999.......            687             171,762,299         20.36               7.626         613        80.91           355           39.77
14.000 - 14.499.......            364              84,110,607          9.97               8.127         592        81.69           356           39.83
14.500 - 14.999.......            474             112,908,234         13.38               8.617         577        82.44           356           37.72
15.000 - 15.499.......            202              43,234,640          5.13               9.067         567        78.76           356           43.15
15.500 - 15.999.......            229              50,449,818          5.98               9.593         545        76.56           356           39.52
16.000 - 16.499.......             77              14,374,464          1.70               9.917         551        76.63           356           45.86
16.500 - 16.999.......             72              13,577,498          1.61              10.514         543        75.41           356           37.46
17.000 - 17.499.......             20               3,050,088          0.36              11.054         540        71.46           357           29.40
17.500 - 17.999.......             24               5,077,685          0.60              11.602         532        66.75           357           48.98
18.000 - 18.499.......              1                  49,824          0.01              11.150         640        86.21           354            0.00
18.500 - 18.999.......              3                 923,781          0.11              12.097         536        84.64           355           24.65
                              -----------    ------------------    ------------       ------------    ------    -----------    -----------    -----------
TOTAL:................          3,457        $    843,572,899        100.00%         7.760         606        79.69           355           45.73
                              ===========    ==================    ============       ============    ======    ===========    ===========    ===========

                                        Life Cap of the Mortgage Loans - ARM Loans

                                                 Aggregate         % of Aggregate                                                Stated
                              Number of          Remaining           Remaining                                                 Remaining
                               Mortgage          Principal           Principal           Gross                                 Term            Full/Alt
Life Cap (%)                    Loans             Balance             Balance         Coupon (%)      FICO       LTV (%)        (Months)       Doc (%)
--------------------------    -----------    ------------------    ---------------    ----------    --------    -----------    -----------    -----------
5.000 - 5.499.........             25        $      5,002,932          0.59%         7.606         588        76.91           355           46.43
5.500 - 5.999.........              6               1,893,665          0.22               8.294         615        77.41           355            5.39
6.000 - 6.499.........          3,004             755,208,035         89.52               7.794         606        79.65           356           45.09
6.500 - 6.999.........             26               6,661,560          0.79               7.374         582        78.28           355           54.57
7.000 - 7.499.........            396              74,806,708          8.87               7.452         608        80.44           355           52.38
                              -----------    ------------------    ------------       ------------    ------    -----------    -----------    -----------
TOTAL:................          3,457        $    843,572,899        100.00%         7.760         606        79.69           355           45.73
                              ===========    ==================    ============       ============    ======    ===========    ===========    ===========

                                   First Periodic Cap of the Mortgage Loans - ARM Loans

                                                 Aggregate         % of Aggregate                                                Stated
                              Number of          Remaining           Remaining                                                 Remaining
                               Mortgage          Principal           Principal           Gross                                 Term            Full/Alt
First Periodic Cap (%)          Loans             Balance             Balance         Coupon (%)      FICO       LTV (%)        (Months)       Doc (%)
--------------------------    -----------    ------------------    ---------------    ----------    --------    -----------    -----------    -----------
1.000 - 1.499.........              4        $        910,487          0.11%         8.246         621        88.67           354           10.37
1.500 - 1.999.........             26               6,688,446          0.79               7.256         592        78.38           354           60.80
2.000 - 2.499.........             70              18,938,447          2.25               7.687         632        80.89           355           27.65
3.000 - 3.499.........          3,330             808,936,078         95.89               7.774         605        79.68           356           46.40
4.000 - 4.499.........              1                 252,000          0.03               7.500         662        90.00           355            0.00
5.000 - 5.499.........              2                 537,981          0.06               6.422         707        95.00           354           47.68
6.000 - 6.499.........             24               7,309,461          0.87               6.879         640        76.59           353           10.09
                              -----------    ------------------    ------------       ------------    ------    -----------    -----------    -----------
TOTAL:................          3,457        $    843,572,899        100.00%         7.760         606        79.69           355           45.73
                              ===========    ==================    ============       ============    ======    ===========    ===========    ===========

                                      Periodic Cap of the Mortgage Loans - ARM Loans

                                                Aggregate         % of Aggregate                                                 Stated
                             Number of          Remaining            Remaining                                                 Remaining
                              Mortgage          Principal            Principal          Gross                                  Term            Full/Alt
Periodic Cap (%)               Loans             Balance              Balance         Coupon (%)      FICO       LTV (%)        (Months)       Doc (%)
--------------------------    --------       ------------------    --------------     ----------    --------    -----------    -----------    -----------
1.000 - 1.499.........         3,291         $    799,559,243        94.78%         7.793        605         79.73           355           45.62
1.500 - 1.999.........           142               37,019,786         4.39                7.244        614         79.25           355           53.82
2.000 - 2.499.........            24                6,993,871         0.83                6.731        647         77.08           353           15.34
                              --------       ------------------    ------------       -----------    -------    -----------    -----------    -----------
TOTAL:................         3,457         $    843,572,899       100.00%         7.760        606         79.69           355           45.73
                              ========       ==================    ============       ============    ======    ===========    ===========    ===========

                                Next Rate Adjustment Date of the Mortgage Loans - ARM Loans

                                                 Aggregate         % of Aggregate                                                Stated
                              Number of          Remaining           Remaining                                                 Remaining
                               Mortgage          Principal           Principal           Gross                                 Term            Full/Alt
Next Rate Adjustment Date       Loans             Balance             Balance         Coupon (%)      FICO       LTV (%)        (Months)       Doc (%)
--------------------------    -----------    ------------------    ---------------    ----------    --------    -----------    -----------    -----------
MARCH 2006............              2        $        458,777          0.05%         7.659         636        86.34           355            0.00
JULY 2006.............              3                 723,011          0.09               7.354         655        90.65           353           50.58
APRIL 2007............             11               1,429,002          0.17               7.318         610        85.89           350           80.50
MAY 2007..............            137              23,239,424          2.75               7.514         626        82.48           351           58.69
JUNE 2007.............             41               6,653,953          0.79               7.862         590        81.82           352           56.03
JULY 2007.............            203              50,257,656          5.96               7.504         608        80.37           353           44.89
AUGUST 2007...........            543             134,996,271         16.00               7.572         606        81.28           354           48.95
SEPTEMBER 2007........            620             134,008,624         15.89               7.500         616        79.98           355           46.95
OCTOBER 2007..........            890             224,799,790         26.65               7.693         612        78.95           356           40.75
NOVEMBER 2007.........            490             125,204,488         14.84               8.244         588        78.54           357           45.89
DECEMBER 2007.........            289              83,072,625          9.85               8.586         576        78.75           358           41.62
JANUARY 2008..........              8               2,932,969          0.35               7.831         620        80.85           359           26.64
MAY 2008..............              6               1,436,219          0.17               7.025         638        85.89           351           62.02
JUNE 2008.............              9               2,075,378          0.25               7.481         618        75.18           352           45.20
JULY 2008.............              7               1,998,405          0.24               7.561         588        76.24           353           44.03
AUGUST 2008...........             19               6,423,147          0.76               6.365         645        82.00           354           80.14
SEPTEMBER 2008........             36               8,362,502          0.99               7.231         637        81.28           355           34.29
OCTOBER 2008..........             61              14,816,234          1.76               7.164         610        78.41           356           52.89
NOVEMBER 2008.........             33               7,262,848          0.86               7.242         619        79.01           357           61.96
DECEMBER 2008.........              5               2,905,855          0.34               7.363         615        82.02           358           67.68
MAY 2010..............              4                 550,363          0.07               6.608         677        82.94           351           44.57
JUNE 2010.............              2                 482,649          0.06               7.302         648        86.66           352           41.68
JULY 2010.............              3                 895,295          0.11               7.348         646        85.52           353           52.77
AUGUST 2010...........             12               2,477,352          0.29               7.868         646        78.08           354           35.83
SEPTEMBER 2010........              7               1,952,016          0.23               7.478         659        79.41           355           33.05
OCTOBER 2010..........             13               3,078,799          0.36               6.590         619        73.87           356           76.78
NOVEMBER 2010.........              3               1,079,247          0.13               7.082         628        86.85           357          100.00
                              -----------    ------------------    ------------       ------------    ------    -----------    -----------    -----------
TOTAL:................          3,457        $    843,572,899        100.00%         7.760         606        79.69           355           45.73
                              ===========    ==================    ============       ============    ======    ===========    ===========    ===========

The Indices on the Mortgage Loans

Six-Month LIBOR. Approximately 99.97% of the adjustable-rate Mortgage Loans (by aggregate principal balance as of the Cut-off Date) will adjust semi-annually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

Listed below are historical values of certain average yields, which are related to Six-Month LIBOR. The monthly averages shown are intended only to provide an historical summary of the movements in Six-Month LIBOR and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to Six-Month LIBOR as published by a different source for the same period.

	Six-Month LIBOR
	2001	2002	2003	2004	2005	2006
January	5.26250%	2.03375%	1.34875%	1.21375%	2.96000%	4.81000%
February	4.90750	2.03000	1.34000	1.17000	3.16000
March	4.71000	2.33000	1.23125	1.16000	3.40000
April	4.30250	2.12000	1.29000	1.38000	3.40875
May	3.98000	2.08000	1.21375	1.57750	3.53750
June	3.90875	1.95625	1.11938	1.94000	3.71000
July	3.68875	1.87000	1.14625	1.98000	3.92375
August	3.45250	1.79500	1.19750	1.99000	4.05500
September	2.52250	1.71000	1.18000	2.19625	4.23063
October	2.14625	1.60000	1.23000	2.31250	4.46625
November	2.03000	1.46875	1.25875	2.63500	4.60063
December	1.98125	1.38000	1.22000	2.78063	4.70000

One-Year LIBOR. Approximately 0.03% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) will adjust annually based on One-Year LIBOR. One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

Listed below are historical values of certain average yields, which are related to One-Year LIBOR. The monthly averages shown are intended only to provide an historical summary of the movements in One-Year LIBOR and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to One-Year LIBOR as published by a different source for the same period.

	One-Year LIBOR
	2001	2002	2003	2004	2005	2006
January	5.17375%	2.49125%	1.45000%	1.47625%	3.26125%	4.94000%
February	4.88375	2.43000	1.38125	1.36750	3.53000
March	4.66750	3.00250	1.28000	1.35125	3.84500
April	4.44125	2.63375	1.35750	1.83000	3.68625
May	4.24250	2.59125	1.21125	2.05750	3.78000
June	4.18375	2.28625	1.19000	2.46250	3.88000
July	3.82000	2.09000	1.26625	2.43375	4.16250
August	3.56375	1.89625	1.43000	2.30000	4.24000
September	2.64250	1.72500	1.30000	2.48250	4.44000
October	2.27188	1.63625	1.48000	2.54625	4.72000
November	2.38625	1.72750	1.56250	2.98000	4.79000
December	2.44250	1.44938	1.45688	3.10000	4.83875

In the event that the related Index specified in a mortgage note is no longer available, an index that is based on comparable information will be selected by the servicer, to the extent that it is permissible under the terms of the related Mortgage and mortgage note.

The Originators

The principal originators of the Mortgage Loans are Quick Loan Funding Inc. with respect to approximately 30.86% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and Sunset Direct Lending, LLC with respect to approximately 18.79% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The remainder of the Mortgage Loans were originated by various originators, none of which have originated more than 10% of the Mortgage Loans by aggregate outstanding principal balance as of the Cut-off Date.

None of the originators are affiliated with the depositor, the sponsor or the underwriter. The processes employed by, capabilities, personnel, resources and other applicable characteristics vary substantively among the originators, and except as otherwise set forth in this free writing prospectus, the depositor makes no statements as to the originators with respect to the foregoing. The depositor and its affiliates may have other business relationships with some or all of the originators and from time to time the depositor and its affiliates may conduct additional business with or may cease conducting any or all business with some or all of the originators.

Quick Loan Funding Inc.

Quick Loan Funding Inc. ("QLF") is a service-oriented, subprime retail mortgage lender. Based in Costa Mesa, California, QLF’s core business is the origination of residential mortgage loans secured primarily by one- to four-unit family residences through a centralized retail channel. QLF currently originates approximately $200 million a month in retail mortgage loans and currently sells its loans as whole loans on a servicing released basis. The principal executive office of QLF is located at 535 Anton Boulevard, Suite 400, Costa Mesa, CA 92626.

From and including January 1, 2003 and through December 31, 2005, QLF originated a total of $2,664,603,674 of residential mortgage loans, which include the types of mortgage loans listed below. The table below sets forth, for each of the periods indicated, the number and aggregate original principal balance of mortgage loans originated by QLF for each of the different "asset types" set forth in the table:

	2004		2005
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
Sub-Prime Fixed	539	$113,391,291	1,021	$195,600,151
Sub-Prime ARMs/IOs	1,886	$518,529,489	5,734	$1,622,871,823

Total:	2,425	$631,920,780	6,755	$1,818,471,974

Underwriting Guidelines of Quick Loan Funding Inc.

The underwriting guidelines of QLF (the "QLF Underwriting Guidelines") are primarily intended to assess the applicant(s) ability to repay the mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. QLF loans, in most cases, have higher risk characteristics than loans originated in accordance with Fannie Mae and Freddie Mac standards and therefore have higher interest rates and associated costs.

The QLF Underwriting Guidelines outline parameters for various borrower and property characteristics to be considered when analyzing the creditworthiness of a borrower and acceptability of the property as collateral for a loan. The QLF underwriters and management staff may recommend and grant loans to borrowers whose credit or property characteristics fall outside these parameters if they deem there are compensating factors. Conversely, the QLF underwriters and management staff may decline loans that are technically inside these parameters, if they do not believe the loan will be repaid in a timely manner or the loan being made lacks a clear benefit to the borrower.

The QLF Underwriting Guidelines are applied in a standard procedure that complies with applicable federal and state laws and regulations. However, the application of the QLF Underwriting Guidelines does not imply that each specific criterion was satisfied individually. QLF will have considered a mortgage loan to be originated in accordance with its underwriting guidelines if, based on an overall qualitative evaluation, such mortgage loan is in substantial compliance with such underwriting guidelines. In addition, a mortgage loan may be considered to comply with its underwriting guidelines, even if one or more specific criteria included in such underwriting guidelines were not satisfied, if other factors compensated for the criteria that were not satisfied.

The QLF Underwriting Guidelines require that a prospective borrower applying for a mortgage loan complete an application, eliciting pertinent information about the prospective borrower which, depending upon the loan program, may include: the prospective borrower’s financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. QLF employs underwriters to evaluate the prospective borrower’s credit profile and assets. If required by the QLF Underwriting Guidelines, employment verification is obtained either from the prospective borrower’s employer or through analysis of copies of federal withholding (IRS W-2) forms and/or current payroll earnings statements of the prospective borrower. With respect to every prospective borrower, a credit report summarizing the prospective borrower’s credit history is obtained.

As a result of the QLF Underwriting Guidelines, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure and loss experience on the QLF Mortgage Loans than these changes may have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties are or will remain at the levels in effect on the dates of origination of the QLF Mortgage Loans. In addition, there can be no assurance that the value of a mortgaged property estimated in an appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review.

QLF offers loan programs to individuals with a wide range of credit backgrounds. Generally, QLF has seven credit categories: AA, A, A-, B, C, C- and CC. Borrowers with a higher credit category typically qualify for higher allowable LTV and higher amounts relative to other borrowers within this program. However, since credit scores within each credit category generally can range from 500 to 850, loans with different characteristics are available to borrowers within a particular credit category based on a borrower’s credit score. Within a particular credit category, the borrower’s credit score is used to determine the applicable interest rate, maximum allowable LTV and maximum available loan amount. Generally, a borrower with a higher credit score can obtain a loan with a lower rate, higher allowable LTV and higher loan amount than a borrower within the same credit category but with a lower credit score. QLF’s loan programs provide that if the borrower has made a Chapter 13 bankruptcy filing the bankruptcy must be discharged, dismissed or paid off at or prior to funding of the loan.

"AA" Risk Category: In order to qualify under the AA risk category the applicant must generally have no mortgage or rental late payments within the past 12 months. The maximum loan amount under this risk grade is $1,200,000 for loans with full documentation or stated income documentation. Permissible Loan-to-Value Ratios vary depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score. The maximum CLTV under this program is 100%.

"A" Risk Category: In order to qualify under the A risk category the applicant must generally have no more than one 30 day mortgage or rental late payment within the past 12 months (a rolling late payment is acceptable). The maximum loan amount under this risk grade is $1,000,000 for loans with full documentation or stated income documentation. Permissible Loan-to-Value Ratios vary depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score. The maximum CLTV under this program is 100%.

"A-" Risk Category: In order to qualify under the A- risk category the applicant may only have 30 day mortgage or rental late payments within the past 12 months. The maximum loan amount under this risk grade is $1,000,000 for loans with full documentation or stated income documentation. Permissible Loan-to-Value Ratios vary depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score. The maximum CLTV under this program is 100%.

"B" Risk Category: In order to qualify under the B risk category the applicant must generally have no more than one 60 day mortgage or rental late payment within the past 12 months (a rolling late payment is acceptable). The maximum loan amount under this risk grade is $1,000,000 for loans with full income documentation or stated income documentation. Permissible Loan-to-Value Ratios vary depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score. The maximum CLTV under this program is 90%.

"C" Risk Category: In order to qualify under the C risk category the applicant must generally have no more than one 90 day late mortgage or rental payment within the past 12 months (a rolling late payment is acceptable). The maximum loan amount under this risk grade is $600,000 for loans with full documentation or stated income documentation. Permissible Loan-to-Value Ratios vary depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score. The maximum CLTV under this program is 90%.

"C-" Risk Category: In order to qualify under the C- risk category the applicant must generally have no more than one 120 day late mortgage or rental payment late within the past 12 months or two 90 day late mortgage or rental payment late. The maximum loan amount under this risk grade is $600,000 for loans with full documentation or stated income documentation. Permissible Loan-to-Value Ratios vary depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score.

"CC" Risk Category: In order to qualify under the CC risk category the applicant must generally have a 12 month mortgage history. The maximum loan amount under this risk grade is $600,000 for loans with full documentation or stated income documentation. Permissible Loan-to-Value Ratios vary depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score.

A QLF full documentation loan generally requires a stable, one-year history of the income. A wage-earner may document income by a verification of employment together with any of the following: the borrower's most recent W-2 forms and a current pay-stub reflecting year-to-date income; the borrower's most recent IRS Form 1040's and a current pay-stub reflecting year-to-date income; or the borrower's most recent 12-months personal bank statements showing average monthly deposits sufficient to support the qualifying income. A self-employed borrower may document income with either the most recent one-year IRS Form 1040's or the borrower’s most recent 1099 forms; or the borrower's most recent 12-months personal or business bank statements showing average monthly deposits sufficient to support the qualifying income.

A QLF stated income documentation loan uses the borrower's income on the borrower's signed application to qualify and must be reasonable for the borrower's line of work or profession. All self-employed borrowers must provide satisfactory evidence of existence of the business and show a history of two years employment in the same profession on the loan application.

Sunset Direct Lending, LLC

Sunset Direct Lending, LLC ("Sunset Direct") is a Limited Liability Corporation established in March 2003 in the state of Delaware and is licensed to currently operate in 45 states primarily through third party originations. The principal office of Sunset Direct is located at 5000 SW Meadows Road #131, Lake Oswego, Oregon 97035. Sunset Direct is a subprime lender, originating approximately two-thirds of its portfolio through its wholesale channels and the remaining one-third through its retail offices.

Additional Information Concerning the Mortgage Loans

The description in this free writing prospectus of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the certificates unless including these mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this free writing prospectus. The depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities and other characteristics of the Mortgage Loans may vary.

DESCRIPTION OF THE CERTIFICATES

General

The trust will issue the certificates pursuant to the pooling and servicing agreement, which will be filed with the Commission in a report on Form 8-K following the issuance of the certificates. The certificates consist of (i) the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (also referred to collectively in this free writing prospectus as the "Senior Certificates"), (ii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (also referred to collectively in this free writing prospectus as the "Mezzanine Certificates"), (iii) the Class B-1 Certificates and Class B-2 Certificates (also referred to collectively in this free writing prospectus as the "Class B Certificates", and together with the Mezzanine Certificates, the "Subordinate Certificates"), (iv) the Class P Certificates, (v) the Class X Certificates and (vi) the Class R Certificates. The Senior Certificates and the Mezzanine Certificates are also referred to collectively in this free writing prospectus as the "Offered Certificates".

The Class P Certificates will have an initial certificate principal balance of $100 and will be entitled to all Prepayment Charges received in respect of the Mortgage Loans.

The trust will issue the Offered Certificates and the Class B Certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Book-Entry Registration

The Offered Certificates and the Class B Certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC". Clearstream, Luxembourg is referred to as "Clearstream". The Euroclear System is referred to as "Euroclear". The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the securities administrator through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional Depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional Depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The securities administrator will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the securities administrator will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the securities administrator that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Except with respect to certain certificates not being publicly offered, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

•

we advise the securities administrator in writing that DTC is no longer willing or able properly to discharge its responsibilities as Depository with respect to the securities, and that we or the trustee is unable to locate a qualified successor,

•	at our option, we elect to terminate the book-entry system through DTC, or
•

after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate certificate principal balance or certificate notional balance, as applicable, of the applicable securities advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the securities administrator will issue the securities in the form of physical certificates, and thereafter the securities administrator will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the securities administrator directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the trust nor the securities administrator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

Distributions

General. On each distribution date, the securities administrator will make distributions on the certificates to the persons in whose names such certificates are registered on the related record date. For definitions of capitalized terms used in this section, see "—Glossary of Terms" in this free writing prospectus.

The securities administrator will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other Depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the securities administrator, then the securities administrator will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the securities administrator designated for such purposes. As of the closing date, the securities administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Nomura Home Equity Loan, Inc., Series 2006-HE1, for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

Glossary of Terms (All amounts and percentages herein subject to a permitted variance of plus or minus 10%)

"Aggregate Loan Balance" with respect to the Mortgage Loans and any distribution date, will be equal to the aggregate of the Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period.

"Basis Risk Shortfall" with respect to any class of Senior Certificates and the Subordinate Certificates and any distribution date, the sum of:

(1)           the excess, if any, of the related Current Interest (calculated without regard to the Net Funds Cap) over the related Current Interest (as it may have been limited by the Net Funds Cap) for the applicable distribution date;

(2)           any amount described in clause (1) remaining unpaid from prior distribution dates; and

(3)           interest on the amount in clause (2) for the related Interest Accrual Period calculated on the basis of the least of (x) one month LIBOR plus the applicable Certificate Margin and (y) the Maximum Interest Rate.

"Carryforward Interest" with respect to any class of Senior Certificates and the Subordinate Certificates and any distribution date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for that class of certificates for the immediately preceding distribution date and (B) any unpaid Carryforward Interest for such class from previous distribution dates exceeds (y) the actual amount distributed on such class in respect of interest on the immediately preceding distribution date and (2) interest on such amount for the related Interest Accrual Period at the applicable Pass-Through Rate.

"Certificate Margin" with respect to each distribution date on or prior to the first possible optional termination date, the Certificate Margins for the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Certificates are [____]%, [____]%, [____]%, [____]%, [____]%, [____]%, [____]%, [____]%, [____]%, [____]%, [____]%, [____]%, [____]%, [____]%, and [____]%, respectively. With respect to each distribution date following the first possible optional termination date, the Certificate Margin for each of the Class A-1, Class A-2, Class A-3 and Class A-4, Certificates will increase by two times and the Certificate Margin for each of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Certificates will increase by one and one-half times.

"Certificate Principal Balance" with respect to any class of Offered Certificates and Class B Certificates and any distribution date, is the original certificate principal balance of such class set forth on the cover of this free writing prospectus with respect to the Offered Certificates and approximately $13,500,000 and $11,500,000 with respect to the Class B-1 Certificates and Class B-2 Certificates, respectively, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) Applied Loss Amounts (as defined under "(Credit Enhancement" in this free writing prospectus) previously allocated to that class; provided, however, that the Certificate Principal Balance of the Subordinate Certificates (including any such class of certificates for which the Certificate Principal Balance has been reduced to zero) will be increased in an aggregate amount equal to Subsequent Recoveries received with respect to all of the Mortgage Loans on any distribution date in the following order: to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Certificates, in each case up to the related amount of Applied Loss Amounts but only to the extent that any such Applied Loss Amount has not been paid to any class of certificates as a Deferred Amount with Net Monthly Excess Cashflow as described under "(Credit Enhancement(Overcollateralization" in this free writing prospectus. The Certificate Principal Balance of the Class X Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Mortgage Loans over (ii) the then aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates.

"Class B-1 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates and the Mezzanine Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 92.40% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

"Class B-2 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, the Mezzanine Certificates and the Class B-1 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 94.70% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

"Class M-1 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 55.20% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

"Class M-2 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates and Class M-1 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 63.30% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

"Class M-3 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1 and Class M-2 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 68.30% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

"Class M-4 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2 and Class M-3 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 72.80% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

"Class M-5 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 77.10% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

"Class M-6 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 80.90% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

"Class M-7 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 84.40% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

"Class M-8 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 87.30% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

"Class M-9 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 89.70% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which

(i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

"Compensating Interest" with respect to any distribution date and (a) the servicer, will be an amount equal to the lesser of (i) the aggregate of the Interest Shortfalls on the Mortgage Loans for the related distribution date pursuant to item (a) of the definition of Interest Shortfalls set forth below and (ii) the aggregate Servicing Fees due to the servicer for such distribution date, or (b) the master servicer, will be an amount equal to any Interest Shortfalls required to be funded by the servicer and not funded, up to the aggregate master servicing compensation for such distribution date.

"Current Interest" with respect to any class of Senior Certificates and Subordinate Certificates and any distribution date, the amount of interest accruing at the applicable Pass-Through Rate on the related Certificate Principal Balance during the related Interest Accrual Period; provided, that as to each class of Senior Certificates and Subordinate Certificates, the Current Interest will be reduced by a pro rata portion of any Net Interest Shortfalls to the extent not covered by excess interest.

"Deferred Amount" with respect to any class of Subordinate Certificates and any distribution date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Certificate Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and the amount by which the Certificate Principal Balance of any such class has been increased due to the collection of Subsequent Recoveries.

"Delinquency Rate" with respect to any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the Aggregate Loan Balance of all Mortgage Loans 60 or more days delinquent (including all Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance of all Mortgage Loans as of the close of business on the last day of such month.

"Due Period" with respect to any distribution date, is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

"Insurance Proceeds" are all proceeds of any insurance policies, including any mortgage insurance policy, to the extent such proceeds are not applied to the restoration of the Mortgaged Property or released to the borrower in accordance with the servicer’s normal servicing procedures, other than proceeds that represent reimbursement of the servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

"Interest Accrual Period" with respect to the Senior Certificates and Subordinate Certificates and any distribution date, the period commencing on the immediately preceding distribution date (or, with respect to the first Interest Accrual Period, the Closing Date) and ending on the day immediately preceding the related distribution date.

"Interest Remittance Amount" with respect to any distribution date an amount generally equal to the sum, without duplication, of

•	scheduled interest payments (other than Payaheads) and advances on the Mortgage Loans,

•	the interest portion of Payaheads with respect to the Mortgage Loans previously received and intended for application in the related Due Period,
•

the interest portion of all prepayments in full (net of interest on such prepayments in full for such distribution date) and partial prepayments received on the Mortgage Loans during the related Prepayment Period,

•	all Compensating Interest,
•

the portion of any substitution adjustment amount and purchase price paid in connection with a repurchase of any Mortgage Loan allocable to interest or the exercise of the optional termination, up to the amount of the interest portion of the par value of the Mortgage Loans, and

•

Liquidation Proceeds and Subsequent Recoveries (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to the Mortgage Loans during the related Due Period, to the extent allocable to interest, minus

•	amounts reimbursable to the servicer, the master servicer, the securities administrator, the trustee, the custodian and the credit risk manager, as provided in the pooling and servicing agreement.

"Interest Shortfall" with respect to any distribution date, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on the Mortgage Loans resulting from (a) prepayments in full received during the portion of the related Prepayment Period ending on the last day of the month preceding such distribution date, (b) partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the distribution date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Relief Act.

"ISDA Master Agreement" is the ISDA Master Agreement dated as of the Closing Date, as amended and supplemented from time to time, between the Swap Provider and the Supplemental Interest Trust Trustee.

"Liquidated Loan" means a defaulted Mortgage Loan as to which the servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

"Liquidation Proceeds" means all proceeds, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received with respect to any Mortgaged Property acquired by the servicer by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan, other than the amount of such net proceeds representing any profit realized by the servicer in connection with the disposition of any such Mortgaged Property.

"Maximum Interest Rate" with respect to any distribution date and the related Interest Accrual Period, an annual rate equal to the weighted average of the maximum mortgage rates of the adjustable-rate Mortgage Loans and the mortgage rates of the fixed-rate Mortgage Loans as stated in the mortgage notes minus the weighted average expense rate of the Mortgage Loans. The calculation of the Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

"Monthly Excess Cashflow" with respect to any distribution date, the Monthly Excess Interest for such distribution date, plus amounts applied pursuant to clauses I(N) and II(N) under "(Distributions of Principal" in this free writing prospectus.

"Net Funds Cap" with respect to any distribution date, a per annum rate equal to the product of (I)(a) a fraction, expressed as a percentage, the numerator of which is the Optimal Interest Remittance Amount for such distribution date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the immediately preceding distribution date, minus (b) the sum of (1) any Net Swap Payment payable to the Swap Provider on such distribution date, divided by the outstanding Stated Principal Balance of the Mortgage Loans for the immediately preceding distribution date, and (2) any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such distribution date, divided by the outstanding aggregate Stated Principal Balance of the Mortgage Loans for the immediately preceding distribution date and (II) 12. The Net Funds Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

"Net Interest Shortfalls" means Interest Shortfalls net of payments by the servicer or master servicer in respect of Compensating Interest.

"Net Liquidation Proceeds" with respect to a Mortgage Loan are Liquidation Proceeds net of unreimbursed advances and fees by the servicer and advances and expenses incurred by the servicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property.

"Net Mortgage Rate" with respect to any Mortgage Loan, the interest rate set forth in the related mortgage note minus the sum of the Servicing Fee Rate, the rate at which the fee payable to the credit risk manager is calculated and the rate at which the fee payable to any provider of lender paid mortgage insurance is calculated, if applicable.

"One-Month LIBOR" means a per annum rate based on the London interbank offered rate for one month dollar deposits and calculated as described under "(Calculation of One-Month LIBOR" in this free writing prospectus.

"Optimal Interest Remittance Amount" with respect to any distribution date, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the Mortgage Loans for the immediately preceding distribution date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans or were not taken into account in computing the expense fee rate.

"Overcollateralization Amount" with respect to any distribution date, the excess, if any, of (a) the Aggregate Loan Balance for such distribution date over (b) the aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates on such distribution date (after taking into account the payment of 100% of the Principal Remittance Amount (without regard to any payments made pursuant to the Interest Rate Swap Agreement with respect to realized losses) on such distribution date).

"Overcollateralization Deficiency Amount" with respect to any distribution date, will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such distribution date exceeds (y) the Overcollateralization Amount for such distribution date, calculated for this purpose after giving effect to the reduction on such distribution date of the aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates resulting from the payment of the Principal Remittance Amount (without regard to any payments made pursuant to the Interest Rate Swap Agreement with respect to realized losses) on such distribution date, but prior to allocation of any Applied Loss Amount on such distribution date.

"Overcollateralization Release Amount" with respect to any distribution date, will be equal to the lesser of (x) the Principal Remittance Amount (without regard to any payments made pursuant to the Interest Rate Swap Agreement with respect to realized losses) for such distribution date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, exceeds (2) the Targeted Overcollateralization Amount for such distribution date.

"Pass-Through Rate" with respect to the Senior Certificates and the Subordinate Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus the applicable Certificate Margin and (ii) the Net Funds Cap.

"Payahead" any scheduled payment intended by the related mortgagor to be applied in a Due Period subsequent to the Due Period in which such payment was received.

"Prepayment Period" with respect to any distribution date, the 16th of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Closing Date) through the 15th of the month in which the distribution date occurs.

"Principal Payment Amount" with respect to any distribution date will be equal to the Principal Remittance Amount for such distribution date minus the Overcollateralization Release Amount, if any, for such distribution date.

"Principal Remittance Amount" with respect to each distribution date is equal to the sum of (i) the scheduled principal payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (other than Payaheads), including Insurance Proceeds, condemnation proceeds, Liquidation Proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans; (iv) the principal portion of Payaheads previously received on the Mortgage Loans and intended for application in the related Due Period; and (v) any payments made pursuant to the Interest Rate Swap Agreement with respect to realized losses, less (vi) amounts payable or reimbursable to the servicer, the master servicer, the securities administrator, the trustee, the custodian or the credit risk manager as provided in the pooling and servicing agreement to the extent not paid or reimbursed from the Interest Remittance Amount.

"Realized Loss" is (a) for any defaulted Mortgage Loan, the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the Net Liquidation Proceeds with respect thereto, (b) for any Mortgage Loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of such Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (c) for any Mortgage Loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt

Service Reductions on such Mortgage Loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on such Mortgage Loan, discounted monthly at the applicable Mortgage Rate. To the extent the servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent that such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of certificates on any distribution date.

"Relief Act" means the Servicemembers Civil Relief Act of 2003 or any similar state or local law.

"Senior Enhancement Percentage" with respect to any distribution date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Subordinate Certificates and the Overcollateralization Amount, in each case after giving effect to payments on such distribution date, and the denominator of which is the Aggregate Loan Balance for such distribution date.

"Senior Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the Certificate Principal Balances of the Senior Certificates immediately prior to such distribution date exceed (y) the lesser of (A) the product of (i) approximately 46.40% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

"Servicer Remittance Date" will be the 23rd day of each month, and if the 23rd day is not a business day, the business day immediately preceding such 23rd day.

"Stated Principal Balance" of any Mortgage Loan means, with respect to any distribution date, the Cut-off Date principal balance thereof minus the sum of

(i)            the principal portion of all scheduled monthly payments due from the borrower with respect to such Mortgage Loan during the Due Periods ending prior to such distribution date (and irrespective of any delinquency in such payments);

(ii)           all prepayments of principal with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the servicer as recoveries of principal in accordance with the pooling and servicing agreement that were received by the servicer as of the close of business on the last day of the Prepayment Period related to such distribution date; and

(iii)         any Realized Loss thereon incurred prior to or during the related Prepayment Period.

The Stated Principal Balance of any liquidated Mortgage Loan is zero.

"Stepdown Date" will be the later to occur of (x) the distribution date in March 2009 and (y) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions to the holders of the Senior Certificates and Subordinate Certificates then entitled to distributions of principal on such distribution date) is greater than or equal to approximately 53.60%.

"Subsequent Recoveries" means the amounts recovered by the servicer (net of reimbursable expenses) with respect to a defaulted Mortgage Loan with respect to which a Realized Loss was incurred, after the liquidation or disposition of such Mortgage Loan.

"Swap Provider Trigger Event" means the occurrence of an event of default (under the Interest Rate Swap Agreement) with respect to which the Swap Provider is a defaulting party, a Termination Event (under the Interest Rate Swap Agreement) with respect to which the Swap Provider is the sole affected party or an additional termination event (under the Interest Rate Swap Agreement) with respect to which the Swap Provider is the sole affected party.

"Swap Termination Payment" means the payment to be made by the Supplemental Interest Trust to the Swap Provider, or by the Swap Provider to the Supplemental Interest Trust, as applicable, pursuant to the terms of the Interest Rate Swap Agreement upon the occurrence of an early termination.

"Targeted Overcollateralization Amount" with respect to any distribution date prior to the Stepdown Date, approximately 2.65% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) 5.30% of the Aggregate Loan Balance for such distribution date, or (b) 0.50% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any distribution date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Targeted Overcollateralization Amount for such distribution date will be equal to the Targeted Overcollateralization Amount for the distribution date immediately preceding such distribution date.

"Trigger Event" a Trigger Event will occur for any distribution date if either (i) the Delinquency Rate as of the last day of the related Due Period exceeds 29.80% of the Senior Enhancement Percentage for such distribution date or (ii) the cumulative Realized Losses as a percentage of the original Aggregate Loan Balance on the Closing Date for such distribution date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
March 2009 – February 2010	3.75%
March 2010 – February 2011	5.25%
March 2011 – February 2012	6.75%
March 2012 and thereafter	7.50%

*The cumulative loss percentages set forth above are applicable to the first distribution date in the corresponding range of distribution dates. The cumulative loss percentage for each succeeding distribution date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first distribution date in that range and the percentage applicable to the first distribution date in the succeeding range.

Distributions of Interest

The amount of interest payable on each distribution date in respect of each class of Senior Certificates and Subordinate Certificates will equal the sum of (1) Current Interest for such class and date, (2) any Carryforward Interest for such class and date and (3) such class’s pro rata share of any Net Swap Payments or Swap Termination Payment received by the securities administrator from the Swap Provider on such distribution date, as necessary to cover shortfalls, less

(b) such class’s pro rata share of any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event payable to the Swap Provider and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee. All calculations of interest will be made on the basis of a 360-day year and the actual number of days elapsed in each Interest Accrual Period.

With respect to each distribution date, to the extent that a Basis Risk Shortfall exists for any class of Senior Certificates and Subordinate Certificates, such class will be entitled to the amount of such Basis Risk Shortfall. Such classes will be entitled to receive the amount of any Basis Risk Shortfall in accordance with the priority of payments described in this free writing prospectus under "(Credit Enhancement(Overcollateralization" and from available amounts on deposit in a reserve fund (the "Basis Risk Shortfall Reserve Fund"), if applicable. The source of funds on deposit in the Basis Risk Shortfall Reserve Fund will be limited to amounts in respect of Monthly Excess Cashflow that would otherwise be paid to the Class X Certificates.

On each distribution date, the Interest Remittance Amount for such distribution date, to the extent of funds in the Distribution Account, will be paid in the following order of priority:

(1)           from the Interest Remittance Amount, any Net Swap Payment or Swap Termination Payment paid to the Supplemental Interest Trust and owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

(2)           from the Interest Remittance Amount, concurrently to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, Current Interest and any Carryforward Interest for each such class for such distribution date, on a pro rata basis based on the entitlement of each such class;

(3)           to the Class M-1 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(4)           to the Class M-2 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(5)           to the Class M-3 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(6)           to the Class M-4 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(7)           to the Class M-5 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(8)           to the Class M-6 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(9)           to the Class M-7 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(10)         to the Class M-8 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(11)         to the Class M-9 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(12)         to the Class B-1 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(13)         to the Class B-2 Certificates, Current Interest and Carryforward Interest for such class and distribution date; and

(14)         for application as part of Monthly Excess Cashflow for such distribution date, as described under "(Credit Enhancement(Overcollateralization" below, any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (13) above (such amount, "Monthly Excess Interest") for such distribution date.

Distributions of Principal

Distributions of principal on the Senior Certificates will be made primarily from the Principal Payment Amount, to the extent of available funds, as described below.

Distributions of principal on the Subordinate Certificates will be made primarily from the Principal Payment Amount after distributions of principal have been made on the Senior Certificates.

The Principal Payment Amount will be paid on each distribution date as follows:

I.             On each distribution date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

(A)

to the Supplemental Interest Trust from the Principal Payment Amount, any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee)) to the extent not paid from the Interest Remittance Amount on such distribution date;

(B)

from the Principal Payment Amount remaining after payments pursuant to clause (A) above, sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

(C)	to the Class M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;
(D)	to the Class M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

(E)	to the Class M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;
(F)	to the Class M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;
(G)	to the Class M-5 Certificates, until its Certificate Principal Balance has been reduced to zero;
(H)	to the Class M-6 Certificates, until its Certificate Principal Balance has been reduced to zero;
(I)	to the Class M-7 Certificates, until its Certificate Principal Balance has been reduced to zero;
(J)	to the Class M-8 Certificates, until its Certificate Principal Balance has been reduced to zero;
(K)	to the Class M-9 Certificates, until its Certificate Principal Balance has been reduced to zero;
(L)	to the Class B-1 Certificates, until its Certificate Principal Balance has been reduced to zero;
(M)	to the Class B-2 Certificates, until its Certificate Principal Balance has been reduced to zero; and
(N)

for application as part of Monthly Excess Cashflow for such distribution date, as described under "(Credit Enhancement(Overcollateralization" below, any such Principal Payment Amount remaining after application pursuant to clauses I(A) through (M) above.

II.            On each distribution date (x) on or after the Stepdown Date and (y) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

(A)

to the Supplemental Interest Trust from the Principal Payment Amount, any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee)) remaining unpaid after the distribution of the Interest Remittance Amount on such distribution date;

(B)

the Senior Principal Payment Amount, sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

(C)	to the Class M-1 Certificates, the Class M-1 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

(D)	to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;
(E)	to the Class M-3 Certificates, the Class M-3 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;
(F)	to the Class M-4 Certificates, the Class M-4 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;
(G)	to the Class M-5 Certificates, the Class M-5 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;
(H)	to the Class M-6 Certificates, the Class M-6 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;
(I)	to the Class M-7 Certificates, the Class M-7 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;
(J)	to the Class M-8 Certificates, the Class M-8 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;
(K)	to the Class M-9 Certificates, the Class M-9 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;
(L)	to the Class B-1 Certificates, the Class B-1 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;
(M)	to the Class B-2 Certificates, the Class B-2 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero; and
(N)

for application as part of Monthly Excess Cashflow for such distribution date, as described under "(Credit Enhancement(Overcollateralization" below, any such Principal Payment Amount remaining after application pursuant to clauses II(A) through (M) above.

The foregoing notwithstanding, on and after the distribution date on which the aggregate Certificate Principal Balance of each class of Subordinate Certificates has been reduced to zero, distributions to the Senior Certificates will be allocated to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Credit Enhancement

Credit enhancement for each class of certificates consists of the subordination of certain classes of Subordinate Certificates, the payments made by the Swap Provider under the Interest Rate Swap Agreement and the priority of application of Realized Losses and overcollateralization, in each case as described below.

Subordination

The rights of holders of the Subordinate Certificates to receive payments with respect to the Mortgage Loans and the Interest Rate Swap Agreement will be subordinated to such rights of holders of the Senior Certificates, and the rights of the holders of each class of Subordinate Certificates to receive payments with respect to the Mortgage Loans and the Interest Rate Swap Agreement will be subordinated to such rights of holders of each class of certificates having a higher priority of payment, as described in this free writing prospectus under "(Distributions of Interest" and "(Distributions of Principal". This subordination is intended to enhance the likelihood of regular receipt by holders of certificates having a higher priority of payment of the full amount of interest and principal distributable thereon, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

The limited protection afforded to holders of classes of certificates with a higher priority of payment by means of the subordination of certain classes of certificates having a lower priority of payment will be accomplished by the preferential right of holders of such classes of certificates with a higher priority of payment to receive distributions of interest or principal on any distribution date prior to classes with a lower priority of payment.

Application of Realized Losses

Realized Losses on the Mortgage Loans will have the effect of reducing amounts payable in respect of the Class X Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related distribution date).

If on any distribution date, after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the Due Period for such distribution date and payments of principal on such distribution date, the aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates exceeds the Aggregate Loan Balance for such distribution date (such excess, an "Applied Loss Amount"), such amount will be allocated in reduction of the Certificate Principal Balance of first, the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; second, the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and eleventh, the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. In no event will the Certificate Principal Balances of the Senior Certificates be reduced by any Applied Loss Amount.

Holders of the Subordinate Certificates will not receive any payments in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.

Overcollateralization

The weighted average Net Mortgage Rate of the Mortgage Loans is generally expected to be higher than the weighted average of the pass-through rates of the Senior Certificates and Subordinate Certificates plus certain expenses of the trust, thus generating certain excess interest collections. Monthly Excess Interest will be applied in reduction of the aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates. In addition, amounts paid by the Swap Provider under the Interest Rate Swap Agreement may also be paid as principal (to the extent of realized losses on the Mortgage Loans) to the Senior Certificates and Subordinate Certificates. Such application of interest collections and amounts paid under the Interest Rate Swap Agreement as payments of principal will cause the aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates to amortize more rapidly than the Aggregate Loan Balance, thus creating and maintaining overcollateralization. However, Realized Losses on the Mortgage Loans will reduce overcollateralization, and could result in an Overcollateralization Deficiency Amount.

In addition, on or after the Stepdown Date, to the extent that a Trigger Event is not in effect and the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, a portion of the Principal Remittance Amount will not be applied in reduction of the aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates, but will instead, be applied as described below.

On each distribution date, the Monthly Excess Cashflow will be distributed in the following order of priority:

(1)

(A) until the aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates equals the Aggregate Loan Balance for such distribution date minus the Targeted Overcollateralization Amount for such date, on each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such distribution date, to the Senior Certificates and Subordinate Certificates, in the following order of priority:

(i)            sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

(ii)           to the Class M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

(iii)         to the Class M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

(iv)          to the Class M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

(v)           to the Class M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

(vi)          to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)        to the Class M-6 Certificates, until its Certificate Principal Balance has been reduced to zero;

(viii)       to the Class M-7 Certificates, until its Certificate Principal Balance has been reduced to zero;

(ix)          to the Class M-8 Certificates, until its Certificate Principal Balance has been reduced to zero;

(x)          to the Class M-9 Certificates, until its Certificate Principal Balance has been reduced to zero;

(xi)          to the Class B-1 Certificates, until its Certificate Principal Balance has been reduced to zero; and

(xii)        to the Class B-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

(B)

on each distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such distribution date set forth above in subclause II under "(Distributions of Principal", after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

(2)	to the Class M-1 Certificates, any Deferred Amount for such class;
(3)	to the Class M-2 Certificates, any Deferred Amount for such class;
(4)	to the Class M-3 Certificates, any Deferred Amount for such class;
(5)	to the Class M-4 Certificates, any Deferred Amount for such class;
(6)	to the Class M-5 Certificates, any Deferred Amount for such class;
(7)	to the Class M-6 Certificates, any Deferred Amount for such class;
(8)	to the Class M-7 Certificates, any Deferred Amount for such class;
(9)	to the Class M-8 Certificates, any Deferred Amount for such class;
(10)	to the Class M-9 Certificates, any Deferred Amount for such class;
(11)	to the Class B-1 Certificates, any Deferred Amount for such class;
(12)	to the Class B-2 Certificates, any Deferred Amount for such class;
(13)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class A-1, Class A-2, Class A-3 and Class A-4

Certificates, concurrently, any Basis Risk Shortfall for each such class, on a pro rata basis based on the entitlement of each such class;

(14)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-1 Certificates, any Basis Risk Shortfall for such class;
(15)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-2 Certificates, any Basis Risk Shortfall for such class;
(16)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-3 Certificates, any Basis Risk Shortfall for such class;
(17)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-4 Certificates, any Basis Risk Shortfall for such class;
(18)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-5 Certificates, any Basis Risk Shortfall for such class;
(19)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-6 Certificates, any Basis Risk Shortfall for such class;
(20)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-7 Certificates, any Basis Risk Shortfall for such class;
(21)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-8 Certificates, any Basis Risk Shortfall for such class;
(22)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-9 Certificates, any Basis Risk Shortfall for such class;
(23)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class B-1 Certificates, any Basis Risk Shortfall for such class;

(24)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class B-2 Certificates, any Basis Risk Shortfall for such class;
(25)

to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Provider in the event of a Swap Provider Trigger Event and the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) not paid on prior distribution dates and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee;

(26)	to the Class X Certificates, the amount distributable to such class pursuant to the pooling and servicing agreement; and
(27)	to the Class R Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class R Certificates under this clause (27).

Notwithstanding the foregoing, distributions pursuant to subparagraphs (2) through (24) above on any distribution date will be made after giving effect to payments received pursuant to the Interest Rate Swap Agreement.

The Class P Certificates

On each distribution date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed to the Class P Certificates and shall not be available for distribution to the holders of any other class of certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class P Certificates.

On the distribution date in March 2011, the securities administrator shall make a payment of principal to the Class P Certificates in reduction of the Certificate Principal Balance thereof from amounts on deposit in a separate reserve account established and maintained by the securities administrator for the exclusive benefit of the Class P Certificateholders.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the Mortgage Loans and other assets of the trust fund, while the Offered Certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the Mortgage Loans.

Item	Amount of Fee	Paid To	Paid From	Frequency
Master Servicing Fee(1)(2)(3)	0.0075% per annum of the Stated Principal Balance of each Mortgage Loan	Master Servicer	Mortgage Loan Interest Collections	Monthly
Servicer Fee(3)	0.50% per annum of the Stated Principal Balance of each Mortgage Loan	Servicer	Mortgage Loan Interest Collections	Monthly
Credit Risk Manager Fee	0.005% per annum of the Stated Principal Balance of each Mortgage Loan	Credit Risk Manager	Mortgage Loan Interest Collections	Monthly
Lender paid mortgage insurance fee	2.39% per annum of the Stated Principal Balance of one Mortgage Loan with lender paid mortgage insurance	Servicer	Mortgage Loan Interest Collections	Monthly

P&I Advances and Servicing Advances	To the extent of funds available, the amount of any advances and servicing advances	Servicer or Master Servicer, as applicable

With respect to each mortgage loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan

Time to Time
Nonrecoverable Advances and Servicing Advances	The amount of any advances and servicing advances deemed nonrecovreable	Servicer or Master Servicer, as applicable	All collections on the mortgage loans	Time to Time

Reimbursement for certain expenses, costs and liabilities incurred by the servicer, the Master Servicer, the sponsor or the Depositor in connection with any legal action relating to the pooling agreement or the certificates (4)

	The amount of the expenses, costs and liabilities incurred	Servicer, Master Servicer, Sponsor or Depositor, as applicable	All collections on the mortgage loans	Time to Time
Indemnification expenses	Amounts for which the servicer, the Master Servicer, the securities administrator, the custodian, the trustee and the Depositor are entitled to indemnification (4)	Servicer, Master Servicer, Securities Administrator, Custodian, Trustee Sponsor or Depositor, as applicable	All collections on the mortgage loans	Time to Time
Reimbursement for any expenses incurred by the trustee in connection with a tax audit of the trust	The amount incurred by the trustee in connection with a tax audit of the trust	Trustee or Securities Administrator	All collections on the mortgage loans	Time to Time

(1)

Master servicing fee including securities administrator, paying agent and certificate registrar fees. The master servicer receives a single combined fee that covers all of these functions. The master servicer performs these functions.

(2)	The master servicer pays trustee fees and custodian fees out of its fee.
(3)	The master servicing fee and the servicing fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the certificateholders.
(4)	See "The Master Servicer, Securities Administrator and Custodian" and "The Pooling and Servicing Agreement – The Trustee" in this free writing prospectus.

Calculation of One-Month LIBOR

On the second LIBOR business day preceding the commencement of each Interest Accrual Period (other than the first Interest Accrual Period) for the Senior Certificates and the Subordinate Certificates, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date or an equivalent information system. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period. With respect to the first Interest Accrual Period, One-Month LIBOR will be determined two business days prior to the closing date.

The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Senior Certificates and the Subordinate Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the related Certificates for such Interest Accrual Period. As used in this section, LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed; and "Reference Banks" means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

•	with an established place of business in London,
•	which have been designated as such by the securities administrator, and
•	which are not controlling, controlled by, or under common control with, the depositor or the sponsor.

The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator’s calculation of the rate of interest applicable to the Senior Certificates and Subordinate Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Reports to Certificateholders

The securities administrator will make available to each certificateholder, the servicer and the depositor a statement generally setting forth the following information:

1.	the Interest Accrual Periods and general distribution dates;

2.             with respect to the Mortgage Loans, the total cash flows received and the general sources thereof;

3.             the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.             the amount of the related distribution to holders of the certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

5.             the amount of such distribution to holders of the certificates (by class) allocable to interest;

6.             the Interest Carry Forward Amounts and any Net WAC Rate Carryover Amounts for the certificates (if any);

7.             the Certificate Principal Balance of the certificates before and after giving effect to the distribution of principal and allocation of Realized Losses on such distribution date;

8.             the number and aggregate Scheduled Principal Balance of all the Mortgage Loans for the following distribution date;

9.	the Pass-Through Rate for each class of certificates for such distribution date;

10.           the aggregate amount of P&I advances included in the distributions on the distribution date, the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

11.           the number and aggregate principal balance of any Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) using the "OTS" method (1) one scheduled payment is delinquent, (2) two scheduled payments are delinquent, (3) three or more scheduled payments are delinquent and (4) foreclosure proceedings have been commenced, and loss information for the period; the number and aggregate principal balance of any Mortgage Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

12.           the amount, if any, of Monthly Excess Cashflow or and the application of such Monthly Excess Cashflow;

13.           the amounts paid by the Swap Provider pursuant to the Swap Agreement in respect of the certificates;

14.          with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and scheduled principal balance of, and Realized Loss on, such Mortgage Loan as of the end of the related Prepayment Period;

15.          whether any performance triggers as more completely described in this free writing prospectus are in effect;

16.           the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

17.           the cumulative Realized Losses for the Mortgage Pool through the end of the preceding month;

18.           the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate scheduled principal balance of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the scheduled principal balances of all of the Mortgage Loans; and

19.	the amount of the Prepayment Charges remitted by the servicer.

On each distribution date, the securities administrator will make the monthly statement and, at the securities administrator’s option, any additional files containing the same information in an alternative format, available each month to certificateholders via the securities administrator’s internet website. Assistance in using the website service can be obtained by calling the securities administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed by the securities administrator or furnished by the securities administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will prepare and deliver, upon request, to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

The depositor makes no representation, and does not guarantee that, the securities administrator will provide such statements to the certificateholders as described above.

THE INTEREST RATE SWAP AGREEMENT AND THE SWAP PROVIDER

HSBC Bank USA, National Association as trustee (the "Supplemental Interest Trust Trustee") on behalf of a separate trust created under the pooling and servicing agreement (the "Supplemental Interest Trust") will enter into an interest rate swap agreement (the "Interest Rate Swap Agreement") with respect to the Senior Certificates and Subordinate Certificates with Bear Stearns Financial Products, Inc. (the "Swap Provider"). The Interest Rate Swap Agreement will be held in the Supplemental Interest Trust. The Supplemental Interest Trust Trustee will appoint the securities administrator to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust. On each distribution date, Wells Fargo Bank, N.A., as securities administrator, pursuant to the Pooling and Servicing Agreement, will deposit into an account held in the Supplemental Interest Trust (the "Derivative Account"), certain amounts, if any, received from the Swap Provider. For the avoidance of doubt, the Supplemental Interest Trust, the Interest Rate Swap Agreement, and the Derivative Account will not be assets of any REMIC.

The significance percentage, as calculated in accordance with Item 1115 of Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123 ("Regulation AB"), is less than 10%. In the event the significance percentage of the Swap Agreement is greater than 10% and the Swap Provider is unable to comply with the disclosure requirements of Item 1115 of Regulation AB, the Swap Provider may be replaced.

Under the Interest Rate Swap Agreement, on or before each distribution date commencing with the distribution date in March 2006 and ending with the distribution date in February 2011, the securities administrator (on behalf of the Supplemental Interest Trust) will be obligated to pay to the Swap Provider a fixed amount for that distribution date (the "Fixed Swap Payment"), equal to the product of (x) a fixed rate equal to 5.152% per annum, (y) the Swap Notional Amount for such distribution date set forth in the table below and (z) a fraction, the numerator of which is 30 and the denominator of which is 360 (or, for the first distribution date, the actual number of days elapsed from the Closing Date to but excluding the first distribution date divided by 360). On or before each distribution date, the Swap Provider will be obligated to pay to the securities administrator a floating amount for that distribution date (the "Floating Swap Payment"), equal to the product of (x) One-Month LIBOR as determined pursuant to the Interest Rate Swap Agreement, (y) the Swap Notional Amount for such distribution date set forth in the table below and, (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Interest Rate Swap Agreement, and the denominator of which is 360. A net payment, referred to as a net swap payment (a "Net Swap Payment"), will be required to be made on or before each distribution date (a) by the securities administrator to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the securities administrator, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment for such distribution date. For each distribution date in respect of which the securities administrator is required to make a Net Swap Payment to the Swap Provider, the trust will be required to make a payment to the securities administrator in the same amount.

The Swap Notional Amount for each distribution date shall be equal to the lesser of (a) the aggregate Scheduled Principal Balance of the Mortgage Loans immediately preceding such distribution date and (b) the Scheduled Swap Notional Amount for such distribution date.

The Scheduled Swap Notional Amount for each distribution date during the term of the Interest Rate Swap Agreement will be the related notional amount set forth below.

Distribution Date	Scheduled Swap Notional Amount ($) (Subject to a permitted variance of plus or minus 10%)
March 2006	973,530,000
April 2006	957,392,000
May 2006	939,715,000
June 2006	920,558,000
July 2006	899,983,000
August 2006	878,059,000
September 2006	854,875,000
October 2006	830,548,000
November 2006	805,870,000
December 2006	781,843,000
January 2007	758,510,000
February 2007	735,851,000
March 2007	713,846,000
April 2007	692,477,000
May 2007	671,724,000

June 2007	651,572,000
July 2007	631,994,000
August 2007	612,794,000
September 2007	593,839,000
October 2007	569,868,000
November 2007	535,942,000
December 2007	503,585,000
January 2008	473,336,000
February 2008	445,133,000
March 2008	421,974,000
April 2008	406,649,000
May 2008	392,224,000
June 2008	378,292,000
July 2008	364,831,000
August 2008	351,825,000
September 2008	339,257,000
October 2008	327,113,000
November 2008	315,379,000
December 2008	304,041,000
January 2009	293,085,000
February 2009	282,498,000
March 2009	272,267,000
April 2009	272,267,000
May 2009	264,523,000
June 2009	255,779,000
July 2009	247,329,000
August 2009	239,163,000
September 2009	231,271,000
October 2009	223,644,000
November 2009	216,272,000
December 2009	209,148,000
January 2010	202,262,000
February 2010	195,607,000
March 2010	189,174,000
April 2010	182,956,000
May 2010	176,947,000
June 2010	171,138,000
July 2010	165,523,000
August 2010	160,095,000
September 2010	154,849,000
October 2010	149,778,000
November 2010	144,856,000
December 2010	140,094,000
January 2011	135,491,000
February 2011	131,042,000

The Interest Rate Swap Agreement will terminate immediately following the distribution date in February 2011, unless the Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event, each as defined below.

Any Net Swap Payment payable to the securities administrator on behalf of the Supplemental Interest Trust by the Swap Provider will be distributed on the related distribution date as follows (after taking into account distributions of interest described in this free writing prospectus):

(i)            to the Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and distribution date, after giving effect to distributions of such amounts as described under "—Distributions of Interest."

(ii)          to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Certificates, in that order, Current Interest and any Carryforward Interest for each such class and distribution date, after giving effect to distributions of such amounts as described under "—Distributions of Interest."

(iii)         to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Certificates, in that order, any applicable Deferred Amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described under "—Credit Enhancement—Overcollateralization" on such distribution date;

(iv)         to the Principal Remittance Amount, up to the amount of Realized Losses on the Mortgage Loans incurred during the related Due Period;

(v)          to the Senior Certificates and Subordinate Certificates, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Reserve Fund or from amounts available to be paid in respect of Basis Risk Shortfalls as described in this free writing prospectus under "—Credit Enhancement—Overcollateralization" on such distribution date; and

(vi)	to the Class X Certificates, any remaining amounts.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (vi) above) be made other than to the extent of losses and basis risk shortfalls.

Amounts payable by the trust to the securities administrator in respect of Net Swap Payments and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event (and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be deducted from related available funds before distributions to the holders of the Senior Certificates and Subordinate Certificates. On or before each distribution date, such amounts will be distributed by the trust to the securities administrator, and paid by the securities administrator to the Swap Provider as follows:

(i)            first to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and

(ii)          second to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the securities administrator).

Payments by the trust to the securities administrator in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be subordinated to distributions to the holders of the Senior Certificates and Subordinate Certificates and will be paid by the trust to the securities administrator as set forth in the Pooling and Servicing Agreement.

The respective obligations of the Swap Provider and the securities administrator to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Default will have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no "early termination date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

"Events of Default" under the Interest Rate Swap Agreement (each a "Swap Default") include the following standard events of default under the ISDA Master Agreement:

•	"Failure to Pay or Deliver"
•	"Bankruptcy" and
•	"Merger without Assumption" (which generally relates to the Swap Provider),

as described in the Interest Rate Swap Agreement.

"Termination Events" under the Interest Rate Swap Agreement (each a "Termination Event") consist of the following standard events under the ISDA Master Agreement:

•	"Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),
•

"Tax Event" (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

•

"Tax Event Upon Merger" (which generally relates to the Swap Provider’s receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in the Interest Rate Swap Agreement. In addition, there are "Additional Termination Events" (as defined in the Interest Rate Swap Agreement) including if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).

Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an early termination date (an "Early Termination Date"). With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a "Swap Early Termination."

Upon any Swap Early Termination in respect of the Interest Rate Swap Agreement, the securities administrator or the Swap Provider may be liable to make a swap termination payment (the "Swap Termination Payment") to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed therein to and by the Swap Provider up to the end of the scheduled term of the Interest Rate Swap Agreement. In the event that the securities administrator is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the securities administrator in the same amount (to the extent such amount has not been paid by the securities administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to related certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Provider Trigger Event. The trust’s obligation to pay amounts in respect of any Swap Termination Payment due to a Swap Provider Trigger Event will be subordinated to distributions to the holders of the related certificates.

A "Swap Provider Trigger Event" will mean: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

Upon a Swap Early Termination, the depositor or the sponsor will use reasonable efforts to appoint a successor Swap Provider. To the extent that the securities administrator receives a Swap Termination Payment from the Swap Provider, the securities administrator will apply such Swap Termination Payment to appoint a successor Swap Provider. In the event that the securities administrator receives a Swap Termination Payment from the Swap Provider and a replacement swap agreement or similar agreement cannot be obtained within 30 days after receipt by the securities administrator of such Swap Termination Payment, then the securities administrator will deposit such Swap Termination Payment into a separate, non-interest bearing account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the securities administrator by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the Pooling and Servicing Agreement and the Derivative Administration Agreement. To the extent that the securities administrator is required to pay a Swap Termination Payment to the Swap Provider, any upfront payment received from the counterparty to a replacement swap agreement will be used to pay such Swap Termination Payment.

If the Swap Provider’s credit ratings fall below the levels specified in the Interest Rate Swap Agreement, then, unless (x) within 30 days thereafter, each rating agency has reconfirmed the rating of each related offered certificate which was in effect immediately prior to such withdrawal or downgrade, and (y) certain other conditions are met, the Swap Provider will be required to either (1) obtain a substitute Swap Provider with credit ratings at least equal to the specified levels which will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, (2) obtain a guaranty of, or a contingent agreement of another person to honor, the obligations of the Swap Provider under the Interest Rate Swap Agreement, in each case from a person with credit ratings at least equal to the specified levels, all as provided in the Interest Rate Swap Agreement, or (3) post collateral as provided in the Interest Rate Swap Agreement.

The Swap Provider

The Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Swap Provider are limited to those specifically set forth in the Interest Rate Swap Agreement.

The Swap Provider under the Interest Rate Swap Agreement is Bear Stearns Financial Products, Inc. ("BSFP"), a Delaware corporation. BSFP currently has a long term unsecured credit rating of "AAA" from Standard & Poor’s and "Aaa" by S&P and Moody's.

BSFP is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Request for information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, 36th Floor, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc.

The information contained in the preceding two paragraphs has been provided by BSFP for use in this free writing prospectus. BSFP has not been involved in the preparation of, and do not accept responsibility for, this free writing prospectus as a whole or the accompanying prospectus.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of, and the yield to maturity on, each class of Offered Certificates generally will be directly related to the rate of payment of principal, including prepayments, of the Mortgage Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the borrowers’ equity in such properties, and changes in the borrowers’ housing needs, job transfers and employment status. If prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans (and the Offered Certificates) are likely to be subject to a higher incidence of prepayment than if prevailing rates remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates on the Mortgage Loans, the Mortgage Loans (and the Offered Certificates) are likely to be subject to a lower incidence of prepayment than if prevailing rates remain at or below the Mortgage Rates on the Mortgage Loans. Prepayments on the adjustable-rate Mortgage Loans may differ as they approach their respective first Adjustment Dates. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

Although the Mortgage Rates on approximately 84.35% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are subject to adjustment, such Mortgage Rates adjust less frequently than the pass-through rates on the Offered Certificates and adjust by reference to Six-Month LIBOR or One-Year LIBOR. With respect to the Offered Certificates, changes in One-Month LIBOR may not correlate with changes in Six-Month LIBOR or One-Year LIBOR, as applicable, and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the Offered Certificates. The Mortgage Rate applicable to the adjustable-rate Mortgage Loans and any Adjustment Date will be based on Six-Month LIBOR or One-Year LIBOR, as applicable, most recently announced generally as of a date either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date. Thus, if Six-Month LIBOR or One-Year LIBOR rises, the lag in time before the corresponding Mortgage Rate increases, will, all other things being equal, slow the upward adjustment of the pass-through rate or rate cap, as applicable, on the Offered Certificates. In addition, substantially all of the adjustable-rate Mortgage Loans have Mortgage Rates which will not adjust for a substantial period of time after origination. See "Description of the Mortgage Pool" in this free writing prospectus.

The rate of principal prepayments may also be affected by whether the Mortgage Loan documents provide for prepayment charges. Approximately 82.98% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, provide for the payment by the borrower of a Prepayment Charge on voluntary prepayments typically made within up to five years from the date of the execution of the related mortgage note. These Prepayment Charges, if still applicable and if enforced by the servicer would typically discourage prepayments on the related Mortgage Loans. There can be no assurance that the Prepayment Charges will have any effect on the prepayment performance of the Mortgage Loans. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges may have on the prepayment performance of the Mortgage Loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

The Mortgage Loans were underwritten in accordance with the underwriting standards described in this free writing prospectus under "The Mortgage Pool—The Originators —

Underwriting Standards", and the Mortgage Loans may or may not conform to Fannie Mae or Freddie Mac underwriting guidelines for "A" credit borrowers. Accordingly, the Mortgage Loans may experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Offered Certificates.

The weighted average life and yield to maturity of each class of Offered Certificates will also be influenced by the amount of Monthly Excess Interest generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of the Offered Certificates. The amount of Monthly Excess Interest available on any distribution date to be applied in reduction of the Certificate Principal Balances of the Offered Certificates will be influenced by, among other factors,

•

the overcollateralization level of the Mortgage Loans in the Mortgage Pool at such time, i.e., the extent to which interest on the Mortgage Loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the Offered Certificates;

•	the delinquency and default experience of the Mortgage Loans; and
•

the provisions of the pooling and servicing agreement that permit principal collections to be distributed to the Class X Certificates and the Class R Certificates in each case as provided in the pooling and servicing agreement when the Targeted Overcollateralization Amount has been met.

To the extent that greater amounts of Monthly Excess Interest are distributed in reduction of the Certificate Principal Balance of a class of Offered Certificates, the weighted average life of such class can be expected to shorten. No assurance, however, can be given as to the amount of Monthly Excess Interest to be distributed at any time or in the aggregate.

We refer you to "Description of the Certificates—Credit Enhancement" in this free writing prospectus.

The yields to maturity of the Offered Certificates and, in particular the Mezzanine Certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the Mortgage Loans. If a Realized Loss is allocated to any class of Mezzanine Certificates, the Certificate Principal Balance thereof will be reduced by the amount of such Realized Loss and such class will thereafter accrue interest on a reduced Certificate Principal Balance.

Yield Considerations for the Mezzanine Certificates

The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Mezzanine Certificates will be affected by the rate of prepayments on the Mortgage Loans, as well as the rate of borrower defaults resulting in Realized Losses, by the severity of those losses and by the timing thereof. See "Description of the Certificates—Credit Enhancement" in this free writing prospectus for a description of the manner in which Realized Losses may be allocated to the Mezzanine Certificates. If the purchaser of a Mezzanine Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of Realized Losses actually incurred, its actual yield to maturity will be lower than that so calculated. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans.

Prepayments and Yields of Offered Certificates

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. In particular, in the case of an Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

The "last scheduled distribution date" for each class of Offered Certificates is the distribution date in February 2036. The actual final distribution date with respect to each class of certificates could occur significantly earlier than its last scheduled distribution date because

•	prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof;
•

Monthly Excess Interest to the extent available will be applied as an accelerated payment of principal on the Offered Certificates to the extent required to restore or maintain the Targeted Overcollateralization Amount as described in this free writing prospectus; and

•	the master servicer or Ocwen Loan Servicing, LLC may exercise its option to purchase all the assets of the trust as described under "– Optional Termination" in this free writing prospectus.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model (the "Prepayment Assumption"). The model used in this free writing prospectus, which we refer to as the prepayment model, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption assumes that the outstanding principal balance of a pool of adjustable-rate Mortgage Loans prepays at a constant prepayment rate ("CPR") of 10% in the first month of the life of such pool, such rate increasing by an additional approximate 1.82% CPR (precisely 20%/11) each month thereafter through the twelfth month of the life of such pool, 30% CPR from month 13 through and including month 23; 55% CPR from month 24 through and including month 28; and 35% CPR from month 29 and thereafter; and this assumes that the outstanding principal balance of a pool of fixed-rate Mortgage Loans prepays at a constant prepayment rate ("CPR") of 5% in the first month of the life of such pool, such rate increasing by an additional approximate 1.82% CPR (precisely 20%/11) each month thereafter through the twelfth month of the life of such pool, and 25% CPR thereafter.

There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the prepayment model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in borrowers’ housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

•	the Mortgage Pool consists of 30 mortgage loans with the characteristics set forth in the table set forth below;
•	distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in March 2006;
•	the Mortgage Loans prepay at the percentages of the Prepayment Assumption indicated;
•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the borrowers of principal and interest on the Mortgage Loans occur;
•

except with respect to footnote (2) on each of the following tables, none of the depositor, the master servicer, the servicer or any other person purchases from the trust fund any Mortgage Loan under any obligation or option under the pooling and servicing agreement;

•

scheduled payments are assumed to be received on the first day of each month commencing in March 2006, there are no shortfalls in the payment of interest to certificateholders and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in February 2006, and include 30 days’ interest thereon;

•

scheduled payments of principal and interest on the Mortgage Loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining amortization terms to maturity such that the Mortgage Loans will fully amortize by their remaining amortization terms (taking into account any remaining interest only periods);

•	the certificates are purchased on March 9, 2006;
•	the level of One-Month LIBOR remains constant at 4.570% per annum;
•	the level of Six-Month LIBOR remains constant at 4.931% per annum;
•	the level of One-Year LIBOR remains constant at 5.103% per annum;

•	the Certificate Principal Balance of the Class P Certificates is assumed to be zero; and
•	the Interest Rate Swap Agreement is not subject to early termination.

Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)*	Remaining Term to Maturity (Months)	Amortization Remaining Term**	Age (Months)	Original Interest Only (Months)	Index Type	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Adjustment Rate Frequency (Months)
502,440,914.17	8.174	7.654	356	356	4	n/a	6mo.LIBOR	6.521	14.240	6.999	2.966	1.017	20	6
29,102,049.13	7.601	7.081	357	477	3	n/a	6mo.LIBOR	6.438	13.637	6.551	3.000	1.004	21	6
3,774,975.22	6.933	6.413	354	336	6	24	6mo.LIBOR	5.837	12.996	5.837	2.836	1.032	18	6
243,063,315.58	7.110	6.590	355	300	5	60	6mo.LIBOR	6.163	13.240	6.211	2.990	1.033	19	6
8,213,547.70	6.925	6.405	353	240	7	120	6mo.LIBOR	4.819	12.925	4.819	4.941	1.647	17	6
12,906,247.01	7.579	7.059	355	355	5	n/a	6mo.LIBOR	6.524	13.775	6.630	2.984	1.051	31	6
2,309,672.50	7.513	6.993	356	476	4	n/a	6mo.LIBOR	6.414	13.685	6.457	3.000	1.000	32	6
5,474,305.21	6.995	6.475	354	324	6	36	6mo.LIBOR	6.573	13.191	6.573	2.705	1.098	30	6
24,590,364.10	6.863	6.343	356	300	4	60	6mo.LIBOR	6.068	12.973	6.142	2.972	1.046	32	6
281,480.75	6.625	6.105	352	352	8	n/a	1yr.LIBOR	4.125	11.625	4.125	5.000	1.000	52	12
4,800,084.81	7.310	6.790	354	354	6	n/a	6mo.LIBOR	6.126	13.310	6.126	2.935	1.032	54	6
4,809,155.57	7.225	6.705	355	300	5	60	6mo.LIBOR	6.019	13.225	6.019	3.259	1.051	55	6
625,000.00	6.503	5.983	356	240	4	120	6mo.LIBOR	6.253	13.503	6.253	3.000	1.500	56	6
742,487.42	8.376	7.856	354	354	6	n/a	6mo.LIBOR	5.331	14.376	5.331	1.000	1.000	3	6
168,000.00	7.675	7.155	355	300	5	60	6mo.LIBOR	6.865	14.675	6.865	1.000	1.000	1	6
271,300.00	4.875	4.355	353	240	7	120	6mo.LIBOR	3.000	10.875	3.000	2.000	2.000	5	6
588,418.79	9.138	8.618	174	354	6	n/a	Fix	n/a	n/a	n/a	n/a	n/a	n/a	n/a
4,161,889.95	6.914	6.394	357	477	3	n/a	Fix	n/a	n/a	n/a	n/a	n/a	n/a	n/a
2,334,345.91	6.097	5.577	174	174	6	n/a	Fix	n/a	n/a	n/a	n/a	n/a	n/a	n/a
499,890.49	6.812	6.292	234	234	6	n/a	Fix	n/a	n/a	n/a	n/a	n/a	n/a	n/a
88,333,683.22	7.063	6.543	355	355	5	n/a	Fix	n/a	n/a	n/a	n/a	n/a	n/a	n/a
6,694,564.75	6.850	6.330	356	300	4	60	Fix	n/a	n/a	n/a	n/a	n/a	n/a	n/a
4,554,016.42	6.867	6.347	356	240	4	120	Fix	n/a	n/a	n/a	n/a	n/a	n/a	n/a
39,541,481.68	10.961	10.441	175	355	5	n/a	Fix	n/a	n/a	n/a	n/a	n/a	n/a	n/a
1,314,648.95	11.369	10.849	177	300	3	60	Fix	n/a	n/a	n/a	n/a	n/a	n/a	n/a
23,844.02	12.000	11.480	116	116	4	n/a	Fix	n/a	n/a	n/a	n/a	n/a	n/a	n/a
875,100.47	11.186	10.666	175	175	5	n/a	Fix	n/a	n/a	n/a	n/a	n/a	n/a	n/a
78,738.51	10.231	9.711	235	235	5	n/a	Fix	n/a	n/a	n/a	n/a	n/a	n/a	n/a
6,737,379.02	10.557	10.037	355	355	5	n/a	Fix	n/a	n/a	n/a	n/a	n/a	n/a	n/a
728,566.39	10.935	10.415	355	300	5	60	Fix	n/a	n/a	n/a	n/a	n/a	n/a	n/a

*Assumes total fees and expenses of 0.52% per annum

**Remaining amortization term for Interest Only Loans will begin after the remaining interest only period.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class A -1
Distribution Date	60%	80%	100%	120%	140%

Initial Percentage	100	100	100	100	100
February 25, 2007	69	59	49	39	29
February 25, 2008	31	11	0	0	0
February 25, 2009	5	0	0	0	0
February 25, 2010	0	0	0	0	0
February 25, 2011	0	0	0	0	0
February 25, 2012	0	0	0	0	0
February 25, 2013	0	0	0	0	0
February 25, 2014	0	0	0	0	0
February 25, 2015	0	0	0	0	0
February 25, 2016	0	0	0	0	0
February 25, 2017	0	0	0	0	0
February 25, 2018	0	0	0	0	0
February 25, 2019	0	0	0	0	0
February 25, 2020	0	0	0	0	0
February 25, 2021	0	0	0	0	0
February 25, 2022	0	0	0	0	0
February 25, 2023	0	0	0	0	0
February 25, 2024	0	0	0	0	0
February 25, 2025	0	0	0	0	0
February 25, 2026	0	0	0	0	0
February 25, 2027	0	0	0	0	0
February 25, 2028	0	0	0	0	0
February 25, 2029	0	0	0	0	0
February 25, 2030	0	0	0	0	0
February 25, 2031	0	0	0	0	0
February 25, 2032	0	0	0	0	0
February 25, 2033	0	0	0	0	0
February 25, 2034	0	0	0	0	0
February 25, 2035	0	0	0	0	0
February 25, 2036	0	0	0	0	0

Weighted Average Life (in years)(1)	1.56	1.20	1.00	0.85	0.73
Weighted Average Life (in years)(1) (2)	1.56	1.20	1.00	0.85	0.73

________________

(1)

The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of Offered Certificates.

(2)

Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Optional Termination" in this free writing prospectus.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class A-2
Distribution Date	60%	80%	100%	120%	140%

Initial Percentage	100	100	100	100	100
February 25, 2007	100	100	100	100	100
February 25, 2008	100	100	45	0	0
February 25, 2009	100	0	0	0	0
February 25, 2010	58	0	0	0	0
February 25, 2011	2	0	0	0	0
February 25, 2012	0	0	0	0	0
February 25, 2013	0	0	0	0	0
February 25, 2014	0	0	0	0	0
February 25, 2015	0	0	0	0	0
February 25, 2016	0	0	0	0	0
February 25, 2017	0	0	0	0	0
February 25, 2018	0	0	0	0	0
February 25, 2019	0	0	0	0	0
February 25, 2020	0	0	0	0	0
February 25, 2021	0	0	0	0	0
February 25, 2022	0	0	0	0	0
February 25, 2023	0	0	0	0	0
February 25, 2024	0	0	0	0	0
February 25, 2025	0	0	0	0	0
February 25, 2026	0	0	0	0	0
February 25, 2027	0	0	0	0	0
February 25, 2028	0	0	0	0	0
February 25, 2029	0	0	0	0	0
February 25, 2030	0	0	0	0	0
February 25, 2031	0	0	0	0	0
February 25, 2032	0	0	0	0	0
February 25, 2033	0	0	0	0	0
February 25, 2034	0	0	0	0	0
February 25, 2035	0	0	0	0	0
February 25, 2036	0	0	0	0	0

Weighted Average Life (in years)(1)	4.16	2.59	2.00	1.75	1.59
Weighted Average Life (in years)(1) (2)	4.16	2.59	2.00	1.75	1.59

________________

(1)

The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of Offered Certificates.

(2)

Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Optional Termination" in this free writing prospectus.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class A-3
Distribution Date	60%	80%	100%	120%	140%

Initial Percentage	100	100	100	100	100
February 25, 2007	100	100	100	100	100
February 25, 2008	100	100	100	58	0
February 25, 2009	100	85	14	0	0
February 25, 2010	100	85	14	0	0
February 25, 2011	100	63	14	0	0
February 25, 2012	79	44	14	0	0
February 25, 2013	61	30	12	0	0
February 25, 2014	47	20	5	0	0
February 25, 2015	35	12	1	0	0
February 25, 2016	26	7	0	0	0
February 25, 2017	19	3	0	0	0
February 25, 2018	13	0	0	0	0
February 25, 2019	9	0	0	0	0
February 25, 2020	5	0	0	0	0
February 25, 2021	1	0	0	0	0
February 25, 2022	0	0	0	0	0
February 25, 2023	0	0	0	0	0
February 25, 2024	0	0	0	0	0
February 25, 2025	0	0	0	0	0
February 25, 2026	0	0	0	0	0
February 25, 2027	0	0	0	0	0
February 25, 2028	0	0	0	0	0
February 25, 2029	0	0	0	0	0
February 25, 2030	0	0	0	0	0
February 25, 2031	0	0	0	0	0
February 25, 2032	0	0	0	0	0
February 25, 2033	0	0	0	0	0
February 25, 2034	0	0	0	0	0
February 25, 2035	0	0	0	0	0
February 25, 2036	0	0	0	0	0

Weighted Average Life (in years)(1)	8.43	6.04	3.29	2.10	1.81
Weighted Average Life (in years)(1) (2)	7.87	5.61	3.00	2.10	1.81

________________

(1)

The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of Offered Certificates.

(2)

Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Optional Termination" in this free writing prospectus.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class A-4
Distribution Date	60%	80%	100%	120%	140%

Initial Percentage	100	100	100	100	100
February 25, 2007	100	100	100	100	100
February 25, 2008	100	100	100	100	78
February 25, 2009	100	100	100	0	0
February 25, 2010	100	100	100	0	0
February 25, 2011	100	100	100	0	0
February 25, 2012	100	100	100	0	0
February 25, 2013	100	100	100	0	0
February 25, 2014	100	100	100	0	0
February 25, 2015	100	100	100	0	0
February 25, 2016	100	100	74	0	0
February 25, 2017	100	100	50	0	0
February 25, 2018	100	96	31	0	0
February 25, 2019	100	70	8	0	0
February 25, 2020	100	51	0	0	0
February 25, 2021	100	28	0	0	0
February 25, 2022	88	9	0	0	0
February 25, 2023	69	0	0	0	0
February 25, 2024	53	0	0	0	0
February 25, 2025	41	0	0	0	0
February 25, 2026	25	0	0	0	0
February 25, 2027	9	0	0	0	0
February 25, 2028	0	0	0	0	0
February 25, 2029	0	0	0	0	0
February 25, 2030	0	0	0	0	0
February 25, 2031	0	0	0	0	0
February 25, 2032	0	0	0	0	0
February 25, 2033	0	0	0	0	0
February 25, 2034	0	0	0	0	0
February 25, 2035	0	0	0	0	0
February 25, 2036	0	0	0	0	0

Weighted Average Life (in years)(1)	18.36	14.04	11.13	2.54	2.03
Weighted Average Life (in years)(1) (2)	10.13	7.46	5.71	2.54	2.03

________________

(1)

The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of Offered Certificates.

(2)

Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Optional Termination" in this free writing prospectus.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class M-1
Distribution Date	60%	80%	100%	120%	140%

Initial Percentage	100	100	100	100	100
February 25, 2007	100	100	100	100	100
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	0	0
February 25, 2010	82	72	100	0	0
February 25, 2011	65	43	98	0	0
February 25, 2012	52	31	43	0	0
February 25, 2013	41	23	12	0	0
February 25, 2014	33	17	8	0	0
February 25, 2015	26	12	6	0	0
February 25, 2016	21	9	4	0	0
February 25, 2017	16	7	3	0	0
February 25, 2018	13	5	0	0	0
February 25, 2019	10	4	0	0	0
February 25, 2020	8	3	0	0	0
February 25, 2021	6	0	0	0	0
February 25, 2022	4	0	0	0	0
February 25, 2023	3	0	0	0	0
February 25, 2024	3	0	0	0	0
February 25, 2025	1	0	0	0	0
February 25, 2026	0	0	0	0	0
February 25, 2027	0	0	0	0	0
February 25, 2028	0	0	0	0	0
February 25, 2029	0	0	0	0	0
February 25, 2030	0	0	0	0	0
February 25, 2031	0	0	0	0	0
February 25, 2032	0	0	0	0	0
February 25, 2033	0	0	0	0	0
February 25, 2034	0	0	0	0	0
February 25, 2035	0	0	0	0	0
February 25, 2036	0	0	0	0	0

Weighted Average Life (in years)(1)	7.34	5.78	6.18	2.76	2.19
Weighted Average Life (in years)(1) (2)	6.61	5.21	5.54	2.76	2.19

________________

(1)

The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of Offered Certificates.

(2)

Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Optional Termination" in this free writing prospectus.

Percent of the Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class M-2
Distribution Date	60%	80%	100%	120%	140%

Initial Percentage	100	100	100	100	100
February 25, 2007	100	100	100	100	100
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	83	0
February 25, 2010	82	58	100	83	0
February 25, 2011	65	43	27	83	0
February 25, 2012	52	31	18	77	0
February 25, 2013	41	23	12	48	0
February 25, 2014	33	17	8	30	0
February 25, 2015	26	12	6	17	0
February 25, 2016	21	9	4	6	0
February 25, 2017	16	7	2	0	0
February 25, 2018	13	5	0	0	0
February 25, 2019	10	4	0	0	0
February 25, 2020	8	2	0	0	0
February 25, 2021	6	0	0	0	0
February 25, 2022	4	0	0	0	0
February 25, 2023	3	0	0	0	0
February 25, 2024	3	0	0	0	0
February 25, 2025	0	0	0	0	0
February 25, 2026	0	0	0	0	0
February 25, 2027	0	0	0	0	0
February 25, 2028	0	0	0	0	0
February 25, 2029	0	0	0	0	0
February 25, 2030	0	0	0	0	0
February 25, 2031	0	0	0	0	0
February 25, 2032	0	0	0	0	0
February 25, 2033	0	0	0	0	0
February 25, 2034	0	0	0	0	0
February 25, 2035	0	0	0	0	0
February 25, 2036	0	0	0	0	0

Weighted Average Life (in years)(1)	7.32	5.65	5.31	6.84	2.50
Weighted Average Life (in years)(1) (2)	6.61	5.09	4.86	4.27	2.50

________________

(1)

The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of Offered Certificates.

(2)

Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Optional Termination" in this free writing prospectus.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class M-3
Distribution Date	60%	80%	100%	120%	140%

Initial Percentage	100	100	100	100	100
February 25, 2007	100	100	100	100	100
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	0
February 25, 2010	82	58	85	100	0
February 25, 2011	65	43	27	85	0
February 25, 2012	52	31	18	10	0
February 25, 2013	41	23	12	6	0
February 25, 2014	33	17	8	4	0
February 25, 2015	26	12	6	0	0
February 25, 2016	21	9	4	0	0
February 25, 2017	16	7	0	0	0
February 25, 2018	13	5	0	0	0
February 25, 2019	10	4	0	0	0
February 25, 2020	8	0	0	0	0
February 25, 2021	6	0	0	0	0
February 25, 2022	4	0	0	0	0
February 25, 2023	3	0	0	0	0
February 25, 2024	0	0	0	0	0
February 25, 2025	0	0	0	0	0
February 25, 2026	0	0	0	0	0
February 25, 2027	0	0	0	0	0
February 25, 2028	0	0	0	0	0
February 25, 2029	0	0	0	0	0
February 25, 2030	0	0	0	0	0
February 25, 2031	0	0	0	0	0
February 25, 2032	0	0	0	0	0
February 25, 2033	0	0	0	0	0
February 25, 2034	0	0	0	0	0
February 25, 2035	0	0	0	0	0
February 25, 2036	0	0	0	0	0

Weighted Average Life (in years)(1)	7.30	5.58	4.98	5.54	2.79
Weighted Average Life (in years)(1) (2)	6.61	5.04	4.54	4.54	2.79

________________

(1)

The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of Offered Certificates.

(2)

Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Optional Termination" in this free writing prospectus.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class M-4
Distribution Date	60%	80%	100%	120%	140%

Initial Percentage	100	100	100	100	100
February 25, 2007	100	100	100	100	100
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	62
February 25, 2010	82	58	40	100	62
February 25, 2011	65	43	27	16	62
February 25, 2012	52	31	18	10	62
February 25, 2013	41	23	12	6	42
February 25, 2014	33	17	8	4	15
February 25, 2015	26	12	6	0	0
February 25, 2016	21	9	4	0	0
February 25, 2017	16	7	0	0	0
February 25, 2018	13	5	0	0	0
February 25, 2019	10	3	0	0	0
February 25, 2020	8	0	0	0	0
February 25, 2021	6	0	0	0	0
February 25, 2022	4	0	0	0	0
February 25, 2023	2	0	0	0	0
February 25, 2024	0	0	0	0	0
February 25, 2025	0	0	0	0	0
February 25, 2026	0	0	0	0	0
February 25, 2027	0	0	0	0	0
February 25, 2028	0	0	0	0	0
February 25, 2029	0	0	0	0	0
February 25, 2030	0	0	0	0	0
February 25, 2031	0	0	0	0	0
February 25, 2032	0	0	0	0	0
February 25, 2033	0	0	0	0	0
February 25, 2034	0	0	0	0	0
February 25, 2035	0	0	0	0	0
February 25, 2036	0	0	0	0	0

Weighted Average Life (in years)(1)	7.28	5.54	4.82	4.93	5.76
Weighted Average Life (in years)(1) (2)	6.61	5.01	4.39	4.51	3.43

________________

(1)

The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of Offered Certificates.

(2)

Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Optional Termination" in this free writing prospectus.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class M-5
Distribution Date	60%	80%	100%	120%	140%

Initial Percentage	100	100	100	100	100
February 25, 2007	100	100	100	100	100
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	100
February 25, 2010	82	58	40	95	100
February 25, 2011	65	43	27	16	98
February 25, 2012	52	31	18	10	26
February 25, 2013	41	23	12	6	0
February 25, 2014	33	17	8	1	0
February 25, 2015	26	12	6	0	0
February 25, 2016	21	9	*	0	0
February 25, 2017	16	7	0	0	0
February 25, 2018	13	5	0	0	0
February 25, 2019	10	0	0	0	0
February 25, 2020	8	0	0	0	0
February 25, 2021	6	0	0	0	0
February 25, 2022	4	0	0	0	0
February 25, 2023	0	0	0	0	0
February 25, 2024	0	0	0	0	0
February 25, 2025	0	0	0	0	0
February 25, 2026	0	0	0	0	0
February 25, 2027	0	0	0	0	0
February 25, 2028	0	0	0	0	0
February 25, 2029	0	0	0	0	0
February 25, 2030	0	0	0	0	0
February 25, 2031	0	0	0	0	0
February 25, 2032	0	0	0	0	0
February 25, 2033	0	0	0	0	0
February 25, 2034	0	0	0	0	0
February 25, 2035	0	0	0	0	0
February 25, 2036	0	0	0	0	0

Weighted Average Life (in years)(1)	7.26	5.50	4.70	4.57	5.66
Weighted Average Life (in years)(1) (2)	6.61	4.99	4.29	4.24	3.71

_____________________

*	Indicates a number that is greater than zero but less than 0.5%.
(1)

The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of Offered Certificates.

(2)

Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Optional Termination" in this free writing prospectus.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class M-6
Distribution Date	60%	80%	100%	120%	140%

Initial Percentage	100	100	100	100	100
February 25, 2007	100	100	100	100	100
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	100
February 25, 2010	82	58	40	26	100
February 25, 2011	65	43	27	16	9
February 25, 2012	52	31	18	10	4
February 25, 2013	41	23	12	6	0
February 25, 2014	33	17	8	0	0
February 25, 2015	26	12	6	0	0
February 25, 2016	21	9	0	0	0
February 25, 2017	16	7	0	0	0
February 25, 2018	13	3	0	0	0
February 25, 2019	10	0	0	0	0
February 25, 2020	8	0	0	0	0
February 25, 2021	6	0	0	0	0
February 25, 2022	1	0	0	0	0
February 25, 2023	0	0	0	0	0
February 25, 2024	0	0	0	0	0
February 25, 2025	0	0	0	0	0
February 25, 2026	0	0	0	0	0
February 25, 2027	0	0	0	0	0
February 25, 2028	0	0	0	0	0
February 25, 2029	0	0	0	0	0
February 25, 2030	0	0	0	0	0
February 25, 2031	0	0	0	0	0
February 25, 2032	0	0	0	0	0
February 25, 2033	0	0	0	0	0
February 25, 2034	0	0	0	0	0
February 25, 2035	0	0	0	0	0
February 25, 2036	0	0	0	0	0

Weighted Average Life (in years)(1)	7.23	5.45	4.61	4.34	4.75
Weighted Average Life (in years)(1) (2)	6.61	4.97	4.21	4.02	3.71

________________

(1)

The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of Offered Certificates.

(2)

Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Optional Termination" in this free writing prospectus.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class M-7
Distribution Date	60%	80%	100%	120%	140%

Initial Percentage	100	100	100	100	100
February 25, 2007	100	100	100	100	100
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	100
February 25, 2010	82	58	40	26	85
February 25, 2011	65	43	27	16	9
February 25, 2012	52	31	18	10	0
February 25, 2013	41	23	12	5	0
February 25, 2014	33	17	8	0	0
February 25, 2015	26	12	2	0	0
February 25, 2016	21	9	0	0	0
February 25, 2017	16	7	0	0	0
February 25, 2018	13	0	0	0	0
February 25, 2019	10	0	0	0	0
February 25, 2020	8	0	0	0	0
February 25, 2021	3	0	0	0	0
February 25, 2022	0	0	0	0	0
February 25, 2023	0	0	0	0	0
February 25, 2024	0	0	0	0	0
February 25, 2025	0	0	0	0	0
February 25, 2026	0	0	0	0	0
February 25, 2027	0	0	0	0	0
February 25, 2028	0	0	0	0	0
February 25, 2029	0	0	0	0	0
February 25, 2030	0	0	0	0	0
February 25, 2031	0	0	0	0	0
February 25, 2032	0	0	0	0	0
February 25, 2033	0	0	0	0	0
February 25, 2034	0	0	0	0	0
February 25, 2035	0	0	0	0	0
February 25, 2036	0	0	0	0	0

Weighted Average Life (in years)(1)	7.19	5.41	4.52	4.16	4.29
Weighted Average Life (in years)(1) (2)	6.61	4.96	4.16	3.87	3.71

________________

(1)

The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of Offered Certificates.

(2)

Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Optional Termination" in this free writing prospectus.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class M-8
Distribution Date	60%	80%	100%	120%	140%

Initial Percentage	100	100	100	100	100
February 25, 2007	100	100	100	100	100
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	100
February 25, 2010	82	58	40	26	16
February 25, 2011	65	43	27	16	9
February 25, 2012	52	31	18	10	0
February 25, 2013	41	23	12	0	0
February 25, 2014	33	17	8	0	0
February 25, 2015	26	12	0	0	0
February 25, 2016	21	9	0	0	0
February 25, 2017	16	1	0	0	0
February 25, 2018	13	0	0	0	0
February 25, 2019	10	0	0	0	0
February 25, 2020	8	0	0	0	0
February 25, 2021	0	0	0	0	0
February 25, 2022	0	0	0	0	0
February 25, 2023	0	0	0	0	0
February 25, 2024	0	0	0	0	0
February 25, 2025	0	0	0	0	0
February 25, 2026	0	0	0	0	0
February 25, 2027	0	0	0	0	0
February 25, 2028	0	0	0	0	0
February 25, 2029	0	0	0	0	0
February 25, 2030	0	0	0	0	0
February 25, 2031	0	0	0	0	0
February 25, 2032	0	0	0	0	0
February 25, 2033	0	0	0	0	0
February 25, 2034	0	0	0	0	0
February 25, 2035	0	0	0	0	0
February 25, 2036	0	0	0	0	0

Weighted Average Life (in years)(1)	7.15	5.35	4.45	4.04	4.00
Weighted Average Life (in years)(1) (2)	6.61	4.94	4.12	3.77	3.71

________________

(1)

The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of Offered Certificates.

(2)

Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Optional Termination" in this free writing prospectus.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class M-9
Distribution Date	60%	80%	100%	120%	140%

Initial Percentage	100	100	100	100	100
February 25, 2007	100	100	100	100	100
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	100
February 25, 2010	82	58	40	26	16
February 25, 2011	65	43	27	16	7
February 25, 2012	52	31	18	10	0
February 25, 2013	41	23	12	0	0
February 25, 2014	33	17	2	0	0
February 25, 2015	26	12	0	0	0
February 25, 2016	21	6	0	0	0
February 25, 2017	16	0	0	0	0
February 25, 2018	13	0	0	0	0
February 25, 2019	10	0	0	0	0
February 25, 2020	1	0	0	0	0
February 25, 2021	0	0	0	0	0
February 25, 2022	0	0	0	0	0
February 25, 2023	0	0	0	0	0
February 25, 2024	0	0	0	0	0
February 25, 2025	0	0	0	0	0
February 25, 2026	0	0	0	0	0
February 25, 2027	0	0	0	0	0
February 25, 2028	0	0	0	0	0
February 25, 2029	0	0	0	0	0
February 25, 2030	0	0	0	0	0
February 25, 2031	0	0	0	0	0
February 25, 2032	0	0	0	0	0
February 25, 2033	0	0	0	0	0
February 25, 2034	0	0	0	0	0
February 25, 2035	0	0	0	0	0
February 25, 2036	0	0	0	0	0

Weighted Average Life (in years)(1)	7.09	5.30	4.37	3.92	3.81
Weighted Average Life (in years)(1) (2)	6.61	4.94	4.08	3.69	3.63

________________

(1)

The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of Offered Certificates.

(2)

Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Optional Termination" in this free writing prospectus.

THE SPONSOR

Nomura Credit & Capital, Inc., the sponsor, is a Delaware corporation whose principal offices are located in New York, New York. The sponsor has a book value of approximately $63.09 million as of December 31, 2005, and is a subsidiary of Nomura Holding America Inc., a global investment banking and securities firms having a market capitalization of approximately $37.16 billion. The sponsor is a HUD approved mortgagee primarily engaged in the business of originating, purchasing and selling commercial mortgage loans, purchasing and selling residential mortgage loans and engaging in various asset backed warehouse and repurchase financings of non-securities. The sponsor is also an affiliate of Nomura Securities International, Inc., the underwriter for this transaction and Nomura Asset Acceptance Corporation, the depositor for this transaction. The sponsor was incorporated in the State of Delaware on January 11, 1996. The sponsor maintains its principal office at Two World Financial Center, Building B, New York, New York 10281. Its telephone number is (212) 667-9300.

Since 2002 the sponsor has been purchasing residential mortgage loans, comprised primarily of newly originated, conforming and non-conforming balance, Alt-A, first-lien, fixed and adjustable rate mortgages, as well as second-lien and subprime mortgages, in excess of $18 billion as of December 31, 2005. The sponsor is responsible for pooling the mortgage loans to be securitized by the depositor, negotiating the principal securitization transaction documents and participating with the underwriter in the structuring of such transactions. The sponsor also sells residential mortgage loans and related servicing to third-party investors.

The sponsor has been actively securitizing residential mortgage loans since April 2003. The following table describes the size (at issuance), composition and growth of the sponsor’s total portfolio of assets it has publicly securitized as of the dates indicated. As of the date of this free writing prospectus, none of the securitization transactions sponsored by the sponsor since August 2005 and involving the depositor have defaulted or experienced a trigger event.

	Year ended December 31, 2003		Year ended December 31, 2004		Year ended December 31, 2005		Month ended January 31, 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	N/A	N/A	6,360	$1,595,220,173	11,166	$3,096,819,467	1,354	$443,319,394
Alt-A Fixed	3,268	$687,573,876	3,823	$ 773,581,361	6,798	$1,387,201,153	1,774	$431,041,677
Seconds	N/A	N/A	N/A	N/A	12,142	$ 685,450,460	0	N/A
SubPrime	N/A	N/A	N/A	N/A	10,278	$2,080,121,500	4,448	$933,771,934

STATIC POOL INFORMATION

Static pool information material to this offering may be found at http://www.nomuradeals.com/NHEL2006HE1.

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to any mortgage pool (if applicable) acquired before January 1, 2006.

ISSUING ENTITY

Home Equity Loan Trust, Series 2006-HE1 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the depositor, the servicer, the master servicer, the securities administrator and the trustee, dated as of February 1, 2006 (the "Pooling and Servicing Agreement"). The Pooling and Servicing Agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, the Home Equity Loan Trust, Series 2006-HE1 will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see "Description of the Agreements — Amendment" in the accompanying prospectus.

The assets of the Home Equity Loan Trust, Series 2006-HE1 will consist of the Mortgage Loans and certain related assets.

Home Equity Loan Trust, Series 2006-HE1’s fiscal year end is December 31.

THE DEPOSITOR

Nomura Home Equity Loan, Inc., the depositor, is a special purpose corporation incorporated in the State of Delaware on April 26, 2005. The principal executive offices of the depositor are located at Two World Financial Center, Building B, New York, New York 10281. Its telephone number is (212) 667-9300. The depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

The depositor has been actively serving as a private secondary mortgage market conduit for residential mortgage loans since its inception.  Since that time it has been involved in the issuance of public securities backed by residential mortgage loans in excess of $2 billion as of January 31, 2006.

After issuance and registration of the securities contemplated in this free writing prospectus, the depositor will have no duties or responsibilities with respect to the pool assets or securities.

All of the shares of capital stock of the depositor are held by Nomura Asset Capital Corporation, a Delaware corporation.

SERVICING

General

The primary servicing of the Mortgage Loans will be provided by Ocwen Loan Servicing, LLC. The information set forth in the following paragraphs has been provided by Ocwen.

Ocwen Loan Servicing, LLC

Ocwen Loan Servicing, LLC ("Ocwen"), a Delaware limited liability company, has its primary servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company ("OCN") headquartered in West Palm Beach, Florida. OCN’s primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

As of September 30, 2005, OCN had approximately $1.312 billion in assets, approximately $966 million in liabilities and approximately $346 million in equity. For the quarter ended September 30, 2005, OCN’s net income was approximately $7.9 million, as compared to an approximate net income of $2.9 million reported for the quarter ended June 30, 2005. OCN reported approximately $188.7 million of cash as of September 30, 2005.

The servicing of the mortgage loans in Ocwen’s servicing portfolio was transferred to Ocwen by its affiliate Ocwen Federal Bank FSB ("OFB"), effective on June 30, 2005. This service transfer was the result of OFB’s voluntary dissolution, sale of its branch facility and deposits in Fort Lee, New Jersey to another bank, and cessation of operations as a federal savings bank. Upon OFB’s dissolution and sale of the branch facility and deposits, all of OFB’s remaining assets and liabilities, including its mortgage loan servicing business, were transferred to and assumed by Ocwen. Ocwen’s management, servicing portfolio and platform was not changed as a result of the foregoing transactions.

Ocwen is rated as a "Strong" residential subprime servicer and residential special servicer by Standard & Poor’s and has an "RPS2" rating as a subprime servicer and an "RSS2" rating as special servicer from Fitch. Ocwen is also rated "SQ2-" ("Above Average") as a primary servicer of subprime loans and "SQ2" ("Above Average") as a special servicer by Moody’s Investors Service, Inc. On April 23, 2004, Standard & Poor’s placed its "Strong" residential subprime servicer and residential special servicer ratings assigned to Ocwen on "Credit Watch with negative implications." Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer.

The liabilities assumed by Ocwen from OFB include contingent liabilities resulting from it having been named as a defendant in several potential class action lawsuits challenging its mortgage servicing practices. To date, no such lawsuit has been certified by any court as a class action. On April 13, 2004, these lawsuits were consolidated in a single proceeding in the United States District Court for the District of Illinois under caption styled: Ocwen Federal Bank FSB Mortgage Servicing Litigation, MDL Docket No. 1604. Ocwen believes that its servicing practices comply with legal requirements. Ocwen intends to defend against such lawsuits. Ocwen is also subject to various other routine pending litigation in the ordinary course of its business. While the outcome of litigation is always uncertain, Ocwen’s management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the mortgage loans.

On November 29, 2005, a jury in a Galveston, Texas county court returned a verdict of $11.5 million in compensatory and punitive damages and attorneys’ fees against Ocwen in favor of a plaintiff borrower whose mortgage loan was serviced by Ocwen. The plaintiff brought the claims under the Texas Deceptive Trade Practices Act and other state statutes and common law generally alleging that Ocwen engaged in improper loan servicing practices. On February 9, 2006, the trial court entered its final judgment reducing the total jury award to approximately $1.8 million for actual damages and attorneys’ fees and denying the punitive damages award. Ocwen believes the jury verdict is against the weight of evidence and contrary to law and intends to appeal the decision and continue to vigorously defend this matter.

Ocwen, including its predecessors, has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since 1988, and subprime mortgage loans since 1994. Ocwen is one of the largest third-party subprime mortgage loan servicers in the United States. OCN and its related companies currently employ more than 3,500 people worldwide with domestic residential mortgage loan servicing and processing centers in Orlando, Florida and Chicago, Illinois and related international offices in Bangalore and Mumbai, India. Ocwen specializes in the management of sub-performing and non-performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets. Ocwen’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

As of September 30, 2005, Ocwen provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $36.5 billion, substantially all of which are being serviced for third parties, including loans in over 250 securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by Ocwen at the end of each of the indicated periods.

Ocwen

Subprime Servicing Portfolio

(Dollars in Thousands)

Aggregate Principal Balance as of December 31, 2001	Aggregate Principal Balance as of December 31, 2002	Aggregate Principal Balance as of December 31, 2003	Aggregate Principal Balance as of December 31, 2004	Aggregate Principal Balance as of September 30, 2005

$17,422,016	$26,356,007	$30,551,242	$28,367,753	$31,194,838

Ocwen’s Delinquency and Foreclosure Experience

The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. Ocwen’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Ocwen. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for Ocwen’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

Ocwen

Delinquencies and Foreclosures

(Dollars in Thousands)

	As of December 31, 2002				As of December 31, 2003
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio	229,335	$ 26,356,007	100.00%	100.00%	256,891	$ 30,551,242	100.00%	100.00%
Period of Delinquency(1)
30-59 days	8,483	$ 858,552	3.70%	3.26%	10,662	$ 1,117,125	4.15%	3.66%
60-89 days	3,718	$ 393,762	1.62%	1.49%	4,595	$ 488,900	1.79%	1.60%
90 days or more	19,823	$ 1,820,509	8.64%	6.91%	24,050	$ 2,341,837	9.36%	7.67%
Total Delinquent Loans	32,024	$ 3,072,823	13.96%	11.66%	39,307	$ 3,947,862	15.30%	12.92%
Loans in Foreclosure(2)	8,323	$ 849,266	3.63%	3.22%	9,800	$ 1,057,710	3.81%	3.46%

	As of December 31, 2004				As of September 30, 2005
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio	237,985	$28,367,753	100.00%	100.00%	268,381	$ 31,194,838	100.00%	100.00%
Period of Delinquency(1)
30-59 days	11,251	$ 1,127,427	4.73%	3.97%	13,234	$ 1,301,837	4.93%	4.17%
60-89 days	5,066	$ 515,826	2.13%	1.82%	6,833	$ 674,387	2.55%	2.16%
90 days or more	26,459	$ 2,545,313	11.12%	8.97%	31,261	$ 2,967,766	11.65%	9.51%
Total Delinquent Loans	42,776	$ 4,188,566	17.97%	14.77%	51,328	$ 4,943,989	19.13%	15.85%
Loans in Foreclosure(2)	9,599	$ 975,961	4.03%	3.44%	9,333	$ 966,173	3.48%	3.10%

(1)	Includes 23,740 loans totaling $2,078,945 for September 30, 2005, which were delinquent at the time of transfer to Ocwen.
(2)	Loans in foreclosure are also included under the heading "Total Delinquent Loans."

Ocwen

Real Estate Owned

(Dollars in Thousands)

	At December 31, 2002		At December 31, 2003		At December 31, 2004		At September 30, 2005
	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount

Total Portfolio	229,335	$26,356,007	256,891	$30,551,242	237,985	$ 28,367,753	268,381	$ 31,194,838
Foreclosed Loans(1)	3,484	$ 285,598	4,849	$ 437,510	4,858	$ 439,890	4,511	$ 390,138
Foreclosure Ratio(2)	1.52%	1.08%	1.89%	1.43%	2.04%	1.55%	1.68%	1.25%

(1)	For the purpose of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.
(2)

The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

Ocwen

Loan Gain/(Loss) Experience

(Dollars in Thousands)

	As of December 31, 2002	As of December 31, 2003	As of December 31, 2004	As of September 30, 2005

Total Portfolio(1)	$ 26,356,007	$ 30,551,242	$ 28,367,753	$ 31,194,838
Net Gains/(Losses)(2)(3)	$ (275,036)	$ (249,516)	$ (348,145)	$ (392,477)
Net Gains/(Losses) as a Percentage of Total Portfolio	(1.04)%	(0.82)%	(1.23)%	(1.26)%

(1)	"Total Portfolio" on the date stated above, is the principal balance of the mortgage loans outstanding on the last day of the period.
(2)

"Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3)	Includes ($114,683) as of September 30, 2005 of losses attributable to loans, which were delinquent at the time of transfer to Ocwen.

Ocwen’s Prior Securitizations

In the past three years, Ocwen has been notified of servicer defaults due to certain performance triggers on approximately 9 residential mortgage backed securities transactions, of which approximately 8 remained outstanding as of September 30, 2005. Ocwen assumed servicing from another servicer on a significant majority of these transactions by means of a servicing transfer, at which point the performance triggers were either already in existence or the probability of hitting such performance triggers was anticipated at the time of servicing transfer. In each case, a cure period was granted which provided time for Ocwen to improve the overall performance of the related pool of mortgage loans. As of September 30, 2005, a cure period remained in existence for approximately 8 of these transactions. In the past three years, Ocwen has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.

Ocwen’s Policies and Procedures

Upon boarding a mortgage loan, various types of information are automatically loaded into Ocwen’s mortgage loan servicing system ("REALServicing"). Ocwen then makes all reasonable efforts to collect the contractual mortgage loan payments that are due by the borrower pursuant to the applicable mortgage loan documents and, consistent with the applicable servicing agreement, will follow such collection procedures that are customary with respect to comparable mortgage loans.

Ocwen’s collection policy seeks to identify payment problems at the early stage of delinquency and, if necessary, to address such delinquency in order to preserve the equity of a pre-foreclosure mortgage property. Ocwen uses a consistent application, a proactive consulting approach, defined call strategies, and enhanced payment methods to assist the collection process. On a monthly basis, borrowers are mailed their monthly statement in advance of the due date. All borrowers can obtain loan information and make payments via web access (www.ocwen.com), as well as direct dial customer service.

Ocwen utilizes multiple strategies in order to identify payment problems while working with borrowers to make their monthly payment in a timely manner. The potential for losses is mitigated using internal proprietary models to project performance and required advances and to assist in identifying workout options. On a monthly basis the delinquency status is determined for each mortgage loan. A collector then calls the borrower to make payment arrangements. If payments have not been collected by the date a late charge becomes effective, a standard reminder letter is mailed to the borrower.

Subject to the limitations set forth in the applicable servicing agreement, Ocwen, in its discretion, may waive any assumption fees, late payment charges, or other charges in connection with the underlying mortgage loans, modify any term of a mortgage loan, consent to the postponement of strict compliance with any such terms, or grant indulgence to any borrower.

If a loan becomes non-performing, projections are conducted on a monthly basis using proprietary cash-flow models that help determine the recoverability of losses and the preservation of equity. Various marketing scenarios are analyzed using an updated broker price opinion and appraisals to assist in projecting property cash flow. If the projected loss severity reaches or exceeds 100% (proceeds less expenses) then future advances on the mortgage loan are deemed non-recoverable and a recommendation is then made to stop making such advances. A more in-depth analysis is conducted to determine if charge-off is appropriate.

If reasonable collection efforts have not been successful, Ocwen will determine whether a foreclosure proceeding is appropriate. Additional proprietary models are used to project future costs that may occur while completing foreclosure and ultimately liquidating the loan.

Ocwen complies with standard servicing practices in utilizing customary external vendors for such functions as obtaining property appraisals, broker price opinions, property preservation functions and legal counsel. These functions are monitored and reviewed by Ocwen.

Over the past three years, there has been no material changes in Ocwen’s servicing policies and procedures.

Historically, a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on mortgage loans. There can be no assurance that factors beyond the servicer’s control, like national or local economic conditions or downturn in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

Servicing and Other Compensation and Payment of Expenses

The servicer will provide the servicing functions with respect to the Mortgage Loans as set forth in the Pooling And Servicing Agreement. Among other things, the servicer is obligated under some circumstances to make P&I Advances with respect to the Mortgage Loans. In managing the liquidation of defaulted Mortgage Loans, the servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted

Mortgage Loans and REO Properties as described in the Pooling And Servicing Agreement. Pursuant to the terms of the Pooling And Servicing Agreement, the servicer is entitled to reimbursement for P&I Advances, servicing advances, Servicing Fees and applicable expenses on a priority basis from, among other things, late recoveries of principal and/or interest, Liquidation Proceeds and Insurance Proceeds from the Mortgage Loans. The master servicer will be required to monitor the servicer’s performance of its obligations under the Pooling And Servicing Agreement.

The sponsor has the right to hire a special servicer with respect to certain of the Mortgage Loans or to terminate Ocwen as servicer of certain of the Mortgage Loans, without cause, subject to certain conditions set forth in the Pooling and Servicing Agreement, including payment of unreimbursed P&I Advances, servicing advances, Servicing Fees and applicable expenses of the servicer in connection with the transfer of such Mortgage Loans to a successor servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac. The appointment of any successor servicer or special servicer requires the consent of the master servicer, which consent may not be unreasonably withheld, and the receipt of confirmation from the rating agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the offered certificates, although there can be no guaranty that such transfer will not have an adverse impact on rates of delinquencies, defaults and losses; provided, however, no such confirmation from the rating agencies will be required if the proposed successor servicer is (1) an affiliate of the master servicer that services mortgage loans similar to the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located or (2) a servicer having a rating of at least "Above Average" by S&P and either a rating of at least "RPS2" by Fitch or a rating of at least "SQ2" by Moody’s, and (b) the proposed successor servicer has a net worth of at least $25,000,000 ("Minimum Servicing Requirements"). See "Risk Factors—A transfer of servicing of certain of the mortgage loans may result in higher delinquencies and defaults and may adversely affect the yield on your certificates" herein.

The principal compensation to be paid in respect of the servicing activities of the servicer for the related Mortgage Loans will be 0.50% per annum (the "Servicing Fee Rate") with respect to each Mortgage Loan on the Stated Principal Balance thereof (the "Servicing Fee"). The servicer has agreed, pursuant to the pooling and servicing agreement, to service and administer the Mortgage Loans in accordance with the terms and conditions of the pooling and servicing agreement. As additional servicing compensation, the servicer is entitled to retain all assumption fees, late payment charges, prepayment interest excess (as defined in the Pooling and Servicing Agreement) and other miscellaneous servicing fees in respect of the Mortgage Loans, to the extent collected from the borrowers, together with any interest or other income earned on funds held in the Custodial Account (as defined in this free writing prospectus) and any escrow accounts.

In general, the servicer is obligated to offset any Prepayment Interest Shortfall relating to voluntary prepayments in full on any distribution date, with Compensating Interest on such distribution date; provided however that the obligation of the servicer with respect to the payment of Compensating Interest shall be limited to the Servicing Fee payable to it for such month. The servicer is obligated to pay insurance premiums and other ongoing expenses associated with the Mortgage Loans incurred by it in connection with its responsibilities under the pooling and servicing agreement and is entitled to reimbursement for these expenses as provided in the pooling and servicing agreement.

Payments on Mortgage Loans; Deposits to Custodial Account

The servicer will establish and maintain or cause to be maintained a separate trust account (the "Custodial Account") for the benefit of the certificateholders. The Custodial Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Upon receipt by the servicer of amounts in respect of the related Mortgage Loans (excluding amounts representing the Servicing Fees or other servicing compensation, reimbursement for P&I Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items), the servicer will deposit such amounts in the Custodial Account. Amounts so deposited by the servicer may be invested in Permitted Investments (as defined below) maturing no later than one business day prior to the date on which the amount on deposit therein is required to be remitted to the securities administrator. All investment income on funds in the Custodial Account shall be for the benefit of the servicer.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered a Permitted Investment (each a "Permitted Investment"):

(i)          obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)         general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)        commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating such paper, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv)        certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any Depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such Depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)         guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi)        repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a Depository institution or trust company (acting as principal) described in clause (v) above;

(vii)       securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii)     interests in any money market fund (including any such fund managed or advised by the trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix)        short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x)          such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency.

Prepayment Interest Shortfalls and Compensating Interest

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Servicemembers Civil Relief Act (the "Relief Act") and similar state or local laws to any Mortgage Loan could adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on such Mortgage Loans. The servicer will be obligated to pay from its own funds only those interest shortfalls attributable to voluntary principal prepayments in full by the mortgagors on the Mortgage Loans received during the portion of the related Prepayment Period ending on the last day of the calendar month preceding the related Distribution Date, provided, however that the obligation of the servicer to remit the amount of any shortfall in interest resulting from a voluntary principal prepayment in full on a Mortgage Loan shall be limited to the aggregate Servicing Fee (as defined in this free writing prospectus) payable to the servicer for the related Due Period. The servicer will not remit any shortfalls in interest attributable to the application of the Relief Act or any similar state or local laws. Any interest shortfalls attributable to voluntary principal prepayments in full required to be funded but not funded by the servicer are required to be paid by the master servicer, but only to the extent that such amount does not exceed the aggregate master servicing fee payable to the master servicer for the applicable Distribution Date. Accordingly, the effect of interest shortfalls resulting from principal prepayments in full or in part on the Mortgage Loans (each, a "Prepayment Interest Shortfall") to the extent that they exceed any payments by the master servicer or the servicer ("Compensating Interest") or any shortfalls resulting from the application of the Relief Act or similar state or local laws, will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders. Any such shortfalls will be allocated among the certificates as provided under "Description of the Certificates—" and "— Excess Spread and Overcollateralization Provisions" in this free writing prospectus. See "Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act" in the prospectus.

P&I Advances

Subject to the limitations set forth in the following paragraph, if a scheduled payment on a Mortgage Loan which was due on a related due date and is delinquent (other than as a result of application of the Relief Act), the servicer will be required to remit to the securities administrator for deposit in the Distribution Account from its own funds or from funds available in the Custodial Account relating to a subsequent due date, or some combination of its own funds and such amounts on the Servicer Remittance Date, an amount equal to such delinquency, net of the Servicing Fee (any such remittance, a "P&I Advance").

P&I Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds from the related Mortgage Loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to the servicer out of any funds in the Custodial Account prior to distributions on the certificates. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

The Mortgage Pool may contain balloon loans. In the event that a balloon loan is not paid in full on its maturity date, the servicer will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such balloon loan based upon the original amortization schedule for the loan, unless the servicer determines that the advance would not be recoverable. In no event will the servicer be obligated to advance the balloon payment due on any balloon loan.

Failure of the servicer to make any required P&I Advance, which failure goes unremedied for the days specified in the pooling and servicing agreement would constitute an event of default under the pooling and servicing agreement. Such event of default would obligate the master servicer in its role as successor servicer, or any other successor servicer appointed by the master servicer, to make such P&I Advance subject to its determination of recoverability from related late collections, Insurance Proceeds or Liquidation Proceeds from the related Mortgage Loan.

The Pooling and Servicing Agreement also provides that the Ocwen may enter into a facility with any person which provides that such person may fund P&I Advances or servicing advances, although no such facility shall reduce or otherwise affect the obligations of Ocwen to fund such P&I Advances or servicing advances. Any P&I Advances or servicing advances funded by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to Ocwen Loan Servicing, LLC.

Modifications

In instances in which a Mortgage Loan is in default or if default is reasonably foreseeable, and if determined by the servicer to be in the best interest of the certificateholders, the servicer may permit servicing modifications of such Mortgage Loan rather than proceeding with foreclosure. However, the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Any amounts added to the principal balance of the Mortgage Loan, or capitalized amounts added to the Mortgage Loan, will be required to be fully amortized over the remaining term, or the extended term, of the Mortgage Loan. All capitalizations are to be implemented in accordance with the servicer’s standards and may be implemented only by the servicer for that purpose. The final maturity of any Mortgage Loan will not be extended beyond the assumed final distribution date. No servicing modification with respect to a Mortgage Loan will have the effect of reducing the mortgage rate below one-half of the mortgage rate as in effect on the Cut off Date, but not less than the related servicing fee rate. Further, the aggregate current principal balance of all Mortgage Loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, but this limit may increase from time to time with the consent of the rating agencies.

Any advances made on any Mortgage Loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and net mortgage rate as to any Mortgage Loan will be deemed not reduced by any servicing modification, so that the calculation of the Interest Distribution Amount (as defined in this free writing prospectus) payable on the Offered Certificates will not be affected by the servicing modification.

Evidence as to Compliance

The Pooling and Servicing Agreement will provide that on or before March 5 of each year (and in no instance later than March 15 of each year), beginning with the first year after the year in which the Cut-off Date occurs, each party responsible for any servicing function will provide to the depositor, the master servicer, the securities administrator and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent registered public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement will also provide for delivery to the master servicer, the securities administrator and the trustee, on or before March 5 (and in no instance later than March 15) of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, such entity has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth under "The Master Servicer, Securities Administrator and Custodian" in this free writing prospectus. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND CUSTODIAN

General

The information set forth in the following paragraph has been provided by the master servicer, the securities administrator and the custodian. None of the depositor, the sponsor, the servicer, the trustee, the underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as master servicer and securities administrator under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Master Servicer. Wells Fargo Bank will act as master servicer pursuant to the Pooling and Servicing Agreement. The master servicer will be responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicer under the terms of the Pooling and Servicing Agreement. In particular, the master servicer will independently calculate monthly loan balances based on servicer data, compares its results to Servicer loan-level reports and reconciles any discrepancies with the servicer. The master servicer will also review the servicing of defaulted Mortgage Loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the Pooling and Servicing Agreement, the master servicer will be required to enforce certain remedies on behalf of the trust against the defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337. The master servicer will be indemnified by the trust fund for certain expenses as provided in the Pooling and Servicing Agreement.

Securities Administrator. Pursuant to the terms of the Pooling and Servicing Agreement, the securities administrator will be responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank will be responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D in regards to Distribution and Pool Performance Information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities. The securities administrator will be indemnified by the trust fund for certain expenses as provided in the Pooling and Servicing Agreement.

Custodian.         Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the custodial agreement to be entered into among HSBC Bank USA, National Association, as trustee, Wells Fargo Bank, N.A., as custodian and Ocwen, as servicer. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. As of November 30, 2005, Wells Fargo Bank was acting as custodian on more than nine million files.

Wells Fargo serves or has served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust. The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The custodian shall be entitled to a monthly fee for the performance of its respective obligations under the custodial agreement. The monthly fee will be paid by the master servicer and the expenses of the custodian will be paid out of the trust fund prior to making payments to the certificateholders.

Master Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the master servicer in respect of its master servicing activities for the certificates will be a master servicing fee equal to one-twelfth of the product of 0.0075% multiplied by the scheduled principal balance of the Mortgage Loans as of the Due Date in the preceding calendar month. In addition, the master servicer will be entitled to any interest or other income earned on funds held in the Distribution Account.

In the event that the servicer fails to pay the amount of any Prepayment Interest Shortfall required to be paid on any distribution date, the master servicer shall pay such amount up to the aggregate master servicing fee payable to the master servicer on such distribution date.

The master servicer shall not resign except upon a determination that the master servicer’s duties are no longer permissible under applicable law. The master servicer may sell and assign its rights and delegate its duties and obligations subject to the conditions set forth in the pooling and servicing agreement.

The Distribution Account

The securities administrator will establish an account (the "Distribution Account") into which will be deposited amounts remitted to it by the servicer for distribution to certificateholders on a distribution date and payment of certain fees and expenses of the trust. The Distribution Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Amounts on deposit therein may be invested in Permitted Investments (as defined under "Servicing – Payments on Mortgage Loans; Deposits to Custodial Account" in this free writing prospectus) maturing on or before the business day prior to the related distribution date unless such Permitted Investments are invested in investments managed or advised by the securities administrator or an affiliate thereof, in which case such Permitted Investments may mature on the related distribution date. All investment income on funds in the Distribution Account shall be for the benefit of the master servicer. Any losses resulting from such investments are required to be reimbursed to the Distribution Account by the master servicer out of its own funds.

Transfer of Master Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the master servicer under the Pooling and Servicing Agreement (a) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (c) shall execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Pooling and Servicing Agreement; (ii) each rating agency shall be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee; and

(iii) the master servicer assigning and selling the master servicing shall deliver to the trustee an officer’s certificate and an opinion of independent counsel, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation shall affect any liability of the master servicer arising out of acts or omissions prior to the effective date thereof.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under the pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of the Cut-off Date among the depositor, the master servicer, the securities administrator, the servicer and the trustee, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the depositor with the Securities and Exchange Commission ("SEC") following the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these Mortgaged Properties; (iv) the rights of the trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement and (v) the rights of the depositor under the mortgage loan purchase agreement. Reference is made to the prospectus for important information in addition to that set forth in this free writing prospectus regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to Nomura Home Equity Loan, Inc., Two World Financial Center, Building B, 21st Floor, New York, New York 10281.

On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan (other than the servicing rights with respect to the Mortgage Loans which shall be retained by the sponsor), the related mortgage note, mortgage, assignment of mortgage in recordable form to the trustee and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The trustee, concurrently with such transfer, will deliver the certificates to the depositor. Each Mortgage Loan transferred to the trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the trustee pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Schedule will include information such as the outstanding principal balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or a custodian, as the trustee’s agent for such purpose) the mortgage notes endorsed to the trustee on behalf of the certificateholders and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit. The assignments of mortgage are generally required to be recorded by or on behalf of the depositor in the appropriate offices for real property records, except (i) in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the trustee’s interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the sponsor, or (ii) with respect to any Mortgage Loan electronically registered through the Mortgage Electronic Registration Systems, Inc.

On or prior to the closing date, the trustee (or the custodian on behalf of the trustee) will review the Mortgage Loans and the Related Documents pursuant to the custodial agreement to be entered into among the custodian, the servicer and the trustee, and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured by the sponsor within 90 days following notification thereof to the sponsor by the custodian or the servicer, such party will be obligated to either (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan (as defined below); however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus 30 days’ accrued interest thereon and all costs and damages incurred by the trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law prior to such purchase, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed P&I Advances and servicing advances made by the servicer or the master servicer. The Purchase Price will be required to be remitted to the servicer for deposit in the Custodial Account on or prior to the next succeeding determination date after such obligation arises. The obligation of the sponsor to repurchase or substitute for a Deleted Mortgage Loan (as defined below) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders.

In connection with the substitution of a Qualified Substitute Mortgage Loan, the sponsor will be required to remit to the servicer for deposit in the Custodial Account on or prior to the next succeeding determination date after such obligation arises an amount (the "Substitution Shortfall Amount") equal to the excess of the outstanding principal balance of the related Deleted Mortgage Loan over the outstanding principal balance of such Qualified Substitute Mortgage Loan.

A "Qualified Substitute Mortgage Loan" is a mortgage loan substituted for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) have the same due date as the Deleted Mortgage Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the mortgage loan purchase agreement (deemed to be made as of the date of substitution); (vi) be of the same or better credit quality as the Mortgage Loan being replaced; (vii)

have the same lien priority on the related mortgaged property as the Mortgage Loan being replaced; and (viii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

The sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the trustee with respect to each Mortgage Loan. In addition, the sponsor will represent and warrant, as of the closing date, that, among other things: (i) at the time of transfer to the depositor, the sponsor has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable local, state and federal laws including, but not limited to all applicable predatory and abusive lending laws; (iii) the Mortgage Loans are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is classified and/or defined as a "high cost", "covered" or "predatory" loan under any other federal, state or local law or ordinance or regulation including, but not limited to, the States of Georgia or North Carolina, or the City of New York; (iv) no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan; (v) no Mortgage Loan has a Prepayment Charge longer than five years after its date of origination; and (vi) to the best of the sponsor’s knowledge, the servicer has accurately and fully reported its borrower credit files to each of the credit repositories in a timely manner. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Related Documents, the sponsor will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure; provided, however that any breach of the representations and warranties set forth in clauses (ii), (iii), (iv), (v) and (vi) above with respect to any Mortgage Loan shall be deemed to materially and adversely affect the interests of the certificateholders in the related Mortgage Loan. If the breach cannot be cured within the 90-day period, the sponsor will be obligated to (i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) purchase such Deleted Mortgage Loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the mortgage loan purchase agreement that materially and adversely affects the interests of the certificateholders. The depositor will file the Mortgage Loan Purchase Agreement as an exhibit to the Pooling and Servicing Agreement with the Securities and Exchange Commission in a Current Report on Form 8-K.

Mortgage Loans required to be transferred to the sponsor as described in the preceding paragraphs are referred to as "Deleted Mortgage Loans."

Amendment

The Pooling and Servicing Agreement may be amended by the sponsor, the depositor, the master servicer, the securities administrator, the servicer (or any successor servicer under the Pooling and Servicing Agreement) and the trustee, without the consent of certificateholders,

•	to cure any ambiguity,
•	to correct or supplement any provision therein, or

•	to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates.

In addition, the Pooling and Servicing Agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund’s REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Pooling and Servicing Agreement may be amended by the sponsor, the depositor, the master servicer, the servicer (or any successor servicer under the Pooling and Servicing Agreement), the securities administrator and the trustee with the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

•	reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;
•	cause any trust fund REMIC to fail to qualify as a REMIC for federal tax purposes;
•	reduce the percentage of the holders of the certificates the affected class which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

The trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the Pooling and Servicing Agreement and will not cause the trust fund’s REMIC elections to fail to qualify as REMICs for federal tax purposes.

Voting Rights

As of any date of determination,

•

holders of the certificates, other than the Class P, Class X and Class R Certificates, will be allocated 95.00% of all voting rights, allocated among such certificates in proportion to their respective outstanding Certificate Principal Balances;

•	holders of the Class X Certificates will be allocated 3% of all voting rights;

•	holders of the Class P Certificates will be allocated 1% of all voting rights; and
•	holders of the Class R Certificates will be allocated 1% of all voting rights.

Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests. The initial owner of the Residual Certificates will be Nomura Securities International, Inc.

Optional Purchase of Certain Loans

As to any Mortgage Loan which is delinquent in payment by 91 days or more, the sponsor may, at its option, purchase such Mortgage Loan at a price equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of such purchase plus (ii) 30 days’ accrued interest thereon at the applicable Net Mortgage Rate, plus any portion of the servicing fee, master servicing compensation, servicing advances and P&I Advances payable to the servicer or the master servicer, as applicable, of the Mortgage Loan, plus (iii) any costs and damages of the trust incurred in connection with any violation by such Mortgage Loan of any abusive or predatory lending law, including any expenses incurred by the trustee with respect to such Mortgage Loan prior to the purchase thereof.

Optional Termination

The master servicer will have the right to purchase all remaining Mortgage Loans and related REO Properties and thereby effect early retirement of all of the certificates on any distribution date if on such distribution date the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties remaining in the trust fund is reduced to less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date. If the master servicer fails to exercise such option, Ocwen (each of the master servicer and Ocwen, the "Terminator") will have the right to purchase all remaining Mortgage Loans and related REO Properties and thereby effect early retirement of all of the certificates on any distribution date if on such distribution date the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties remaining in the trust fund is reduced to less than or equal to 5% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date. In the event that either the master servicer or Ocwen exercises such option it will effect such purchase at a price equal to the sum of

•	100% of the Stated Principal Balance of each Mortgage Loan, other than in respect of any related REO Property, plus 30 days’ accrued interest thereon at the applicable Mortgage Rate,
•	the appraised value of any related REO Property, up to the Stated Principal Balance of the Mortgage Loan, plus accrued interest thereon at the applicable Mortgage Rate, and
•

any unreimbursed costs and expenses of the trustee, securities administrator, the custodian, the servicer and the master servicer and the principal portion of any unreimbursed advances previously incurred by the servicer or the master servicer in the performance of its servicing obligations and any Swap Termination Payment payable to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee.

Proceeds from such purchase will be distributed to the certificateholders in the priority described in this free writing prospectus under "Description of the Certificates—Distributions." The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any related REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any purchase of the Mortgage Loans and related REO Properties will result in an early retirement of the certificates.

The securities administrator will be required to give notice of any termination to the certificateholders, upon which the certificateholders shall surrender their certificates to the securities administrator for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the distribution date upon which final payment of the certificates will be made upon presentation and surrender of the certificates at the office of the securities administrator therein designated, (ii) the amount of any such final payment and (iii) that the record date otherwise applicable to such distribution date is not applicable, payments being made only upon presentation and surrender of the certificates at the office of the securities administrator therein specified.

In the event such notice is given in connection with the purchase of all of the Mortgage Loans by the Terminator, the Terminator will be required to deliver to the securities administrator for deposit in the Distribution Account not later than the Business Day prior to the distribution date on which the final distribution on the certificates an amount in immediately available funds equal to the above-described termination price. The securities administrator will be required to remit to the servicer, the master servicer, the trustee and the custodian from such funds deposited in the Distribution Account (i) any amounts which the servicer would be permitted to withdraw and retain from the Custodial Account as if such funds had been deposited therein (including all unpaid Servicing Fees, Master Servicing Fees and all outstanding P&I Advances and Servicing Advances) and (ii) any other amounts otherwise payable by the securities administrator to the master servicer, the trustee, the custodian and the servicer from amounts on deposit in the Distribution Account pursuant to the terms of the Pooling and Servicing Agreement prior to making any final distributions. Upon certification to the trustee by the securities administrator of the making of such final deposit, the trustee will be required to promptly release or cause to be released to the Terminator the Mortgage Files for the remaining Mortgage Loans, and the trustee will execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation of the certificates by the certificateholders on the final distribution date, the securities administrator will be required to distribute to each certificateholder so presenting and surrendering its certificates the amount otherwise distributable on such distribution date in respect of the certificates so presented and surrendered. Any funds not distributed to any certificateholder(s) being retired on such distribution date because of the failure of such certificateholders to tender their certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering certificateholders. If any certificates as to which notice has been given shall not have been surrendered for cancellation within six months after the time specified in such notice, the securities administrator shall mail a second notice to the remaining non-tendering certificateholders to surrender their certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such certificates shall not have been surrendered for cancellation, the securities administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering certificateholders concerning surrender of their certificates. The costs and expenses of maintaining the funds in trust and of contacting such certificateholders shall be paid out of the assets remaining in the trust funds. If within one (1) year after the final notice any such certificates shall not have been surrendered for cancellation, the securities administrator shall pay to the depositor all such amounts, and all rights of non-tendering certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any certificateholder on any amount held in trust by the securities administrator as a result of such certificateholder’s failure to surrender its certificate(s) on the final distribution date for final payment thereof. Any such amounts held in trust by the securities administrator shall be held uninvested in an Eligible Account.

In the event that the Terminator purchases all the Mortgage Loans or the final payment on or other liquidation of the last Mortgage Loan, the trust fund will be terminated in accordance with the following additional requirements:

(i)           The trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an opinion of counsel obtained by and at the expense of the Terminator;

(ii)          During such 90-day liquidation period and, at or prior to the time of making of the final payment on the certificates, the trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

(iii)        At the time of the making of the final payment on the certificates, the securities administrator shall distribute or credit, or cause to be distributed or credited, to the holders of the residual certificates all cash on hand in the trust fund (other than cash retained to meet claims), and the trust fund shall terminate at that time.

At the expense of the Terminator (or, if the trust fund is being terminated as a result of the last scheduled distribution date, at the expense of the trust fund), the Terminator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC.

By their acceptance of certificates, the holders thereof hereby agree to authorize the trustee to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor certificateholders.

Events of Default

Events of default with respect to the servicer under the Pooling and Servicing Agreement include, without limitation:

•

any failure by the servicer (or any successor servicer) to remit to the securities administrator any payment, including an advance required to be made by the servicer under the terms of the Pooling and Servicing Agreement, which continues unremedied for two business days after the day on which written notice of such failure is given by the master servicer;

•

any failure by the servicer (or any successor servicer) to observe or perform in any material respect any other of its covenants or agreements, the breach of which has a material adverse effect and which continues unremedied for thirty days after the giving of written notice of such failure to the servicer (or any successor servicer) by the trustee or the depositor, or to the servicer (or any successor servicer) and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

•

the servicer (or any successor servicer) shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

•

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

•	the servicer fails to deliver the annual compliance statements and accountant’s report as required pursuant to the Pooling and Servicing Agreement and such failure continues unremedied for ten days.

Events of default with respect to the master servicer under the Pooling and Servicing Agreement include, without limitation:

•

any failure on the part of the master servicer to observe or perform in any material respect any of the covenants or agreements on the part of the master servicer contained in this Pooling and Servicing Agreement, or the breach by the master servicer of any representation and warranty contained in the pooling and servicing agreement, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the depositor or the trustee or to the master servicer, the depositor and the trustee by the holders of certificates entitled to at least twenty-five percent (25%) of the voting rights evidenced by the certificates; or

•

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

•

the master servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

•

the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Rights Upon Event of Default

Upon the occurrence and continuance of an event of default with respect to the payment obligations of the servicer under the Pooling and Servicing Agreement the master servicer shall terminate all the rights and obligations of the servicer under the Pooling and Servicing Agreement, and in and to the Mortgage Loans. In addition, upon the occurrence and continuance of any other event of default with respect to the servicer under the Pooling and Servicing Agreement, the master servicer may, and at the direction of the holders of certificates representing not less than 25% of the voting rights shall, terminate all the rights and obligations of the servicer under the Pooling and Servicing Agreement, and in and to the Mortgage Loans. Upon the termination of the servicer under the Pooling and Servicing Agreement, the master servicer shall succeed to all of the responsibilities and duties of the servicer under the Pooling and Servicing Agreement, including the obligation to make any P&I Advance required to be made by the servicer on the distribution date immediately following the occurrence of such event of default with respect to the servicer subject to the master servicer’s determination of recoverability thereof; provided, however, that the master servicer shall have no obligation whatsoever with respect to any liability incurred by the servicer at or prior to the termination of the servicer with respect to any default, and there will be a period of transition, not to exceed 90 days, before the servicing functions can be transferred to a successor servicer. As compensation therefor, the master servicer shall be entitled to all funds relating to the Mortgage Loans which the terminated servicer would have been entitled to retain if such servicer had continued to act as such, except for those amounts due the terminated servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the master servicer may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the terminated servicer under the Pooling and Servicing Agreement, in the assumption of all or any part of the responsibilities, duties or liabilities of the terminated servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the terminated servicer under the Pooling and Servicing Agreement, the master servicer shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the master servicer may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee specified in the Pooling and Servicing Agreement. No assurance can be given that termination of the rights and obligations of the terminated servicer under the Pooling and Servicing Agreement, would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans. The costs and expenses of the trustee and the master servicer in connection with the termination of the terminated servicer, appointment of a successor servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated servicer, will be paid by the trust fund from amounts available in the Distribution Account as provided in the Pooling and Servicing Agreement.

Upon the occurrence and continuance of an event of default with respect to the master servicer, the depositor or the trustee may, and at the written direction of the holders of certificates evidencing ownership of not less than 51% of the trust, the trustee shall terminate all of the rights and obligations of the master servicer in its capacity as master servicer under the Pooling and Servicing Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. The trustee shall automatically succeed to all of the responsibilities and duties of the master servicer under the Pooling and Servicing Agreement. Notwithstanding the above, the trustee may, if it shall be unwilling to so act, or shall, if it is legally unable to so act, appoint, or petition a court of competent jurisdiction to appoint a successor master servicer in accordance with the terms of the Pooling and Servicing Agreement. The costs and expenses of the trustee in connection with the termination of the terminated master servicer, will be paid by the trust fund from amount available in the Distribution Account as provided in the Pooling and Servicing Agreement.

No certificateholder, solely by virtue of such holder’s status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee indemnity satisfactory to it and the trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

HSBC Bank USA, National Association, a national banking association, will be the trustee under the Pooling and Servicing Agreement. The depositor, the servicer, the master servicer and securities administrator may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: NHEL 2006-HE1 or at such other address as the trustee may designate from time to time.

As of January 24, 2006, the trustee is acting as trustee for approximately 400 asset-backed securities transactions involving similar pool assets to those found in this transaction.

The trustee, prior to the occurrence of an Event of Default with respect to the master servicer and after the curing or waiver of all Events of Default with respect to the master servicer which may have occurred will undertake to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the trustee, including:

1.

Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the Pooling and Servicing Agreement, the trustee (or its custodian, if applicable) shall examine them to determine whether they are in the required form; provided, however, that the trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.

The trustee shall promptly remit to the servicer any complaint, claim, demand, notice or other document (collectively, the "Notices") delivered to the trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the trustee at its corporate trust office, (ii) contains information sufficient to permit the trustee to make a determination that the real property to which such document relates is a Mortgaged Property (as defined in the Pooling and Servicing Agreement). The trustee shall have no duty hereunder with respect to any notice it may receive or which may be alleged to have been delivered to or served upon it unless such notice is delivered to it or served upon it at its corporate trust office and such notice contains the information required pursuant to clause (ii) of the preceding sentence.

3.

Except for those actions that the trustee is required to take under the Pooling and Servicing Agreement, the trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an Event of Default with respect to the master servicer has occurred and has not been cured or waived, the trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include:

1.

Execute and deliver, on behalf of the master servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

2.

The trustee shall automatically become the successor in all respects to the master servicer after the master servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions of the Pooling and Servicing Agreement. Notwithstanding the foregoing, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the Pooling and Servicing Agreement.

3.

Upon any termination or appointment of a successor to the master servicer, the trustee shall give prompt written notice thereof to certificateholders at their respective addresses appearing in the certificate register and to the rating agencies.

For further discussion of the duties of the trustee, please see "Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Duties of the Trustee" in the prospectus.

The master servicer will pay the trustee the trustee’s fee in respect of its obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the trustee in the ordinary course of the trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, the certificates or the Custodial Agreement, other than any loss, liability or expense (i) resulting from a breach of the obligations and duties of the servicer under the Pooling and Servicing Agreement (for which the trustee receives indemnity from the servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under the Pooling and Servicing Agreement, the certificates or the Custodial Agreement or by reason of reckless disregard, of the trustee’s obligations and duties under the Pooling and Servicing Agreement, the certificates or the Custodial Agreement.

THE CREDIT RISK MANAGER

Portfolio Surveillance Analytics, LLC, a wholly-owned subsidiary of InformationLogix, Inc., will initially act as credit risk manager for the trust (the "Credit Risk Manager"), will monitor the performance of and make recommendations to the servicer regarding certain delinquent and defaulted Mortgage Loans, and will report to the depositor on the performance of such Mortgage Loans pursuant to a Credit Risk Management Agreement to be entered into by the Credit Risk Manager and the servicer and/or master servicer on or prior to the Closing Date. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by the servicer and/or the master servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a "Credit Risk Manager’s Fee" equal to 0.005% per annum with respect to each Mortgage Loan on the Stated Principal Balance thereof until the termination of the trust, until its removal by the sponsor pursuant to the Pooling and Servicing Agreement or until its removal by a vote of at least 66 2/3% of the certificateholders. Such fee will be paid by the trust and will be equal to a per annum percentage of the Stated Principal Balance of the Mortgage Loans. The Credit Risk Manager holds the right to transfer these functions to an affiliate or subsidiary, and anticipates granting the sponsor the option to acquire the Credit Risk Manager or such affiliate or subsidiary at a future date.

FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Thacher Proffitt & Wood LLP, counsel to the depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

For federal income tax purposes (i) the Class R Certificates will represent the sole class of "residual interests" in each REMIC elected by the trust and (ii) the Senior Certificates and Subordinate Certificates (exclusive of any right of the holders of the Senior Certificates and Subordinate Certificates to receive payments from the Basis Risk Shortfall Reserve Fund and the Supplemental Interest Trust in respect of Basis Risk Shortfalls and the obligation to make payments to the Supplemental Interest Trust), the Class P Certificates and Class X Certificates will represent the "regular interests" in, and will be treated as debt instruments of, a REMIC. See "Federal Income Tax Consequences–REMICs" in the prospectus.

For federal income tax purposes, the Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 100.00% of the prepayment assumption described herein. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences–General" and "–REMICs–Sales of REMIC Certificates" in the prospectus.

The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

The Internal Revenue Service (the "IRS") has issued original issue discount regulations (the "OID Regulations") under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the

Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of an offered certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the certificateholders and the IRS.

If the method for computing original issue discount described above results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholders purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences– REMICs" in the prospectus.

Each holder of a Senior Certificate or Subordinate Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Basis Risk Shortfall Reserve Fund or the Supplemental Interest Trust in respect of any Basis Risk Shortfall or the obligation to make payments to the Supplemental Interest Trust. The Basis Risk Shortfall Reserve Fund, the Interest Rate Swap Agreement and the Supplemental Interest Trust are not assets of any REMIC. The REMIC regular interest corresponding to an Senior Certificate or a Subordinate Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net Funds Cap computed for this purpose by limiting the Base Calculation Amount of the Interest Rate Interest Rate Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Senior Certificate or a Subordinate Certificate may exceed the actual amount of distributions on the Senior Certificate or a Subordinate Certificate.

The treatment of amounts received by a holder of a Senior Certificate or a Subordinate Certificate under such holder’s right to receive any Basis Risk Shortfall, will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of a Senior Certificate or Subordinate Certificate must allocate its purchase price for the Senior Certificate or Subordinate Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Basis Risk Shortfall Reserve Fund and the Supplemental Interest Trust in respect of any Basis Risk Shortfall in accordance with the relative fair market values of each property right. The Securities Administrator will, as required, treat payments made to the holders of the Senior Certificates and Subordinate

Certificates with respect to any Basis Risk Shortfall, as includible in income based on the regulations relating to notional principal contracts (the "Notional Principal Contract Regulations"). The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation. For tax reporting purposes, the right to receive payments from the Basis Risk Shortfall Reserve Fund and the Supplemental Interest Trust in respect of Basis Risk Shortfalls with respect to the Senior Certificates and Subordinate Certificates may be treated as having more than a de minimis value as provided in the pooling and servicing agreement. Upon request, the Securities Administrator will make available information regarding such amounts as has been provided to it. Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest, the right to receive payments from the Basis Risk Shortfall Reserve Fund and the Supplemental Interest Trust in respect of any Basis Risk Shortfall as discrete property rights. Holders of the Senior Certificates and Subordinate Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Senior Certificates and Subordinate Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Securities Administrator’s treatment of payments of any Basis Risk Shortfall is respected, ownership of the right to any Basis Risk Shortfall will entitle the owner to amortize the price paid for the right to any Basis Risk Shortfall under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of a Senior Certificate or a Subordinate Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Basis Risk Shortfalls, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Senior Certificate or Subordinate Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Swap Administration Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Basis Risk Shortfalls for such taxable year. Although not clear, net income or a net deduction with respect to any Basis Risk Shortfall should be treated as ordinary income or as an ordinary deduction. Holders of the Senior Certificates and Subordinate Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Basis Risk Shortfalls will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Senior Certificate or a Subordinate Certificate may have income that exceeds cash distributions on the Senior Certificate or Subordinate Certificate, in any period and over the term of the Senior Certificate or Subordinate Certificate. As a result, the

Senior Certificates and Subordinate Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Basis Risk Shortfalls would be subject to the limitations described above.

Upon the sale of a Senior Certificate or a Subordinate Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Basis Risk Shortfall Reserve Fund and the Supplemental Interest Trust in respect of any Basis Risk Shortfall would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to the related Senior Certificate or Subordinate Certificate, as the case may be. A holder of a Senior Certificate or a Subordinate Certificate will have gain or loss from such a termination of the right to receive payments from the Basis Risk Shortfall Reserve Fund and the Supplemental Interest Trust in respect of any Basis Risk Shortfall equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Basis Risk Shortfall Reserve Fund and the Supplemental Interest Trust in respect of any Basis Risk Shortfall.

Gain or loss realized upon the termination of the right to receive payments from the Basis Risk Shortfall Reserve Fund and the Supplemental Interest Trust in respect of any Basis Risk Shortfalls will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of any Basis Risk Shortfalls could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Basis Risk Shortfall. Holders of the Offered Certificates and Class B Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

The REMIC regular interest component of each Senior Certificate and Subordinate Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Senior Certificate and Subordinate Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Because any Basis Risk Shortfall is treated as separate rights of the Senior Certificates and Subordinate Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC. In addition, any amounts received from the Basis Risk Shortfall Reserve Fund and the Supplemental Interest Trust will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

For further information regarding federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences—REMICs" in the prospectus.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, "Plans"). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Offered Certificates. See "ERISA Considerations" in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described in this free writing prospectus and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has issued an Exemption, as described under "ERISA Considerations" in the prospectus, to the Underwriters. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least "BBB-" (or its equivalent) by S&P, Fitch or Moody’s at the time of purchase and underwritten by the Underwriters and the servicing and operation of asset pools consisting of certain types of secured obligations, such as mortgage loans, provided that the conditions of the Exemption are satisfied. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an "accredited investor" as defined in Rule

501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of Certificates be "BBB-" or higher at the time of purchase.

ERISA Considerations While the Supplemental Interest Trust is in Existence

For so long as the holder of an Offered Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

ERISA Considerations After Termination of the Supplemental Interest Trust

Subsequent to the termination of the Supplemental Interest Trust which holds the Interest Rate Swap Agreement, it is expected that the Exemption will apply to the acquisition and holding of the senior certificates and the subordinated certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing an Offered Certificate must make its own determination that the conditions described above will be satisfied for such certificate.

Each beneficial owner of a Class B Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust (which holds the Interest Rate Swap Agreement) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such subordinated certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the subordinated certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor’s, Fitch or Moody’s or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of this section shall indemnify to the extent permitted by law and hold harmless the depositor, the sponsor, the master servicer, the servicer, the underwriter and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Plan fiduciaries are encouraged to consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of any class of Offered Certificates to a Plan is in no respect a representation by the depositor, the Trustee, the Securities Administrator, the master servicer, the Servicer or the Underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all Depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a Depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of Depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled "Investing in Complex Securities", effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

LEGAL MATTERS

The validity of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of the depositor and the underwriter.

RATINGS

It is a condition of the issuance of the Offered Certificates that each class of Offered Certificates be assigned at least the ratings designated below by Standard & Poor’s, Moody’s, Fitch and DBRS.

Class	Standard & Poor’s	Moody’s	Fitch	DBRS
A-1	AAA	Aaa	AAA	AAA
A-2	AAA	Aaa	AAA	AAA
A-3	AAA	Aaa	AAA	AAA
A-4	AAA	Aaa	AAA	AAA
M-1	AA+	Aa1	AA+	AA (high)
M-2	AA	Aa2	AA	AA
M-3	AA-	Aa3	AA-	AA (low)
M-4	A+	A1	A+	A (high)
M-5	A	A2	A	A
M-6	A-	A3	A-	A (low)
M-7	BBB+	Baa1	BBB+	BBB (high)
M-8	BBB	Baa2	BBB	BBB
M-9	BBB-	Baa3	BBB-	BBB (low)

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the anticipated yields in light of prepayments. In addition, the ratings on the Offered Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in respect of Basis Risk Shortfalls.

The depositor has not requested ratings of the Offered Certificates by any rating agency other than Standard & Poor’s, Moody’s, Fitch and DBRS. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the sponsor, the depositor, the trustee, Home Equity Loan Trust, Series 2006-HE1, the master servicer, the servicer, the securities administrator, the custodian or QLF, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

There are no affiliations between the sponsor, the depositor or the issuing entity and any of the master servicer, the securities administrator, the custodian, the trustee, the Swap Provider, the servicer, QLF or Sunset Direct. There are no affiliations among the master servicer, the securities administrator or the custodian and the trustee, the Swap Provider, the servicer, QLF or Sunset Direct. There are no affiliations between the trustee and the Swap Provider, the servicer, QLF or Sunset Direct. There are no affiliations between the Swap Provider and the servicer, QLF or Sunset Direct. There are no affiliations between QLF and Sunset Direct.  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the second sentence hereof, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Securities and

Exchange Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to certificateholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Certificates — Reports to Certificateholders" and "Servicing — Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to certificateholders or information about the securities as will have been filed by the securities administrator with the Securities and Exchange Commission will be posted on the securities administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Securities and Exchange Commission. The address of the website is: http://www.ctslink.com.

INDEX OF DEFINED TERMS

AB Servicing Criteria
Additional Termination Events
Adjustment Date
Aggregate Loan Balance
Applied Loss Amount
Balloon Loans
Basis Risk Shortfall
Basis Risk Shortfall Reserve Fund
Carryforward Interest
Certificate Margin
Certificate Principal Balance
Class B Certificates
Class B-1 Principal Payment Amount
Class B-2 Principal Payment Amount
Class M-1 Principal Payment Amount
Class M-2 Principal Payment Amount
Class M-3 Principal Payment Amount
Class M-4 Principal Payment Amount
Class M-5 Principal Payment Amount
Class M-6 Principal Payment Amount
Class M-7 Principal Payment Amount
Class M-8 Principal Payment Amount
Class M-9 Principal Payment Amount
Clearstream
Compensating Interest
CPR
Credit Risk Manager
Credit Risk Manager’s Fee
CSSF
Current Interest
Custodial Account
DBRS
Deferred Amount
Delinquency Rate
Derivative Account
Distribution Account
DTC
Due Date
Due Period
Early Termination Date
ERISA
Euroclear
Events of Default
Financial Intermediary
Fitch
Fixed Swap Payment

Floating Swap Payment
Global Securities
Gross Margin
Illegality
Index
Insurance Proceeds
Interest Accrual Period
Interest Only Loans
Interest Rate Swap Agreement
Interest Remittance Amount
Interest Shortfall
IRS
ISDA Master Agreement
Liquidated Loan
Liquidation Proceeds
Maximum Interest Rate
Maximum Mortgage Rate
Mezzanine Certificates
Minimum Mortgage Rate
Monthly Excess Cashflow
Monthly Excess Interest
Moody’s
Mortgage Loan Schedule
Mortgage Loans
Mortgage Pool
Mortgage Rate
Net Funds Cap
Net Interest Shortfalls
Net Liquidation Proceeds
Net Mortgage Rate
Net Swap Payment
Notices
Notional Principal Contract Regulations
Offered Certificates
OID Regulations
One-Month LIBOR
Optimal Interest Remittance Amount
Overcollateralization Amount
Overcollateralization Deficiency Amount
Overcollateralization Release Amount
P&I Advance
Pass-Through Rate
Payahead
Periodic Rate Cap
Permitted Investment
Plan
Plans

Pooling and Servicing Agreement
Prepayment Assumption
Prepayment Charge
Prepayment Interest Shortfall
Prepayment Interest Shortfall
Prepayment Period
Principal Payment Amount
Principal Remittance Amount
PTCE
Purchase Price
QLF
QLF Underwriting Guidelines
Qualified Substitute Mortgage Loan
Realized Loss
Reference Banks
Regulation AB
Related Documents
Relief Act
Rules
Scheduled Swap Notional Amount
SEC
Senior Certificates
Senior Certificates
Senior Enhancement Percentage
Senior Principal Payment Amount
Servicer Remittance Date
Servicing Fee
Servicing Fee Rate
SMMEA
Standard & Poor’s
Stated Principal Balance
Stepdown Date
Subordinate Certificates
Subsequent Recoveries
Substitution Shortfall Amount
Supplemental Interest Trust
Supplemental Interest Trust Trustee
Swap Default
Swap Early Termination
Swap Notional Amount
Swap Provider
Swap Provider Trigger Event
Swap Termination Payment
Targeted Overcollateralization Amount
Tax Event
Tax Event Upon Merger
Termination Event

Trigger Event
Underwriter
Wells Fargo Bank

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION

PROCEDURES

Except under limited circumstances, the globally offered Nomura Home Equity Loan, Inc., Asset Backed Certificates, Series 2006-HE1 (the "Global Securities") will be available only in book- entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sponsor’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same day funds.

Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Sponsor and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC Sponsor on the settlement date. Thus, to the DTC participants a crossmarket transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream Sponsor and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The sponsor will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)          borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system’s customary procedures;

(b)          borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

(c)          staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 31% ) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

•      U.S. Person. As used herein the term "U.S. person" means a beneficial owner of a Certificate that is for United States federal income tax purposes

•      a citizen or resident of the United States,

•      a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•      an estate the income of which is subject to United States federal income taxation regardless of its source, or

•      a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

As used herein, the term "non-U.S. person" means a beneficial owner of a Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                The date of this prospectus is October 27, 2005.

                                   PROSPECTUS

                            ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                          NOMURA HOME EQUITY LOAN, INC.
                                    DEPOSITOR

THE TRUST FUNDS:

         Each trust fund will be established to hold assets transferred to it by
Nomura  Home  Equity  Loan,  Inc.  The assets in each trust fund will  generally consist of one or more of the following:

          o    loans secured by first and/or subordinate liens on one- to four-family residential properties, including manufactured housing that is permanently affixed and treated as real property under local law, or security interests in shares issued by cooperative housing corporations,

          o    loans secured by first and/or subordinate liens on small
               multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

          o    loans secured by first and/or subordinate liens on mixed
               residential and commercial properties (mixed-use loans),

          o    closed-end second-lien loans, secured in whole or in part by subordinate liens on one- to four-family residential properties,

          o    home equity line of credit loans or specified balances thereof, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties,

          o    loans secured in whole or in part by first and/or subordinate liens on improved land that is generally suitable for one- to four-family residential dwellings (lot loans),

          o    home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one-
               to four-family residential properties, or

          o    mortgage-backed securities or collateralized mortgage obligations backed by loans secured by first and/or subordinate liens on one-
               to four-family residential properties, by lot loans or by
               participations in these types of loans.

         The  assets  in  your  trust  fund  are  specified  in  the  prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund,  whether or not in your trust fund,  are  described in greater detail in this prospectus.

--------------------------------------------------------------------------------
PLEASE  CAREFULLY  CONSIDER OUR  DISCUSSION OF SOME OF THE RISKS OF INVESTING IN
THE SECURITIES UNDER "RISK FACTORS" BEGINNING ON PAGE 5.
--------------------------------------------------------------------------------

THE SECURITIES:

         Nomura Home Equity Loan,  Inc. will sell the  securities  pursuant to a prospectus  supplement.  The securities will be grouped into one or more series, each having its own distinct  designation.  Each series will be issued in one or more classes and will  evidence  beneficial  ownership of, or be secured by, the assets in the trust fund that the series relates to. A prospectus supplement for a series will  specify all of the terms of the series and of each of the classes in the series.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR  DISAPPROVED  OF THESE  SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                                     - 3 -

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH ACCOMPANYING
PROSPECTUS SUPPLEMENT

Information  about  each  series of  securities  is  contained  in two  separate documents:

          o    this prospectus, which provides general information, some of which may not apply to a particular series; and

          o    the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

          o    The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the  accompanying prospectus  supplement.  We have  not  authorized  anyone  to  provide  you with information  that is different  from that  contained in this  prospectus and the accompanying prospectus supplement.

                             -----------------------

If you require  additional  information,  the mailing  address of our  principal executive  offices is Nomura Home Equity Loan, Inc., Two World Financial Center,
Building B, 21st Floor,  New York,  New York 10281 and the  telephone  number is
212-667-9300.  For other means of acquiring additional information about us or a series of  securities,  see  "Incorporation  of Certain  Documents by Reference"
beginning on page 162.

                                  RISK FACTORS

You should carefully  consider the following  information  because it identifies significant risks associated with an investment in the securities.

LIMITED  LIQUIDITY.................  No market for the  securities of any series will  exist  before  those  securities  are
                                     issued.   We  cannot   assure  you  that  a
                                     secondary  market will  develop.  Even if a
                                     secondary market develops, we cannot assure
                                     you that it will provide you with liquidity
                                     of  investment or that it will continue for
                                     the life of the securities of that series.

LIMITED SOURCE OF PAYMENTS -
NO RECOURSE TO SELLERS, DEPOSITOR
OR SERVICER......................... The  applicable  prospectus  supplement may provide  that  securities  will be  payable
                                     from   trust   funds   other   than   their
                                     associated  trust fund, but if it does not,
                                     they  will be  payable  solely  from  their
                                     associated  trust  fund.  If the trust fund
                                     does not have enough  assets to  distribute
                                     the   full   amount   due   to   you  as  a
                                     securityholder,    your   yield   will   be
                                     impaired,  and the return of your principal
                                     may  be   impaired,   without   you  having
                                     recourse to anyone  else.  Furthermore,  at
                                     the  times   specified  in  the  applicable
                                     prospectus  supplement,  certain  assets of
                                     the trust fund and/or any balance remaining
                                     in the security account  immediately  after
                                     making all payments  due on the  securities
                                     of that  series,  may be released  and paid
                                     out  to   other   persons,   such   as  the
                                     depositor, a servicer, a credit enhancement
                                     provider,  or any other person  entitled to
                                     payments from the trust fund.  Those assets
                                     will  no  longer  be   available   to  make
                                     payments  to  you.   Those   payments   are
                                     generally  made only after other  specified
                                     payments  that  may  be  described  in  the
                                     applicable  prospectus supplement have been
                                     made.

                                     You will not have any recourse  against the
                                     depositor,  any seller or any  servicer  if
                                     you do not receive a required  distribution
                                     on the  securities.  You will also not have
                                     recourse  against  the  assets of the trust
                                     fund of any other series of securities.

                                     The   securities   will  not  represent  an
                                     interest in the  depositor,  any  servicer,
                                     any seller to the depositor,

                                     - 5 -

                                     or anyone else  except the trust fund.  The
                                     only obligation of the depositor to a trust
                                     fund will come from certain representations
                                     and  warranties  made  by it  about  assets
                                     transferred  to the  trust  fund.  If these
                                     representations  and warranties are untrue,
                                     the depositor may be required to repurchase
                                     some of the transferred assets. Nomura Home
                                     Equity Loan,  Inc., which is the depositor,
                                     does not  have  significant  assets  and is
                                     unlikely to have significant  assets in the
                                     future.  If the depositor  were required to
                                     repurchase  a loan because of a breach of a
                                     representation,  its only  sources of funds
                                     for the repurchase would be:

                                     o   funds obtained from the  enforcement of
                                         a  corresponding obligation of a seller
                                         or originator of the loan or

                                     o   funds from a reserve account or similar
                                         credit  enhancement  established to pay
                                         for loan repurchases.

                                     The only  obligations  of the servicer to a
                                     trust  fund  (other   than  its   servicing
                                     obligations)   will   come   from   certain
                                     representations  and warranties  made by it
                                     in  connection   with  its  loan  servicing
                                     activities.  If these  representations  and
                                     warranties  turn  out  to  be  untrue,  the
                                     servicer may be required to  repurchase  or
                                     substitute for some of the loans.  However,
                                     the  servicer  may not have  the  financial
                                     ability to make the required  repurchase or
                                     substitution.

                                     The only  obligations  to a trust fund of a
                                     seller of loans to the depositor  will come
                                     from certain representations and warranties
                                     made by it in  connection  with its sale of
                                     the loans  and  certain  document  delivery
                                     requirements.  If these representations and
                                     warranties  turn out to be  untrue,  or the
                                     seller fails to deliver required documents,
                                     it  may  be  required  to   repurchase   or
                                     substitute for some of the loans.  However,
                                     the  seller  may  not  have  the  financial
                                     ability to make the required  repurchase or
                                     substitution.

                                     As described in this prospectus, a servicer
                                     may be  obligated  to enforce the  sellers'
                                     obligations. However, the servicer will not
                                     be  obligated  to  purchase  or replace any
                                     loan if a seller defaults on its obligation
                                     or for any other reason.

                                     - 6 -

CREDIT ENHANCEMENT MAY
NOT BE SUFFICIENT TO PROTECT
YOU FROM LOSSES..................... Credit  enhancement  is  intended to reduce the  effect  of  loan  losses.  But  credit
                                     enhancements  may benefit only some classes
                                     of a series of  securities,  and the amount
                                     of any credit  enhancement  will be limited
                                     as described in the  applicable  prospectus
                                     supplement.  Furthermore,  the  amount of a
                                     particular  form of credit  enhancement may
                                     decline over time pursuant to a schedule or
                                     formula or otherwise, and could be depleted
                                     from payments or for other  reasons  before
                                     the   securities   covered  by  the  credit
                                     enhancement  are paid in full. In addition,
                                     the  credit  enhancement  applicable  to  a
                                     series  of  securities  may not  cover  all
                                     potential  sources  of loss.  For  example,
                                     credit  enhancement  may or may  not  cover
                                     fraud or negligence by a loan originator or
                                     other  parties.  Also,  the  trustee may be
                                     permitted to reduce, substitute for or even
                                     eliminate  all  or a  portion  of a  credit
                                     enhancement   as  long  as  the   trustee's
                                     actions would not cause the rating agencies
                                     that  have  rated  the  securities  at  the
                                     request   of  the   depositor   to   change
                                     adversely  their ratings of the securities.
                                     Consequently,  securityholders  may  suffer
                                     losses  even  though a  credit  enhancement
                                     exists and its provider does not default.

PREPAYMENT AND YIELD
CONSIDERATIONS
YOUR YIELD WILL BE AFFECTED
BY PREPAYMENTS AND BY THE
ALLOCATION OF DISTRIBUTIONS
TO THE SECURITIES................... The  timing of  principal  payments  on the securities  of a series will be affected by
                                     a number of factors, including:

                                     o   the extent of prepayments on the loans
                                         in the related trust fund,

                                     o   how payments of principal are allocated
                                         among  the  classes  of securities of a
                                         series  as  specified  in  the  related
                                         prospectus supplement,

                                     o   whether the party entitled to any right
                                         of  optional  termination  of the trust
                                         fund exercises that right, and

                                     o   the rate and timing of payment defaults
                                         and losses on the trust fund assets.

                                     - 7 -

                                     Prepayments include  prepayments  resulting
                                     from  refinancing  or liquidation of a loan
                                     due    to    defaults,    casualties    and
                                     condemnations,  as well as  repurchases  by
                                     the  depositor  or a seller due to a breach
                                     of    representations    and    warranties.
                                     Prepayments may be affected by a variety of
                                     factors, including:

                                     o   general economic conditions,

                                     o   interest rates,

                                     o   the availability of alternative
                                         financing and

                                     o   homeowner mobility.

                                     The rate and  timing of  prepayment  of the
                                     loans will  affect  the yields to  maturity
                                     and   weighted   average   lives   of   the
                                     securities.  Any  reinvestment  risks  from
                                     faster or slower  prepayments of loans will
                                     be borne  entirely by the holders of one or
                                     more  classes  of  the  related  series  of
                                     securities.

YOUR YIELD WILL BE AFFECTED
BY DELAYED INTEREST PAYMENTS........ Interest  payable  on the  securities  of a
                                     series  on  each   distribution  date  will
                                     include  all  interest  accrued  during the
                                     period specified in the related  prospectus
                                     supplement.  If  interest  accrues  on your
                                     securities over a period ending two or more
                                     days  prior  to  the  related  distribution
                                     date,  your  effective  yield will be lower
                                     than the  yield  that you  would  obtain if
                                     interest on your  securities were to accrue
                                     through the day immediately  preceding each
                                     distribution   date.   In  addition,   your
                                     effective  yield (at par) will be less than
                                     the indicated coupon rate.

THE TYPES OF LOANS INCLUDED
IN THE TRUST FUND MAY BE ESPECIALLY
PRONE TO DEFAULTS WHICH MAY
EXPOSE YOUR SECURITIES TO
GREATER LOSSES...................... The   securities   will  be   directly   or
                                     indirectly   backed  by  certain  types  of
                                     loans.  Certain types of loans  included in
                                     the   trust   fund  may   have  a   greater
                                     likelihood of delinquency and  foreclosure,
                                     and a  greater  likelihood  of  loss in the
                                     event of delinquency and  foreclosure.  You
                                     should be aware that if the properties fail
                                     to provide adequate  security for the loans
                                     included in the trust fund,  any  resulting
                                     losses, to the extent not covered by credit
                                     enhancement,

                                     - 8 -

                                     will be allocated to the related securities
                                     in the  manner  described  in  the  related
                                     prospectus   supplement  and   consequently
                                     would   adversely   affect   the  yield  to
                                     maturity on those securities. The depositor
                                     cannot  assure  you  that  the   realizable
                                     values of the properties  have been or will
                                     be at the appraised  values on the dates of
                                     origination  of  the  related  loans.   The
                                     prospectus  supplement  for each  series of
                                     securities  will  describe  the loans which
                                     are  included in the trust fund  related to
                                     your security and the risks associated with
                                     those  loans  which  you  should  carefully
                                     consider in connection with the purchase of
                                     your security.  The following  describes in
                                     general risks associated with certain types
                                     of loans:

BALLOON LOANS....................... Some of the loans  held in the  trust  fund may  not be  fully  amortizing  over  their
                                     terms to maturity. These loans will require
                                     substantial  principal  payments  ("BALLOON
                                     PAYMENTS")  at their stated  maturities.  A
                                     loan  with  balloon  payments   involves  a
                                     greater   degree   of  risk  than  a  fully
                                     amortizing  loan  because,   typically,   a
                                     borrower must be able to refinance its loan
                                     or sell the  property  to make the  balloon
                                     payment  at  maturity.  The  ability  of  a
                                     borrower  to do this  will  depend  on such
                                     factors  as  mortgage  rates at the time of
                                     sale or refinancing,  the borrower's equity
                                     in the property,  the relative  strength of
                                     the local  housing  market,  the  financial
                                     condition  of the  borrower,  and tax laws.
                                     Losses   on  these   loans   that  are  not
                                     otherwise  covered by a credit  enhancement
                                     will be borne by the holders of one or more
                                     classes  of   securities   of  the  related
                                     series.

MULTIFAMILY LOANS................... Multifamily  lending  may expose the lender to a  greater  risk  of  loss  than  single
                                     family  residential   lending.   Owners  of
                                     multifamily  residential properties rely on
                                     monthly rent payments from tenants to:

                                     o   pay for maintenance and other operating
                                         expenses of those properties,

                                     o   fund capital improvements, and

                                     o   service any loan or other debt that may
                                         be secured by those properties.

                                      - 9 -

                                     Various  factors,  many of which are beyond
                                     the  control of the owner or  operator of a
                                     multifamily   property,   may   affect  the
                                     economic viability of that property.

                                     Changes in payment  patterns by tenants may
                                     result from a variety of social,  legal and
                                     economic factors.  Economic factors include
                                     the rate of inflation,  unemployment levels
                                     and  relative  rates  offered  for  various
                                     types  of   housing.   Shifts  in  economic
                                     factors  may  trigger  changes  in  payment
                                     patterns   including   increased  risks  of
                                     defaults  by  tenants  and  higher  vacancy
                                     rates. Adverse economic conditions,  either
                                     local or national,  may limit the amount of
                                     rent that can be charged  and may result in
                                     a reduction in timely  lease  payments or a
                                     reduction  in occupancy  levels.  Occupancy
                                     and rent  levels  may also be  affected  by
                                     construction  of additional  housing units,
                                     competition and local  politics,  including
                                     rent stabilization or rent control laws and
                                     policies.   In   addition,   the  level  of
                                     mortgage   interest   rates  may  encourage
                                     tenants to purchase  single family housing.
                                     We  cannot  determine  and have no basis to
                                     predict   whether,   or  to  what   extent,
                                     economic,  legal  or  social  factors  will
                                     affect future rental or payment patterns.

                                     The location and construction  quality of a
                                     particular    property   may   affect   the
                                     occupancy  level as well as the rents  that
                                     may be charged for  individual  units.  The
                                     characteristics   of  a  neighborhood   may
                                     change  over time or in  relation  to newer
                                     developments.    The    effects   of   poor
                                     construction  quality  will  increase  over
                                     time in the form of  increased  maintenance
                                     and   capital   improvements.   Even   good
                                     construction  will deteriorate over time if
                                     adequate  maintenance is not performed in a
                                     timely fashion.

JUNIOR LIENS........................ The mortgages  and deeds of trust  securing the closed end  second-lien  loans will be,
                                     the home  equity  line of credit  loans and
                                     home  improvement  contracts will primarily
                                     be,  and other  loans  may be junior  liens
                                     subordinate  to the  rights of the  related
                                     senior  mortgage(s)  or  deed(s)  of trust.
                                     Accordingly,    the   proceeds   from   any
                                     liquidation,     insurance     policy    or
                                     condemnation  proceeding  will be available
                                     to satisfy the  outstanding  balance of the
                                     junior  lien  only to the  extent  that the
                                     claims  of the  related  senior  mortgagees
                                     have been satisfied in full,

                                     - 10 -

                                     including any related foreclosure costs. In
                                     addition,  if a junior mortgagee forecloses
                                     on the property securing a junior mortgage,
                                     the junior mortgagee will have to foreclose
                                     subject  to any  senior  mortgage  and must
                                     take one of the following  steps to protect
                                     its interest in the property:

                                     o   pay the senior  mortgage  in full at or
                                         prior to the foreclosure sale, or

                                     o   assume  the  payments  on  the   senior
                                         mortgage if the mortgagor is in default
                                         under that mortgage.

                                     Unless the servicer is obligated  under the
                                     applicable agreement to advance such funds,
                                     the trust fund may effectively be prevented
                                     from  foreclosing  on the related  property
                                     because it will not have  sufficient  funds
                                     to  satisfy  any senior  mortgages  or make
                                     payments due to any senior mortgagees.

                                     Some states have  imposed  legal  limits on
                                     the  remedies  of a  secured  lender in the
                                     event that the proceeds of any sale under a
                                     deed  of   trust   or   other   foreclosure
                                     proceedings are insufficient to pay amounts
                                     owed  to  that  secured  lender.   In  some
                                     states,  including California,  if a lender
                                     simultaneously originates a loan secured by
                                     a senior lien on a particular  property and
                                     a loan secured by a junior lien on the same
                                     property,  that lender as the holder of the
                                     junior lien may be precluded from obtaining
                                     a deficiency  judgment  with respect to the
                                     excess of:

                                     o   the  aggregate  amount  owed under both
                                         the senior and junior loans, over

                                     o   the proceedsof any sale under a deed of
                                         trust or other foreclosure proceedings.

                                     See   "Certain   Legal   Aspects   of   the
                                     Loans-Anti-Deficiency Legislation and Other
                                     Limitations on Lenders."

PARTIALLY UNSECURED LOANS........... The trust fund for any  series may  include closed-end  second-lien  loans, home equity
                                     line of credit  loans and home  improvement
                                     contracts   that   were   originated   with
                                     loan-to-value     ratios    or     combined
                                     loan-to-value ratios in excess of the value
                                     of  the  related   property.   Under  these
                                     circumstances,   the

                                     - 11 -

                                     trust fund for the related  series could be
                                     treated as a general unsecured  creditor as
                                     to any  unsecured  portion  of any  related
                                     loan. If a borrower  defaults  under a loan
                                     that is  unsecured  in  part,  the  related
                                     trust  fund  generally  will have  recourse
                                     only against the borrower's  assets for the
                                     unsecured  portion of the loan,  along with
                                     all other  general  unsecured  creditors of
                                     the borrower. In a bankruptcy or insolvency
                                     proceeding  relating  to  a  borrower  on a
                                     partially  unsecured  loan,  the borrower's
                                     unsecured  obligation  on that loan will be
                                     treated  as an  unsecured  loan  and may be
                                     discharged by the bankruptcy court.  Losses
                                     on any partially  unsecured  loans that are
                                     not   otherwise   covered   by   a   credit
                                     enhancement will be borne by the holders of
                                     one or more  classes of  securities  of the
                                     related series.

HOME EQUITY LINES OF CREDIT......... Generally, a home equity line of credit has a draw  period that lasts for the first ten
                                     years (during which no principal or minimal
                                     amount of  principal  is due)  and,  unless
                                     otherwise    specified   in   the   related
                                     prospectus  supplement,  a  repayment  term
                                     following  the draw  period  of zero,  ten,
                                     fifteen or twenty years. As a result, there
                                     may be  limited  collections  available  to
                                     make payments to related securityholders or
                                     payments of principal  may be received more
                                     slowly than anticipated,  which will affect
                                     the  yield  on  one  or  more   classes  of
                                     securities of the related series.

                                     Home  equity  lines of  credit  that do not
                                     have a repayment  term  following  the draw
                                     period are  effectively  balloon loans that
                                     pose an additional  risk because a borrower
                                     must  make a  large  lump  sum  payment  of
                                     principal at the end of the draw period. If
                                     the  borrower is unable to pay the lump sum
                                     or refinance such amount, holders of one or
                                     more classes of  securities  of the related
                                     series  may  suffer  a loss if the  related
                                     credit  enhancement  is not  sufficient  to
                                     cover such shortfall.

                                     - 12 -

DECLINES IN PROPERTY VALUES
MAY RESULT IN LOSSES BORNE BY YOU... The value of the properties  underlying the loans  held in the trust  fund may  decline
                                     over time.  Among factors that could reduce
                                     the value of the properties are:

                                     o   an overall decline  in the  residential
                                         real  estate  market  in  the  areas in
                                         which the properties are located,

                                     o   a  decline  in the general condition of
                                         the properties caused by the borrowers'
                                         failure to  maintain  these  properties
                                         adequately, and

                                     o   natural  disasters, such as earthquakes
                                         and   floods,   that  are  not  covered
                                         by insurance.

                                     In the case of loans secured by subordinate
                                     liens,   declining  property  values  could
                                     diminish  or  extinguish  the  value  of  a
                                     junior  mortgage  before reducing the value
                                     of a senior mortgage on the same property.

                                     If  property  values  decline,  the  actual
                                     rates of  delinquencies,  foreclosures  and
                                     losses  on all  underlying  loans  could be
                                     higher than those currently  experienced in
                                     the mortgage  lending  industry in general.
                                     If these losses are not  otherwise  covered
                                     by a credit enhancement, they will be borne
                                     by the  holders  of one or more  classes of
                                     securities of the related series.

DELAYS IN LIQUIDATION MAY
RESULT IN LOSSES BORNE BY YOU....... Even if the properties underlying the loans held in the  trust  fund  provide  adequate
                                     security for the loans,  substantial delays
                                     could  occur  before  defaulted  loans  are
                                     liquidated and their proceeds are forwarded
                                     to investors.  Property foreclosure actions
                                     are  regulated by state  statutes and rules
                                     and are  subject  to many of the delays and
                                     expenses  of other  lawsuits if defenses or
                                     counterclaims are made, sometimes requiring
                                     several years to complete.  In addition, in
                                     some   states,   if  the  proceeds  of  the
                                     foreclosure  are  insufficient to repay the
                                     loan,  the  borrower  is not liable for the
                                     deficit.  If  a  borrower  defaults,  these
                                     restrictions   may  impede  the  servicer's
                                     ability  to  dispose  of the  property  and
                                     obtain  sufficient  proceeds  to repay  the
                                     loan in full.  In  addition,  the  servicer
                                     will be entitled to deduct

                                     - 13 -

                                     from  liquidation   proceeds  all  expenses
                                     reasonably   incurred  in   attempting   to
                                     recover on the  defaulted  loan,  including
                                     payments to senior lienholders,  legal fees
                                     and costs,  real estate taxes, and property
                                     maintenance and preservation  expenses. If,
                                     as a result of such delays and  deductions,
                                     any  properties  fail to  provide  adequate
                                     security for the related loans in the trust
                                     fund and  insufficient  funds are available
                                     from any applicable credit enhancement, you
                                     could    experience    a   loss   on   your
                                     investments.

DISPROPORTIONATE EFFECT
OF LIQUIDATION EXPENSES MAY
ADVERSELY AFFECT YOU................ Liquidation  expenses  of  defaulted  loans generally  do not  vary  directly  with the
                                     outstanding  principal  balance of the loan
                                     at the  time of  default.  Therefore,  if a
                                     servicer   takes  the  same   steps  for  a
                                     defaulted  loan  having  a small  remaining
                                     principal   balance   as  it  does   for  a
                                     defaulted  loan  having  a large  remaining
                                     principal  balance,   the  amount  realized
                                     after  expenses is a smaller  percentage of
                                     the  outstanding  principal  balance of the
                                     small  loan  than it is for  the  defaulted
                                     loan  with  a  large  remaining   principal
                                     balance.

VIOLATIONS OF CONSUMER
PROTECTION LAWS MAY RESULT
IN LOSSES ON THE LOANS
AND YOUR SECURITIES ................ Federal,  state and local laws  extensively
                                     regulate   various  aspects  of  brokering,
                                     originating, servicing and collecting loans
                                     secured  by  consumers'  dwellings.   Among
                                     other  things,   these  laws  may  regulate
                                     interest rates and other  charges,  require
                                     disclosures,   impose   financial   privacy
                                     requirements,   mandate  specific  business
                                     practices,    and   prohibit   unfair   and
                                     deceptive  trade  practices.  In  addition,
                                     licensing  requirements  may be  imposed on
                                     persons that broker, originate,  service or
                                     collect loans.

                                     Additional   requirements  may  be  imposed
                                     under  federal,  state  or  local  laws  on
                                     so-called "high cost mortgage loans", which
                                     typically  are defined as loans  secured by
                                     consumers'  dwellings  that  have  interest
                                     rates or  origination  costs in  excess  of
                                     prescribed  levels.  These  laws may  limit
                                     certain  loan  terms,  such  as  prepayment
                                     penalties,  or the ability of a creditor to
                                     refinance  a  loan  unless  it  is  in  the
                                     borrower's interest.  In addition,  certain
                                     of these

                                     - 14 -

                                     laws may allow claims  against loan brokers
                                     or mortgage  originators,  including claims
                                     based on fraud or misrepresentations, to be
                                     asserted  against  persons   acquiring  the
                                     loans, such as the trust fund.

                                     The  federal  laws  that may apply to loans
                                     held in the trust include the following:

                                     o   the  federal  Truth  in Lending Act and
                                         its  regulations,  which  (among  other
                                         things)  require   disclosures  to  the
                                         borrowers  regarding  the  terms of any
                                         applicable  loan and provide  consumers
                                         who pledged their principal dwelling as
                                         collateral  in  a  non-purchase   money
                                         transaction  with a right of rescission
                                         that  generally  extends for three days
                                         after proper  disclosures  are given; a
                                         loan  originator's  failure  to  comply
                                         with the  Truth in  Lending  Act  could
                                         subject  both  the  originator  and the
                                         assignee   of  such  loan  to  monetary
                                         penalties   and  could   result  in  an
                                         obligor's  rescinding  the loan against
                                         either  the  loan   originator  or  the
                                         assignee.

                                     o   the  Equal  Credit  Opportunity Act and
                                         its  regulations,  which  (among  other
                                         things) prohibit  discrimination in the
                                         extension  of  credit  on the  basis of
                                         age,  race,   color,   sex,   religion,
                                         marital   status,    national   origin,
                                         receipt  of  public  assistance  or the
                                         exercise   of  any   right   under  the
                                         Consumer Credit Protection Act;

                                     o   the  Fair  Credit  Reporting Act, which
                                         (among other things)  regulates the use
                                         and reporting of information related to
                                         the borrower's credit experience;

                                     o   Home  Equity  Loan Consumer  Protection
                                         Act,  which (among other things) limits
                                         changes made to open-end  loans secured
                                         by   the   consumer's   dwelling,   and
                                         restricts  the  ability  to  accelerate
                                         balances or suspend  credit  privileges
                                         on such loans;

                                     o   the  Home    Ownership    and    Equity
                                         Protection  Act of 1994,  which  (among
                                         other   things)   imposes    additional
                                         disclosure  and other  requirements  on
                                         creditors with respect to  non-

                                     - 15 -

                                         purchase  money  mortgage loans secured
                                         by the  consumer's  principal  dwelling
                                         that have interest rates or origination
                                         costs in excess of  prescribed  levels.
                                         These  provisions  can impose  specific
                                         statutory  liabilities  upon  creditors
                                         who   fail   to   comply   with   their
                                         provisions    and   may    affect   the
                                         enforceability of the related loans. In
                                         addition,  any assignee of the creditor
                                         would   generally  be  subject  to  all
                                         claims and  defenses  that the consumer
                                         could  assert   against  the  creditor,
                                         including  the  right  to  rescind  the
                                         loan;

                                     o   In  addition  to the  Homeownership and
                                         Equity  Protection  Act,  a  number  of
                                         legislative    proposals    have   been
                                         introduced  at  both  the  federal  and
                                         state   level  that  are   designed  to
                                         discourage predatory lending practices.
                                         Some  states  have  enacted,  and other
                                         states or local  governments may enact,
                                         laws  that  impose   requirements   and
                                         restrictions  greater than those in the
                                         Homeownership   and  Equity  Protection
                                         Act.  These laws prohibit  inclusion of
                                         some  provisions  in  applicable  loans
                                         that have interest rates or origination
                                         costs in excess of  prescribed  levels,
                                         and  require  that  borrowers  be given
                                         certain   disclosures   prior   to  the
                                         consummation of such loans.  Purchasers
                                         or assignees of a loan,  including  the
                                         related trust,  could be exposed to all
                                         claims and defenses  that the mortgagor
                                         could assert  against the originator of
                                         the loan for a violation  of state law.
                                         Claims and  defenses  available  to the
                                         mortgagor   could   include    monetary
                                         penalties, rescission and defenses to a
                                         foreclosure  action  or  an  action  to
                                         collect;

                                     o   the  Real  Estate Settlement Procedures
                                         Act and its  regulations,  which (among
                                         other  things)  prohibit the payment of
                                         referral    fees   for   real    estate
                                         settlement services (including mortgage
                                         lending  and  brokerage  services)  and
                                         regulate  escrow accounts for taxes and
                                         insurance and billing inquiries made by
                                         borrowers; and

                                     o   Holder  in  Due  Course   Rules,  which
                                         apply  to home  improvement  contracts,
                                         which are comprised of the Preservation
                                         of   Consumers'   Claims  and  Defenses
                                         regulations   of  the

                                     - 16 -

                                         Federal  Trade   Commission  and  other
                                         similar  federal and state statutes and
                                         regulations.  The  Holder in Due Course
                                         Rules   protect  the   homeowner   from
                                         defective  craftsmanship  or incomplete
                                         work by a contractor. These laws permit
                                         the obligor to withhold  payment if the
                                         work  does  not meet  the  quality  and
                                         durability  standards  agreed to by the
                                         homeowner  and  the   contractor.   The
                                         holder  in due  course  rules  have the
                                         effect of  subjecting  any  assignee of
                                         the   seller  in  a   consumer   credit
                                         transaction  to all claims and defenses
                                         which the  obligor in the  credit  sale
                                         transaction  could  assert  against the
                                         seller of the goods.

                                     The penalties for violating  these federal,
                                     state or local laws vary  depending  on the
                                     applicable law and the particular  facts of
                                     the situation.  However, private plaintiffs
                                     typically  may  assert  claims  for  actual
                                     damages  and,  in  some  cases,   also  may
                                     recover civil money penalties or exercise a
                                     right to rescind a loan against  either the
                                     originator  of the  loan  or  the  assignee
                                     thereof.  Violations  of  certain  laws may
                                     limit the ability to collect all or part of
                                     the principal or interest on a loan and, in
                                     some cases,  borrowers even may be entitled
                                     to a refund  of  amounts  previously  paid.
                                     Federal,  state and local administrative or
                                     law   enforcement   agencies  also  may  be
                                     entitled to bring legal actions,  including
                                     actions  for  civil  money   penalties   or
                                     restitution,  for  violations of certain of
                                     these laws.

                                     Depending   on   the   particular   alleged
                                     misconduct,  it is possible that claims may
                                     be asserted against various participants in
                                     secondary  market  transactions,  including
                                     assignees that hold the loans,  such as the
                                     trust  fund.   Losses  on  loans  from  the
                                     application  of these  federal,  state  and
                                     local laws that are not  otherwise  covered
                                     by a  credit  enhancement  will be borne by
                                     the  holders  of one  or  more  classes  of
                                     securities.

VIOLATIONS OF ENVIRONMENTAL
LAWS MAY RESULT IN LOSSES
ON THE LOANS AND YOUR
SECURITIES.......................... Federal,   state   and   local   laws   and
                                     regulations   impose   a  wide   range   of
                                     requirements  on activities that may affect
                                     the  environment,  health  and  safety.  In
                                     certain   circumstances,   these  laws  and
                                     regulations impose

                                     - 17 -

                                     obligations   on  owners  or  operators  of
                                     residential  properties  such as those that
                                     secure  the loans  held in the trust  fund.
                                     Failure  to  comply  with  these  laws  and
                                     regulations   can   result   in  fines  and
                                     penalties  that could be  assessed  against
                                     the trust as owner of the related property.

                                     In some states,  a lien on the property due
                                     to contamination has priority over the lien
                                     of an existing  mortgage.  Also, a mortgage
                                     lender may be held  liable as an "owner" or
                                     "operator"  for costs  associated  with the
                                     release or threat of  release of  petroleum
                                     and/or  hazardous  substances under certain
                                     circumstances  if the lender  has  actually
                                     participated   in  the  management  of  the
                                     property.  If the trust is  considered  the
                                     owner or operator  of a  property,  it will
                                     suffer  losses as a result of any liability
                                     imposed  for  environmental  hazards on the
                                     property.

RATING OF THE SECURITIES DOES
NOT ASSURE THEIR PAYMENT............ Any class of  securities  issued under this prospectus and the accompanying  prospectus
                                     supplement will be rated in one of the four
                                     highest  rating  categories of at least one
                                     nationally   recognized  rating  agency.  A
                                     rating  is  based  on the  adequacy  of the
                                     value of the related  trust  assets and any
                                     credit  enhancement for that class, and, in
                                     the  case  of   surety   bonds,   insurance
                                     policies,  letters of credit or guarantees,
                                     primarily on the claims  paying  ability of
                                     any  related  surety   provider,   insurer,
                                     letter of credit provider or guarantor, and
                                     reflects the rating agency's  assessment of
                                     how likely it is that  holders of the class
                                     of securities  will receive the payments to
                                     which they are entitled. A rating is not an
                                     assessment   of  how   likely  it  is  that
                                     principal  prepayments  on  the  underlying
                                     loans will be made, the degree to which the
                                     rate of prepayments  might differ from that
                                     originally  anticipated or how likely it is
                                     that the  securities  of a  series  will be
                                     redeemed   early.   A   rating   is  not  a
                                     recommendation  to  purchase,  hold or sell
                                     securities  because it does not address the
                                     market  price  or  the  securities  or  the
                                     suitability   of  the  securities  for  any
                                     particular investor.

                                     A rating  does not take  into  account  the
                                     possibility  that  prepayment  at higher or
                                     lower  rates than an  investor  anticipates
                                     may cause a  reduction  in that  investor's
                                     yield.  A rating does not take into account

                                     - 18 -

                                     the possibility that an investor purchasing
                                     a security at a premium might lose money on
                                     its  initial   investment   under   certain
                                     prepayment  scenarios.  In addition, if the
                                     rating   relates   to  a   series   with  a
                                     pre-funding  account, it does not take into
                                     account:

                                     o   the  ability of the related  trust fund
                                         to acquire subsequent loans,

                                     o   any  prepayment   of   the   securities
                                         resulting  from   the  distribution  of
                                         amounts remaining  in  the  pre-funding
                                         account after the  end  of  the funding
                                         period, or

                                     o   the  effect on  an   investor's   yield
                                         resulting from any such distribution.

                                     A rating  may not  remain in effect for any
                                     given period of time and the rating  agency
                                     could lower or withdraw the rating entirely
                                     in the  future.  For  example,  the  rating
                                     agency  could lower or withdraw  its rating
                                     due to:

                                     o   a decrease in the adequacy of the value
                                         of  the  trust  assets  or  any related
                                         credit enhancement,

                                     o an  adverse  change in the  financial  or
                                     other  condition  of a  credit  enhancement
                                     provider, or

                                     o   a  change  in the  rating of the credit
                                         enhancement provider's long term debt.

                                     The  amount,  type  and  nature  of  credit
                                     enhancement  established  for  a  class  of
                                     securities  will  be  determined  based  on
                                     criteria  established by each rating agency
                                     rating   classes  of  that  series.   These
                                     criteria  are   sometimes   based  upon  an
                                     actuarial   analysis  of  the  behavior  of
                                     similar  loans  in  a  larger  group.  That
                                     analysis is often the basis upon which each
                                     rating  agency  determines  the  amount  of
                                     credit  enhancement  required  for a class.
                                     The   historical    data   supporting   any
                                     actuarial   analysis  may  not   accurately
                                     reflect  future  experience,  and the  data
                                     derived from a large pool of similar  loans
                                     may not accurately predict the delinquency,
                                     foreclosure  or  loss   experience  of  any
                                     particular  pool of loans.  Properties  may
                                     not retain  their  values.  If  residential
                                     real estate  markets  experience an overall
                                     decline in  property  values  such that the
                                     outstanding principal

                                     - 19 -

                                     balances of the loans in a particular trust
                                     fund  and any  secondary  financing  on the
                                     related   properties  become  equal  to  or
                                     greater  than the value of the  properties,
                                     the  rates of  delinquencies,  foreclosures
                                     and losses  could be higher  than those now
                                     generally   experienced   in  the  mortgage
                                     lending  industry.  In  addition,   adverse
                                     economic  conditions  may  prevent  certain
                                     mortgagors  from making timely  payments on
                                     their loans. If that happens,  the rates of
                                     delinquencies,  foreclosures  and losses in
                                     any  trust  fund  may  increase.  If  these
                                     losses   are  not   covered   by  a  credit
                                     enhancement,  they will be borne,  at least
                                     in  part,  by the  holders  of one or  more
                                     classes  of   securities   of  the  related
                                     series.

RISKS ASSOCIATED WITH THE
BOOK-ENTRY REGISTRATION OF
SECURITIES LIMIT ON LIQUIDITY....... Securities  issued in  book-entry  form may have only  limited  liquidity in the resale
                                     market  because  investors  may not want to
                                     buy  securities  for which  they may not be
                                     able to obtain physical instruments.

LIMIT ON ABILITY TO TRANSFER
OR PLEDGE........................... Transactions  in book-entry  securities can be effected  only  through  The  Depository
                                     Trust    Company,     its     participating
                                     organizations,  its  indirect  participants
                                     and certain banks. Therefore,  your ability
                                     to transfer or pledge  securities issued in
                                     book-entry form may be limited.

DELAYS IN DISTRIBUTIONS............. You may experience  some delay in receiving
                                     distributions   on  book-entry   securities
                                     because   the   trustee   will   send   the
                                     distributions   to  The  Depository   Trust
                                     Company  for it to credit the  accounts  of
                                     its    participants.    In   turn,    these
                                     participants    will   then    credit   the
                                     distributions   to  your   account   either
                                     directly  or  indirectly  through  indirect
                                     participants.

PRE-FUNDING ACCOUNTS
PRE-FUNDING ACCOUNTS WILL NOT
BE USED TO COVER LOSSES ON
THE LOANS........................... The  prospectus  supplement for a series of securities  may provide that on the closing
                                     date for that series,  the  depositor  will
                                     deposit  cash into a  pre-funding  account.
                                     The amount  deposited into the  pre-funding
                                     account   will  never  exceed  50%  of  the
                                     initial  aggregate  principal amount of the
                                     certificates  and/or  notes of the  related
                                     series.  The pre-funding  account will only
                                     be used to purchase  additional  loans from
                                     the depositor  during the period  beginning
                                     with the  related  closing  date and ending
                                     not more than one year  after  the  closing
                                     date.  The  depositor  will  acquire  these
                                     additional

                                     - 20 -

                                     loans from the seller or sellers  specified
                                     in the related prospectus  supplement.  The
                                     trustee   for  the   related   series  will
                                     maintain the pre-funding  account.  Amounts
                                     on deposit in the pre-funding  account will
                                     not  be  used  to  cover  losses  on  or in
                                     respect of the related loans.

UNUSED AMOUNTS ON
DEPOSIT IN ANY PRE-FUNDING ACCOUNT
WILL BE PAID AS PRINCIPAL TO
SECURITYHOLDERS..................... Any  amounts  remaining  in  a  pre-funding account at the end of the period  specified
                                     in  the  applicable  prospectus  supplement
                                     will  be  distributed  as a  prepayment  of
                                     principal to the related securityholders on
                                     the first  distribution  date after the end
                                     of that period.  Any such distribution will
                                     be made in the amounts and according to the
                                     priorities   specified   in   the   related
                                     prospectus  supplement.  The holders of one
                                     or more  classes of the  related  series of
                                     securities    will    bear    the    entire
                                     reinvestment   risk   resulting  from  that
                                     prepayment.

BANKRUPTCY OR INSOLVENCY MAY
AFFECT THE TIMING AND AMOUNT
OF DISTRIBUTIONS ON THE
SECURITIES.......................... The seller and the depositor will treat the transfer  of the  loans  held in the  trust
                                     fund by the  seller to the  depositor  as a
                                     sale for accounting purposes. The depositor
                                     and the trust fund will treat the  transfer
                                     of the  loans  from  the  depositor  to the
                                     trust   fund  as  a  sale  for   accounting
                                     purposes.  If these  characterizations  are
                                     correct,  then if the seller were to become
                                     bankrupt,  the  loans  would not be part of
                                     the  seller's  bankruptcy  estate and would
                                     not be available to the seller's creditors.
                                     On the other  hand,  if the seller  becomes
                                     bankrupt,  its bankruptcy trustee or one of
                                     its     creditor's     may    attempt    to
                                     recharacterize  the sale of the  loans as a
                                     borrowing  by  the  seller,  secured  by  a
                                     pledge  of  the  loans.   Presenting   this
                                     position  to  a   bankruptcy   court  could
                                     prevent  timely  payments on the securities
                                     and  even   reduce  the   payments  on  the
                                     securities.      Similarly,      if     the
                                     characterizations of the transfers as sales
                                     are correct,  then if the depositor were to
                                     become

                                     - 21 -

                                     bankrupt,  the  loans  would not be part of
                                     the depositor's bankruptcy estate and would
                                     not  be   available   to  the   depositor's
                                     creditors.   On  the  other  hand,  if  the
                                     depositor becomes bankrupt,  its bankruptcy
                                     trustee  or  one  of  its   creditor's  may
                                     attempt to  recharacterize  the sale of the
                                     loans  as a  borrowing  by  the  depositor,
                                     secured   by  a   pledge   of  the   loans.
                                     Presenting  this  position to a  bankruptcy
                                     court could prevent timely  payments on the
                                     securities  and even reduce the payments on
                                     the securities.

                                     If  the  servicer  becomes  bankrupt,   the
                                     bankruptcy  trustee  may have the  power to
                                     prevent  the  appointment  of  a  successor
                                     servicer.  The  period  during  which  cash
                                     collections  may  be  commingled  with  the
                                     servicer's    own   funds    before    each
                                     distribution  date for  securities  will be
                                     specified  in  the  applicable   prospectus
                                     supplement.   If   the   servicer   becomes
                                     bankrupt  and cash  collections  have  been
                                     commingled  with the  servicer's  own funds
                                     for at least ten days,  the trust fund will
                                     probably  not have a perfected  interest in
                                     those  collections.  In this case the trust
                                     might  be  an  unsecured  creditor  of  the
                                     servicer  as to the  commingled  funds  and
                                     could  recover  only its share as a general
                                     creditor,    which    might   be   nothing.
                                     Collections  commingled  less than ten days
                                     but  still in an  account  of the  servicer
                                     might also be  included  in the  bankruptcy
                                     estate  of the  servicer  even  though  the
                                     trust   may  have  a   perfected   security
                                     interest in them.  Their  inclusion  in the
                                     bankruptcy   estate  of  the  servicer  may
                                     result in delays in payment  and failure to
                                     pay amounts due on the securities.

                                     Federal  and  state  statutory   provisions
                                     affording    protection    or   relief   to
                                     distressed borrowers may affect the ability
                                     of the secured  mortgage  lender to realize
                                     upon its  security in other  situations  as
                                     well.  For example,  in a proceeding  under
                                     the federal  Bankruptcy  Code, a lender may
                                     not  foreclose  on a property  without  the
                                     permission   of   the   bankruptcy   court.
                                     Additionally,   in  certain   instances   a
                                     bankruptcy  court may allow a  borrower  to
                                     reduce  the  monthly  payments,  change the
                                     rate  of  interest,   and  alter  the  loan
                                     repayment schedule for under-collateralized
                                     loans.   The  effect  of  these   types  of
                                     proceedings  can  be  to  cause  delays  in
                                     receiving

                                     - 22 -

                                     payments on the loans underlying securities
                                     and even to reduce the aggregate  amount of
                                     payments    on   the    loans    underlying
                                     securities.

HOLDERS OF ORIGINAL ISSUE
DISCOUNT SECURITIES ARE REQUIRED
TO INCLUDE ORIGINAL ISSUE
DISCOUNT IN ORDINARY GROSS
INCOME AS IT ACCRUES................ Debt securities that are compound  interest securities  will be, and certain other debt
                                     may be,  securities  issued  with  original
                                     issue  income   discount  for  federal  tax
                                     purposes.   A  holder  of  debt  securities
                                     issued  with  original  issue  discount  is
                                     required to include original issue discount
                                     in ordinary gross income for federal income
                                     tax   purposes   as  it   accrues,   before
                                     receiving  the  cash  attributable  to that
                                     income.  Accrued but unpaid interest on the
                                     debt securities that are compound  interest
                                     securities  generally  will be  treated  as
                                     original issue discount for this purpose.

                                     See        "Federal        Income       Tax
                                     Consequences-REMICs-Taxation  of  Owners of
                                     REMIC  Regular  Certificates"  and "-Market
                                     Discount."

RESIDUAL INTEREST IN A REAL
ESTATE MORTGAGE INVESTMENT
CONDUIT HAS ADVERSE TAX
CONSEQUENCES INCLUSION
OF TAXABLE INCOME IN EXCESS
OF CASH RECEIVED.................... If you own a certificate that is a residual
                                     interest   in  a   real   estate   mortgage
                                     investment  conduit for federal  income tax
                                     purposes,  you will  have to report on your
                                     income tax return as  ordinary  income your
                                     pro rata  share of the  taxable  income  of
                                     that  REMIC,  regardless  of the  amount or
                                     timing of your possible receipt of any cash
                                     on  the  certificate.  As  a  result,  your
                                     offered certificate may have phantom income
                                     early in the term of the REMIC  because the
                                     taxable  income  from the  certificate  may
                                     exceed the amount of  economic  income,  if
                                     any,   attributable  to  the   certificate.
                                     Although  you  will  have  a  corresponding
                                     amount of tax  losses  later in the term of
                                     the REMIC, the present value of the phantom
                                     income may significantly exceed the present
                                     value  of the tax  losses.  Therefore,  the
                                     after-tax   yield  on  any  REMIC  residual
                                     certificate may be significantly  less than
                                     that  of  a   corporate   bond   or   other
                                     instrument   having   similar   cash   flow
                                     characteristics.

                                     - 23 -

                                     In fact, some offered certificates that are
                                     residual  interests,  may  have a  negative
                                     value.

                                     You  have  to  report  your  share  of  the
                                     taxable  income  and net loss of the  REMIC
                                     until all the  certificates  in the related
                                     series  have a  principal  balance of zero.
                                     See  "Federal  Income  Tax  Consequences  -
                                     REMICs-Taxation   of   Holders   of   REMIC
                                     Residual Certificates."

SOME TAXABLE INCOME OF A
RESIDUAL INTEREST CANNOT BE OFFSET.. A  portion  of the  taxable  income  from a
                                     REMIC residual  certificate  may be treated
                                     as "excess  inclusion income" as defined in
                                     the  Internal  Revenue  Code  of  1986,  as
                                     amended (the "CODE").  You will have to pay
                                     tax on the excess inclusions  regardless of
                                     whether you have other credits,  deductions
                                     or losses. In particular, the tax on excess
                                     inclusion income:

                                     o   generally will not be reduced by losses
                                         from other activities,

                                     o   for  a  tax-exempt   holder,  will   be
                                         treated  as  unrelated business taxable
                                         income, and

                                     o   for a foreign  holder, will not qualify
                                         for any exemption from withholding tax.

INDIVIDUALS, ESTATES, TRUSTS AND
CERTAIN PASS-THROUGH ENTITIES
SHOULD NOT INVEST IN REMIC
RESIDUAL CERTIFICATES............... The fees  and  non-interest  expenses  of a
                                     REMIC  will  be   allocated   pro  rata  to
                                     certificates that are residual interests in
                                     the REMIC.  However,  individuals will only
                                     be  able  to  deduct   these   expenses  as
                                     miscellaneous  itemized  deductions,  which
                                     are  subject to numerous  restrictions  and
                                     limitations under the Code. Therefore,  the
                                     certificates  that are  residual  interests
                                     generally are not  appropriate  investments
                                     for:

                                     o   individuals,

                                     o   estates,

                                     o   trusts   beneficially   owned   by  any
                                         individual or estate, and

                                     - 24 -

                                     o   pass-through    entities   having   any
                                         individual,    estate   or   trust   as
                                         a shareholder, member or partner.

                                     In    addition,    the    REMIC    residual
                                     certificates  will be subject  to  numerous
                                     transfer  restrictions.  These restrictions
                                     will  reduce  your  ability to  liquidate a
                                     REMIC  residual  certificate.  For example,
                                     unless we indicate otherwise in the related
                                     prospectus supplement, you will not be able
                                     to transfer a REMIC residual certificate to
                                     a  foreign  person  under the Code or to an
                                     entity  treated as a partnership  under the
                                     Code,  unless all of its beneficial  owners
                                     are United States persons.

                                     See  "Federal  Income  Tax  Consequences  -
                                     REMICs-Taxation   of   Holders   of   REMIC
                                     Residual Certificates."

THE PRINCIPAL AMOUNT OF
SECURITIES MAY EXCEED THE
MARKET VALUE OF THE TRUST
FUND ASSETS......................... The market value of the assets  relating to a series of  securities  at any time may be
                                     less  than  the  principal  amount  of  the
                                     securities of that series then outstanding,
                                     plus  accrued  interest.  After an event of
                                     default  and a sale of the assets  relating
                                     to a series of securities, the trustee, the
                                     servicer,  the credit enhancer, if any, and
                                     any other service provider specified in the
                                     related  prospectus   supplement  generally
                                     will be entitled to receive the proceeds of
                                     that sale to the extent of unpaid  fees and
                                     other  amounts  owing  to  them  under  the
                                     related  transaction  documents  before any
                                     distributions to securityholders.  Upon any
                                     such sale, the proceeds may be insufficient
                                     to  pay  in  full  the   principal  of  and
                                     interest on the  securities  of the related
                                     series.

DERIVATIVE TRANSACTIONS............. A  trust  fund  may  enter  into  privately
                                     negotiated,     over-the-counter    hedging
                                     transactions  with  various  counterparties
                                     for the purpose of  effectively  fixing the
                                     interest  rate  it  pays  on  one  or  more
                                     borrowings or series of  borrowings.  These
                                     transactions  may include such  instruments
                                     as  interest   rate  and   securities-based
                                     swaps,  caps,  collars and floors,  and are
                                     referred to as derivative transactions.

CREDIT RISKS........................ If a  trust  fund  enters  into  derivative transactions,  it is expected to do so with
                                     banks,     financial

                                     - 25 -

                                     institutions  and  recognized   dealers  in
                                     derivative  transactions.  Entering  into a
                                     derivative   transaction  directly  with  a
                                     counterparty  subjects  a trust fund to the
                                     credit  risk  that  the   counterparty  may
                                     default  on its  obligation  to  the  trust
                                     fund.  By contrast,  in  transactions  done
                                     through  exchange  markets,  credit risk is
                                     reduced  by  the  collection  of  variation
                                     margin  and  by  the   interposition  of  a
                                     clearing  organization  as the guarantor of
                                     all  transactions.  Clearing  organizations
                                     transform  the  credit  risk of  individual
                                     counterparties into the more remote risk of
                                     the failure of the  clearing  organization.
                                     In  addition,  the  financial  integrity of
                                     over-the-counter derivative transactions is
                                     generally  unsupported by other  regulatory
                                     or  self-regulatory   protections  such  as
                                     margin requirements,  capital requirements,
                                     or    financial     compliance    programs.
                                     Therefore,  the  risk  of  default  is much
                                     greater in an  over-the-counter,  privately
                                     negotiated  derivative  transaction than in
                                     an exchange-traded transaction. In the case
                                     of a default,  the related  trust fund will
                                     be limited to  contractual  remedies  under
                                     the agreements  governing  that  derivative
                                     transaction.  These remedies may be limited
                                     by bankruptcy, insolvency or similar laws.

LEGAL ENFORCEABILITY RISKS.......... Privately   negotiated,    over-the-counter
                                     derivative  transactions also may subject a
                                     trust fund to the following risks:

                                     o   if  the  counterparty does not have the
                                         legal capacity to enter into or perform
                                         its obligations  under the transaction,
                                         the transaction would be unenforceable,

                                     o   if  a  court or  regulatory  body ruled
                                         that classes of derivative transactions
                                         were unlawful or not in compliance with
                                         applicable laws or  regulations,  those
                                         transactions   would  be  invalid   and
                                         unenforceable, or

                                     o   if new legislation changed  the  legal,
                                         regulatory or tax status of  derivative
                                         transactions, those changes   might  be
                                         detrimental to the related trust fund's
                                         interests.

BASIS RISK.......................... Using derivative transactions  successfully
                                     depends   upon  the   ability   to  predict
                                     movements of  securities  or interest  rate
                                     markets.   There  might  be  an   imperfect
                                     correlation,   or  even   no   correlation,
                                     between  price  movements  of a  derivative
                                     transaction  and  price  movements

                                     - 26 -

                                     of the  investments  or  instruments  being
                                     hedged.   If  a  trust  fund   enters  into
                                     derivative  transactions at the wrong time,
                                     or if market  conditions  are not predicted
                                     accurately,  the derivative transaction may
                                     result in a substantial  loss to that trust
                                     fund and the related securityholders.

                                     Certain  capitalized terms are used in this
                                     prospectus  to assist you in  understanding
                                     the   terms   of   the   securities.    The
                                     capitalized  terms used in this  prospectus
                                     are  defined on the pages  indicated  under
                                     the  caption   "Index  of  Defined   Terms"
                                     beginning on page 166.

                                     - 27 -

                         Description of the Trust Funds

Assets

         The primary  assets of each trust fund (the "Assets") will include some or all of the following types of assets:

          o    loans on  residential  properties,  which may include Home Equity
               Loans,  home improvement  contracts and Land Sale Contracts (each as defined in this prospectus);

          o    home improvement installment sales contracts or installment loans that are unsecured called unsecured home improvement loans;

          o    manufactured  housing  installment  sale contracts or installment loan agreements referred to as contracts;

          o    any combination of "fully modified pass-through"  mortgage-backed certificates  guaranteed  by  the  Government  National  Mortgage
               Association  ("Ginnie  Mae"),  guaranteed  mortgage  pass-through securities  issued  by Fannie  Mae  ("Fannie  Mae") and  mortgage participation  certificates  issued  by  the  Federal  Home  Loan
               Mortgage  Corporation  ("Freddie  Mac")  (collectively,   "Agency
               Securities");

          o    previously  issued  asset-backed   certificates,   collateralized
               mortgage  obligations or  participation  certificates  (each, and collectively,  "Mortgage Securities") evidencing interests in, or collateralized by, loans or Agency Securities; or

          o    a  combination  of  loans,   unsecured  home  improvement  loans,
               contracts, Agency Securities and/or Mortgage Securities.

         The loans will not be guaranteed or insured by Nomura Home Equity Loan,
Inc.  or any of its  affiliates.  The loans will be  guaranteed  or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement.  The depositor will select each
Asset to  include  in a trust fund from  among  those it has  purchased,  either directly or indirectly, from a prior holder (an "Asset Seller"), which may be an affiliate  of the  depositor  and  which  prior  holder  may  or may  not be the originator of that loan.

         The Assets included in the trust fund for your series may be subject to various types of payment provisions:

          o    "Level  Payment  Assets,"  which may  provide  for the payment of interest,  and full  repayment  of  principal,  in level  monthly payments  with  a  fixed  rate  of  interest  computed  on  their declining principal balances;

          o    "Adjustable   Rate  Assets,"   which  may  provide  for  periodic
               adjustments  to their  rates of  interest  to equal  the sum of a fixed margin and an index;

          o    "Buy Down  Assets,"  which are Assets  for which  funds have been provided by someone  other than the related  borrowers  to reduce the  borrowers'  monthly  payments  during the early period after origination of those Assets;

                                     - 28 -

          o    "Increasing Payment Assets," as described below;

          o    "Interest  Reduction  Assets,"  which  provide  for the  one-time reduction of the interest rate payable on these Assets;

          o    "GEM Assets," which provide for (1) monthly  payments  during the first year after  origination that are at least sufficient to pay interest  due on  these  Assets,  and (2) an  increase  in  those monthly payments in later years at a predetermined rate resulting
               in  full   repayment   over  a  shorter  term  than  the  initial
               amortization terms of those Assets;

          o    "GPM Assets," which allow for payments  during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

          o    "Step-up  Rate  Assets"  which  provide for  interest  rates that increase over time;

          o    "Balloon Payment Assets;"

          o    "Convertible  Assets" which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers  may  exercise  an option  to  convert  the  adjustable interest rate to a fixed interest rate; and

          o    "Bi-weekly  Assets,"  which  provide  for  payments to be made by borrowers on a bi-weekly basis.

         An  "Increasing  Payment  Asset" is an Asset that  provides for monthly payments that are fixed for an initial  period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding  payment period,  subject to any caps on the amount of any single monthly  payment  increase) for a period to be specified in the prospectus supplement from the date of origination, after which the  monthly  payment  is fixed at a  level-payment  amount so as to fully amortize the Asset over its remaining  term to maturity.  The scheduled  monthly payment for an Increasing  Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower's monthly payments referred to in the preceding  sentence and (2) payments made by the  respective  servicers  pursuant  to  buy-down  or subsidy  agreements.  The borrower's initial monthly payments for each Increasing Payment Asset are set at the  level-payment  amount  that would  apply to an  otherwise  identical  Level
Payment Asset having an interest rate some number of percentage points below the
Asset Rate of that Increasing  Payment Asset. The borrower's monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing
Payment  Asset  by  the  related  servicers  pursuant  to  buy-down  or  subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing  Payment Asset at the related interest rate,  without negative amortization.  A borrower's monthly payments on an Increasing Payment Asset may, however,  not be sufficient to result in any reduction of the principal  balance of that Asset until after the period when those payments may be increased.

         The Notes or Certificates,  as applicable,  will be entitled to payment only from the  assets of the  related  trust  fund and will not be  entitled  to payments from the assets of any other trust fund  established  by the depositor.
The assets of a trust fund may consist of certificates  representing

                                     - 29 -

beneficial  ownership  interests in, or indebtedness of, another trust fund that contains the Assets, if specified in the prospectus supplement.

Loans

         GENERAL

         The loans  will  consist of single  family  loans,  multifamily  loans, mixed-use loans, closed-end second-lien loans and lot loans. If specified in the related prospectus supplement, the loans may include cooperative apartment loans
("COOPERATIVE LOANS") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("COOPERATIVES") and in the related proprietary leases or occupancy  agreements  granting exclusive rights to occupy specific  dwelling  units in the  cooperatives'  buildings.  The  loans  will be secured by first  and/or  junior  mortgages  or deeds of trust or other  similar security  instruments  creating a first or junior lien on the related  mortgaged property (the "Mortgaged Properties").

         The loans may include:

          o    Closed-end  and/or  revolving  home  equity  loans or balances of these home equity loans ("Home Equity Loans");

          o    Secured home improvement  installment sales contracts and secured installment loan agreements, known as home improvement contracts;
               and

          o    Loans evidenced by contracts ("Land Sale Contracts") for the sale of properties  pursuant to which the borrower promises to pay the amount due on the loans to the  holder of the Land Sale  Contract with fee title to the related  property held by that holder until the borrower has made all of the  payments  required  pursuant to that Land Sale  Contract,  at which time fee title is conveyed to the borrower.

         The  Mortgaged  Properties  may also  include  leasehold  interests  in properties, the title to which is held by third party lessors. The term of these leaseholds  will exceed the term of the related  mortgage  note by at least five years or some other time period specified in the prospectus supplement.

         The  originator  of each loan will  have been a person  other  than the depositor.  The  prospectus  supplement  will  indicate if any  originator is an affiliate  of the  depositor.  The loans will be  evidenced  by  mortgage  notes secured  by  mortgages,  deeds  of  trust or  other  security  instruments  (the
"Mortgages")  creating  a  lien  on  the  Mortgaged  Properties.  The  Mortgaged
Properties  will be  located in any one of the fifty  states,  the  District  of
Columbia,  Guam,  Puerto Rico or any other  territory of the United  States.  If provided in the  prospectus  supplement,  the loans may include loans insured by the Federal Housing  Administration  (the "FHA") or partially  guaranteed by the
Veteran's Administration (the "VA"). See "--FHA Loans and VA Loans" below.

         LOAN-TO-VALUE RATIO

         The "Loan-to-Value Ratio" of a loan at any particular time is the ratio
(expressed as a percentage)  of the then  outstanding  principal  balance of the loan to the Value of the related Mortgaged Property.  The "Value" of a Mortgaged
Property,  other than for  Refinance  Loans,  is

                                     - 30 -

generally  the lesser of (a) the  appraised  value  determined  in an  appraisal obtained by the  originator at  origination of that loan and (b) the sales price for that property. "Refinance Loans" are loans made to refinance existing loans.
Unless  otherwise  specified  in the  prospectus  supplement,  the  Value of the
Mortgaged  Property  securing a  Refinance  Loan is the  appraised  value of the
Mortgaged  Property   determined  in  an  appraisal  obtained  at  the  time  of origination of the Refinance  Loan. The value of a Mortgaged  Property as of the date of initial  issuance  of the  related  series may be less than the Value at origination  and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

         Mortgage Loan Information in the Prospectus Supplements

         Your prospectus  supplement will contain  information,  as of the dates specified in that  prospectus  supplement and to the extent then  applicable and specifically known to the depositor, with respect to the loans, including:

          o    the total outstanding principal balance and the largest, smallest and  average  outstanding  principal  balance of the loans as of, unless  otherwise  specified in that prospectus  supplement,  the close of business on the first day of the month of  formation  of the related trust fund (the "Cut-off Date");

          o    the type of property securing the loans;

          o    the weighted  average (by principal  balance) of the original and remaining terms to maturity of the loans;

          o    the range of maturity dates of the loans;

          o    the  range of the  Loan-to-Value  Ratios  at  origination  of the loans;

          o    the  mortgage  rates or range of mortgage  rates and the weighted average mortgage rate borne by the loans;

          o    the state or states in which most of the Mortgaged Properties are located;

          o    information regarding the prepayment  provisions,  if any, of the loans;

          o    for loans with  adjustable  mortgage  rates  ("ARM  Loans"),  the index,  the  frequency  of the  adjustment  dates,  the  range of margins  added to the index,  and the  maximum  mortgage  rate or monthly  payment  variation at the time of any  adjustment of and over the life of the ARM Loan;

          o    information  regarding the payment  characteristics of the loans, including balloon payment and other amortization provisions;

          o    the number of loans that are delinquent and the number of days or ranges of the number of days those loans are delinquent; and

          o    the material underwriting standards used for the loans.

                                     - 31 -

         If  specific  information  respecting  the  loans  is  unknown  to  the depositor at the time the Notes or  Certificates,  as applicable,  are initially offered, more general information of the nature described above will be provided in the prospectus  supplement,  and specific  information will be set forth in a
report  that  will  be  available  to   purchasers   of  the  related  Notes  or
Certificates,  as applicable, at or before the initial issuance of that Security and will be filed as part of a Current  Report  on Form 8-K with the  Securities and  Exchange  Commission  (the  "Commission")  within  fifteen  days after that initial issuance. The characteristics of the loans included in a trust fund will not vary by more than five percent (by total principal balance as of the Cut-off
Date) from the characteristics of the loans that are described in the prospectus supplement.

         The prospectus  supplement  will specify  whether the loans include (1)
Home Equity  Loans,  which may be secured by Mortgages  that are junior to other liens on the related  Mortgaged  Property and/or (2) home improvement  contracts originated  by a home  improvement  contractor  and secured by a mortgage on the related  mortgaged  property  that is  junior  to other  liens on the  mortgaged property.  The home improvements  purchased with the home improvement  contracts typically include  replacement  windows,  house siding,  roofs,  swimming pools, satellite dishes,  kitchen and bathroom  remodeling goods, solar heating panels, patios,  decks,  room  additions and garages.  The  prospectus  supplement  will specify  whether the home  improvement  contracts  are FHA loans and, if so, the limitations on any FHA insurance.  In addition,  the prospectus  supplement will specify  whether the loans  contain some mortgage  loans  evidenced by Land Sale
Contracts.

         Payment Provisions of the Loans

         All of the loans will  provide for payments of  principal,  interest or both, on due dates that occur  monthly,  quarterly or  semi-annually  or at some other interval as is specified in the  prospectus  supplement or for payments in another manner described in the prospectus supplement. Each loan may provide for no accrual of interest or for accrual of interest on the loan at a mortgage rate that is fixed over its term or that  adjusts  from time to time,  or that may be converted from an adjustable to a fixed mortgage rate or a different  adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise  specified in the related mortgage note, in each case as described in the  prospectus  supplement.  Each loan may provide for scheduled  payments to maturity or payments that adjust from time to time to accommodate  changes  in the  mortgage  rate or to  reflect  the  occurrence  of particular  events or that adjust on the basis of other  methodologies,  and may provide for negative amortization or accelerated  amortization,  in each case as described in the  prospectus  supplement.  Each loan may be fully  amortizing or require a balloon  payment  due on its  stated  maturity  date,  in each case as described in the prospectus  supplement.  Each loan may contain  prohibitions on prepayment (a "Lockout Period" and, the date of expiration  thereof, a "Lock-out
Date")  or  require  payment  of a premium  or a yield  maintenance  penalty  (a
"Prepayment Premium") in connection with a prepayment, in each case as described in the prospectus supplement.  If the holders of any class or classes of Offered
Notes or Offered Certificates,  as applicable,  are entitled to all or a portion of any Prepayment  Premiums collected from the loans, the prospectus  supplement will  specify  the  method  or  methods  by which any of these  amounts  will be allocated. See "--Assets" above.

Single Family Loans

The  properties  relating  to single  family  loans will  consist of detached or
semi-detached  one-  to  four-family  dwelling  units,  townhouses,   rowhouses,
individual  condominium  units,  individual units in planned unit  developments, manufactured  housing that is  permanently  affixed and treated as real

                                     - 32 -

property  under local law,  security  interests in shares issued by  cooperative
housing   corporations,   and  certain  other  dwelling  units  ("SINGLE  FAMILY
PROPERTIES").  Single Family  Properties may include  vacation and second homes, investment  properties  and  leasehold  interests.  In  the  case  of  leasehold interests the related prospectus  supplement may specify the leasehold term, but if it does not, the stated term of the leasehold will be at least as long as the stated term of the loan.

         MULTIFAMILY LOANS

Properties securing multifamily loans may include small multifamily  residential properties  such as rental  apartment  buildings or projects  containing five to fifty residential units,  including  mid-rise and garden apartments.  Certain of
the  multifamily   loans  may  be  secured  by  apartment   buildings  owned  by
cooperatives.  The cooperative  owns all the apartment units in the building and all common areas. The cooperative is owned by  tenant-stockholders  who, through ownership  of  stock,  shares or  membership  certificates  in the  corporation, receive proprietary leases or occupancy  agreements  conferring exclusive rights to occupy specific apartments or units.  Generally,  a  tenant-stockholder  of a cooperative  makes  a  monthly  payment  to the  cooperative  representing  that tenant-stockholder's  pro rata share of the cooperative's payments for its loan, real  property  taxes,  maintenance  expenses  and  other  capital  or  ordinary expenses.  That monthly  payment is in addition to any payments of principal and interest  the  tenant-stockholder  makes on any loans to the  tenant-stockholder secured by its  shares in the  cooperative.  The  cooperative  will be  directly responsible for building  management and, in most cases,  payment of real estate taxes and hazard and liability insurance.  A cooperative's  ability to meet debt service  obligations  on a  multifamily  loan,  as well as all  other  operating expenses,  will depend in large part on its receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative controls.  Unanticipated  expenditures  may in  some  cases  have  to be paid by special  assessments  on  the  tenant-stockholders.  No  more  than  10%  of the aggregate  Trust Fund Assets for any series,  as  constituted at the time of the applicable  cut-off date (measured by principal  balance),  will be comprised of multifamily loans.

         MIXED-USE LOANS

The properties securing mixed-use loans will be improved by structures that have both  residential and commercial  units. No more than 10% of the aggregate Trust
Fund  Assets for any series,  as  constituted  at the  applicable  cut-off  date
(measured by principal balance), will be comprised of mixed-use loans.

         CLOSED-END SECOND-LIEN LOANS

         The properties relating to closed-end  second-lien loans will be Single
Family Properties.  The full amount of a closed-end second-lien loan is advanced at  the  inception  of  the  loan  and  generally  is  repayable  in  equal  (or substantially  equal)  installments  designed to fully  amortize the loan at its stated maturity.  Except as provided in the related prospectus  supplement,  the original  terms to stated  maturity  of  closed-end  second-lien  loans will not exceed 360 months. With respect to certain circumstances,  a borrower may choose an interest  only payment  option  whereby the borrower  pays only the amount of interest  accrued on the loan during the billing cycle. An interest only payment option may be available  for a specified  period  before the borrower must begin paying at least the minimum  monthly  payment of a specified  percentage  of the average outstanding balance of the loan.

                                     - 33 -

         Revolving Credit Line Loans

         As more fully  described in the  prospectus  supplement,  the loans may consist,  in whole or in part,  of  revolving  Home Equity  Loans or balances of these Home  Equity  Loans  ("Revolving  Credit  Line  Loans").  Interest on each
Revolving Credit Line Loan,  excluding  introductory  rates offered from time to time during  promotional  periods,  may be computed  and payable  monthly on the average  daily  outstanding  principal  balance of that loan.  From time to time before the expiration of the related draw period specified in a Revolving Credit
Line Loan,  principal  amounts on that  Revolving  Credit Line Loan may be drawn down (up to a  maximum  amount  as set forth in the  prospectus  supplement)  or repaid. If specified in the prospectus supplement,  new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the trust fund described in the prospectus  supplement.  As a result,  the total balance of the
Revolving  Credit  Line  Loans  will  fluctuate  from day to day as new draws by borrowers  are added to the trust fund and  principal  payments  are  applied to those  balances  and  those  amounts  will  usually  differ  each  day,  as more specifically described in the prospectus  supplement.  Under some circumstances, under a Revolving  Credit Line Loan,  a borrower  may,  during the related  draw period,  choose an interest  only payment  option,  during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle,  and may also elect to pay all or a portion of the principal.  An interest  only  payment  option may  terminate  at the end of the  related  draw period,  after which the borrower  must begin paying at least a minimum  monthly portion of the average outstanding principal balance of the loan.

         LOT LOANS

These loans provide  short-term  financing for borrowers buying a parcel of land that has been improved for residential use with the intention of building a home thereon. Each lot loan is secured by a parcel of land that has been improved for residential  use, which generally means that it is legally  accessible by street and  utilities  such as sewer,  electricity  and water have been  brought to the parcel or are  available  in the street,  but a dwelling  has not yet been built thereon.

         HOME IMPROVEMENT CONTRACTS

         The Trust Fund Assets for a series of securities may consist,  in whole or in part,  of home  improvement  contracts  originated  by a home  improvement contractor,  a thrift or a commercial  mortgage banker in the ordinary course of business.  The home  improvements  securing the home  improvement  contracts may include, but are not limited to, replacement  windows,  house siding, new roofs, swimming  pools,  spas,  kitchen and bathroom  remodeling  goods,  solar heating panels and other  exterior  and  interior  renovations  and  general  remodeling projects.  The home improvement contracts will be secured by mortgages on Single
Family Properties that are generally  subordinate to other mortgages on the same
Property.  In general,  the home improvement  contracts will be fully amortizing and may have fixed interest  rates or adjustable  interest rates and may provide for  other  payment  characteristics  as  described  below  and in  the  related prospectus  supplement.  The initial  Loan-to-Value  Ratio of a home improvement contract  is  computed  in  the  manner  described  in  the  related  prospectus supplement.

         Unsecured Home Improvement Loans

         The  unsecured  home  improvement  loans may  consist  of  conventional unsecured home improvement loans, unsecured installment loans and unsecured home improvement  loans  that are FHA loans.  Except as  otherwise  described  in the prospectus  supplement,  the  unsecured  home  improvement  loans  will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

                                     - 34 -

         Unsecured Home Improvement Loan Information in Prospectus Supplements

         Each prospectus  supplement will contain  information,  as of the dates specified in the  prospectus  supplement  and to the extent then  applicable and specifically  known  to  the  depositor,  with  respect  to any  unsecured  home improvement loans, including:

          o    the total outstanding principal balance and the largest, smallest and average  outstanding  principal balance of the unsecured home improvement loans as of the applicable cut-off date;

          o    the weighted average,  by principal balance,  of the original and remaining  terms to maturity of the  unsecured  home  improvement loans;

          o    the earliest and latest origination date and maturity date of the unsecured home improvements loans;

          o    the  interest  rates or range of interest  rates and the weighted average  interest rates borne by the unsecured  home  improvement loans;

          o    the  state  or  states  in  which  most  of  the  unsecured  home improvement loans were originated;

          o    information regarding the prepayment  provisions,  if any, of the unsecured home improvement loans;

          o    with  respect  to  the  unsecured  home  improvement  loans  with adjustable  interest rates, called ARM unsecured home improvement loans,  the index,  the frequency of the  adjustment  dates,  the range of margins  added to the index,  and the  maximum  interest rate or monthly  payment  variation at the time of any adjustment thereof and over the life of the ARM unsecured  home  improvement loan;

          o    information   regarding  the  payment   characteristics   of  the
               unsecured home improvement loans;

          o    the  number  of  unsecured  home   improvement   loans  that  are
               delinquent and the number of days or ranges of the number of days that such unsecured home improvement loans are delinquent; and

          o    the material  underwriting  standards used for the unsecured home improvement loans.

         If specific information respecting the unsecured home improvement loans is unknown to the depositor at the time Notes or  Certificates,  as  applicable, are initially  offered,  more general  information of the nature described above will be provided in the prospectus supplement,  and specific information will be set forth in a report that will be available to  purchasers of the related Notes or  Certificates,  as applicable,  at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related  initial  issuance.  The  characteristics  of the unsecured home improvement  loans included in a trust fund will not vary by more than five percent,  by total principal  balance as of the cut-off date, from the characteristics thereof that are described in the prospectus supplement.

                                     - 35 -

Contracts

         GENERAL

         To the extent provided in the prospectus supplement, each contract will be secured by a security interest in a new or used  manufactured  home, called a
Manufactured  Home. The contracts may include  contracts that are FHA loans. The method of computing the  Loan-to-Value  Ratio of a contract will be described in the prospectus supplement.

         Contract Information in Prospectus Supplements

         Each  prospectus  supplement  relating  to a trust  fund  whose  assets include a substantial  proportion of contracts will contain certain information, as of the dates specified in that  prospectus  supplement and to the extent then applicable  and  specifically  known  to  the  depositor,  with  respect  to any contracts, including:

          o    the total outstanding principal balance and the largest, smallest and average outstanding  principal balance of the contracts as of the applicable cut-off date;

          o    whether  the  manufactured  homes  were  new  or  used  as of the origination of the related contracts;

          o    the weighted average,  by principal balance,  of the original and remaining terms to maturity of the contracts;

          o    the range of maturity dates of the contracts;

          o    the  range of the  Loan-to-Value  Ratios  at  origination  of the contracts;

          o    the annual  percentage  rate on each contract,  called a contract rate,  or  range  of  contract  rates  and the  weighted  average contract rate borne by the contracts;

          o    the state or states in which most of the  manufactured  homes are located at origination;

          o    information regarding the prepayment  provisions,  if any, of the contracts;  o  for  contracts  with  adjustable  contract  rates, referred to as ARM  contracts,  the index,  the  frequency of the adjustment  dates,  and the  maximum  contract  rate  or  monthly payment variation at the time of any adjustment  thereof and over the life of the ARM contract;

          o    the number of  contracts  that are  delinquent  and the number of days  or  ranges  of the  number  of  days  those  contracts  are delinquent;

          o    information   regarding  the  payment   characteristics   of  the
               contracts; and

          o    the material underwriting standards used for the contracts.

         If specific  information  respecting  the  contracts  is unknown to the depositor at the time the Notes or  Certificates,  as applicable,  are initially offered, more general information of the nature described above will be provided in the prospectus  supplement,  and specific  information will be set

                                     - 36 -

forth in a report that will be available to  purchasers  of the related Notes or
Certificates,  as applicable, at or before the initial issuance thereof and will be filed as part of a  Current  Report  on Form 8-K with the  Commission  within fifteen days after the related  initial  issuance.  The  characteristics  of the contracts  included in a trust fund will not vary by more than five  percent (by total principal balance as of the cut-off date) from the characteristics thereof that are described in the prospectus supplement.

         The information described above regarding the contracts in a trust fund may be  presented  in the  prospectus  supplement  in  combination  with similar information regarding the loans in the trust fund.

         Payment Provisions of the Contracts

         All of the contracts  will provide for payments of principal,  interest or both,  on due dates  that  occur  monthly  or at some  other  interval  as is specified  in the  prospectus  supplement  or for  payments  in  another  manner described in the prospectus supplement. Each contract may provide for no accrual of interest or for accrual of interest  thereon at a contract rate that is fixed over its term or that  adjusts from time to time,  or as otherwise  specified in the prospectus  supplement.  Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the prospectus supplement.

Agency Securities

         The Agency  Securities  will consist of any  combination  of Ginnie Mae certificates,  Fannie Mae certificates and Freddie Mac  certificates,  which may include Stripped Agency Securities, as described below.

         GINNIE MAE

         Ginnie Mae is a wholly-owned  corporate  instrumentality  of the United
States within the Department of Housing and Urban Development. Section 306(g) of
Title III of the  Housing  Act  authorizes  Ginnie Mae to  guarantee  the timely payment of the principal of and interest on  certificates  that are based on and backed  by a  pool  of FHA  loans,  VA  loans  or by  pools  of  other  eligible residential loans.

         Section  306(g) of the  Housing Act  provides  that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required  to be paid  under any  guaranty  under this  subsection."  To meet its obligations under that guaranty, Ginnie Mae is authorized,  under Section 306(d)
of the  National  Housing Act of 1934 (the  "Housing  Act"),  to borrow from the
United  States  Treasury  with no  limitations  as to  amount,  to  perform  its obligations under its guarantee.

         GINNIE MAE CERTIFICATES

         Each Ginnie Mae  certificate  will be a "fully  modified  pass-through"
mortgage-backed  certificate issued and serviced by an issuer approved by Ginnie
Mae or Fannie  Mae as a  seller-  servicer  of FHA loans or VA loans,  except as described below regarding  Stripped  Agency  Securities (as defined below).  The loans underlying  Ginnie Mae certificates may consist of FHA loans, VA loans and other  loans  eligible  for  inclusion  in  loan  pools  underlying  Ginnie  Mae certificates.  Ginnie Mae certificates may be issued under either or both of the
Ginnie  Mae I  program  and the  Ginnie  Mae

                                     - 37 -

II  program,  as  described  in the  prospectus  supplement.  If the trust  fund includes Ginnie Mae  certificates,  your prospectus  supplement will include any material additional  information  regarding the Ginnie Mae guaranty program, the characteristics  of the pool  underlying  those  Ginnie  Mae  certificates,  the servicing of the related  pool,  the payment of principal and interest on Ginnie
Mae  certificates   and  other  relevant   matters   regarding  the  Ginnie  Mae
certificates.

         Except  as  otherwise  specified  in the  prospectus  supplement  or as described  below with  respect to Stripped  Agency  Securities,  each Ginnie Mae certificate will provide for the payment,  by or on behalf of the issuer, to the registered  holder  of that  Ginnie  Mae  certificate  of  monthly  payments  of principal and interest equal to the holder's proportionate interest in the total amount of the monthly  principal and interest  payments on each related FHA loan or VA loan,  minus  servicing  and  guaranty  fees  totaling  the  excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates'  interest rate.  In addition,  each payment to a holder of a Ginnie Mae  certificate  will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder's  proportionate  interest in the remaining  principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

         The  Ginnie Mae  certificates  do not  constitute  a  liability  of, or evidence any recourse against,  the issuer of the Ginnie Mae  certificates,  the depositor  or any  affiliates  of the  depositor,  and the  only  recourse  of a registered  holder (for  example,  the  trustee)  is to enforce the  guaranty of
Ginnie Mae.

         Ginnie Mae will have  approved  the  issuance of each of the Ginnie Mae certificates included in a trust fund in accordance with a guaranty agreement or contract  between  Ginnie Mae and the  issuer of the  Ginnie  Mae  certificates.
Pursuant  to that  agreement,  that  issuer,  in its  capacity as  servicer,  is required to perform customary functions of a servicer of FHA loans and VA loans, including  collecting payments from borrowers and remitting those collections to the registered holder,  maintaining escrow and impoundment accounts of borrowers for  payments of taxes,  insurance  and other  items  required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae  certificate,  even if the  payments  received  by that  issuer on the loans  backing the Ginnie Mae certificate  are less  than the  amounts  due.  If the  issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify
Ginnie Mae and request Ginnie Mae to make that payment.  Upon that  notification and  request,  Ginnie Mae will make those  payments  directly to the  registered holder of the  Ginnie  Mae  certificate.  In the event no payment is made by the issuer  and the  issuer  fails to notify  and  request  Ginnie  Mae to make that payment,  the  registered  holder of the Ginnie  Mae  certificate  has  recourse against only Ginnie Mae to obtain that payment.  The trustee or its nominee,  as registered  holder of the Ginnie Mae  certificates  included in a trust fund, is entitled to proceed  directly against Ginnie Mae under the terms of the guaranty agreement or contract  relating to the Ginnie Mae  certificates  for any amounts that are unpaid when due under each Ginnie Mae certificate.

         The Ginnie  Mae  certificates  included  in a trust fund may have other characteristics  and terms,  different from those described above so long as the
Ginnie Mae  certificates and underlying  residential  loans meet the criteria of the  rating  agency or  agencies.  The Ginnie Mae  certificates  and  underlying residential loans will be described in the prospectus supplement.

                                     - 38 -

         FANNIE MAE

         Fannie Mae is a federally chartered and  stockholder-owned  corporation organized and existing under the Federal National Mortgage  Association  Charter
Act, as amended (the "Charter  Act").  Fannie Mae was originally  established in
1938 as a United States government agency to provide  supplemental  liquidity to the mortgage market and was transformed into a stockholder-  owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market by purchasing mortgage loans  from  lenders.  Fannie Mae  acquires  funds to  purchase  loans from many capital market investors, thus expanding the total amount of funds available for housing.  Operating nationwide,  Fannie Mae helps to redistribute mortgage funds from  capital-surplus  to  capital-short  areas. In addition,  Fannie Mae issues mortgage-backed  securities  primarily in exchange  for pools of mortgage  loans from  lenders.  Fannie Mae receives  fees for its guaranty of timely  payment of principal and interest on its mortgage-backed securities.

         FANNIE MAE CERTIFICATES

         Fannie  Mae   certificates   are   Guaranteed   Mortgage   Pass-Through
Certificates  typically  issued  pursuant to a prospectus  that is  periodically revised by Fannie Mae. Fannie Mae certificates  represent  fractional  undivided interests in a pool of mortgage  loans formed by Fannie Mae.  Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program.  Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or  purchased  pursuant  to the  criteria  of the Fannie Mae  purchase  program.
Mortgage loans underlying Fannie Mae certificates  included in a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. If the trust fund includes Fannie Mae  certificates,  your prospectus  supplement will include any
material  additional   information   regarding  the  Fannie  Mae  program,   the
characteristics  of  the  pool  underlying  the  Fannie  Mae  certificates,  the servicing of the related  pool,  payment of principal and interest on the Fannie
Mae certificates and other relevant matters about the Fannie Mae certificates.

         Except as described below with respect to Stripped  Agency  Securities,
Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute  amounts  representing that holder's  proportionate  share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae  certificate on the underlying  mortgage  loans,  whether or not received,  and that holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated  mortgage loan, whether or not the related principal amount is actually recovered.

         The  obligations  of Fannie Mae under its  guarantees  are  obligations solely of Fannie Mae and are not backed by, nor  entitled to, the full faith and credit  of the  United  States.  If Fannie  Mae were  unable  to  satisfy  those obligations,  distributions  to the  holders  of Fannie Mae  certificates  would consist  solely of payments and other  recoveries on the  underlying  loans and, accordingly,  monthly  distributions  to the holders of Fannie Mae  certificates would be affected by delinquent payments and defaults on those loans.

         Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985  (other than  Fannie Mae  certificates  backed by pools  containing  graduated  payment  mortgage loans or multifamily  loans) are available  in  book-entry  form  only.  For a Fannie Mae

                                     - 39 -

certificate  issued  in  book-entry  form,   distributions  on  the  Fannie  Mae
certificate  will be made  by  wire,  and  for a  fully  registered  Fannie  Mae certificate, distributions will be made by check.

         The Fannie  Mae  certificates  included  in a trust fund may have other characteristics and terms,  different from those described above, as long as the
Fannie Mae certificates  and underlying  mortgage loans meet the criteria of the rating agency or agencies rating the  Certificates.  The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

         FREDDIE MAC

         Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the
"Freddie Mac Act").  Freddie Mac was  established  primarily  for the purpose of increasing  the  availability  of mortgage  credit for the  financing  of needed housing.  It seeks to provide an enhanced  degree of liquidity  for  residential mortgage  investments  primarily by assisting  in the  development  of secondary markets  for  conventional  mortgages.  The  principal  activity  of Freddie Mac currently  consists  of the  purchase of first  lien,  conventional  residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily
Freddie Mac  certificates.  Freddie Mac is  confined  to  purchasing,  so far as practicable,  mortgage loans and participation interests in mortgage loans which it deems to be of the quality,  type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates

         Each Freddie Mac certificate represents an undivided interest in a pool of  residential  loans that may consist of first lien  conventional  residential loans,  FHA loans or VA loans (the  "Freddie Mac  Certificate  Group").  Each of these mortgage loans must meet the applicable standards set forth in the Freddie
Mac Act. A Freddie Mac Certificate Group may include whole loans,  participation interests  in  whole  loans  and  undivided  interests  in  whole  loans  and/or participations  comprising  another Freddie Mac Certificate  Group. If the trust fund includes Freddie Mac certificates,  your prospectus supplement will include any material additional  information regarding the Freddie Mac guaranty program, the  characteristics  of the pool underlying that Freddie Mac  certificate,  the servicing of the related pool,  payment of principal and interest on the Freddie
Mac  certificate   and  any  other  relevant   matters  about  the  Freddie  Mac
certificates.

         Except as described below with respect to Stripped  Agency  Securities,
Freddie Mac guarantees to each  registered  holder of a Freddie Mac  certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable  interest rate on the  registered  holder's pro rata share of the unpaid  principal  balance  outstanding on the underlying  mortgage loans in the
Freddie Mac  Certificate  Group  represented  by that  Freddie Mac  certificate, whether or not received.  Freddie Mac also guarantees to each registered  holder of a Freddie Mac  certificate  collection by that holder of all principal on the underlying  mortgage  loans,  without any offset or deduction,  to the extent of that holder's pro rata share of the  principal,  but does not,  except if and to the extent specified in the prospectus supplement,  guarantee the timely payment of scheduled principal. Pursuant to its guarantees,  Freddie Mac also guarantees ultimate collection of scheduled  principal  payments,  prepayments of principal and the  remaining  principal  balance  in the event of a  foreclosure  or other disposition of a mortgage loan.  Freddie Mac may remit the amount due on account of its  guarantee of  collection  of  principal at any time after  default on an underlying mortgage loan, but not later than 30 days following the latest of

                                     - 40 -

          (1)  foreclosure sale;

          (2)  payment of the claim by any mortgage insurer; and

          (3)  the  expiration of any right of  redemption,  but in any event no later than one year after  demand has been made upon the borrower for accelerated payment of principal.

         In taking actions  regarding the collection of principal  after default on the mortgage loans underlying Freddie Mac certificates,  including the timing of demand for  acceleration,  Freddie Mac  reserves  the right to  exercise  its servicing  judgment  for the  mortgage  loans in the same manner as for mortgage loans  that it has  purchased  but not sold.  The length of time  necessary  for
Freddie Mac to determine that a mortgage loan should be accelerated  varies with the particular  circumstances of each borrower,  and Freddie Mac has not adopted servicing  standards  that require that the demand be made within any  specified period.

         Freddie Mac  certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not  constitute  debts or  obligations  of the
United  States or any Federal  Home Loan Bank.  The  obligations  of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.  If Freddie Mac were unable to satisfy those  obligations,  distributions  to holders of Freddie
Mac  certificates  would consist solely of payments and other  recoveries on the underlying mortgage loans and, accordingly,  monthly distributions to holders of
Freddie Mac certificates  would be affected by delinquent  payments and defaults on those mortgage loans.

         The  Freddie Mac  certificates  included in a trust fund may have other characteristics and terms,  different from those described above, so long as the
Freddie Mac certificates and underlying  mortgage loans meet the criteria of the rating agency or agencies rating the Notes or Certificates,  as applicable.  The
Freddie Mac certificates and underlying  mortgage loans will be described in the prospectus supplement.

         Stripped Agency Securities

         The Ginnie Mae  certificates,  Fannie Mae  certificates  or Freddie Mac certificates  may be  issued  in the  form  of  certificates  ("Stripped  Agency
Securities")  that represent an undivided  interest in all or part of either the principal  distributions  (but not the interest  distributions)  or the interest distributions  (but  not the  principal  distributions),  or in  some  specified portion  of the  principal  or  interest  distributions  (but  not all of  those distributions),  on an  underlying  pool of mortgage  loans or other  Ginnie Mae certificates,  Fannie Mae certificates or Freddie Mac certificates.  Ginnie Mae,
Fannie Mae or Freddie Mac, as applicable,  will  guarantee each Stripped  Agency
Security to the same extent as that entity guarantees the underlying  securities backing the Stripped  Agency  Securities or to the extent  described above for a
Stripped Agency Security  backed by a pool of mortgage loans,  unless  otherwise specified in the  prospectus  supplement.  If the trust fund  includes  Stripped
Agency  Securities,   your  prospectus  supplement  will  include  any  material additional  information  regarding the  characteristics of the assets underlying the Stripped  Agency  Securities,  the payments of principal and interest on the
Stripped Agency  Securities and other relevant matters about the Stripped Agency
Securities.

                                     - 41 -

Mortgage Securities

         Mortgage Securities may consist of mortgage  pass-through  certificates or  participation  certificates  evidencing  an undivided  interest in a pool of
loans  or  collateralized   mortgage  obligations  secured  by  loans.  Mortgage
Securities  may include  stripped  mortgage-backed  securities  representing  an undivided  interest in all or a part of either the principal  distributions (but not the  interest  distributions)  or the  interest  distributions  (but not the principal  distributions)  or in some  specified  portion of the  principal  and interest  distributions  (but  not  all the  distributions)  on  certain  loans.
Mortgage  Securities  will have been issued  pursuant to a pooling and servicing
agreement,  an  indenture  or  similar  agreement.   The  applicable  prospectus
supplement may provide that the seller/servicer of the underlying loans will not have entered into a pooling and servicing agreement with a private trustee,  but if it does not, the  seller/servicer  of the underlying  loans will have entered into a pooling  and  servicing  agreement  with a private  trustee.  The private trustee or its agent,  or a  custodian,  will possess the loans  underlying  the
Mortgage  Securities.  Loans underlying  Backed Securities will be serviced by a private servicer  directly or by one or more  subservicers who may be subject to the supervision of the private servicer.

         The issuer of the Mortgage  Securities will be a financial  institution or other entity engaged generally in the business of mortgage lending,  a public agency or instrumentality of a state, local or federal government,  or a limited
purpose   corporation   organized  for  the  purpose  of,  among  other  things,
establishing  trusts and acquiring  and selling  residential  mortgage  loans to trusts and selling  beneficial  interests in such trusts. If so specified in the related  prospectus  supplement,  the issuer of  Mortgage  Securities  may be an affiliate of the depositor. The obligations of the issuer of Mortgage Securities will generally be limited to certain representations and warranties with respect to the assets  conveyed by it to the related trust fund.  The issuer of Mortgage
Securities  will not have  guaranteed any of the assets  conveyed to the related trust  fund or any of the  Mortgage  Securities  issued  under the  pooling  and servicing  agreement.  Additionally,  although the loans underlying the Mortgage
Securities  may be  guaranteed  by an agency or  instrumentality  of the  United
States, the Mortgage Securities themselves will not be so guaranteed.

         Distributions  of principal  and interest  will be made on the Mortgage
Securities  on the dates  specified in the related  prospectus  supplement.  The
Mortgage  Securities  may  be  entitled  to  receive  nominal  or  no  principal distributions  or nominal or no interest  distributions.  Principal and interest distributions will be made on the Mortgage  Securities by the private trustee or the private servicer.  The issuer of Mortgage Securities or the private servicer may have the right to repurchase assets underlying the Mortgage Securities after a certain date or under other circumstances  specified in the related prospectus supplement.

         The loans underlying the Mortgage Securities may consist of fixed rate, level payment,  fully  amortizing  loans or graduated  payment loans,  revolving loans,  buydown  loans,  adjustable  rate loans or loans having balloon or other special payment features.  The loans may be secured by a single family property, multifamily  property or residential  lot or by an assignment of the proprietary
lease  or  occupancy   agreement  relating  to  a  specific  dwelling  within  a
cooperative and the related shares issued by the cooperative.

          The  prospectus  supplement  for a series  for which  the  trust  fund includes Mortgage Securities will specify:

                                     - 42 -

          o    the  aggregate  approximate  principal  amount  and  type  of the
               Mortgage Securities to be included in the trust fund;

          o    certain characteristics of the loans that comprise the underlying assets for the  Mortgage  Securities,  including  (w) the payment features of the loans,  (x) the approximate  aggregate  principal balance, if known, of underlying loans insured or guaranteed by a governmental  entity, (y) the servicing fee or range of servicing fees with  respect to the loans and (z) the  minimum  and maximum stated maturities of the underlying loans at origination;

          o    the maximum  original  term-to-stated  maturity  of the  Mortgage
               Securities;

          o    the  weighted  average  term-to  stated  maturity of the Mortgage
               Securities;

          o    the pass-through or certificate rate of the Mortgage Securities;

          o    the weighted  average  pass-through  or  certificate  rate of the
               Mortgage Securities;

          o    the issuer of Mortgage Securities, the private servicer (if other than the issuer of Mortgage  Securities)  and the private trustee for the Mortgage Securities;

          o    certain  characteristics  of  credit  support,  if  any,  such as reserve  funds,  insurance  policies,  surety  bonds,  letters of credit  or  guaranties  relating  to  the  loans  underlying  the
               Mortgage Securities or to the Mortgage Securities themselves;

          o    the  terms  on  which  the  underlying  loans  for  the  Mortgage
               Securities  may, or are required  to, be  purchased  before their
               stated   maturity  or  the  stated   maturity  of  the   Mortgage
               Securities; and

          o    the terms on which loans may be substituted for those  originally underlying the Mortgage Securities.

         Mortgage  Securities  included  in  the  trust  fund  for a  series  of certificates  that were issued by an issuer of Mortgage  Securities  that is not affiliated  with the depositor  must be acquired in bona fide  secondary  market transactions or either have been previously  registered under the Securities Act of 1933, as amended,  or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the  Securities  Act of 1933, as amended.

FHA Loans and VA Loans

         FHA loans will be insured by the FHA as  authorized  under the  Housing
Act, and the United States Housing Act of 1937, as amended.  One- to four-family
FHA loans will be insured under various FHA programs  including the standard FHA
203-b programs to finance the  acquisition of one- to four-family  housing units and the FHA 245 graduated  payment  mortgage  program.  The FHA loans  generally require a minimum down  payment of  approximately  5% of the original  principal amount  of the FHA  loan.  No FHA  loan may have an  interest  rate or  original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

                                     - 43 -

         Mortgage loans, unsecured home improvement loans,  contracts,  that are
FHA loans are insured by the FHA (as described in the prospectus supplement,  up to an amount equal to 90% of the sum of the unpaid  principal of the FHA loan, a portion of the unpaid interest and other liquidation  costs) pursuant to Title I of the Housing Act.

         There are two primary FHA  insurance  programs  that are  available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated  multifamily  rental  projects.  Section  244 of the  Housing  Act provides  for  co-insurance  of those loans made under  Sections  221(d)(3)  and
(d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of this type of  multifamily  loan may be up to 40 years and the ratio of the loan  amount to property replacement cost can be up to 90%.

         Section  223(f) of the  Housing  Act allows  HUD to insure  multifamily loans made for the purchase or refinancing of existing  apartment  projects that are at least three years old.  Section 244 also  provides  for  co-insurance  of mortgage  loans  made under  Section  223(f).  Under  Section  223(f),  the loan proceeds cannot be used for substantial  rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar  amount  per  apartment  unit  established  from time to time by HUD.  In general  the  loan  term  may not  exceed  35 years  and a  loan-to-value  ratio refinancing of a project.

         VA loans will be partially  guaranteed by the VA under the Servicemen's
Readjustment Act of 1944, as amended (the "Servicemen's  Readjustment Act"). The
Servicemen's Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage  loan  guarantee by the VA covering  mortgage financing of the  purchase of a one- to  four-family  dwelling  unit at interest rates permitted by the VA. The program has no mortgage loan limits,  requires no down payment from the  purchasers and permits the guarantee of mortgage loans of up to 30 years' duration.  However,  no VA loan will have an original  principal amount  greater than five times the partial VA guarantee  for that VA loan.  The maximum  guarantee  that may be issued by the VA under this  program will be set forth in the prospectus supplement.

Pre-Funding Accounts

         To the extent  provided in a  prospectus  supplement,  a portion of the proceeds  of the  issuance  of  Notes or  Certificates,  as  applicable,  may be deposited into an account maintained with the trustee (a "Pre-Funding Account").
In that  case,  the  depositor  will  be  obligated  to sell at a  predetermined price--and  the trust fund for the related series of Notes or  Certificates,  as applicable,  will be obligated to  purchase--additional  Assets (the "Subsequent
Assets") from time to time,  and as frequently as daily,  within the period (not to exceed three months) specified in the prospectus supplement (the "Pre-Funding
Period") after the issuance of the Notes or Certificates,  as applicable, having a total principal  balance  approximately  equal to the amount on deposit in the
Pre-Funding Account (the "Pre-Funded Amount") for that series on the date of its issuance. The Pre-Funded Amount for a series will be specified in the prospectus supplement,  and will not in any case exceed 50% of the total  initial  Security
Balance of the related Notes or  Certificates,  as  applicable.  Any  Subsequent
Assets will be required to satisfy specific  eligibility criteria more fully set forth in the prospectus  supplement,  which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus  supplement.  In addition, specific conditions must be satisfied before the Subsequent Assets are transferred  into the trust  fund,  for  example,  the  delivery  to the  rating agencies  and to the

                                     - 44 -

trustee of any  required  opinions of counsel.  See "ERISA  Considerations"  for additional information regarding Pre-Funding Accounts.

         Except as set forth in the following  sentence,  the Pre-Funded  Amount will be used only to purchase  Subsequent  Assets. Any portion of the Pre-Funded
Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period
will be  used to  prepay  one or more  classes  of  Notes  or  Certificates,  as applicable,  in the  amounts  and  in the  manner  specified  in the  prospectus supplement.  In  addition,  if  specified  in  the  prospectus  supplement,  the depositor  may be required  to deposit  cash into an account  maintained  by the trustee (the  "Capitalized  Interest  Account")  for the purpose of assuring the availability  of  funds  to  pay  interest  on the  Notes  or  Certificates,  as
applicable,   during  the  Pre-Funding  Period.  Any  amount  remaining  in  the
Capitalized  Interest  Account  at the  end of the  Pre-Funding  Period  will be remitted as specified in the prospectus supplement.

         Amounts deposited in the Pre-Funding and Capitalized  Interest Accounts
will  be  permitted  to be  invested,  pending  application,  only  in  eligible investments authorized by each applicable rating agency.

Accounts

         Each trust fund will  include  one or more  accounts,  established  and maintained  on behalf of the  securityholders  into  which the person or persons designated in the prospectus  supplement  will, to the extent  described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced  with  respect to the Assets and other  assets in the trust fund.  This type of  account  may be  maintained  as an  interest  bearing  or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term,  investment grade  obligations,  in each case as
described   in   the   prospectus   supplement.    See   "Description   of   the
Agreements--Material   Terms  of  the  Pooling  and  Servicing   Agreements  and
Underlying Servicing Agreements--Collection Account and Related Accounts."

Credit Support

         If so provided in the prospectus supplement, partial or full protection against some  defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Notes or Certificates,  as applicable, in the related  series in the form of  subordination  of one or more  other  classes of
Notes or  Certificates,  as  applicable,  in that series or by one or more other types of credit  support,  for example,  a letter of credit,  insurance  policy, guarantee,  reserve fund or another type of credit support,  or a combination of these  (any of these  types  of  coverage  for the  Notes  or  Certificates,  as applicable,  of any series, is referred to generally as "credit  support").  The amount and types of coverage,  the  identification  of the entity  providing the coverage  (if  applicable)  and  related  information  for each  type of  credit support, if any, will be described in the prospectus  supplement for a series of
Notes or Certificates, as applicable. See "Description of Credit Support."

                              Cash Flow Agreements

         If so provided in the prospectus supplement, the trust fund may include guaranteed  investment  contracts pursuant to which moneys held in the funds and accounts  established  for the  related  series  will be invested at a specified rate. The trust fund may also include other  agreements,  for example,  interest rate swap  agreements,  interest  rate cap or floor  agreements,  currency  swap agreements or similar agreements provided to reduce the effects of interest rate or currency exchange

                                     - 45 -

rate  fluctuations  on  the  Assets  or on one  or  more  classes  of  Notes  or
Certificates, as applicable.  (Currency swap agreements might be included in the trust fund if some or all of the Assets were denominated in a non-United  States currency.) The principal terms of any related guaranteed  investment contract or other  agreement  (any of these types of  agreement,  a "Cash Flow  Agreement"), including provisions relating to the timing, manner and amount of payments under these documents and provisions  relating to the termination of these  documents, will be  described  in the  prospectus  supplement  for the related  series.  In addition, the prospectus supplement will provide information with respect to the borrower under any Cash Flow Agreement.

                                 Use of Proceeds

         The  net  proceeds  to be  received  from  the  sale  of the  Notes  or
Certificates, as applicable, will be applied by the depositor to the purchase of
Assets, or the repayment of the financing incurred in that purchase,  and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates,  as applicable. The depositor expects to sell the
Notes or  Certificates,  as  applicable,  from time to time,  but the timing and amount of offerings of Notes or  Certificates,  as applicable,  will depend on a number of factors,  including  the volume of Assets  acquired by the  depositor, prevailing interest rates, availability of funds and general market conditions.

                       Yield and Prepayment Considerations

The yields to maturity and weighted  average lives of the securities will depend primarily  on the amount  and timing of  principal  payments  received  on or in respect of the related Trust Fund Assets.  The original terms to maturity of the loans in a given pool will vary depending on the type of loans.  Each prospectus supplement will contain  information  about the type and maturities of the loans in the related pool or securing Mortgage Securities.  The applicable  prospectus supplement may state that some loans provide for  prepayment  penalties or limit prepayments  thereof,  but if it does not, then the loans may be prepaid without penalty in full or in part at any time. The  prepayment  experience on the loans in a pool will affect the weighted average lives of the related securities.

The rate of prepayment on the loans cannot be predicted.  Closed-end second-lien loans,  Revolving  Credit Line Loans and home  improvement  contracts  have been originated  in  significant  volume  only  during  the  past few  years  and the depositor is not aware of any publicly  available  studies or  statistics on the respective  prepayment  rates of such loans.  Generally,  borrowers  do not view closed-end  second-lien loans,  Revolving Credit Line Loans and home improvement contracts  as permanent  financing.  Accordingly,  those loans may  experience a higher prepayment rate than traditional first loans. On the other hand,  because
Revolving Credit Line Loans generally are not fully  amortizing,  the absence of voluntary borrower prepayments could cause principal payment rates to be similar to, or lower than, the rates associated with traditional  fully-amortizing first loans.

A number of factors may affect the prepayment experience of the loans, including general  economic  conditions,  prevailing  interest rates,  the availability of alternative financing, homeowner mobility and the frequency and amount of future draws on any  Revolving  Credit Line Loans.  Other factors that might affect the prepayment rate of closed-end  second-lien loans, Revolving Credit Line Loans or home  improvement  contracts  include the amount of, and interest  rates on, the related senior loans, and the fact that subordinate loans are generally used for shorter-term  financing for a variety of purposes,  including home  improvement, education  expenses and  purchases  of consumer  goods such as  automobiles.  In addition, any future limitations on borrowers' right to deduct interest payments on

                                     - 46 -

closed-end  second-lien  loans or home equity  line of credit  loans for federal income tax purposes may further  increase the rate of  prepayments of the loans.
The enforcement of a due-on-sale  provision (described below) will have the same effect as a prepayment  of the related loan.  See "Certain  Legal Aspects of the
Loans-Due-on-Sale  Clauses." If you buy securities in the secondary  market at a price other than par, your yield may vary from the yield you  anticipated if the prepayment rate on the loans is different from the rate you anticipated when you bought the securities.

Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may:

          o    make  payments  as low as the  minimum  monthly  payment  for any month,

          o    make payments  consisting only of the interest,  fees and charges for a given  month  during the  interest-only  period for certain
               Revolving Credit Line Loans (and, in more limited  circumstances, in  the  case  of  closed-end  second-lien  loans  for  which  an interest-only payment option has been selected), or

          o    make payments as high as the entire outstanding principal balance plus accrued interest, fees and charges on that loan.

In  addition,  borrowers  may  fail  to make  the  required  periodic  payments.
Collections on the loans also may vary due to seasonal purchasing and borrowers'
payment habits.

The applicable  prospectus  supplement may indicate that some conventional loans do not have  due-on-sale  provisions,  but if it does not, then all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the  maturity  of the loan  upon  sale or  specified  transfers  of the  related property  by the  borrower.  Loans  insured  by the  FHA,  and  loans  partially guaranteed  by the VA,  are  assumable  with the  consent of the FHA and the VA, respectively.  Thus,  the rate of  prepayments  on those loans may be lower than that on conventional loans bearing comparable interest rates. If applicable, the servicer generally will enforce any due-on-sale or due-on-encumbrance  clause of a loan, if it has knowledge of the  conveyance  or further  encumbrance  (or the proposed  conveyance  or proposed  further  encumbrance)  of the  property,  and reasonably  believes that it is entitled to do so under applicable law. However, such servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance  policy.  See "Description of the  Agreements-Collection  and Other  Servicing  Procedures" and "Certain Legal
Aspects of the Loans" for a description of certain  provisions of each agreement and certain legal developments that may affect the prepayment  experience on the loans.

The rate of prepayments of conventional  loans has fluctuated  significantly  in recent years.  In general,  if  prevailing  rates fall  significantly  below the interest  rates  borne by the loans,  the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates. Conversely,  if prevailing interest rates rise appreciably above the interest rates borne by the loans, the loans are more likely to experience a lower  prepayment rate than if prevailing  rates remain at or below the interest rates. However, there can be no assurance that this will be the case.

When a full  prepayment is made on a loan,  the borrower is charged  interest on the  principal  amount of the loan  prepaid  only for the  number of days in the month actually elapsed up to the date of the prepayment,  rather than for a full month.  Thus, in most cases, the effect of prepayments in full will be to reduce the  amount  of  interest  passed  through  or paid in the  following  month  to securityholders.  Partial  prepayments  in a given  month may be  applied to the outstanding  principal  balances  of the

                                     - 47 -

loans  prepaid on the first day of the month of  receipt or the month  following receipt.  In the latter case, partial  prepayments will not reduce the amount of interest  passed  through or paid in that month.  Unless the related  prospectus supplement  provides  otherwise,  neither full nor partial  prepayments  will be passed through or paid until the month following receipt.

Even if the  properties  underlying the loans held in the trust fund or securing
Mortgage Securities provide adequate security for the loans,  substantial delays could  occur  before  defaulted  loans are  liquidated  and their  proceeds  are forwarded to  investors.  Property  foreclosure  actions are  regulated by state statutes  and rules and are subject to many of the delays and  expenses of other lawsuits if defenses or  counterclaims  are made,  sometimes  requiring  several years  to  complete.  In  addition,  in  some  states,  if the  proceeds  of the foreclosure  are  insufficient to repay the loan, the borrower is not liable for the  deficit.  If  a  borrower  defaults,  these  restrictions  may  impede  the servicer's ability to dispose of the property and obtain sufficient  proceeds to repay the loan in full.  In addition,  the  servicer  will be entitled to deduct from  liquidation  proceeds all expenses  reasonably  incurred in  attempting to recover on the defaulted loan,  including payments to senior lienholders,  legal fees and costs,  real estate taxes,  and property  maintenance and  preservation expenses.

Liquidation  expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default.  Therefore, if a servicer  takes the same steps for a defaulted  loan having a small  remaining principal  balance  as it does for a  defaulted  loan  having a large  remaining principal balance, the amount realized after expenses is a smaller percentage of the outstanding principal balance of the small loan than it is for the defaulted loan with a large remaining principal balance.

State laws generally regulate interest rates and other charges,  require certain disclosures,  and  require  licensing  of loan  originators  and  servicers.  In addition,  most states have other laws and public policies for the protection of consumers  that  prohibit  unfair and  deceptive  practices in the  origination, servicing  and  collection  of loans.  Depending on the  particular  law and the specific  facts  involved,  violations  may limit the ability of the servicer to collect all or part of the principal or interest on the underlying loans held in the trust fund or securing Mortgage Securities.  In some cases, the borrower may even be entitled to a refund of amounts  previously  paid. In addition,  damages and administrative sanctions could be imposed on the servicer.

If the rate at which  interest is passed through or paid to  securityholders  is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different  interest rates will affect the yields on those securities.
In most cases,  the effective  yield to  securityholders  will be lower than the yield otherwise  produced by the applicable  pass-through  rate or interest rate and purchase price,  because although interest will accrue on each loan from the first  day of the month  (unless  the  related  prospectus  supplement  provides otherwise),  the interest will not be distributed  until the month following the month of accrual. In the case of securities backed by Mortgage  Securities,  the interest  accrued on loans securing such Mortgage  Securities will generally not be  distributed  until  several  months  following  the month of accrual on such underlying loans.

Under  specified  circumstances,  the  servicer,  the  holders  of the  residual interests  in a  REMIC  or  any  person  specified  in  the  related  prospectus supplement  may have the option to purchase the assets of a trust fund,  thereby causing  an  earlier  retirement  of  the  related  series  of  securities.  See
"Description of the Securities-Termination."

                                     - 48 -

Factors  other  than  those  identified  in  this  prospectus  and  the  related prospectus  supplement could significantly  affect principal  prepayments at any time and over the lives of the  securities.  The  relative  contribution  of the various factors affecting  prepayment also may vary from time to time. There can be no assurance as to the rate of principal  payment of the Trust Fund Assets at any time or over the lives of the securities.

         The  prospectus  supplement  relating  to a series of  securities  will discuss  in  greater  detail  the  effect of the rate and  timing  of  principal payments  (including  prepayments),  delinquencies  and  losses  on  the  yield, weighted average lives and maturities of the securities.

                                  The Depositor

         Nomura Home Equity Loan,  Inc., the depositor,  was incorporated in the
State of Delaware on April 26, 2005. The depositor was organized for the purpose of  acquiring  and  pooling  mortgage  loans,  offering  securities  of the type described  herein  (including the issuance of net-interest  margin notes derived from such securities) and other related activities. The depositor does not have, nor is it expected in the future to have, any significant  assets. The depositor maintains its principal office at Two World Financial  Center,  Building B, 21st
Floor, New York, New York 10281. Its telephone number is (212) 667-9300.

         The depositor  does not have, nor is it expected in the future to have, any significant assets.

                         Description of the Securities

General

         The  Asset-backed  certificates  (the  "Certificates")  of each  series
(including  any class of  Certificates  not  offered  by this  prospectus)  will represent  the entire  beneficial  ownership  interest in the trust fund created pursuant to the related  Agreement.  The  Asset-backed  notes (the  "Notes," and together with the Certificates,  the "Securities"),  will represent indebtedness of the  related  trust  fund and  will be  issued  and  secured  pursuant  to an indenture. In general, the Notes or Certificates,  as applicable, of each Series may fall into different categories. The following chart identifies and generally defines certain of the more typical categories.  The prospectus supplement for a series of securities may identify the classes in that series by reference to the following categories.

CATEGORIES OF CLASSES

                                                                         DEFINITION
                                                                       PRINCIPAL TYPES

Accretion Directed...................................  A class that receives  principal  payments from the accreted
                                                       interest  from  specified  accrual  classes.   An  accretion
                                                       directed  class also may  receive  principal  payments  from principal  paid  on the  underlying  Trust  Fund  Assets  or other assets of the trust fund for the related series.

Companion Class......................................  A   class   that   receives   principal   payments   on  any
                                                       distribution  date  only if  scheduled  payments  have  been made  on  specified  planned  principal  classes,

                                     - 49 -

                                                       targeted principal classes or scheduled principal classes.

Component Securities.................................  A class  consisting  of  "components."  The  components of a class of component  securities may have different  principal
                                                       and   interest   payment    characteristics   but   together
                                                       constitute  a single  class.  Each  component  of a class of component  securities  may be identified as falling into one or more of the categories in this chart.
Non-Accelerated Senior or NAS........................  A class  that,  for the  period  of  time  specified  in the related  prospectus  supplement,  generally will not receive
                                                       (in  other   words,   is  locked   out  of)  (1)   principal
                                                       prepayments  on the  underlying  Trust Fund  Assets that are
                                                       allocated   disproportionately   to  the  senior  securities
                                                       because  of  the   shifting   interest   structure   of  the
                                                       securities  in the  trust  and/or  (2)  scheduled  principal payments on the underlying  Trust Fund Assets,  as specified in the related  prospectus  supplement.  During the lock-out period,  the portion of the principal  distributions  on the underlying  Trust Fund  Assets  that the NAS class is locked out of will be  distributed  to the other  classes of senior securities.

Notional Amount Securities...........................  A class  having no  principal  balance and bearing  interest on the  related  notional  amount.  The  notional  amount is
                                                       used  for   purposes  of  the   determination   of  interest
                                                       distributions.

Planned Principal Class or PACs......................  A class  that is  designed  to  receive  principal  payments using a predetermined  principal  balance  schedule  derived
                                                       by  assuming   two   constant   prepayment   rates  for  the
                                                       underlying  Trust  Fund  Assets.  These  two  rates  are the endpoints  for  the  "structuring  range"  for  the  planned principal  class.  The  planned  principal  classes  in  any series  of  securities  may  be  subdivided  into  different
                                                       categories  (e.g.,   primary  planned   principal   classes,
                                                       secondary   planned   principal   classes,    etc.)   having
                                                       different   effective   structuring   ranges  and  different
                                                       principal  payment  priorities.  The  structuring  range for the  secondary  planned  principal  classes of a series will be  narrower  than that for the  primary  planned  principal classes of that series.

Scheduled Principal Class............................  A class  that is  designed  to  receive  principal  payments using a  predetermined  principal  balance

                                     - 50 -

                                                       schedule  but  is  not  designated  as  a  planned  principal
                                                       class  or   targeted  principal  class. In  many  cases,  the
                                                       schedule  is  derived  by assuming  two  constant  prepayment
                                                       rates for  the   underlying  Trust  Fund   Assets.  These two
                                                       rates are the  endpoints  for the "structuring range" for the scheduled principal class.

Sequential Pay.......................................  Classes  that  receive  principal  payments in a  prescribed sequence,  that do not have predetermined  principal balance
                                                       schedules   and  that   under  all   circumstances   receive
                                                       payments   of   principal   continuously   from  the   first
                                                       Distribution  Date on which  they  receive  principal  until they are  retired.  A single class that  receives  principal payments  before  or after  all  other  classes  in the same series may be identified as a sequential pay class.

Strip................................................  A class  that  receives a constant  proportion,  or "strip,"
                                                       of the principal payments on  the  underlying   Trust   Fund
                                                       Assets or other assets of the trust fund.

Support Class (also sometimes referred
to as "COMPANION CLASSES")...........................  A   class   that   receives   principal   payments   on  any
                                                       distribution  date  only if  scheduled  payments  have  been
                                                       made  on  specified  planned  principal  classes,   targeted
                                                       principal classes or scheduled principal classes.

Targeted Principal Class or TACs.....................  A class  that is  designed  to  receive  principal  payments
                                                       using   a   predetermined principal balance schedule derived
                                                       by assuming  a  single  constant   prepayment rate  for  the
                                                       underlying  Trust Fund Assets.

                                                                       INTEREST TYPES

Fixed Rate...........................................  A class with an interest rate that is fixed  throughout  the life of the class.

Floating Rate........................................  A class  with an  interest  rate  that  resets  periodically based on a designated  index and that varies  directly  with changes in the index.

Inverse Floating Rate................................  A class  with an  interest  rate  that  resets  periodically based on a designated  index and that varies  inversely with changes in the index.

Variable Rate........................................  A class with an interest rate that resets  periodically  and
                                                       is   calculated  by  reference  to  the  rate  or  rates  of

                                     - 51 -

                                                       interest  applicable  to  specified  assets  or  instruments
                                                       (e.g., the Loan Rates borne by the underlying loans).

Interest Only........................................  A class that receives  some or all of the interest  payments made on the  underlying  Trust Fund  Assets or other  assets of the  trust  fund and  little  or no  principal.  Interest only  classes have either a nominal  principal  balance or a notional  amount.  A nominal  principal  balance  represents actual  principal  that  will be paid  on the  class.  It is referred  to  as  nominal  because  it  is  extremely  small compared to other classes.  A notional  amount is the amount used as a  reference  to  calculate  the amount of  interest due on an  interest  only class that is not  entitled to any distributions of principal.

Principal Only.......................................  A class  that  does not bear  interest  and is  entitled  to receive only distributions of principal.

Partial Accrual......................................  A class that  accretes a portion of the accrued  interest on the  class.  The  accreted  amount  will  be  added  to  the
                                                       principal   balance   of  the   class  on  each   applicable
                                                       distribution   date,  with  the  remainder  of  the  accrued
                                                       interest  to be  distributed  currently  as  interest on the class.  The accretion may continue  until a specified  event has occurred or until the partial accrual class is retired.

Accrual..............................................  A class that accretes all the   accrued   interest otherwise
                                                       distributable on   the    class.  The accreted  amount  will
                                                       be added as principal to the principal  balance of the class
                                                       on each  applicable distribution   date. The accretion   may
                                                       continue until   some    specified event  has   occurred  or
                                                       until the  accrual  class is retired.

         If specified in the prospectus supplement, distributions on one or more classes of a series of Notes or Certificates,  as applicable,  may be limited to collections  from a designated  portion of the Assets in the related  trust fund
(each portion of the Assets, an "Asset Group"). Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

         Each class of Notes or  Certificates,  as  applicable,  offered by this prospectus and the related  prospectus  supplement  (the "Offered Notes" and the
"Offered  Certificates,"  respectively,  and together, the "Offered Securities")
will be issued in minimum  denominations  corresponding to the Security Balances or,  in the  case of some  classes  of Strip  Securities,  notional  amounts  or percentage interests specified in the prospectus supplement. The transfer of any
Offered Notes or Offered  Certificates,  as  applicable,  may be registered  and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection  with that  registration of transfer or exchange,  but the  depositor or the trustee or any agent of the depositor or the trustee may

                                     - 52 -

require  payment  of a sum  sufficient  to cover  any tax or other  governmental charge. One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully  registered,  certificated  form  ("Definitive  Notes" or
"Definitive  Certificates,"  and  collectively,  "Definitive  Securities") or in
book-entry  form   ("Book-Entry   Notes"  or  "Book-Entry   Certificates,"   and
collectively,   "Book-Entry   Securities"),   as  provided  in  the   prospectus
supplement.  See  "Description of the  Securities--Book-Entry  Registration  and
Definitive  Securities."  Definitive  Notes  or  Definitive   Certificates,   as
applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same  class and  series of a similar  total  Security  Balance,  notional amount or percentage interest but of different authorized denominations.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

The  applicable   prospectus   supplement  may  specify  some  other  basis  for
determining  LIBOR,  but if it does  not,  on the LIBOR  determination  date (as defined in the related prospectus  supplement) for each class of securities of a series for which the  applicable  interest rate is determined by reference to an index  called  LIBOR,  the person  designated  in the related  agreement  as the calculation  agent will determine  LIBOR using one of the two methods  described below. The method will be specified in the related prospectus supplement.

LIBOR METHOD

If using this method to calculate  LIBOR,  the calculation  agent will determine
LIBOR by reference to the  quotations,  as set forth on the  Moneyline  Telerate
Page 3750,  offered by the  principal  London  office of each of the  designated reference banks meeting the criteria set forth below for making one-month United
States dollar deposits in leading banks in the London  Interbank  market,  as of
11:00 a.m. (London time) on the LIBOR  determination date. In lieu of relying on the  quotations  for  those  reference  banks  that  appear  at the  time on the
Moneyline  Telerate Page 3750,  the  calculation  agent will request each of the reference banks to provide the offered quotations at that time.

Under this  method the  calculation  agent  will  establish  LIBOR on each LIBOR determination date as follows:

(a)      If on any LIBOR  determination date two or more reference banks provide offered  quotations,  LIBOR for the next  interest  accrual  period  will be the arithmetic  mean of the  offered  quotations  (rounded  up if  necessary  to the nearest whole multiple of 1/16%).

(b)      If  on any LIBOR  determination  date only one or none of the reference banks provides  offered  quotations,  LIBOR for the next interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation  agent, at  approximately  11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

(c)      If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but unable to determine
LIBOR  according to paragraph  (b) above,  LIBOR for the next  interest  accrual period will be LIBOR as determined on the preceding  LIBOR  determination  date, or, in the case of the first LIBOR  determination date, LIBOR will be considered to be the annual rate specified as such in the related prospectus supplement.

                                     - 53 -

Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits  in  the  international  Eurocurrency  market;  will  not  control,  be controlled by, or be under common control with the calculation  agent;  and will have an established place of business in London. If any reference bank should be unwilling  or unable to act as such or if  appointment  of a  reference  bank is terminated,  another  leading bank meeting the criteria  specified above will be appointed.

BBA METHOD

If using this method of determining  LIBOR, the calculation agent will determine
LIBOR on the basis of the  British  Bankers'  Association  "Interest  Settlement
Rate" for  one-month  deposits in United  States  dollars as found on  Moneyline
Telerate  Page 3750 as of 11:00 a.m.  London  time on each  LIBOR  determination date.  Interest  Settlement  Rates  currently are based on rates quoted by eight
British  Bankers'  Association  designated  banks as  being,  in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the
London  interbank  market.  The  Interest  Settlement  Rates are  calculated  by eliminating  the two highest rates and the two lowest rates,  averaging the four remaining  rates,  carrying the result  (expressed as a  percentage)  out to six decimal places, and rounding to five decimal places.

If on any LIBOR determination date, the calculation agent is unable to calculate
LIBOR as  described  in the  preceding  paragraph,  LIBOR for the next  interest accrual period will be calculated as described above under "LIBO Method."

The calculation agent's  determination of LIBOR on each LIBOR determination date and its  calculation  of the  interest  rate for each  applicable  class for the related  interest  accrual  period  shall (in the absence of manifest  error) be final and binding.

COFI

The Eleventh  District  Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings  institutions in Arizona,  California and Nevada that are member  institutions of the Eleventh  Federal Home Loan Bank
District (the "ELEVENTH  DISTRICT").  The Eleventh  District Cost of Funds Index
for a particular  month  reflects the interest  costs paid on all types of funds held by Eleventh District member  institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds  outstanding  at the end of that month and of the prior month and  annualizing  and adjusting the result  to  reflect  the  actual  number  of days in the  particular  month.  If necessary,  before  these  calculations  are made,  the  component  figures  are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member  institutions  leaving the Eleventh District or acquiring  institutions outside the Eleventh District.  The Eleventh District
Cost of Funds Index is weighted to reflect the  relative  amount of each type of funds held at the end of the relevant  month.  The major  components of funds of
Eleventh  District member  institutions  are: savings  deposits,  time deposits,
FHLBSF advances,  repurchase  agreements and all other  borrowings.  Because the component  funds  represent  a variety of  maturities  whose  costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors  affect the  performance  of the Eleventh  District  Cost of
Funds Index,  which may cause it to move in a manner different from indices tied to specific  interest  rates,  such as United  States  Treasury  bills or LIBOR.
Because the liabilities upon which the Eleventh  District Cost of Funds Index is based were issued at various  times under  various  market  conditions  and with various

                                     - 54 -

maturities,  the  Eleventh  District  Cost of Funds  Index  may not  necessarily reflect the  prevailing  market  interest  rates on new  liabilities  of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions  for the month before the month in which it is due to be published.
Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market  interest rates at all times,  because as longer term deposits or borrowings mature and are renewed at prevailing market interest rates,  the  Eleventh  District  Cost  of  Funds  Index  is  influenced  by  the differential  between  the  prior  and  the  new  rates  on  those  deposits  or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes  instituted  by the FHLBSF in the method used to calculate  the Eleventh
District Cost of Funds Index.

The FHLBSF  publishes  the Eleventh  District Cost of Funds Index in its monthly
Information  Bulletin.  Any  individual may request  regular  receipt by mail of
Information  Bulletins by writing the Federal  Home Loan Bank of San  Francisco,
P.O. Box 7948, 600 California  Street,  San Francisco,  California  94120, or by
calling (415)  616-1000.  The Eleventh  District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its  Information  Bulletin  that the Eleventh  District
Cost of Funds Index for a month "will be  announced  on or near the last working day" of the  following  month and also has stated that it "cannot  guarantee the announcement" of the index on an exact date. As long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of  securities  for which the interest rate is determined by reference  to an index  denominated  as COFI  for the  interest  accrual  period beginning in that second following month will be based on the Eleventh  District
Cost of Funds Index for the second  preceding  month.  If publication is delayed beyond the tenth day, the interest  rate will be based on the Eleventh  District
Cost of Funds Index for the third preceding month.

The  applicable   prospectus   supplement  may  specify  some  other  basis  for
determining  COFI,  but if it does not, then if on the tenth day of the month in which any interest  accrual  period begins for a class of COFI  securities,  the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding  month,  the index for the current  interest  accrual period and for each subsequent  interest accrual period will be based (except as described  below)  on the  National  Monthly  Median  Cost  of  Funds  Ratio  to
SAIF-Insured  Institutions (the "NATIONAL COST OF FUNDS INDEX") published by the
Office of Thrift  Supervision  (the "OTS") for the third preceding month (or the fourth  preceding  month if the  National  Cost of  Funds  Index  for the  third preceding  month has not been published on the tenth day of an interest  accrual period).  Information  on the  National  Cost of Funds  Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington,  D.C. 20552 or calling (202)
906-6677,  and the  current  National  Cost of Funds  Index may be  obtained  by calling  (202)  906-6988.  If on the tenth day of the month in which an interest accrual period begins,  the most recently published National Cost of Funds Index relates to a month before the fourth  preceding  month, the applicable index for that interest accrual period and each succeeding interest accrual period will be based on LIBOR,  as determined by the  calculation  agent in accordance with the agreement  relating to that series. A change of index from the Eleventh District
Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility,  particularly if the alternative  index is LIBOR.

                                     - 55 -

The  calculation  agent's  determination  of  COFI  and its  calculation  of the interest  rates for the  applicable  classes  for the related  interest  accrual period shall (in the absence of manifest error) be final and binding.

TREASURY INDEX

The  applicable   prospectus   supplement  may  specify  some  other  basis  for
determining and defining the Treasury index, but if it does not, on the Treasury index  determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a
Treasury  index,  the  calculation  agent will  ascertain the Treasury index for
Treasury  securities of the maturity and for the period (or, if applicable,  the date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period  (and the  Treasury  index for any date  means the yield for that  date), expressed as an annual percentage rate, on U.S. Treasury  securities adjusted to the  "constant  maturity"  specified  in  the  prospectus  supplement  or  if no
"constant  maturity" is so specified,  U.S. Treasury  securities  trading on the secondary market having the maturity specified in the prospectus supplement,  in each case as published by the Federal Reserve Board in its  Statistical  Release
No. H.15 (519).  Statistical  Release No. H.15 (519) is  published  on Monday or
Tuesday of each week and may be obtained by writing or calling the  Publications
Department at the Board of Governors of the Federal Reserve  System,  21st and C
Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the
Statistical Release from the preceding week.

Yields on U.S. Treasury  securities at "constant  maturity" are derived from the
U.S.  Treasury's  daily yield curve.  This curve,  which  relates the yield on a security to its time to maturity,  is based on the closing  market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are  calculated  from  composites of quotations  reported by five leading
U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is  outstanding.  If the Treasury index is no longer  published,  a new index based on comparable data and methodology  will be designated in accordance with the agreement relating to the applicable  series.  The calculation  agent's determination  of the Treasury index,  and its calculation of the interest rates for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

PRIME RATE

The  applicable   prospectus   supplement  may  specify  some  other  basis  for
determining  and defining the prime rate,  but if it does not, on the prime rate determination  date for each  class  of  securities  for  which  the  applicable interest rate is determined  by reference to an index  denominated  as the prime rate,  the  calculation  agent will  ascertain  the prime  rate for the  related interest  accrual period.  The prime rate for an interest accrual period will be the "prime rate" as published  in the "Money  Rates"  section of The Wall Street
Journal on the related  prime rate  determination  date, or if not so published, the "prime rate" as published in a newspaper of general circulation  selected by the calculation  agent in its sole  discretion.  If a prime rate range is given, then the  average  of the range  will be used.  If the  prime  rate is no longer published,  a new index  based  upon  comparable  data and  methodology  will be designated in accordance with the agreement  relating to the applicable  series.
The calculation  agent's  determination of the prime rate and its calculation of the interest rates for the related interest accrual period shall (in the absence of manifest error) be final and binding.

                                     - 56 -

DERIVATIVE TRANSACTIONS

If specified in the related prospectus  supplement,  a trust fund may enter into
privately  negotiated,   over-the-counter   hedging  transactions  with  various
counterparties,  for the purpose of effectively fixing the interest rate it pays on one or more  borrowings  or  series of  borrowings.  These  transactions  may include such  instruments  as interest rate and  securities-based  swaps,  caps, collars and floors, and are referred to as derivative transactions.  Trust funds will use derivative  transactions as hedges and not as speculative  investments.
Derivative  transactions  typically  involve  an  interest-rate  swap  agreement between two parties to exchange  payments of interest based on variable interest rates for payments based on fixed interest rates.  These payments are calculated on the basis of a notional principal amount for a specified period of time.

         Cap and floor transactions  involve an agreement between two parties in which the first party agrees to pay the second when a designated market interest rate  goes  above  (in the  case of a cap) or  below  (in the case of a floor) a designated  level on  predetermined  dates or during a  specified  time  period.
Collar transactions  involve an agreement between two parties in which the first party  pays the  second  when a  designated  market  interest  rate goes above a designated level on predetermined  dates or during a specified time period,  and the second  party pays the first when a  designated  market  interest  rate goes below a  designated  level on  predetermined  dates or during a  specified  time period.

Distributions

         Distributions  on the Notes or  Certificates,  as  applicable,  of each series will be made by or on behalf of the trustee on each  Distribution Date as specified in the prospectus  supplement from the Available  Distribution  Amount for that series and that Distribution Date.  Distributions (other than the final distribution)  will  be  made  to the  persons  in  whose  names  the  Notes  or
Certificates,  as applicable, are registered at the close of business on, unless a different  date is specified in the prospectus  supplement,  the last business day of the month preceding the month in which the Distribution  Date occurs (the
"Record Date"), and the amount of each distribution will be determined as of the close of  business  on the date  specified  in the  prospectus  supplement  (the
"Determination   Date").   All   distributions   for  each  class  of  Notes  or
Certificates,  as applicable,  on each  Distribution  Date will be allocated pro rata among the outstanding  securityholders in that class or by random selection or as described in the  prospectus  supplement.  Payments will be made either by wire transfer in immediately  available funds to the account of a securityholder at a bank or other entity having appropriate  facilities for these payments,  if that securityholder has so notified the trustee or other person required to make those  payments no later than the date  specified in the  prospectus  supplement
(and, if so provided in the prospectus supplement,  holds Notes or Certificates, as applicable,  in the requisite amount specified in the prospectus supplement), or by check  mailed to the  address of the person  entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or  Certificates,  as  applicable,  will be made only upon presentation and surrender of the Notes or Certificates,  as applicable, at
the  location   specified  in  the  notice  to  securityholders  of  that  final distribution.

Available Distribution Amount

         All distributions on the Notes or Certificates,  as applicable, of each series on each  Distribution  Date will be made from the Available  Distribution
Amount  described  below,  subject  to the  terms  described  in the  prospectus supplement. Generally, the "Available Distribution Amount" for each Distribution
Date equals the sum of the following amounts:

                                     - 57 -

               (1)  the  total  amount  of all cash on  deposit  in the  related
                    Collection  Account  as of the  corresponding  Determination
                    Date,   exclusive,   unless   otherwise   specified  in  the
                    prospectus supplement, of:

                         (a) all  scheduled  payments of principal  and interest
                    collected  but due on a date  after the  related  Due Period
                    (unless a different  period is specified  in the  prospectus supplement,  a "Due Period" for any  Distribution  Date will
                    begin  on  the   second  day  of  the  month  in  which  the
                    immediately  preceding  Distribution  Date  occurs,  or  the
                    Cut-off  Date in the case of the first Due Period,  and will
                    end  on  the  first   day  of  the  month  of  the   related
                    Distribution Date),

                         (b) all prepayments,  together with related payments of
                    the interest thereon and related  Prepayment  Premiums,  all proceeds  of  any  FHA  insurance,  VA  Guaranty  Policy  or insurance  policies to be maintained  for each Asset (to the extent that proceeds are not applied to the  restoration  of
                    the  Asset  or  released  in  accordance   with  the  normal
                    servicing procedures of a servicer, subject to the terms and conditions  applicable to the related Asset)  (collectively,
                    "Insurance  Proceeds"),   all  other  amounts  received  and
                    retained in  connection  with the  liquidation  of Assets in default  in the trust  fund  ("Liquidation  Proceeds"),  and other unscheduled  recoveries received after the related Due
                    Period,   or  other  period   specified  in  the  prospectus
                    supplement,

                         (c) all amounts in the Collection  Account that are due
                    or  reimbursable  to the  depositor,  the trustee,  an Asset
                    Seller, a servicer,  the master servicer or any other entity as  specified  in the  prospectus  supplement  or  that  are payable in respect of  particular  expenses  of the  related trust fund, and

                         (d) all amounts  received for a repurchase  of an Asset
                    from the trust fund for defective  documentation or a breach of representation or warranty received after the related Due
                    Period,   or  other  period   specified  in  the  prospectus
                    supplement;

               (2)  if  the  prospectus  supplement  so  provides,  interest  or investment  income on amounts  on deposit in the  Collection
                    Account,  including any net amounts paid under any Cash Flow
                    Agreements;

               (3)  all  advances  made by a servicer or the master  servicer or any other entity as specified in the  prospectus  supplement for that Distribution Date;

               (4)  if and to the extent the prospectus  supplement so provides, amounts  paid by a servicer or any other entity as specified in  the  prospectus  supplement  with  respect  to  interest shortfalls  resulting  from  prepayments  during the related
                    Prepayment Period; and

               (5)  to the  extent  not on  deposit  in the  related  Collection
                    Account  as of the  corresponding  Determination  Date,  any amounts  collected  under,  from or in respect of any credit support for that Distribution Date.

         As  described  below,  unless  otherwise  specified  in the  prospectus supplement,  the entire Available  Distribution Amount will be distributed among the  related  Notes or  Certificates,  as

                                     - 58 -

applicable,  (including any Notes or Certificates, as applicable, not offered by this  prospectus) on each  Distribution  Date, and accordingly  will be released from the trust fund and will not be available for any future distributions.  The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any  variation in the  calculation  or  distribution  of the  Available
Distribution Amount for that series.

Distributions of Interest on the Securities

         Each class of Notes or Certificates, as applicable, (other than classes of Strip Securities  which have no Interest Rate) may have a different  Interest
Rate, which will be a fixed,  variable or adjustable rate at which interest will accrue on that class or a component  of that class (the  "Interest  Rate" in the case of Certificates).  The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest
Rate, the method for  determining  the Interest  Rate.  Interest on the Notes or
Certificates,  as applicable,  will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus  supplement specifies a different basis.

         Distributions of interest on the Notes or Certificates,  as applicable, of any class will be made on each  Distribution  Date  (other  than any class of
Accrual Securities,  which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the  prospectus  supplement,  and any  class  of Strip  Securities  that are not entitled  to any  distributions  of  interest)  based  on the  Accrued  Security
Interest for that class and that Distribution  Date,  subject to the sufficiency of the portion of the Available  Distribution  Amount allocable to that class on that  Distribution  Date.  Before any  interest is  distributed  on any class of
Accrual   Securities,   the  amount  of  Accrued  Security  Interest   otherwise
distributable  on that class will  instead be added to the  Security  Balance of that class on each Distribution Date.

         For  each  class  of Notes or  Certificates,  as  applicable,  and each
Distribution  Date  (other  than some  classes  of Strip  Securities),  "Accrued
Security  Interest" will be equal to interest accrued during the related Accrual
Period  on  the  outstanding   Security   Balance  of  the  class  of  Notes  or
Certificates,  as applicable,  immediately  before the Distribution Date, at the applicable Interest Rate, reduced as described below.  Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding  notional amount of the Strip Security immediately  before each  Distribution  Date, at the  applicable  Interest Rate, reduced as described  below, or interest  accrual in the manner described in the prospectus  supplement.  The method of  determining  the  notional  amount for a particular  class  of  Strip  Securities  will be  described  in the  prospectus supplement.  Reference to notional  amount is solely for  convenience in some of the calculations  and does not represent the right to receive any  distributions of  principal.  Unless  otherwise  provided in the  prospectus  supplement,  the
Accrued Security  Interest on a series of Notes or Certificates,  as applicable, will be  reduced  in the  event of  prepayment  interest  shortfalls,  which are shortfalls in collections  of interest for a full accrual period  resulting from prepayments  before the due date in that accrual period on the mortgage loans or contracts comprising or underlying the Assets in the trust fund for that series.
The particular  manner in which these  shortfalls are to be allocated among some or all of the classes of Notes or  Certificates,  as applicable,  of that series will be specified in the prospectus  supplement.  The prospectus supplement will also describe the extent to which the amount of Accrued  Security  Interest that is otherwise  distributable on (or, in the case of Accrual Securities,  that may otherwise  be added to the  Security  Balance  of) a class of  Offered  Notes or
Offered  Certificates,  as  applicable,  may be reduced as a result of any other contingencies,

                                     - 59 -

including delinquencies,  losses and deferred interest on the loans or contracts comprising or underlying the Assets in the related trust fund.  Unless otherwise provided in the  prospectus  supplement,  any reduction in the amount of Accrued
Security Interest  otherwise  distributable on a class of Notes or Certificates, as  applicable,  by reason of the  allocation  to that class of a portion of any deferred interest on the loans or contracts  comprising or underlying the Assets in the  related  trust  fund will  result  in a  corresponding  increase  in the
Security Balance of that class. See "Yield and Prepayment Considerations."

Distributions of Principal of the Securities

         The Notes or Certificates,  as applicable,  of each series,  other than some classes of Strip Securities,  will have a "Security  Balance" which, at any time,  will equal the then  maximum  amount  that the holder will be entitled to receive on principal  out of the future cash flow on the Assets and other assets included  in the related  trust  fund.  The  outstanding  Security  Balance of a
Security will be reduced:

          o    to the extent of distributions of principal on that Security from time to time and

          o    if and to the extent  provided in the prospectus  supplement,  by the amount of losses incurred on the related Assets.

         The outstanding Security Balance of a Security:

          o    may be increased  in respect of deferred  interest on the related loans, to the extent provided in the prospectus supplement and

          o    in the  case of  Accrual  Securities,  will be  increased  by any related Accrued Security  Interest up until the Distribution Date on which distributions of interest are required to begin.

         If specified in the prospectus  supplement,  the initial total Security
Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable  Cut-off Date. The initial total Security  Balance of a series and each class of the series will be  specified  in the  prospectus  supplement.
Distributions of principal will be made on each  Distribution  Date to the class or  classes of Notes or  Certificates,  as  applicable,  in the  amounts  and in accordance  with the  priorities  specified in the prospectus  supplement.  Some classes of Strip  Securities  with no Security  Balance are not  entitled to any distributions of principal.

         If specified in the related prospectus  supplement,  the trust fund may issue notes or certificates,  as applicable,  from time to time and use proceeds of this issuance to make principal payments with respect to a series.

Revolving Period

         The applicable  prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent  Revolving  Credit Line Loans during a specified  period  rather than used to distribute payments of principal to securityholders  during that period.
These notes or certificates,  as applicable, would then possess an interest only period,  also  commonly  referred  to as a  "Revolving  Period",  which  will be followed by

                                     - 60 -

an "Amortization Period", during which principal will be paid. Any interest only revolving  period may  terminate  prior to the end of the  specified  period and result  in the  earlier  than  expected  principal  repayment  of the  notes  or certificates, as applicable.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

         If so provided in the prospectus  supplement,  Prepayment Premiums that are collected on the loans in the related trust fund will be distributed on each
Distribution  Date  to the  class  or  classes  of  Notes  or  Certificates,  as applicable,  entitled  to  the  distribution  as  described  in  the  prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the  prospectus  supplement  for a series of Notes or
Certificates,  as  applicable,  consisting of one or more classes of Subordinate
Notes or Subordinate  Certificates,  as applicable,  on any Distribution Date in respect of which losses or  shortfalls  in  collections  on the Assets have been incurred,  the amount of those  losses or  shortfalls  will be borne  first by a class of Subordinate Notes or Subordinate  Certificates,  as applicable,  in the priority and manner and subject to the  limitations  specified in the prospectus supplement.  See  "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund. The prospectus  supplement for a series of
Notes or Certificates,  as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of  distributions or the allocation of losses on the related  Assets to recover any losses  previously  allocated  to that class from amounts received on the Assets.  However,  if the Security Balance of a class of
Notes or Certificates,  as applicable, has been reduced to zero as the result of principal  distributions,  the  allocation of losses on the Assets,  an optional termination or an optional purchase or redemption,  that class will no longer be entitled to receive principal  distributions from amounts received on the assets of the  related  trust fund,  including  distributions  in respect of  principal losses previously allocated to that class.

ADVANCES IN RESPECT OF DELINQUENCIES

         If so provided in the  prospectus  supplement,  the servicer or another entity  described in the prospectus  supplement  will be required as part of its servicing  responsibilities  to advance on or before each  Distribution Date its own funds or funds held in the related  Collection Account that are not included in the Available  Distribution  Amount for that Distribution  Date, in an amount equal  to the  total of  payments  of (1)  principal  (other  than  any  balloon payments) and (2) interest (net of related servicing fees and Retained Interest)
that were due on the Assets in that trust fund during the related Due Period and were  delinquent  on the  related  Determination  Date,  subject to a good faith determination  that the advances will be reimbursable  from Related Proceeds (as defined below). In the case of a series of Notes or Certificates, as applicable,
that  includes  one  or  more  classes  of  Subordinate   Notes  or  Subordinate
Certificates,  as applicable,  and if so provided in the prospectus  supplement, the servicer's (or another entity's)  advance  obligation may be limited only to the portion of those delinquencies  necessary to make the required distributions on one or more classes of Senior Notes or Senior  Certificates,  as  applicable, and/or  may be  subject  to a good faith  determination  that  advances  will be reimbursable  not only from Related  Proceeds but also from collections on other
Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable. See "Description of Credit Support."

                                     - 61 -

         Advances are intended to maintain a regular flow of scheduled  interest and  principal  payments  to  holders  of the  class  or  classes  of  Notes  or
Certificates, as applicable,  entitled to the payments, rather than to guarantee or insure against losses. Advances of the servicer's (or another entity's) funds will be  reimbursable  only out of related  recoveries on the Assets  (including amounts  received  under  any form of credit  support)  respecting  which  those advances  were made (as to any Assets,  "Related  Proceeds")  and from any other amounts  specified in the  prospectus  supplement,  including out of any amounts otherwise  distributable  on  one  or  more  classes  of  Subordinate  Notes  or
Subordinate Certificates, as applicable, of that series; provided, however, that any advance  will be  reimbursable  from any  amounts in the related  Collection
Account before any  distributions  being made on the Notes or  Certificates,  as applicable, to the extent that the servicer (or some other entity) determines in good faith that that  advance (a  "Nonrecoverable  Advance")  is not  ultimately recoverable from Related  Proceeds or, if applicable,  from collections on other
Assets  otherwise   distributable  on  the  Subordinate   Notes  or  Subordinate
Certificates,  as  applicable.  If advances  have been made by the servicer from excess  funds in the related  Collection  Account,  the  servicer is required to replace these funds in that Collection  Account on any future  Distribution Date to the extent that funds in that Collection  Account on that  Distribution  Date are less than payments required to be made to  securityholders  on that date. If specified in the  prospectus  supplement,  the  obligations  of the servicer (or another  entity) to make advances may be secured by a cash advance reserve fund, a surety  bond,  a letter of credit or  another  form of  limited  guaranty.  If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

         If and to the extent so  provided  in the  prospectus  supplement,  the servicer (or another  entity)  will be entitled to receive  interest at the rate specified in the prospectus  supplement on its outstanding  advances and will be entitled to pay itself this interest  periodically  from general  collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

         If specified in the prospectus  supplement,  the master servicer or the trustee  will be  required  to make  advances,  subject to  specific  conditions described in the prospectus supplement, in the event of a servicer default.

MANDATORY AUCTION

         The applicable  prospectus supplement for a series of Notes may provide for a Dutch auction of such Notes to be held on a specified date,  provided that certain  conditions are met. The prospectus  supplement may further  provide for
adjustments  to  the  terms  of  the  Notes,   including  but  not  limited  to,
acceleration of principal repayments, reset of interest rate and/or payment by a credit  enhancement  provider,  and such  adjustments  may be  determined by the results of the Dutch auction.

REPORTS TO SECURITYHOLDERS

         With  each   distribution   to   holders  of  any  class  of  Notes  or
Certificates,  as applicable,  of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement,  will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified  in the related  Agreement,  a statement  containing  the  information specified in the prospectus supplement, or if no information is specified in the prospectus  supplement,  generally  setting  forth,  in each case to the  extent applicable and available:

                                     - 62 -

               (1)  the  amount  of that  distribution  to  holders  of Notes or
                    Certificates, as applicable, of that class applied to reduce the  Security  Balance  of the  Notes  or  Certificates,  as
                    applicable;

               (2)  the  amount  of that  distribution  to  holders  of Notes or
                    Certificates,  as  applicable,  of that class  allocable  to
                    Accrued Security Interest;

               (3)  the  amount of that  distribution  allocable  to  Prepayment
                    Premiums;

               (4)  the amount of related  servicing  compensation and any other
                    customary    information    as   is   required   to   enable
                    securityholders to prepare their tax returns;

               (5)  the total amount of advances included in that  distribution, and the total amount of  unreimbursed  advances at the close of business on that Distribution Date;

               (6)  the total  principal  balance  of the Assets at the close of business on that Distribution Date;

               (7)  the number and total  principal  balance of loans in respect of which

                    (a)  one scheduled payment is delinquent,

                    (b)  two scheduled payments are delinquent,

                    (c)  three or more scheduled payments are delinquent, and

                    (d)  foreclosure proceedings have begun;

               (8)  for any loan or contract  liquidated  during the related Due
                    Period, (a) the portion of the related liquidation  proceeds payable or  reimbursable to a servicer (or any other entity)
                    in  respect  of that loan and (b) the  amount of any loss to securityholders;

               (9)  with  respect  to  collateral  acquired  by the  trust  fund
                    through   foreclosure  or  otherwise  (an  "REO   Property")
                    relating  to a loan or  contract  and  included in the trust fund as of the end of the related  Due  Period,  the date of acquisition;

               (10) for each REO  Property  relating to a loan or  contract  and included  in the trust fund as of the end of the related Due
                    Period,

                    (a)  the book value,

                    (b)  the  principal  balance of the related loan or contract
                         immediately    following   that    Distribution    Date
                         (calculated  as if that  mortgage loan or contract were
                         still   outstanding   taking   into   account   limited
                         modifications to the terms of the loan specified in the
                         Agreement),

                                     - 63 -

                    (c)  the total amount of unreimbursed servicing expenses and unreimbursed  advances  in respect of the REO  Property
                         and

                    (d)  if applicable, the total amount of interest accrued and payable  on  related  servicing  expenses  and  related
                         advances;

               (11) for any REO Property sold during the related Due Period

                    (a)  the total amount of sale proceeds,

                    (b)  the  portion  of  those  sales   proceeds   payable  or
                         reimbursable  to the servicer or the master servicer in
                         respect of that REO  Property  or the  related  loan or
                         contract and

                    (c)  the amount of any loss to securityholders in respect of the related loan;

               (12) the total Security Balance or notional  amount,  as the case
                    may  be,  of  each  class  of  Notes  or  Certificates,   as
                    applicable,  (including any class of Notes or  Certificates, as applicable,  not offered by this prospectus) at the close
                    of   business   on  that   Distribution   Date,   separately
                    identifying  any reduction in that  Security  Balance due to the  allocation  of any loss and  increase  in the  Security
                    Balance  of a class of  Accrual  Securities  if any  Accrued
                    Security Interest has been added to that balance;

               (13) the total  amount of principal  prepayments  made during the related Due Period;

               (14) the amount  deposited in the reserve  fund,  if any, on that
                    Distribution Date;

               (15) the amount  remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

               (16) the total unpaid Accrued Security Interest,  if any, on each class of Notes or Certificates,  as applicable, at the close of business on that Distribution Date;

               (17) in the case of Notes or Certificates,  as applicable, with a variable Interest Rate, the Interest Rate applicable to that
                    Distribution  Date,  and,  if  available,   the  immediately
                    succeeding  Distribution  Date,  as calculated in accordance with the method specified in the prospectus supplement;

               (18) in the case of Notes or Certificates, as applicable, with an adjustable  Interest  Rate, for statements to be distributed in any  month  in  which  an  adjustment  date  occurs,  the adjustable  Interest Rate  applicable  to that  Distribution
                    Date,  if   available,   and  the   immediately   succeeding
                    Distribution  Date as  calculated  in  accordance  with  the method specified in the prospectus supplement;

               (19) as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

                                     - 64 -

               (20) during the  Pre-Funding  Period,  the  remaining  Pre-Funded
                    Amount and the  portion of the  Pre-Funding  Amount  used to acquire  Subsequent Assets since the preceding  Distribution
                    Date;

               (21) during the Pre-Funding  Period,  the amount remaining in the
                    Capitalized Interest Account; and

               (22) the total amount of payments by the borrowers of

                    (a)  default interest,

                    (b)  late charges and

                    (c)  assumption and  modification  fees collected during the related Due Period.

         Within a reasonable period of time after the end of each calendar year, the servicer,  the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the  information  required by the Code and applicable  regulations under the Code to enable  securityholders  to  prepare  their tax  returns.  See
"Description   of  the   Securities--Book-Entry   Registration   and  Definitive
Securities."

TERMINATION

         The  obligations  created by the related  Agreement  for each series of
Notes or  Certificates,  as  applicable,  will  terminate  upon the  payment  to securityholders of that series of all amounts held in the Collection Accounts or by a servicer,  the master  servicer,  if any, or the trustee and required to be paid to them pursuant to that  Agreement  following the earlier of (1) the final payment or other  liquidation of the last Asset subject to the related Agreement or the  disposition  of all property  acquired upon  foreclosure  of any loan or contract  subject to the  Agreement and (2) the purchase of all of the assets of the trust  fund by the party  entitled  to effect  that  termination,  under the circumstances  and in the manner set forth in the prospectus  supplement.  In no event,  however,  will the trust fund continue  beyond the date specified in the prospectus  supplement.  Written  notice of termination of the Agreement will be given to each securityholder,  and the final distribution will be made only upon presentation and surrender of the Notes or Certificates,  as applicable,  at the location to be specified in the notice of termination.

         If  specified  in the  prospectus  supplement,  a  series  of  Notes or
Certificates,  as  applicable,  may be subject  to  optional  early  termination through  the  purchase  of the  Assets in the  related  trust  fund by the party specified  in the  prospectus  supplement,  under the  circumstances  and in the manner set forth in the prospectus supplement.  If so provided in the prospectus supplement,  upon the reduction of the Security  Balance of a specified class or classes of Notes or Certificates,  as applicable, by a specified percentage, the party specified in the prospectus  supplement will solicit bids for the purchase of all assets of the trust fund,  or of a sufficient  portion of those assets to retire  that class or classes or  purchase  that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the  manner  set forth in the  prospectus  supplement.  That price will at least equal the outstanding  Security  Balances and any accrued and unpaid interest on the  Security  Balances  (including  any unpaid  interest  shortfalls  for prior
Distribution  Dates).  Any sale of the  Assets of the trust fund will be without recourse to the trust fund or the securityholders.  Any purchase or

                                     - 65 -

solicitation  of bids may be made only when the total  Security  Balance of that class or classes  declines to a percentage  of the Initial  Security  Balance of those Notes or Certificates, as applicable, (not to exceed 10%) specified in the prospectus supplement. In addition, if so provided in the prospectus supplement, some  classes of Notes or  Certificates,  as  applicable,  may be  purchased  or redeemed  in the manner  set forth in the  prospectus  supplement  at a price at least equal to the  outstanding  Security  Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance  (including any unpaid interest shortfalls for prior Distribution Dates).

OPTIONAL PURCHASES

         Subject to the provisions of the applicable  Agreement,  the depositor, the servicer or any other party  specified in the prospectus  supplement may, at that  party's  option,  repurchase  any loan that is in  default  or as to which default is reasonably foreseeable if, in the depositor's,  the servicer's or any other  party's  judgment,  the related  default is not likely to be cured by the borrower or default is not likely to be averted,  at a price equal to the unpaid principal  balance of the loan plus  accrued  interest on the loan and under the conditions set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION

If so specified  in the related  prospectus  supplement,  one or more classes of securities  of any  series  may be  issued  as  book-entry  securities.  Persons acquiring  beneficial  ownership  interests in book-entry  securities  will hold their securities either:

          o    directly  through The  Depository  Trust  Company  ("DTC") in the
               United States, or Clearstream, Luxembourg or Euroclear in Europe,
               if they are participants of these systems, or

          o    indirectly  through  organizations that are participants in these systems.

Each class of book-entry  securities will be issued in one or more  certificates that equal the aggregate  principal  balance of the class and will  initially be registered  in the  name  of Cede & Co.  as the  nominee  of  DTC.  Clearstream,
Luxembourg  and  Euroclear  will  hold  omnibus  positions  on  behalf  of their participants through customers' securities accounts in Clearstream, Luxembourg's or  Euroclear's  name,  on the  books of their  respective  depositaries.  These depositaries will in turn hold the positions in customers'  securities  accounts in the  depositaries'  names on the  books of DTC.  Citibank,  N.A.  will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary  for  Euroclear.  Except as described  below,  no person  acquiring a beneficial  interest  in a  book-entry  security  will be  entitled to receive a physical certificate representing the security.

The beneficial  owner's  ownership of a book-entry  security will be recorded on the records of the brokerage firm, bank,  thrift  institution or other financial intermediary that maintains the beneficial owner's account for that purpose.  In turn, the financial  intermediary's  ownership of a book-entry  security will be recorded  on the records of DTC (or of a  participating  firm that acts as agent for the financial  intermediary,  whose interest will in turn be recorded on the records of DTC, if the beneficial  owner's  financial  intermediary is not a DTC participant,  and on the records of  Clearstream,  Luxembourg or  Euroclear,  as appropriate).  Therefore,  the  beneficial  owner  must  rely  on the  foregoing procedures  to evidence  its  beneficial  ownership  of a  book-entry  security.
Beneficial

                                     - 66 -

ownership of a book-entry  security may only be transferred  by compliance  with the procedures of the financial intermediaries and depository participants.

Beneficial owners will receive all distributions of principal of and interest on the  securities  from the trustee  through DTC and its  participants.  While the securities are outstanding (except under the circumstances described below), DTC is required to make book-entry transfers of the securities among participants on whose  behalf it acts and is required to receive and transmit  distributions  on the securities in accordance with rules, regulations and procedures creating and affecting DTC and its operations.  Participants and indirect  participants  with whom  beneficial  owners have accounts are likewise  required to make book-entry transfers and receive and transmit  distributions  on behalf of their respective
beneficial  owners.   Although  beneficial  owners  will  not  possess  physical certificates,  the DTC rules,  regulations and procedures provide a mechanism by which beneficial owners may receive distributions on the securities and transfer their interests in the securities.

Beneficial  owners  will not  receive or be  entitled  to  receive  certificates representing  their  interests  in  the  securities  except  under  the  limited
circumstances   described  below.   Until  definitive   securities  are  issued,
beneficial  owners who are not  participants  may  transfer  ownership  of their securities only through  participants  and indirect  participants by instructing them to transfer  securities  through DTC for the accounts of the  purchasers of those  securities.  In accordance with DTC's rules,  regulations and procedures, transfers  of  ownership  will be executed  through DTC, and the accounts of the respective  participants  at DTC will be debited and  credited.  Similarly,  the participants  and indirect  participants  will make the  appropriate  debits and credits on their  records on behalf of the  selling  and  purchasing  beneficial owners.

Because of time zone differences, credits of securities received in Clearstream,
Luxembourg or Euroclear  resulting from  transactions  with participants will be made during subsequent  securities  settlement processing and dated the business day after the DTC settlement  date.  These credits,  and any transactions in the securities  settled  during  processing,  will  be  reported  to the  applicable
Euroclear or  Clearstream,  Luxembourg  participants  on that business day. Cash received  in  Clearstream,  Luxembourg  or  Euroclear  resulting  from  sales of securities by or through a Clearstream, Luxembourg participant (described below)
or Euroclear Participant (described below) to a DTC participant will be received with  value  on the  DTC  settlement  date  but  will  not be  available  in the applicable Clearstream,  Luxembourg or Euroclear cash account until the business day after settlement in DTC.

Transfers  between DTC  participants  will be  governed by DTC rules.  Transfers between Clearstream,  Luxembourg participants and Euroclear participants will be governed by their respective rules and operating procedures.

Cross-market  transfers  between persons holding directly or indirectly  through
DTC and persons holding directly or indirectly through  Clearstream,  Luxembourg participants  or Euroclear  participants  will be effected in DTC in  accordance with DTC rules on  behalf  of the  applicable  European  international  clearing system by the applicable depositary.  These cross-market transactions,  however, will require delivery of instructions to the applicable  European  international clearing system by the  counterparty  in that system  according to its rules and procedures  and  within  its  established  deadlines  (European  time).  If  the
transaction  meets  its  settlement   requirements,   the  applicable   European
international  clearing  system  will  deliver  instructions  to the  applicable depositary  to effect final  settlement on its behalf by delivering or receiving securities  in DTC,  and  making or  receiving  payment in  accordance  with the procedures  for  same  day  funds  settlement  applicable  to DTC.

                                     - 67 -

Clearstream,  Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

Clearstream,  Luxembourg  is  incorporated  under  the laws of  Luxembourg  as a professional  depository.  Clearstream,  Luxembourg  holds  securities  for  its participating  organizations  and  facilitates  the clearance and  settlement of securities  transactions  between Clearstream,  Luxembourg  participants through electronic book-entry changes in the participants' accounts, thereby eliminating the need for physical  transfer of certificates.  Transactions may be settled in
Clearstream,  Luxembourg  in  any  of 30  currencies,  including  United  States dollars. Clearstream,  Luxembourg provides its participants, among other things,
services  for   safekeeping,   administration,   clearance  and   settlement  of
internationally   traded  securities  and  securities   lending  and  borrowing.
Clearstream,  Luxembourg  interfaces with domestic markets in several countries.
As a professional depository,  Clearstream,  Luxembourg is subject to regulation by the Luxembourg Monetary Institute.  Clearstream,  Luxembourg participants are recognized  financial  institutions  around the world,  including  underwriters, securities brokers and dealers,  banks, trust companies,  clearing  corporations and certain other organizations.  Indirect access to Clearstream,  Luxembourg is also  available to other  entities,  such as banks,  brokers,  dealers and trust companies  that  clear  through  or  maintain a  custodial  relationship  with a
Clearstream, Luxembourg participant, either directly or indirectly.

Euroclear was created in 1968 to hold  securities  for its  participants  and to
clear  and  settle   transactions   between   Euroclear   participants   through
simultaneous electronic book-entry delivery against payment, thereby eliminating the need for  physical  transfer of  certificates,  as well as any risk from the lack of  simultaneous  transfers of  securities  and cash.  Transactions  may be settled in any of 32  currencies,  including  United States  dollars.  Euroclear provides various other services,  including securities lending and borrowing. It also interfaces with domestic  markets in several  countries in a manner similar to the  arrangements  for  cross-market  transfers  with  DTC  described  above.
Euroclear is operated by the Brussels,  Belgium office of Morgan  Guaranty Trust
Company of New York ("MORGAN"),  under contract with Euroclear Clearance Systems
S.C., a Belgian cooperative corporation. All operations are conducted by Morgan.
All Euroclear  securities  clearance  accounts and  Euroclear  cash accounts are accounts with Morgan, not Euroclear  Clearance Systems S.C. Euroclear  Clearance
Systems  S.C.   establishes   policy  for   Euroclear  on  behalf  of  Euroclear
participants.  Euroclear  participants  include banks (including central banks), securities brokers and dealers and other professional financial  intermediaries.
Indirect access to Euroclear is also available to other firms that clear through or  maintain a  custodial  relationship  with a  Euroclear  participant,  either directly or indirectly.

Morgan is the Belgian branch of a New York banking  corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the
Board of Governors of the Federal  Reserve System and the New York State Banking
Department, as well as by the Belgian Banking Commission.

Securities  clearance accounts and cash accounts with Morgan are governed by the
Terms and  Conditions  Governing  Use of  Euroclear  and the  related  Operating
Procedures of the Euroclear  System and  applicable  Belgian law. These laws and rules govern transfers of securities and cash within  Euroclear,  withdrawals of securities  and cash from  Euroclear,  and receipt of payments  with  respect to securities  in  Euroclear.  All  securities  in Euroclear are held on a fungible basis  without  attribution  of specific  certificates  to  specific  securities clearance accounts.  Morgan, in its capacity as Euroclear  operator,  acts under
the  laws  and   procedures   described   above  only  on  behalf  of  Euroclear
participants,  and has no record of or relationship with persons holding through
Euroclear participants.

                                     - 68 -

Under a book-entry  format,  beneficial owners of the book-entry  securities may experience  some delay in their  receipt of  payments,  because the trustee will send payments to Cede & Co., as nominee of DTC. Distributions on securities held through  Clearstream,  Luxembourg  or Euroclear  and received by the  applicable depositary  will be credited to the cash  accounts  of  Clearstream,  Luxembourg
Participants  or Euroclear  Participants  in accordance with each system's rules and procedures.  These  distributions will be subject to tax reporting under the
applicable  United  States  laws  and  regulations.   See  "Federal  Income  Tax
Consequences-REMICs    Foreign    Investors   in   REMIC    Certificates"    and
"-Notes-Taxation of Noteholders" in this prospectus. Because DTC can only act on behalf of financial  intermediaries,  the a beneficial owner's ability to pledge book-entry  securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry  securities,  may be limited by the lack of physical  certificates for the book-entry  securities.
In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market because some potential investors  may not want to  purchase  securities  for which they  cannot  obtain physical certificates.

Until  definitive  securities  are  issued,  it is  anticipated  that  the  only
"securityholder" of the book-entry  securities will be Cede & Co., as nominee of
DTC.   Beneficial   owners  are  only   permitted  to  exercise  the  rights  of
securityholders indirectly through financial intermediaries and DTC. Monthly and annual  reports  for the  related  trust fund will be provided to Cede & Co., as nominee of DTC.  Cede & Co. may make them  available to  beneficial  owners upon request,  in accordance with the rules,  regulations and procedures creating and affecting DTC. It may also make them  available to the financial  intermediaries to whose DTC accounts the book-entry  securities of those beneficial  owners are credited.

Until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry  securities of a series under the related agreement only at the direction of one or more financial intermediaries to whose
DTC accounts the  book-entry  securities  are  credited,  to the extent that the actions are taken on behalf of financial  intermediaries  whose holdings include the book-entry securities. Clearstream, Luxembourg or Morgan (in its capacity as
Clearstream  operator)  will take any other  action  permitted  to be taken by a securityholder on behalf of a Clearstream,  Luxembourg  participant or Euroclear participant,  respectively,  only in accordance  with its  applicable  rules and procedures and subject to the applicable  depositary's ability to effect actions on its behalf through DTC. At the direction of the related participants, DTC may take actions with respect to some  securities  that  conflict with actions taken with respect to other securities.

The  applicable  prospectus  supplement  may specify  when and for what  reasons definitive  securities may be issued, but if it does not, definitive  securities will be issued to beneficial owners of book-entry securities, or their nominees, rather than to DTC, only if:

          o    DTC or the  depositor  advises the trustee in writing that DTC is no longer  willing,  qualified or able to discharge  properly its responsibilities  as nominee and  depository  with respect to the book-entry securities, and DTC or the trustee is unable to locate a qualified successor;

          o    the  depositor,  at its sole  option,  elects  to  terminate  the book-entry system through DTC;

          o    or after the occurrence of an event of default, beneficial owners of  securities  representing  not less than 51% of the  aggregate percentage interests evidenced by

                                     - 69 -

               each class of securities of the related  series  issued  as book-
               entry securities advise the trustee and DTC through the financial intermediaries in writing that the continuation  of  a book-entry system  through  DTC  (or  a successor to it) is no longer in the best  interests  of the  beneficial owners.

Upon the occurrence of any of the events  described in the preceding  paragraph, the trustee will be required to notify all  beneficial  owners of the occurrence of the event and the  availability  of definitive  securities  through DTC. Upon surrender by DTC of the global  certificate  or  certificates  representing  the book-entry  securities and  instructions for  re-registration,  the trustee will issue the definitive  securities,  and thereafter the trustee will recognize the holders of the  definitive  securities as  securityholders  under the applicable agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate  transfers of securities among participants of
DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform or continue to perform these procedures and these procedures may be discontinued at any time.

         The servicer, the depositor and the trustee will not be responsible for any aspect of the records  relating to or payments made on account of beneficial ownership interests of the book-entry  securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                          DESCRIPTION OF THE AGREEMENTS

MATERIAL TERMS OF THE PFOOLING AND SERVICING AGREEMENTS AND UNDERLYING SERVICING
AGREEMENTS

         GENERAL

         The  following  summaries  describe  the material  provisions  that may appear in each pooling and servicing agreement,  sale and servicing agreement or servicing  agreement  (each an  "Agreement").  The  prospectus  supplement for a series of Notes or Certificates,  as applicable,  will describe any provision of the  Agreement  relating  to  that  series  that  materially  differs  from  the description of those provisions  contained in this prospectus.  The summaries do not purport to be complete  and are subject to, and are  qualified  by reference to,  all of the  provisions  of the  Agreement  for  each  trust  fund  and  the description of those provisions in the prospectus supplement.  The provisions of each Agreement  will vary depending on the nature of the Notes or  Certificates, as  applicable,  to be issued under the  Agreement and the nature of the related trust  fund.  As used in this  prospectus  for any series,  the term  "Security"
refers to all of the  Notes or  Certificates,  as  applicable,  of that  series, whether or not  offered by this  prospectus  and by the  prospectus  supplement, unless  the  context  otherwise  requires.  A form of a  pooling  and  servicing agreement  has been filed as an exhibit to the  Registration  Statement of which this  prospectus is a part. The depositor will provide a copy of the pooling and servicing  agreement  (without  exhibits)  relating  to any  series  of Notes or
Certificates,   as  applicable,   without  charge  upon  written  request  of  a
securityholder  of that series  addressed to Nomura Home Equity Loan,  Inc., Two
World Financial Center, Building B, 21st Floor, New York, New York 10281.

         The servicer or master servicer and the trustee for any series of Notes or Certificates,  as applicable,  will be named in the prospectus supplement. In the event there are multiple  servicers for

                                     - 70 -

the  Assets  in a  trust  fund,  a  master  servicer  will  perform  some of the administration, calculation and reporting functions for that trust fund and will supervise the related servicers  pursuant to a pooling and servicing  agreement.
For a series involving a master  servicer,  references in this prospectus to the servicer will apply to the master servicer where  non-servicing  obligations are described. If specified in the prospectus supplement, a manager or administrator may be appointed  pursuant to the pooling and servicing  agreement for any trust fund to administer that trust fund.

         Assignment of Assets; Repurchases

         At the time of  issuance  of any  series of Notes or  Certificates,  as applicable,  the  depositor  will  assign  (or  cause  to be  assigned)  to  the designated trustee the Assets to be included in the related trust fund, together with all  principal  and  interest to be  received  on or with  respect to those
Assets  after the Cut-off  Date,  other than  principal  and  interest due on or before the Cut-off Date and other than any Retained Interest.  The trustee will, concurrently  with  that  assignment,  deliver  the  Notes or  Certificates,  as applicable,  to the  depositor  in exchange  for the Assets and the other assets comprising  the trust fund for that series.  Each Asset will be  identified in a schedule  appearing as an exhibit to the related  Agreement.  That schedule will include detailed information to the extent available and relevant

                    (1)  in  respect  of  each  mortgage  loan  included  in the related trust fund, including the city and state of the
                         related  Mortgaged  Property and type of that property,
                         the mortgage rate and, if  applicable,  the  applicable
                         index,  margin,   adjustment  date  and  any  rate  cap
                         information,   the  original  and  remaining   term  to
                         maturity,   the  original  and  outstanding   principal
                         balance and balloon payment,  if any, the Loan-to-Value
                         Ratio  as  of  the  date   indicated  and  payment  and
                         prepayment provisions, if applicable, and

                    (2)  in respect of each  Contract  included  in the  related trust fund, including the outstanding  principal amount
                         and the Contract Rate; and

                    (3)  in  respect  of  each  Mortgage   Security  and  Agency
                         Security,   the  original  and  outstanding   principal
                         amount,  if any, and the interest  rate on the Mortgage
                         Security or Agency Security.

Unless otherwise specified in the related prospectus  supplement,  the agreement will require that on or before the closing date,  the depositor  will deliver or cause to be delivered to the trustee (or to the custodian)  with respect to each single family loan, multifamily loan, mixed-use loan or lot loan:

               o    the mortgage note or contract  endorsed  without recourse in blank or to the order of the trustee,

               o    the  mortgage,  deed of trust  or  similar  instrument  with evidence  of  recording  indicated  on it  (except  for  any mortgage not returned from the public recording  office,  in which  case  the  depositor  will  deliver  or  cause  to be delivered a copy of the mortgage together with a certificate that the  original  of the  mortgage  was  delivered  to the recording office),

               o    an  assignment  of the mortgage to the trustee in recordable form in the case of a mortgage assignment, and

                                     - 71 -

               o    any  other  security  documents  specified  in  the  related
                    prospectus  supplement  or  agreement,   including  security
                    documents relating to any senior interests in the property.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the  assignments,  but if it does not, then the  depositor  will promptly  cause the  assignments  of the  related  loans to be  recorded  in the appropriate public office for real property records,  except in states in which, in the opinion of counsel,  recording is not  required to protect the  trustee's interest in the mortgage loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

For any  loans  that are  cooperative  loans,  the  depositor  will  cause to be delivered to the trustee:

               o    the  related  original  cooperative  note  endorsed  without recourse in blank or to the order of the trustee,

               o    the original security agreement,

               o    the proprietary lease or occupancy agreement,

               o    the recognition agreement,

               o    an executed financing agreement, and

               o    the relevant stock  certificate,  related blank stock powers and any other document  specified in the related  prospectus supplement.

The depositor will cause to be filed in the appropriate office an assignment and a  financing  statement  evidencing  the  trustee's  security  interest  in each cooperative loan.

For any loans that are  closed-end  second-lien  loans or Revolving  Credit Line
Loans, the applicable  prospectus  supplement will specify whether the documents relating  to  those  loans  will  have  to be  delivered  to the  trustee  (or a custodian) and whether  assignments of the related  mortgage to the trustee will be recorded. If documents need not be delivered, the servicer will retain them.

         For  any  home  improvement   contracts,   the  applicable   prospectus
supplement will specify  whether the documents  relating to those contracts will have to be delivered to the trustee (or a custodian).  However, unless specified in the related  prospectus  supplement,  the  depositor  will not deliver to the trustee the original mortgage securing a home improvement  contract. In order to give  notice of the right,  title and  interest of  securityholders  to the home improvement  contracts,  the depositor will cause a UCC-1 financing statement to be  executed by the  depositor  or the  seller,  identifying  the trustee as the secured party and  identifying  all home  improvement  contracts as  collateral.
Unless  otherwise  specified  in the  related  prospectus  supplement,  the home improvement  contracts will not be stamped or otherwise  marked to reflect their
assignment  to  the  trustee.  Therefore,  if,  through  negligence,   fraud  or
otherwise,  a  subsequent  purchaser  takes  physical  possession  of  the  home improvement  contracts  without notice of the assignment,  the  securityholders'
interest in the home improvement contracts could be defeated. See "Certain Legal
Aspects of the Loans-Home Improvement Contracts."

                                     - 72 -

         The trustee (or a custodian)  will review the mortgage  loan  documents within a specified  period of days after receipt of the mortgage loan documents, and the  trustee (or a  custodian)  will hold those  documents  in trust for the benefit  of the  securityholders.  If any of  these  documents  are  found to be missing or defective in any material  respect,  the trustee (or that  custodian)
will  immediately  notify the servicer and the depositor,  and the servicer will immediately  notify the relevant  Asset Seller or other entity  specified in the prospectus  supplement.  If the Asset Seller  cannot cure the omission or defect within a specified  number of days after receipt of that notice,  then the Asset
Seller or other entity specified in the prospectus supplement will be obligated, within a  specified  number of days of  receipt  of that  notice,  to either (1)
repurchase  the related loan from the trustee at a price equal to the sum of the unpaid  principal  balance of the loan,  plus  unpaid  accrued  interest  at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant  purchase is to occur, plus servicing  expenses  that are  payable  to the  servicer,  or  another  price as specified in the prospectus  supplement (the "Purchase Price") or (2) substitute a new loan. There can be no assurance that an Asset Seller or other named entity will  fulfill  this  repurchase  or  substitution  obligation,  and  neither the servicer nor the depositor  will be obligated to  repurchase  or substitute  for that loan if the Asset Seller or other named entity defaults on its obligation.

         This repurchase or substitution  obligation constitutes the sole remedy available to the  securityholders  or the trustee for omission of, or a material defect in, a constituent  document.  To the extent  specified in the  prospectus supplement,  in  lieu  of  curing  any  omission  or  defect  in  the  Asset  or repurchasing  or  substituting  for that Asset,  the Asset Seller or other named entity may agree to cover any losses  suffered  by the trust fund as a result of that breach or defect.

         While the contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material  respect,  the  servicer  will be  required to  immediately  notify the depositor  and the  relevant  asset  seller  or other  entity  specified  in the prospectus supplement.  If the asset seller or some other entity cannot cure the omission  or defect  within a  specified  number of days  after  receipt of this notice,  then the asset seller or that other entity will be obligated,  within a specified  number of days of receipt of this notice,  to repurchase  the related contract from the trustee at the purchase price or substitute for that contract.
There can be no assurance  that an asset seller or any other entity will fulfill this  repurchase or  substitution  obligation,  and neither the servicer nor the depositor will be obligated to repurchase or substitute for that contract if the asset seller or any other entity defaults on its obligation.  This repurchase or
substitution   obligation   constitutes   the  sole  remedy   available  to  the
securityholders  or the  trustee  for  omission  of, or a material  defect in, a constituent document. To the extent specified in the prospectus  supplement,  in lieu  of  curing  any  omission  or  defect  in the  asset  or  repurchasing  or substituting  for that  asset,  the asset  seller  may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

         Mortgage  Securities  and Agency  Securities  will be registered in the name of the  trustee or its nominee on the books of the issuer or  guarantor  or its agent or, in the case of Mortgage  Securities and Agency  Securities  issued only in book-entry  form,  through the  depository  with respect to the Mortgage
Securities and Agency Securities,  in accordance with the procedures established by  the  issuer  or  guarantor  for  registration  of  those  certificates,  and distributions  on those  securities  to which the trust fund is entitled will be made directly to the trustee.

                                     - 73 -

         Representations and Warranties; Repurchases

         To the extent provided in the prospectus supplement the depositor will, for each Asset, assign  representations  and warranties,  as of a specified date
(the person making those representations and warranties, the "Warranting Party")
covering, by way of example, the following types of matters:

          o    the accuracy of the  information  set forth for that Asset on the schedule  of  Assets  appearing  as an  exhibit  to  the  related
               Agreement;

          o    in the case of a loan, the existence of title insurance  insuring the lien  priority  of the loan and,  in the case of a  contract, that the contract  creates a valid first security  interest in or lien on the related manufactured home;

          o    the authority of the Warranting Party to sell the Asset;

          o    the payment status of the Asset;

          o    in the case of a loan,  the existence of customary  provisions in the related  mortgage  note and  Mortgage  to permit  realization against the Mortgaged  Property of the benefit of the security of the Mortgage; and

          o    the existence of hazard and extended perils insurance coverage on the Mortgaged Property or manufactured home.

         Any  Warranting  Party shall be an Asset  Seller or an affiliate of the
Asset  Seller  or any  other  person  acceptable  to the  depositor  and will be identified in the prospectus supplement.

         Representations  and  warranties  made in  respect of an Asset may have been made as of a date before the applicable  Cut-off Date. A substantial period of time may have elapsed  between that date and the date of initial  issuance of the  related  series of Notes or  Certificates,  as  applicable,  evidencing  an interest in that Asset. In the event of a breach of any of these representations or  warranties,  the  Warranting  Party will be obligated to reimburse the trust fund for losses  caused by that breach or either cure that breach or  repurchase or replace the affected Asset as described below. Since the  representations and warranties may not address events that may occur  following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution  obligation in connection  with a breach of that  representation and warranty  only if the relevant  event that causes that breach  occurs before that date.  That party  would have no  obligations  if the  relevant  event that causes that breach occurs after that date.

         Each Agreement will provide that the servicer and/or trustee or another entity  identified  in the  prospectus  supplement  will be  required  to notify promptly the relevant  Warranting Party of any breach of any  representation  or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the  interests in the  prospectus  supplement  of the securityholders.  If the  Warranting  Party  cannot  cure that  breach  within a specified  period  following  the date on which that party was  notified of that breach,  then the  Warranting  Party will be obligated to repurchase  that Asset from the trustee within a specified period from the date on which the Warranting
Party was  notified  of that  breach,  at the  Purchase  Price  therefor.  If so provided in the prospectus  supplement for a series, a Warranting Party,  rather than  repurchase  an  Asset as to which a breach  has  occurred,  will  have the option, within a specified period after initial issuance of that series of Notes or  Certificates,  as  applicable,  to cause the  removal of that Asset from the trust fund and substitute in its place one or more other Assets,  as applicable, in accordance with the standards

                                     - 74 -

described  in the  prospectus  supplement.  If so  provided  in  the  prospectus supplement  for  a  series,  a  Warranting  Party,  rather  than  repurchase  or substitute an Asset as to which a breach has  occurred,  will have the option to reimburse  the trust fund or the  securityholders  for any losses caused by that
breach.   This  reimbursement,   repurchase  or  substitution   obligation  will
constitute  the sole remedy  available to  securityholders  or the trustee for a breach of representation by a Warranting Party.

         Neither the depositor  (except to the extent that it is the  Warranting
Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting  Party defaults on its obligation to do so, and no assurance can be given  that the  Warranting  Parties  will carry out those  obligations  with respect to the Assets.

         A servicer  will make  representations  and  warranties  regarding  its authority to enter into, and its ability to perform its obligations  under,  the related  Agreement.  A  breach  of  any  representation  of  the  servicer  that materially and adversely affects the interests of the  securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer  from the trustee,  the depositor or the holders of Notes or  Certificates,  as  applicable,  evidencing  not less than 25% of the  voting rights or other percentage  specified in the related Agreement,  will constitute an Event of Default  under that  Agreement.  See "Events of Default" and "Rights
Upon Event of Default."

         Collection Account and Related Accounts

         GENERAL.  The servicer  and/or the trustee will, as to each trust fund, establish and maintain or cause to be  established  and  maintained  one or more separate  accounts  for  the  collection  of  payments  on  the  related  Assets
(collectively,  the "Collection Account"),  which must be an account or accounts that either:

          o    maintained with a depository  institution the debt obligations of which  (or in the case of a  depository  institution  that is the principal  subsidiary of a holding  company,  the  obligations of which) are rated in one of the two highest  rating  categories by the nationally  recognized  statistical rating organizations that rated one or more classes of the related series of securities, or

          o    an account or accounts the deposits in which are fully insured by either  the Bank  Insurance  Fund (the  "BIF") of the FDIC or the
               Savings  Association  Insurance Fund (as successor to the Federal
               Savings and Loan Insurance Corporation ("SAIF")), or

          o    an account or accounts  the  deposits in which are insured by the
               BIF or  SAIF  to the  limits  established  by the  FDIC,  and the uninsured  deposits in which are otherwise  secured such that, as evidenced by an opinion of counsel,  the  securityholders  have a claim  with  respect  to the funds in the  Security  Account or a perfected first priority security interest against any collateral securing  the funds that is  superior  to the claims of any other depositors  or general  creditors of the  depository  institution with which the Security Account is maintained, or

          o    an account or accounts otherwise acceptable to each rating agency that  rated  one  or  more  classes  of  the  related  series  of securities.

                                     - 75 -

         Investment  of amounts in the  Collection  Account is limited to United
States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments").  A Collection Account may be maintained as an interest  bearing or a non-interest  bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in  short-term  Permitted  Investments.  Any interest or other income  earned on funds  in  the  Collection  Account  will,  unless  otherwise  specified  in the prospectus  supplement,  be paid to the servicer or its  designee as  additional servicing  compensation.  The  Collection  Account  may be  maintained  with  an institution that is an affiliate of the servicer,  if applicable,  provided that that institution  meets the standards  imposed by the rating agency or agencies.
If permitted by the rating agency or agencies,  a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds  respecting  payments on loans belonging to the servicer or serviced or master serviced by it on behalf of others.

         DEPOSITS.  A  servicer  or the  trustee  will  deposit  or  cause to be deposited  in the  Collection  Account  for one or more  trust  funds on a daily basis,  or any other period  provided in the related  Agreement,  the  following payments and  collections  received,  or advances  made,  by the servicer or the trustee or on its behalf after the Cut-off  Date (other than  payments due on or before the Cut-off Date,  and exclusive of any amounts  representing  a Retained
Interest), except as otherwise provided in the Agreement:

                    (1)  all  payments  on  account  of   principal,   including
                         principal prepayments, on the Assets;

                    (2)  all  payments  on account of  interest  on the  Assets, including any default interest collected,  in each case
                         net  of  any  portion  retained  by a  servicer  as its
                         servicing   compensation   and  net  of  any   Retained
                         Interest;

                    (3)  Liquidation  Proceeds and Insurance Proceeds,  together with the net  proceeds on a monthly  basis with respect
                         to   any   Assets   acquired   for   the   benefit   of
                         securityholders;

                    (4)  any amounts paid under any instrument or drawn from any fund that  constitutes  credit  support for the related
                         series  of Notes or  Certificates,  as  applicable,  as
                         described under "Description of Credit Support;"

                    (5)  any advances made as described  under  "Description  of the Securities--Advances in Respect of Delinquencies;"

                    (6)  any  amounts  paid  under any Cash Flow  Agreement,  as described under  "Description of the Trust  Funds--Cash
                         Flow Agreements;"

                    (7)  all  proceeds of any Asset or, with  respect to a loan, property  acquired in respect of the loan  purchased by
                         the depositor,  any Asset Seller or any other specified
                         person  as  described  above  under   "--Assignment  of
                         Assets;   Repurchases"   and   "--Representations   and
                         Warranties; Repurchases," all proceeds of any defaulted
                         loan purchased as described below under  "--Realization
                         Upon  Defaulted  Assets," and all proceeds of any Asset
                         purchased  as  described  under   "Description  of  the
                         Securities--Termination;"

                                     - 76 -

                  (8)      any  amounts  paid by a  servicer  to cover  interest
                           shortfalls arising out of the prepayment of Assets in
                           the trust fund as described  below under  "--Retained
                           Interest;   Servicing  Compensation  and  Payment  of
                           Expenses;"

                  (9)      to  the  extent  that  any  of  these  items  do  not
                           constitute  additional  servicing  compensation  to a
                           servicer,  any payments on account of modification or
                           assumption  fees,  late payment charges or Prepayment
                           Premiums on the Assets;

                  (10)     all   payments   required  to  be  deposited  in  the
                           Collection  Account  with  respect to any  deductible
                           clause  in any  blanket  insurance  policy  described
                           below under "--Hazard Insurance Policies;"

                  (11)     any amount  required to be deposited by a servicer or
                           the trustee in  connection  with  losses  realized on
                           investments  for the  benefit of the  servicer or the
                           trustee,  as the  case may be,  of funds  held in the
                           Collection Account; and

                  (12)     any other  amounts  required to be  deposited  in the
                           Collection   Account  as   provided  in  the  related
                           Agreement and described in the prospectus supplement.

         WITHDRAWALS.  A  servicer  or the  trustee  may,  from  time to time as provided in the related Agreement,  make withdrawals from the Collection Account for each  trust  fund for any of the  following  purposes,  except as  otherwise provided in the Agreement:

                  (1)      to make distributions to the  securityholders on each
                           Distribution Date;

                  (2)      to  reimburse  a servicer  for  unreimbursed  amounts
                           advanced  as  described  under  "Description  of  the
                           Securities--Advances  in Respect  of  Delinquencies,"
                           which  reimbursement  is to be  made  out of  amounts
                           received  that were  identified  and  applied  by the
                           servicer  as late  collections  of  interest  (net of
                           related servicing fees and Retained  Interest) on and
                           principal  of the  particular  Assets  for  which the
                           advances  were made or out of amounts drawn under any
                           form of credit support with respect to those Assets;

                  (3)      to  reimburse a servicer  for unpaid  servicing  fees
                           earned and unreimbursed  servicing  expenses incurred
                           with  respect to Assets and  properties  acquired  in
                           respect of the Assets,  which  reimbursement is to be
                           made  out  of  amounts  that  represent   Liquidation
                           Proceeds  and  Insurance  Proceeds  collected  on the
                           particular  Assets  and  properties,  and net  income
                           collected on the  particular  properties,  which fees
                           were  earned  or  expenses  were  incurred  or out of
                           amounts  drawn  under any form of credit  support for
                           those Assets and properties;

                  (4)      to reimburse a servicer for any advances described in
                           clause (2) above and any servicing expenses described
                           in clause (3) above  which,  in the  servicer's  good
                           faith  judgment,  will  not be  recoverable  from the
                           amounts    described   in   those   clauses,    which
                           reimbursement is to be made from amounts collected on
                           other  Assets or, if and to the extent so provided by
                           the related Agreement and

                                     - 77 -

                           described  in  the  prospectus supplement,  just from
                           that portion  of amounts collected  on  other  Assets
                           that  is otherwise   distributable  on  one  or  more
                           classes    of  Subordinate   Notes   or   Subordinate
                           Certificates,   as   applicable,   if  any,    remain
                           outstanding,   and  otherwise any  outstanding  class
                           of  Notes  or  Certificates,  as  applicable,  of the
                           related series;

                  (5)      if and  to the  extent  described  in the  prospectus
                           supplement, to pay a servicer interest accrued on the
                           advances  described  in  clause  (2)  above  and  the
                           servicing  expenses  described  in  clause  (3) above
                           while those  advances and servicing  expenses  remain
                           outstanding and unreimbursed;

                  (6)      to  reimburse a servicer,  the  depositor,  or any of
                           their respective directors,  officers,  employees and
                           agents,  as the case may be, for expenses,  costs and
                           liabilities  incurred by these parties, as and to the
                           extent  described  below  under  "--Certain   Matters
                           Regarding  Servicers,  the  Master  Servicer  and the
                           Depositor;"

                  (7)      if and  to the  extent  described  in the  prospectus
                           supplement,  to pay  (or to  transfer  to a  separate
                           account for purposes of escrowing for the payment of)
                           the trustee's fees;

                  (8)      to  reimburse  the  trustee or any of its  directors,
                           officers,  employees and agents,  as the case may be,
                           for expenses, costs and liabilities incurred by these
                           parties,  as and to the extent  described below under
                           "--Certain Matters Regarding the Trustee;"

                  (9)      to   pay  a   servicer,   as   additional   servicing
                           compensation,  interest and investment  income earned
                           in respect of amounts held in the Collection Account;

                  (10)     to pay the person so entitled  any amounts  deposited
                           in the  Collection  Account that were  identified and
                           applied by the  servicer  as  recoveries  of Retained
                           Interest;

                  (11)     to pay for costs  reasonably  incurred in  connection
                           with the proper  management  and  maintenance  of any
                           Mortgaged   Property  acquired  for  the  benefit  of
                           securityholders  by foreclosure or by deed in lieu of
                           foreclosure  or otherwise,  which  payments are to be
                           made out of income received on that property;

                  (12)     if one or more  elections have been made to treat the
                           trust fund or  designated  portions of the trust fund
                           as a REMIC, to pay any federal,  state or local taxes
                           imposed   on  the  trust   fund  or  its   assets  or
                           transactions,  as and to the extent  described  under
                           "Material Federal Income Tax  Considerations--REMICs"
                           or in the prospectus supplement, respectively;

                  (13)     to pay for the cost of an  independent  appraiser  or
                           other  expert  in real  estate  matters  retained  to
                           determine a fair sale price for a defaulted  mortgage
                           loan or

                                     - 78 -

                           a property  acquired in respect of a mortgage    loan
                           in connection with  the liquidation of that  mortgage
                           loan or property;

                  (14)     to pay for the cost of  various  opinions  of counsel
                           obtained  pursuant to the related  Agreement  for the
                           benefit of securityholders;

                  (15)     to  pay  for  the  costs  of  recording  the  related
                           Agreement   if  that   recordation   materially   and
                           beneficially     affects     the     interests     of
                           securityholders,  provided that the payment shall not
                           constitute a waiver with respect to the obligation of
                           the   Warranting   Party  to  remedy  any  breach  of
                           representation or warranty under the Agreement;

                  (16)     to pay the person so entitled  any amounts  deposited
                           in the Collection Account in error, including amounts
                           received  on any  Asset  after its  removal  from the
                           trust  fund   whether  by  reason  of   purchase   or
                           substitution    as    contemplated     above    under
                           "--Assignment    of    Assets;     Repurchase"    and
                           "--Representations  and  Warranties;  Repurchases" or
                           otherwise;

                  (17)     to  make  any  other  withdrawals  permitted  by  the
                           related Agreement; and

                  (18)     to clear and terminate the Collection  Account at the
                           termination of the trust fund.

         OTHER COLLECTION ACCOUNTS.  If specified in the prospectus  supplement, the  Agreement  for any  series of Notes or  Certificates,  as  applicable,  may provide for the establishment and maintenance of a separate  collection  account into which the servicer  will  deposit on a daily basis,  or any other period as provided in the related Agreement,  the amounts described under "Deposits" above for one or more series of Notes or Certificates,  as applicable.  Any amounts on deposit  in any of  these  collection  accounts  will be  withdrawn  from  these collection  accounts and deposited into the appropriate  Collection Account by a time  specified in the  prospectus  supplement.  To the extent  specified in the prospectus  supplement,  any amounts that could be withdrawn from the Collection
Account as described under  "--Withdrawals" above may also be withdrawn from any of these  collection  accounts.  The  prospectus  supplement  will set forth any
restrictions  for  any  of  these  collection  accounts,   including  investment
restrictions and any restrictions for financial  institutions  with which any of these collection accounts may be maintained.

         The servicer will establish and maintain with the indenture  trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection  Account for distribution to the holders  of Notes will be  deposited  and from  which all  distributions  to the holders of Notes will be made.

         COLLECTION AND OTHER SERVICING PROCEDURES.  The servicer is required to make reasonable  efforts to collect all scheduled  payments under the Assets and will follow or cause to be followed those  collection  procedures  that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

                  (1)      the terms of the  related  Agreement  and any related
                           hazard  insurance  policy  or  instrument  of  credit
                           support,  if any,  included in the related trust fund
                           described in this prospectus or under "Description of
                           Credit Support,"

                                     - 79 -

                  (2)      applicable law and

                  (3)      the  general  servicing  standard  specified  in  the
                           prospectus  supplement  or,  if  no  standard  is  so
                           specified,  its normal servicing practices (in either
                           case, the "Servicing Standard").

In  connection,  the servicer  will be permitted in its  discretion to waive any late  payment  charge or penalty  interest  in  respect of a late  payment on an
Asset.

         Each  servicer  will  also  be  required  to  perform  other  customary functions  of a servicer of  comparable  assets,  including  maintaining  hazard insurance  policies  as  described  in  this  prospectus  and in any  prospectus supplement, and filing and settling claims under these policies; maintaining, to the  extent  required  by the  Agreement,  escrow  or  impoundment  accounts  of borrowers for payment of taxes, insurance and other items required to be paid by any  borrower  pursuant to the terms of the Assets;  processing  assumptions  or substitutions  in those cases where the servicer has  determined  not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions;  inspecting and managing mortgaged  properties or manufactured homes under some circumstances;  and maintaining accounting records relating  to the  Assets.  The  servicer or any other  entity  specified  in the prospectus  supplement  will be  responsible  for filing and settling  claims in respect of particular Assets under any applicable  instrument of credit support.
See "Description of Credit Support."

         The servicer may agree to modify,  waive or amend any term of any Asset in a manner consistent with the Servicing  Standard so long as the modification, waiver or  amendment  will not (1) affect the amount or timing of any  scheduled payments  of  principal  or  interest  on the  Asset  or  (2)  in its  judgment, materially  impair the security for the Asset or reduce the likelihood of timely payment  of  amounts  due on the  Asset.  The  servicer  also  may  agree to any modification,  waiver or  amendment  that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment,  a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment,  that  modification,  waiver or amendment is reasonably  likely to produce a greater  recovery  with respect to the Asset on a present  value basis than would liquidation. In the event of any modification, waiver or amendment of any Asset,  the  servicer  will furnish a copy of that  modification,  waiver or amendment to the trustee (or its custodian).

         In the case of multifamily loans, a borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the  mortgage  loan debt,  or may reflect the  diversion of that income from the servicing of the mortgage loan debt. In addition, a borrower under a multifamily loan that is unable to make  mortgage  loan  payments may also be unable to make timely  payment of all required  taxes and  otherwise to maintain and insure the related Mortgaged Property. In general, the servicer will be required to monitor any  multifamily  loan that is in  default,  evaluate  whether the causes of the default can be corrected over a reasonable period without significant impairment of the  value of  related  Mortgaged  Property,  initiate  corrective  action in cooperation with the borrower if cure is likely, inspect the related Multifamily
Property  and take  those  other  actions  as are  consistent  with the  related
Agreement.  A significant  period of time may elapse before the servicer is able to assess  the  success  of  servicer,  can make the  initial  determination  of
appropriate  action,   evaluate  the  success  of  corrective  action,   develop
additional initiatives, institute foreclosure proceedings and actually foreclose may  vary  considerably  depending  on  the  particular  multifamily  loan,  the
Multifamily  Property,  the  borrower,  the presence of an  acceptable

                                     - 80 -

party to assume the multifamily  loan and the laws of the  jurisdiction in which the Multifamily Property is located.

         Realization Upon Defaulted Assets

         Generally,  the  servicer  is  required to monitor any Asset that is in default,  initiate corrective action in cooperation with the borrower if cure is likely,  inspect the Asset and take any other actions as are consistent with the
Servicing Standard.  A significant period of time may elapse before the servicer is able to  assess  the  success  of that  corrective  action  or the  need  for additional initiatives.

         Any Agreement  relating to a trust fund that includes mortgage loans or contracts may grant to the servicer and/or the holder or holders of some classes of Notes or  Certificates,  as applicable,  a right of first refusal to purchase from the trust  fund at a  predetermined  purchase  price any  mortgage  loan or contract  as to  which a  specified  number  of  scheduled  payments  under  the
Agreement are delinquent. Any right of first refusal granted to the holder of an
Offered Security will be described in the prospectus supplement.  The prospectus supplement  will also  describe any similar  right  granted to any person if the predetermined  purchase  price is less than the Purchase Price  described  above under "--Representations and Warranties; Repurchases."

         If specified in the  prospectus  supplement,  the servicer may offer to sell any defaulted loan or contract described in the preceding paragraph and not otherwise  purchased by any person  having a right of first refusal with respect to that  defaulted  loan or  contract,  if and  when  the  servicer  determines, consistent with the Servicing  Standard,  so that a sale would produce a greater recovery on a present value basis than would  liquidation  through  foreclosure, repossession or similar proceedings. The related Agreement will provide that any offering be made in a commercially  reasonable manner for a specified period and that the  servicer  accept  the  highest  cash  bid  received  from  any  person
(including  itself,  an affiliate of the  servicer or any  securityholder)  that constitutes a fair price for that defaulted loan or contract. If there is no bid that is  determined  to be fair,  the servicer will proceed with respect to that defaulted  loan or contract as  described  below.  Any bid in an amount at least equal  to the  Purchase  Price  described  above  under  "--Representations  and
Warranties; Repurchases" will in all cases be deemed fair.

         The  servicer,  on behalf  of the  trustee,  may at any time  institute foreclosure  proceedings,  exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure,  or otherwise acquire title to a Mortgaged
Property  securing a mortgage  loan by operation of law or otherwise  and may at any time  repossess  and realize upon any  manufactured  home, if that action is consistent  with the  Servicing  Standard and a default on that loan or contract has occurred or, in the servicer's judgment, is imminent.

         If title to any  Mortgaged  Property  is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be  required to sell the  Mortgaged  Property  within  three years from the close of the  calendar  year of  acquisition,  unless (1) the  Internal  Revenue
Service  grants an  extension  of time to sell that  property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property  by the trust  fund  longer  than  three  years  after the close of the calendar year of its  acquisition  will not result in the imposition of a tax on the trust fund or cause the trust  fund to fail to qualify as a REMIC  under the
Code at any time that any Notes or Certificates, as applicable, are outstanding.
Subject to the foregoing,  the servicer will be required to (A) solicit bids for any Mortgaged  Property so acquired in that manner as will be reasonably  likely to realize a fair price for that  property  and (B)  accept the first  (and,  if

                                     - 81 -

multiple  bids are  contemporaneously  received,  the highest) cash bid received from any person that constitutes a fair price.

         The  limitations  imposed  by  the  related  Agreement  and  the  REMIC provisions of the Code (if a REMIC  election has been made for the related trust fund) on the ownership and  management  of any  Mortgaged  Property  acquired on behalf of the trust fund may result in the  recovery  of an amount less than the amount that would  otherwise be  recovered.  See "Certain  Legal  Aspects of the
Loans--Foreclosure and Repossession."

         If recovery on a defaulted Asset under any related instrument of credit support is not available,  the servicer nevertheless will be obligated to follow or cause to be  followed  those  normal  practices  and  procedures  as it deems necessary or advisable to realize upon the defaulted  Asset.  If the proceeds of any  liquidation of the property  securing the defaulted Asset are less than the outstanding  principal  balance of the defaulted Asset plus interest  accrued on the defaulted  Asset at the applicable  interest rate,  plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement,  the trust fund will realize a loss in the amount of that difference. The servicer will be entitled to withdraw or cause to be  withdrawn  from  the  Collection  Account  out of the  Liquidation  Proceeds
recovered on any defaulted Asset,  before the distribution of those  Liquidation
Proceeds  to   securityholders,   amounts   representing  its  normal  servicing
compensation  on the Security,  unreimbursed  servicing  expenses  incurred with respect to the Asset and any unreimbursed  advances of delinquent  payments made with respect to the Asset.

         If any property  securing a defaulted  Asset is damaged the servicer is not required to expend its own funds to restore the damaged  property  unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation  of the Asset after  reimbursement  of the servicer for its expenses and (2) that its  expenses  will be  recoverable  by it from  related  Insurance
Proceeds or Liquidation Proceeds.

         The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage  Security or Agency Security by the
fifth business day after the date on which that distribution was due and payable pursuant  to the  terms of that  Agency  Security,  to  request  the  issuer  or guarantor,  if any, of that  Mortgage  Security or Agency  Security to make that payment as promptly  as possible  and  legally  permitted  to take legal  action against  that issuer or  guarantor as the trustee  deems  appropriate  under the circumstances,  including the prosecution of any claims in connection therewith.
The  reasonable  legal fees and expenses  incurred by the trustee in  connection with the  prosecution of this legal action will be  reimbursable  to the trustee out of the  proceeds of that  action and will be retained by the trustee  before the  deposit  of any  remaining  proceeds  in  the  Collection  Account  pending distribution of the Collection Account to securityholders of the related series.
If the proceeds of any legal action are  insufficient  to reimburse  the trustee for its legal fees and  expenses,  the trustee will be entitled to withdraw from the Collection  Account an amount equal to its expenses,  and the trust fund may realize a loss in that amount.

         As servicer of the Assets, a servicer, on behalf of itself, the trustee and  the  securityholders,  will  present  claims  to the  borrower  under  each instrument  of credit  support,  and will  take  those  reasonable  steps as are necessary to receive payment or to permit  recovery under these  instruments for defaulted Assets.

         If a servicer or its designee recovers payments under any instrument of credit  support  for any  defaulted  Assets,  the  servicer  will be entitled to withdraw  or cause to be  withdrawn  from the  Collection  Account  out of those proceeds,  before  distribution  of the

                                     - 82 -

Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset,  unreimbursed  servicing  expenses  incurred for the
Asset and any unreimbursed  advances of delinquent payments made with respect to the Asset. See "Hazard Insurance Policies" and "Description of Credit Support."

         Hazard Insurance Policies

         LOANS.  Generally,  each  Agreement  for a trust fund composed of loans will  require  the  servicer  to cause the  borrower  on each loan to maintain a hazard insurance policy (including flood insurance coverage,  if obtainable,  to the extent the property is located in a federally  designated  flood area, in an amount as is required under  applicable  guidelines)  providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related  Mortgaged  Property,  then the level of coverage that is consistent with the Servicing Standard. That coverage will be in general in an amount equal to the lesser of the principal balance owing on that loan (but not less than the amount necessary to avoid the application of any  co-insurance  clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any  damage  or  loss  to  the  improvements  on  the  Mortgaged  Property  on a replacement  cost  basis  or  any  other  amount  specified  in  the  prospectus supplement. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard  insurance  policy and under any other insurance policy referred  to below,  or upon the extent to which  information  in this regard is furnished by borrowers. All amounts collected by the servicer under any of these policies  (except for amounts to be applied to the  restoration or repair of the
Mortgaged Property or released to the borrower in accordance with the servicer's normal servicing procedures,  subject to the terms and conditions of the related
Mortgage and  mortgage  note) will be  deposited  in the  Collection  Account in accordance with the related Agreement.

         The Agreement may provide that the servicer may satisfy its  obligation to cause each borrower to maintain a hazard  insurance  policy by the servicer's maintaining a blanket policy insuring against hazard losses on the loans. If the blanket policy  contains a deductible  clause,  the servicer will be required to deposit in the  Collection  Account  from its own funds all sums that would have been deposited in the Collection Account but for that clause.

         In general,  the  standard  form of fire and extended  coverage  policy covers physical damage to or destruction of the  improvements of the property by fire,  lightning,  explosion,  smoke,  windstorm and hail, and riot,  strike and civil  commotion,  subject to the conditions  and  exclusions  specified in each policy.  Although the  policies  relating to the loans will be  underwritten  by different  insurers  under  different  state laws in accordance  with  different applicable  state forms,  and  therefore  will not contain  identical  terms and conditions,  the basic terms of the policies are  dictated by  respective  state laws,  and most of these  policies  typically do not cover any  physical  damage
resulting  from  war,  revolution,   governmental  actions,   floods  and  other
water-related  causes,  earth movement  (including  earthquakes,  landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

         The  hazard  insurance  policies  covering  the  Mortgaged   Properties
securing the loans will  typically  contain a coinsurance  clause that in effect requires the insured at all times to carry  insurance of a specified  percentage
(generally 80% to 90%) of the full replacement  value of the improvements on the property  to recover  the full  amount of any  partial  loss.  If the  insured's coverage falls below

                                     - 83 -

this specified  percentage,  the coinsurance  clause generally provides that the insurer's  liability  in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical  depreciation and (2)
that  proportion  of the loss as the amount of  insurance  carried  bears to the specified percentage of the full replacement cost of those improvements.

         Each  Agreement  for a trust fund  composed  of loans will  require the servicer  to cause the  borrower on each loan to  maintain  all other  insurance coverage for the related  Mortgaged  Property as is consistent with the terms of the related Mortgage and the Servicing  Standard,  which insurance may typically include flood  insurance (if the related  Mortgaged  Property was located at the time of origination in a federally designated flood area).

         Any cost incurred by the servicer in maintaining  any insurance  policy will be added to the amount  owing under the loan where the terms of the loan so permit; provided, however, that the addition of that cost will not be taken into
account  for  purposes  of   calculating   the   distribution   to  be  made  to
securityholders.  Those  costs  may  be  recovered  by  the  servicer  from  the
Collection Account, with interest, as provided by the Agreement.

         Under the terms of the loans,  borrowers  will generally be required to present claims to insurers  under hazard  insurance  policies  maintained on the related  Mortgaged  Properties.  The  servicer,  on  behalf of the  trustee  and securityholders,  is obligated to present or cause to be presented  claims under any  blanket  insurance  policy  insuring  against  hazard  losses on  Mortgaged
Properties securing the loans.  However,  the ability of the servicer to present or cause to be  presented  those  claims is  dependent  upon the extent to which information in this regard is furnished to the servicer by borrowers.

         CONTRACTS.  Generally,  the  terms of the  agreement  for a trust  fund composed of contracts  will  require the servicer to maintain for each  contract one or more hazard  insurance  policies  that  provide,  at a minimum,  the same coverage as a standard form fire and extended coverage  insurance policy that is customary  for  manufactured  housing,  issued by a company  authorized to issue those policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum  insurable  value of that  manufactured home or the  principal  balance due from the  borrower on the related  contract, whichever is less;  provided,  however,  that the amount of coverage provided by each hazard  insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein.  When a manufactured home's location was, at the  time  of  origination  of  the  related  contract,  within  a  federally designated special flood hazard area, the servicer must cause flood insurance to be  maintained,  which  coverage  must be at least equal to the  minimum  amount specified  in the  preceding  sentence or any lesser  amount as may be available under the federal flood insurance  program.  Each hazard insurance policy caused to be  maintained  by the servicer  must contain a standard loss payee clause in favor of the servicer  and its  successors  and  assigns.  If any borrower is in default in the payment of premiums on its hazard  insurance  policy or policies, the  servicer  must  pay  those  premiums  out of its  own  funds,  and  may add separately  the  premiums  to  the  borrower's  obligation  as  provided  by the contract, but may not add the premiums to the remaining principal balance of the contract.

         The  servicer  may  maintain,  in lieu  of  causing  individual  hazard insurance  policies  to be  maintained  for  each  manufactured  home,  and must maintain,  to the extent that the related contract does not require the borrower to maintain a hazard insurance policy for the related  manufactured home, one or more blanket insurance  policies  covering losses on the borrower's  interest in the contracts  resulting from the absence or insufficiency of individual  hazard insurance policies. The

                                     - 84 -

servicer  must pay the premium for that  blanket  policy on the basis  described therein and must pay any deductible amount for claims under that policy relating to the contracts.

         FHA Insurance and VA Guarantees

         FHA loans will be insured by the FHA as  authorized  under the  Housing
Act.  Some FHA loans will be insured  under  various FHA programs  including the standard FHA 203(b)  program to finance the  acquisition  of one- to four-family housing units, the FHA 245 graduated  payment mortgage program and the FHA Title
I Program.  These  programs  generally  limit the principal  amount and interest rates of the mortgage  loans  insured.  The  prospectus  supplement for Notes or
Certificates, as applicable, of each series evidencing interests in a trust fund including  FHA  loans  will  set  forth  additional  information  regarding  the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the prospectus  supplement,  the following  describes FHA insurance programs and regulations as generally in effect for FHA loans.

         The insurance  premiums for FHA loans are collected by lenders approved by the  Department of Housing and Urban  Development  ("HUD") or by the servicer and are paid to the FHA. The regulations  governing FHA  single-family  mortgage insurance  programs  provide that  insurance  benefits  are payable  either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United  States of America or upon  assignment  of the  defaulted loan to the United States of America.  For a defaulted FHA loan, the servicer is limited  in  its  ability  to  initiate  foreclosure  proceedings.  When  it  is determined,  either  by  the  servicer  or  HUD,  that  default  was  caused  by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid  foreclosure by entering,  if feasible,  into one of a number of available forms of forbearance plans with the borrower.  Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those  payments to be made on or before the maturity  date of the mortgage, or the  recasting  of payments  due under the  mortgage up to or, other than FHA loans  originated  under the FHA Title I Program,  beyond the maturity  date. In addition,  when a default caused by those  circumstances is accompanied by other criteria,  HUD may provide relief by making  payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting  assignment  of the loan from the servicer. With some exceptions, at least three full monthly installments must be due and unpaid  under the FHA loan,  and HUD must have  rejected any request for
relief  from  the  borrower   before  the  servicer  may  initiate   foreclosure
proceedings.

         HUD has the option,  in most cases, to pay insurance  claims in cash or in  debentures  issued by HUD.  Currently,  claims are being  paid in cash,  and claims have not been paid in debentures  since 1965.  HUD  debentures  issued in satisfaction  of FHA  insurance  claims  bear  interest  at the  applicable  HUD debentures interest rate. To the extent specified in the prospectus  supplement, the  servicer of each single  family FHA loan will be  obligated to purchase any debenture  issued in  satisfaction  of that FHA loan upon  default for an amount equal to the principal amount of that debenture.

         Other  than in  relation  to the FHA  Title I  Program,  the  amount of insurance  benefits  generally  paid by the FHA is  equal to the  entire  unpaid principal  amount of the  defaulted  FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default.  When entitlement to insurance benefits results from foreclosure  (or other  acquisition  of  possession)  and conveyance to HUD, the servicer is compensated for no more than  two-thirds of its  foreclosure  costs, and is  compensated  for  interest  accrued  and unpaid  before that date but in general  only to the  extent  it was  allowed  pursuant  to a  forbearance  plan approved by

                                     - 85 -

HUD. When  entitlement to insurance  benefits results from assignment of the FHA loan to HUD, the  insurance  payment  includes  full  compensation  for interest accrued and unpaid to the assignment  date. The insurance  payment itself,  upon foreclosure  of an FHA  loan,  bears  interest  from a date  30 days  after  the borrower's  first  uncorrected  failure to perform  any  obligation  to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim,  in each case at the same  interest rate as the applicable HUD debenture interest rate as described above.

         VA loans will be partially  guaranteed by the VA under the Serviceman's
Readjustment Act (a "VA Guaranty Policy"). For a defaulted VA loan, the servicer is, absent  exceptional  circumstances,  authorized to announce its intention to foreclose  only when the default has continued for three  months.  Generally,  a claim  for  the  guarantee  is  submitted  after  liquidation  of the  Mortgaged
Property.

         The amount payable under the guarantee will be the percentage of the VA loan  originally  guaranteed  applied  to  indebtedness  outstanding  as of  the applicable date of computation  specified in the VA regulations.  Payments under the  guarantee  will be equal to the  unpaid  principal  amount of that VA loan, interest  accrued on the unpaid balance of that VA loan to the appropriate  date of computation and limited  expenses of the mortgagee,  but in each case only to the extent that those amounts have not been recovered through liquidation of the
Mortgaged  Property.  The amount  payable  under the  guarantee  may in no event exceed the amount of the original guarantee.

         Fidelity Bonds and Errors and Omissions Insurance

         Each  Agreement  will require that the servicer  obtain and maintain in effect a fidelity bond or similar form of insurance  coverage (which may provide blanket  coverage) or any combination of these insuring  against loss occasioned by fraud, theft or other intentional  misconduct of the officers,  employees and agents of the  servicer.  The  related  Agreement  will  allow the  servicer  to self-insure against loss occasioned by the errors and omissions of the officers, employees  and agents of the  servicer so long as the  criteria set forth in the
Agreement are met.

         DUE-ON-SALE CLAUSES

         The loans may contain clauses requiring the consent of the mortgagee to any sale or other  transfer of the related  Mortgaged  Property,  or due-on-sale clauses entitling the mortgagee to accelerate payment of the loan upon any sale, transfer or  conveyance  of the related  Mortgaged  Property.  The servicer will generally  enforce any due-on-sale  clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under  applicable law;  provided,  however,  that the servicer will not take any  action in  relation  to the  enforcement  of any  due-on-sale clause that would:

          o    adversely  affect or  jeopardize  coverage  under any  applicable insurance policy or

          o    materially  increase  the risk of default or  delinquency  on, or materially impair the security for, that loan.

         Any fee  collected by or on behalf of the servicer for entering into an assumption  agreement  will be  retained  by or on  behalf  of the  servicer  as
additional   servicing   compensation.   See  "Certain   Legal  Aspects  of  the
Loans--Due-on-Sale Clauses."

                                     - 86 -

         The  contracts  may also contain  clauses  requiring the consent of the mortgagee to any sale or other transfer of the related  mortgaged  property,  or due-on-sale clauses. The servicer will generally permit that transfer so long as the transferee satisfies the servicer's then applicable  underwriting standards.
The purpose of those  transfers is often to avoid a default by the  transferring borrower.

         Retained Interest, Servicing Compensation and Payment of Expenses

         The  prospectus  supplement for a series of Notes or  Certificates,  as applicable,  will specify  whether  there will be any  Retained  Interest in the
Assets,  and, if so, the initial  owner of this  Retained  Interest.  If so, the
Retained  Interest  will be  established  on a  loan-by-loan  basis  and will be specified on an exhibit to the related  Agreement.  A "Retained  Interest" in an
Asset  represents a specified  portion of the interest payable on the Asset. The
Retained  Interest will be deducted from borrower  payments as received and will not be part of the related trust fund.

         The servicer's primary servicing  compensation for a series of Notes or
Certificates,  as  applicable,  will come from the  periodic  payment to it of a portion of the interest  payment on each Asset or any other amount  specified in the prospectus supplement.  Since any Retained Interest and a servicer's primary compensation  are  percentages  of the  principal  balance of each Asset,  those amounts will decrease in accordance  with the  amortization  of the Assets.  The prospectus  supplement  for a series of Notes or  Certificates,  as  applicable, evidencing  interests in a trust fund that includes  mortgage loans or contracts may provide that, as additional  compensation,  the servicer may retain all or a
portion  of  assumption  fees,   modification  fees,  late  payment  charges  or
Prepayment  Premiums  collected  from borrowers and any interest or other income that may be  earned  on funds  held in the  Collection  Account  or any  account established by a servicer pursuant to the Agreement.

         The servicer may, to the extent provided in the prospectus  supplement, pay from its servicing  compensation  expenses  incurred in connection  with its servicing  and  managing  of the  Assets,  including  payment  of the  fees  and disbursements  of the trustee and independent  accountants,  payment of expenses incurred in connection with  distributions and reports to  securityholders,  and payment of any other expenses described in the prospectus supplement. Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus  supplement,  interest on these expenses at the rate specified in the prospectus  supplement may be borne by the trust fund.

         If  and to the  extent  provided  in  the  prospectus  supplement,  the servicer  may be  required  to apply a  portion  of the  servicing  compensation otherwise  payable to it in respect  of any Due  Period to  interest  shortfalls resulting from the voluntary  prepayment of any Assets in the related trust fund during that period before their due dates.

         Evidence as to Compliance

         Each  Agreement  relating to Assets that  include  loans or  contracts, unless otherwise provided in the prospectus supplement,  will provide that on or before a specified date in each year, beginning with the first of these dates at least six months after the related  Cut-off Date, a firm of  independent  public accountants  will furnish a statement to the trustee to the effect that,  on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single  Attestation  Program for Mortgage Bankers,  the Audit
Program for Mortgages  serviced for Freddie Mac or any other program used by the servicer,  the servicing by or on behalf of the servicer of mortgage loans under agreements substantially similar to each other (including the related

                                      -87-

Agreement) was conducted in compliance with the terms of those agreements or that program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for
Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for
Mortgage Bankers, or any other program, requires it to report.

         Each  Agreement  will also provide for  delivery to the trustee,  on or before  a  specified  date in each  year,  of an  officer's  certificate  of the servicer to the effect that the servicer has fulfilled its obligations under the
Agreement throughout the preceding calendar year or other specified twelve-month period.

         Certain  Matters  Regarding  Servicers,  the  Master  Servicer  and the
Depositor

         The servicer or master  servicer  under each Agreement will be named in the prospectus  supplement.  The entities serving as servicer or master servicer may  be  affiliates  of  the  depositor  and  may  have  other  normal  business relationships with the depositor or the depositor's  affiliates.  If applicable, reference in this  prospectus  to the servicer  will also be deemed to be to the master servicer. Each Agreement will provide, in general, that:

         o The  servicer  may resign from its  obligations  and duties under the
         Agreement only upon a determination that its duties under the Agreement are no  longer  permissible  under  applicable  law or are in  material conflict by reason of applicable law with any other activities  carried on by it, the other activities of the servicer so causing that conflict being of a type and nature  carried on by the  servicer  at the date of the Agreement.  No resignation  will become effective until the trustee or a successor  servicer  has assumed the  servicer's  obligations  and duties under the Agreement.

         o Neither  any  servicer,  the  depositor  nor any  director,  officer, employee,  or agent of a servicer  or the  depositor  will be under any liability to the related trust fund or  securityholders  for any action taken, or for refraining  from the taking of any action,  in good faith pursuant to the Agreement;  provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach
         of  a  representation,   warranty  or  covenant  made  in  the  related
         Agreement,  or  against  any  liability  specifically  imposed  by  the
         Agreement,  or against any liability that would otherwise be imposed by reason of willful  misfeasance,  bad faith or gross  negligence  in the performance  of  obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

         o Any servicer,  the depositor and any director,  officer,  employee or
         agent  of  a  servicer   or  the   depositor   will  be   entitled   to
         indemnification  by the  related  trust fund and will be held  harmless against any loss,  liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable;  provided,  however,  that  that  indemnification  will not extend to any loss, liability or expense

                  (1)      specifically  imposed by that  Agreement or otherwise
                           incidental  to the  performance  of  obligations  and
                           duties under the Agreement, including, in the case of
                           a servicer,  the prosecution of an enforcement action
                           in respect of any specific  loan or loans or contract
                           or  contracts  (except  as  any  loss,  liability  or
                           expense  will be otherwise  reimbursable  pursuant to
                           that Agreement);

                                      -88-

                  (2)      incurred   in   connection   with  any  breach  of  a
                           representation,  warranty  or  covenant  made in that
                           Agreement;

                  (3)      incurred by reason of misfeasance, bad faith or gross
                           negligence  in  the  performance  of  obligations  or
                           duties under the Agreement,  or by reason of reckless
                           disregard of those obligations or duties;

                  (4)      incurred  in  connection  with any  violation  of any
                           state or federal securities law; or

                  (5)      imposed  by  any  taxing   authority  if  that  loss,
                           liability or expense is not specifically reimbursable
                           pursuant to the terms of the related Agreement.

         o Neither any servicer nor the depositor  will be under any  obligation to  appear  in,  prosecute  or  defend  any  legal  action  that is not incidental to its respective  responsibilities  under the Agreement and which in its opinion may  involve it in any expense or  liability.  Any servicer or the depositor may, however, in its discretion undertake any action which it may deem  necessary  or  desirable  with respect to the
         Agreement and the rights and duties of the parties to the Agreement and the  interests  of the  securityholders  under the  Agreement.  In that event,  the legal  expenses and costs of that action and any  liability
         resulting   will   be   expenses,   costs   and   liabilities   of  the
         securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection
         Account.

         Any person into which the  servicer or the  depositor  may be merged or consolidated,  or any person resulting from any merger or consolidation to which the  servicer  or the  depositor  is a party,  or any person  succeeding  to the business of the servicer or the depositor,  may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

         SPECIAL SERVICERS

         If and to the extent specified in the prospectus supplement,  a special servicer (a "Special  servicer") may be a party to the related  Agreement or may be  appointed by the servicer or another  specified  party to perform  specified duties in respect of servicing the related  mortgage loans that would  otherwise be performed by the servicer (for example,  the workout  and/or  foreclosure  of defaulted  loans).  The rights and  obligations of any Special  servicer will be specified in the prospectus supplement,  and the servicer will be liable for the performance of a Special  servicer only if, and to the extent,  set forth in the prospectus supplement.

         Events of Default under the Agreement

         Events of default under the related Agreement will generally include:

         o any failure by the servicer to distribute or cause to be  distributed to  securityholders,  or to remit to the  trustee for  distribution  to securityholders,  any  required  payment that  continues  after a grace period, if any;

         o any  failure  by the  servicer  duly to  observe  or  perform  in any material  respect any of its other  covenants or obligations  under the
         Agreement that continues unremedied for 30 days after written notice of that  failure  has been  given to the  servicer  by the  trustee or the depositor,  or to the  servicer,  the  depositor  and  the  trustee  by securityholders  evidencing  not less than 25% of the voting rights for that series;

         o any breach of a representation or warranty made by the servicer under the Agreement that  materially  and adversely  affects the interests of securityholders  and  which  continues  unremedied  for 30  days  after written  notice of that  breach has been given to the  servicer  by the trustee or the

                                      -89-

         depositor,  or to the  servicer,  the  depositor and the trustee by the holders of Notes or  Certificates,  as applicable,  evidencing not less than 25% of the voting rights for that series; and

         o some events of insolvency, readjustment of debt, marshaling of assets and  liabilities or similar  proceedings and actions by or on behalf of the  servicer  indicating  its  insolvency  or  inability  to  pay  its obligations.

         Material  variations to the foregoing  events of default (other than to shorten cure periods or eliminate notice  requirements) will be specified in the prospectus supplement.  The trustee will, not later than the later of 60 days or any other period specified in the prospectus  supplement after the occurrence of any event  that  constitutes  or,  with  notice or lapse of time or both,  would constitute  an event of default  and five days after  specific  officers  of the trustee  become aware of the  occurrence of that event,  transmit by mail to the depositor  and all  securityholders  of the  applicable  series  notice  of that occurrence, unless that default has been cured or waived.

         Rights Upon Event of Default under the Agreements

         So long as an event of default under an Agreement  remains  unremedied, the  depositor or the trustee  may, and at the  direction of holders of Notes or
Certificates,  as  applicable,  evidencing  not  less  than  51% (or  any  other percentage specified in the Agreement) of the voting rights for that series, the trustee will  terminate all of the rights and  obligations of the servicer under the Agreement and in and to the loans (other than as a securityholder  or as the owner of any Retained  Interest),  whereupon  the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement
(except that if the trustee is prohibited by law from obligating  itself to make advances  regarding  delinquent  Assets,  or if  the  prospectus  supplement  so specifies,  then the trustee will not be obligated to make those  advances)  and will be  entitled  to  similar  compensation  arrangements.  If the  trustee  is unwilling or unable so to act, it may or, at the written  request of the holders of Notes or Certificates, as applicable,  entitled to at least 51% (or any other percentage  specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent  jurisdiction for the appointment of, a loan  servicing  institution  acceptable  to the rating  agency with a net worth at the time of that  appointment  of at least  $15,000,000  (or any  other amount specified in the Agreement) to act as successor to the servicer under the
Agreement.  Pending  that  appointment,  the trustee is obligated to act in that capacity.  The trustee and any  successor  servicer may agree upon the servicing compensation to be paid,  which in no event may be greater than the compensation payable to the servicer under the Agreement.

         The holders of Notes or  Certificates,  as applicable,  representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights  allocated  to the  respective  classes  of  Notes  or  Certificates,  as applicable,  affected  by any event of default  will be  entitled  to waive that event of  default;  provided,  however,  that an Event of  Default  involving  a failure to distribute a required payment to securityholders  described in clause
(1) under "Events of Default under the  Agreements" may be waived only by all of the securityholders. Upon any waiver of an event of

                                      -90-

default,  that event of  default  will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

         No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement  unless that holder  previously has given to the trustee  written  notice of default and unless the holders of Notes or  Certificates,  as  applicable,  evidencing  not less  than 25% (or any other percentage  specified in the  Agreement)  of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee  reasonable  indemnity,  and the trustee for 60 days (or any other number of days specified in the Agreement)
has neglected or refused to institute any proceeding.  The trustee,  however, is under no  obligation to exercise any of the trusts or powers vested in it by any
Agreement or to make any investigation of matters arising under the Agreement or to  institute,  conduct  or defend  any  litigation  under the  Agreement  or in relation to the  Agreement  at the  request,  order or  direction  of any of the securityholders  covered by that Agreement,  unless those  securityholders  have offered to the  trustee  reasonable  security  or  indemnity  against the costs, expenses and liabilities that may be incurred.

         The manner of  determining  the voting rights of a Security or class or classes  of Notes or  Certificates,  as  applicable,  will be  specified  in the
Agreement.

         AMENDMENT

         In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

                  (1)      cure any ambiguity or mistake;

                  (2)      correct,  modify or  supplement  any provision in the
                           Agreement  that may be  inconsistent  with any  other
                           provision  in the  Agreement  or with the  prospectus
                           supplement;

                  (3)      make any other  provisions with respect to matters or
                           questions  arising under the  Agreement  that are not
                           materially  inconsistent  with the  provisions of the
                           Agreement; or

                  (4)      comply  with any  requirements  imposed  by the Code;
                           provided  that,  in the  case  of  clause  (3),  that
                           amendment  will not adversely  affect in any material
                           respect the interests of any securityholders  covered
                           by the Agreement as evidenced either by an opinion of
                           counsel to that effect or the delivery to the trustee
                           of written  notification from each rating agency that
                           provides,  at the request of the depositor,  a rating
                           for the  Offered  Notes or Offered  Certificates,  as
                           applicable,  of the related series to the effect that
                           that  amendment  or  supplement  will not cause  that
                           rating  agency to lower or withdraw  the then current
                           rating  assigned to those Notes or  Certificates,  as
                           applicable.

         In general,  each Agreement may also be amended by the  depositor,  the servicer,  if any,  and the  trustee,  with the  consent of the  securityholders affected by the amendment  evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose;

                                      -91-

provided,  however,  no amendment may (1) reduce in any manner the amount of, or delay the timing of,  payments  received or advanced on Assets that are required to be distributed on any Security without the consent of the  securityholder  or
(2) reduce the  consent  percentages  described  in this  paragraph  without the consent of all the  securityholders  covered by the Agreement then  outstanding.
However, for any series of Notes or Certificates,  as applicable,  as to which a
REMIC  election is to be made,  the trustee will not consent to any amendment of the  Agreement  unless it has first have  received  an opinion of counsel to the effect that that  amendment  will not result in the  imposition  of a tax on the related  trust fund or, if  applicable,  cause the related trust fund to fail to qualify  as a REMIC,  at any time that the  related  Notes or  Certificates,  as applicable, are outstanding.

         THE TRUSTEE

         The  trustee  under  each  Agreement  will be named  in the  prospectus
supplement.   The  commercial  bank,  national  banking   association,   banking
corporation or trust company serving as trustee may have a banking  relationship with the depositor and its affiliates,  with any servicer and its affiliates and with any master servicer and its affiliates.  To the extent  consistent with its fiduciary  obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

         DUTIES OF THE TRUSTEE

         The  trustee  will  make  no  representations  as to  the  validity  or sufficiency of any Agreement, the Notes or Certificates,  as applicable,  or any
Asset or related  document and is not  accountable for the use or application by or on behalf of any  servicer  of any funds paid to the master  servicer  or its designee in respect of the Notes or Certificates,  as applicable, or the Assets, or deposited into or withdrawn from the Collection  Account or any other account by or on behalf of the  servicer.  If no Event of Default  has  occurred  and is continuing,  the trustee is required to perform only those  duties  specifically required under the related Agreement,  as applicable.  However,  upon receipt of the various certificates,  reports or other instruments required to be furnished to it, the trustee is  required  to examine  those  documents  and to  determine whether they conform to the requirements of the Agreement.

         Certain Matters Regarding the Trustee

         The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification  out of the Collection Account for any loss, liability  or  expense  (including  costs and  expenses  of  litigation,  and of investigation,  counsel fees, damages, judgments and amounts paid in settlement)
incurred in connection with the trustee's

         (1) enforcing its rights and remedies and  protecting  the interests of the securityholders during the continuance of an Event of Default,

         (2) defending or prosecuting any legal action in respect of the related
         Agreement or series of Notes or Certificates, as applicable,

         (3) being the  mortgagee  of record for the  mortgage  loans in a trust fund and the owner of record for any  Mortgaged  Property  acquired  in respect thereof for the benefit of securityholders, or

                                      -92-

         (4) acting or refraining  from acting in good faith at the direction of the  holders  of the  related  series  of  Notes  or  Certificates,  as applicable,  entitled to not less than 25% (or any other  percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided,  however,  that  this  indemnification  will not  extend  to any loss, liability  or expense  that  constitutes  a specific  liability  of the  trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful  misfeasance,  bad faith or  negligence  on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless  disregard of those  obligations or duties,  or as may arise from a breach of any  representation,  warranty or covenant of the trustee made in the Agreement.

         Resignation and Removal of the Trustee

         The  trustee may at any time  resign  from its  obligations  and duties under an Agreement by giving written notice of its resignation to the depositor, the  servicer,  if  any,  each  rating  agency,  and all  securityholders.  Upon receiving  that notice of  resignation,  the  depositor is required  promptly to appoint a successor trustee acceptable to the servicer,  if any. If no successor trustee has been so appointed and has accepted  appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the  trustee  ceases to be  eligible  to  continue  as a trustee  under the  related  Agreement,  or if at any time the  trustee  becomes incapable of acting, or is adjudged bankrupt or insolvent,  or a receiver of the trustee or of its property is appointed,  or any public  officer takes charge or control  of the  trustee  or of its  property  or  affairs  for the  purpose  of rehabilitation,  conservation  or  liquidation,  or if a change in the financial condition of the trustee has  adversely  affected or will  adversely  affect the rating  on any  class of the  Notes or  Certificates,  as  applicable,  then the depositor  and/or a party  specified  in the  related  Agreement  may remove the trustee and appoint a successor  trustee  acceptable to the master servicer,  if any,  according to the terms of the related  Agreement.  Securityholders  of any series  entitled  to at least  51% (or any  other  percentage  specified  in the prospectus  supplement)  of the voting  rights  for that  series may at any time remove the trustee without cause and appoint a successor trustee.

         Any  resignation  or  removal  of  the  trustee  and  appointment  of a successor  trustee will not become  effective until acceptance of appointment by the successor trustee.

MATERIAL TERMS OF THE INDENTURE

         GENERAL

         The following summary describes the material provisions that may appear in each indenture. The prospectus supplement for a series of Notes will describe any provision of the indenture  relating to that series that materially  differs from  the  description  of that  provision  contained  in this  prospectus.  The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the  provisions  of the indenture for a series of Notes.  A form of an indenture has been filed as an exhibit to the Registration  Statement of which this  prospectus is a part.  The  depositor  will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written

                                      -93-

request of a securityholder of that series addressed to Nomura Home Equity Loan,
Inc., Two World  Financial  Center,  Building B, 21st Floor,  New York, New York
10281.

         EVENTS OF DEFAULT

         Events of default  under the  indenture  for each  series of Notes will generally include:

         o a default for thirty days (or any other  number of days  specified in the  prospectus  supplement) or more in the payment of any principal of or interest on a Note of that  series,  to the extent  specified in the prospectus supplement;

         o failure to perform any other  covenant of the  depositor or the trust fund in the indenture that continues for a period of sixty days (or any other number of days  specified  in the  prospectus  supplement  or the indenture)  after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

         o any  representation  or warranty  made by the  depositor or the trust fund in the indenture or in any certificate or other writing  delivered pursuant to the  indenture or in  connection  with the  indenture  with respect to or affecting that series having been incorrect in a material respect as of the time made,  and that breach is not cured within sixty days  (or  any  other  number  of  days  specified  in  the  prospectus supplement)  after notice of the breach is given in accordance with the procedures described in the prospectus supplement;

         o  specified   events  of  bankruptcy,   insolvency,   receivership  or
         liquidation of the trust fund; or

         o any other  event of default  provided  with  respect to Notes of that series.

         If an event of default  with  respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the  indenture,  either  the  indenture  trustee  or the  holders  of a majority  of the then total  outstanding  amount of the Notes of that series may declare  the  principal  amount  (or,  if the Notes of that  series are  Accrual
Securities,  that  portion of the  principal  amount as may be  specified in the terms of that  series,  as provided in the  indenture)  of all the Notes of that series to be due and  payable  immediately.  That  declaration  may,  under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

         If,  following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its  discretion,  notwithstanding  that  acceleration,  elect to maintain  possession of the collateral  securing the Notes of that series and to continue  to apply  distributions  on that  collateral  as if there  had been no declaration of acceleration if that collateral  continues to provide  sufficient funds for the payment of  principal  of and interest on the Notes of that series as they  would  have  become  due if there  had not been  that  declaration.  In addition,  the  indenture  trustee  may not  sell  or  otherwise  liquidate  the collateral  securing the Notes of a series following an event of default,  other than a default in the payment of any  principal  or interest on any Note of that series for thirty days or more, unless

                                      -94-

                  (1)      the   holders  of  100%  (or  any  other   percentage
                           specified  in  the   indenture)  of  the  then  total
                           outstanding  amount  of  the  Notes  of  that  series
                           consent to that sale;

                  (2)      the  proceeds  of  that  sale  or   liquidation   are
                           sufficient  to  pay  in  full  the  principal  of and
                           accrued interest,  due and unpaid, on the outstanding
                           Notes of that series at the date of that sale; or

                  (3)      the indenture trustee determines that that collateral
                           would not be  sufficient  on an ongoing basis to make
                           all  payments  on the Notes as those  payments  would
                           have  become  due if the Notes had not been  declared
                           due and payable,  and the indenture  trustee  obtains
                           the  consent of the  holders of 66 2/3% (or any other
                           percentage  specified in the  indenture)  of the then
                           total outstanding amount of the Notes of that series.

         If  so  specified  in  the  prospectus  supplement,   only  holders  of
particular  classes of Notes  will have the right to  declare  the Notes of that series to be immediately due and payable in the event of a payment  default,  as described above, and to exercise the remedies described above.

         If the indenture  trustee  liquidates the collateral in connection with an event of default  involving a default for thirty days (or any other number of days  specified  in the  indenture)  or more in the payment of  principal  of or interest on the Notes of a series,  the  indenture  provides  that the indenture trustee  will have a prior lien on the  proceeds of any  liquidation  for unpaid fees and expenses.  As a result,  upon the  occurrence of that event of default, the amount available for distribution to the securityholders  would be less than would otherwise be the case. However,  the indenture trustee may not institute a proceeding  for  the  enforcement  of  its  lien  except  in  connection  with a proceeding  for the  enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

         To the extent provided in the prospectus  supplement,  in the event the principal  of the Notes of a series is declared  due and  payable,  as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

         Subject to the  provisions of the  indenture  relating to the duties of the indenture  trustee,  in case an event of default  occurs and continues for a series of Notes,  the indenture  trustee will be under no obligation to exercise any of the rights or powers  under the  indenture at the request or direction of any of the  securityholders  of that series,  unless those  holders offer to the indenture  trustee  security or indemnity  satisfactory to it against the costs, expenses and  liabilities  that might be incurred by it in  complying  with that request or direction.  Subject to those provisions for  indemnification and some limitations  contained in the  indenture,  the holders of a majority of the then total  outstanding  amount  of the Notes of that  series  will have the right to direct the time,  method and place of conducting  any  proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series,  and the holders of a majority of the then total  outstanding  amount of the Notes of that series may,  in some  cases,  waive any  default  with  respect to the Notes,  except a default in the  payment of  principal  or  interest or a default in respect of a covenant or  provision  of the  indenture  that  cannot be modified  without the waiver or consent of all the  holders of the  outstanding  Notes of that  series affected.

                                      -95-

         DISCHARGE OF INDENTURE

         The  indenture  will be  discharged,  subject to the  provisions of the indenture,  for a series of Notes (except for continuing rights specified in the indenture)  upon the delivery to the indenture  trustee for  cancellation of all the Notes of that  series  or,  with some  limitations,  upon  deposit  with the indenture  trustee  of funds  sufficient  for the  payment in full of all of the
Notes of that series.

         With some  limitations,  the indenture  will provide that, if specified for the Notes of any series,  the related trust fund will be discharged from any and all  obligations  in  respect  of the  Notes  of  that  series  (except  for obligations  specified  in  the  indenture  including  obligations  relating  to temporary  Notes and exchange of Notes,  to register the transfer of or exchange
Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain  paying  agencies  and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or  obligations  guaranteed by the United States of America which through the payment of interest  and  principal in respect of the Notes in  accordance  with their terms will provide  money in an amount  sufficient to pay the principal of and each  installment  of interest  on the Notes of that series on the  maturity date  for  those  Notes  and any  installment  of  interest  on  those  Notes in accordance with the terms of the indenture and the Notes of that series.  In the event of any defeasance and discharge of Notes of that series,  holders of Notes of that  series  would be able to look only to that money  and/or  those  direct obligations for payment of principal and interest,  if any, on their Notes until maturity.

         Indenture Trustee's Annual Report

         The indenture trustee for each series of Notes will be required to mail each year to all  related  securityholders  a brief  report,  as provided in the indenture,  relating  to  its  eligibility  and  qualification  to  continue  as indenture trustee under the related indenture,  any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable  indenture  trustee in its individual  capacity, the property and funds physically held by the indenture  trustee in its capacity as  indenture  trustee and any action  taken by it that  materially  affects the
Notes and that has not been previously reported.

         THE INDENTURE TRUSTEE

         The  indenture  trustee for a series of Notes will be  specified in the prospectus  supplement.  The indenture  trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the  appropriate  party  designated  in the  indenture  will be  obligated to appoint a successor  trustee for that series.  The depositor or the  appropriate party designated in the indenture may also remove any indenture  trustee if that indenture  trustee  ceases to be eligible to continue as the  indenture  trustee under the related indenture,  if that indenture trustee becomes insolvent or for any  other  grounds  specified  in the  indenture.  In those  circumstances  the depositor or the appropriate party designated in the indenture will be obligated to  appoint  a  successor  trustee  for the  applicable  series  of  Notes.  Any resignation or removal of the indenture  trustee and  appointment of a successor trustee for any series of Notes does not become  effective  until  acceptance of the appointment by the successor trustee for that series.

         The bank or trust  company  serving  as  indenture  trustee  may have a banking relationship with the depositor or any of its affiliates,  a servicer or any of

                                      -96-

its affiliates or the master  servicer or any of its  affiliates.  To the extent consistent with its fiduciary  obligations as indenture  trustee,  the indenture trustee  may  delegate  its  duties  to one or more  agents as  provided  in the indenture and the Agreement.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

Credit support may be provided for one or more classes of a series of securities or for the related  Trust Fund  Assets.  Credit  support may be in the form of a limited  financial  guaranty  policy  issued by an entity  named in the  related prospectus  supplement,  the  subordination  of  one  or  more  classes  of  the securities of the series, the establishment of one or more reserve accounts, the use of a  cross-collateralization  feature, the use of a mortgage pool insurance policy, FHA insurance,  VA guarantee,  bankruptcy bond, special hazard insurance
policy,   surety  bond,  letter  of  credit,   guaranteed  investment  contract,
overcollateralization,  or other  method  of  credit  support  described  in the related  prospectus  supplement,  or any  combination  of  these  forms.  Unless otherwise  specified in the related prospectus  supplement,  credit support will not provide protection  against all risks of loss or guarantee  repayment of the entire principal balance of the securities and interest on them. If losses occur that exceed the amount  covered by credit support or that are not covered by the
credit  support,   securityholders  will  bear  their  allocable  share  of  any deficiencies.

SUBORDINATION

If specified in the related prospectus supplement,  the rights of holders of one or more classes of subordinated  securities will be subordinate to the rights of holders  of  one  or  more  classes  of  senior  securities  of  the  series  to distributions of scheduled  principal,  principal  prepayments,  interest or any combination of those  distributions  that  otherwise  would have been payable to holders of subordinated  securities  under the  circumstances  and to the extent specified  in the related  prospectus  supplement.  If  specified in the related prospectus  supplement,  holders of senior securities also may be protected by a reduction  in the  ownership  interest,  if  any,  of the  related  subordinated
securities  or  by  any  other  method  described  in  the  related   prospectus
supplement.

If specified in the related prospectus supplement, delays in receiving scheduled payments on the loans and losses on  defaulted  loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior  securities,  in each case under the  circumstances and subject to the limitations  specified  in the  related  prospectus  supplement.  The  aggregate distributions  of  delinquent  payments  on the  loans  over  the  lives  of the securities or at any time, the aggregate  losses on defaulted loans that must be borne by the subordinated securities by virtue of subordination,  and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior  securityholders  on any distribution  date may be limited as specified in the related prospectus  supplement.  If aggregate distributions  of  delinquent  payments on the loans or aggregate  losses on the loans were to exceed the amount specified in the related prospectus  supplement, holders of senior securities would experience losses on their securities.

In  addition  to or instead  of the  subordination  methods  listed  above,  the prospectus  supplement  for a series  may  provide  that all or a portion of the distributions  otherwise  payable to holders of  subordinated  securities on any distribution  date will  instead  either be  deposited  into one or more reserve accounts  established with the trustee,  or distributed to the holders of senior securities.  As specified in the related prospectus supplement,  deposits into a reserve  account may be made on each

                                      -97-

distribution  date, or for specified  time periods,  or until the balance in the reserve  account has reached a specified  amount and  thereafter,  to the extent necessary to maintain the balance in the reserve  account at any required level.
Amounts on deposit in the  reserve  account  for a series may be released to the
holders  of  certain   classes  of   securities  at  the  times  and  under  the
circumstances specified in the related prospectus supplement.

If specified in the related  prospectus  supplement,  various  classes of senior securities  and  subordinated  securities may themselves be subordinate in their
right  to  receive  certain   distributions  to  other  classes  of  senior  and
subordinated  securities,   respectively,   through  a   cross-collateralization
mechanism or otherwise.

As between  classes of senior  securities and as between classes of subordinated securities,  distributions  may be allocated  among such classes in the order of their  scheduled  final  distribution  dates,  in accordance  with a schedule or formula, in relation to the occurrence of events, or otherwise,  in each case as
specified  in  the  related  prospectus   supplement.   As  between  classes  of
subordinated securities,  payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

With respect to any series with classes of senior and  subordinated  securities, the terms and priorities of the  subordination  may vary from those described in the preceding  paragraphs.  Any such  variation will be described in the related prospectus supplement.

LETTER OF CREDIT

Any  letter of credit for a series of  securities  will be issued by the bank or financial  institution  specified  in the  related  prospectus  supplement.  The specified bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed  payments under the letter of credit,  equal to a specified  percentage of the aggregate  principal balance of:

         o   the loans on the related cut-off date, or

         o   one or more classes of securities.

If  specified  in the related  prospectus  supplement,  the letter of credit may permit  drawings  in the event of losses not  covered by  insurance  policies or other credit support, such as losses arising from damage not covered by standard hazard  insurance  policies,  losses resulting from the bankruptcy of a borrower and the  application  of certain  provisions of the  Bankruptcy  Code, or losses resulting  from  denial  of  insurance  coverage  due to  misrepresentations  in connection with the origination of a loan. The amount available under the letter of credit  will be  reduced  by the amount of  unreimbursed  payments  under the letter of credit. The obligations of the bank issuing a letter of credit for any series of  securities  will expire at the earlier of the date  specified  in the related  prospectus  supplement  or the  termination  of  the  trust  fund.  See
"Description of the  Agreements-Termination." A copy of any letter of credit for a series  will be filed with the SEC as an  exhibit to a Current  Report on Form
8-K to be filed within 15 days of issuance of the securities of that series.

                                      -98-

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

If  specified  in  the  prospectus   supplement  for  a  series  of  securities,
deficiencies  in  amounts  otherwise  payable  on the  securities  or on certain classes of them will be covered by insurance  policies or surety bonds  provided by one or more  insurance  companies or sureties.  These  instruments  may cover timely  distributions  of interest or full  distributions  of principal or both, based on a schedule of principal  distributions  specified or  determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus  supplement,  a trust fund may also include bankruptcy bonds, special hazard insurance policies,  other insurance or guaranties for the purpose of:

         o   maintaining  timely  payments or  providing  additional  protection against losses on the assets included in the trust fund,

         o   paying administrative expenses, or

         o   establishing  a minimum  reinvestment  rate on the payments made on the assets or a principal payment rate on the assets.

These  arrangements  may  include  agreements  under which  securityholders  are entitled to receive amounts deposited in various accounts held by the trustee on the terms  specified in the prospectus  supplement.  If specified in the related prospectus supplement,  a copy of any such instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of that series.

OVER-COLLATERALIZATION

If provided in the prospectus supplement for a series, a portion of the interest payment on each loan may be applied as an additional  distribution in respect of principal to reduce the  principal  balance of a particular  class or classes of securities and, thus, accelerate the rate of principal payments on the specified class or classes.  Reducing the principal  balance of the  securities  without a corresponding  reduction in the principal  balance of the underlying  loans will
result   in   over-collateralization    and   additional   protection   to   the
securityholders  as  specified  in  the  related  prospectus  supplement.  If so specified in the related prospectus supplement,  overcollateralization  may also be provided  for on the date of issuance of  securities  by the  issuance of all classes of securities in an initial aggregate principal amount that is less than the  aggregate  principal  amount of the Trust Fund Assets in the related  trust fund.

         If  provided  in the  prospectus  supplement  for a  series,  during  a revolving period designated therein,  the portion of interest payments collected on Revolving Credit Line Loans may be applied to purchase  additional  Revolving
Credit Line Loans so that the level of overcollateralization  represented by the amount by which the outstanding  principal balances of the Revolving Credit Line
Loans  exceed the  outstanding  principal  balances  of the  securities  will be maintained at a level specified in the prospectus supplement.

RESERVE ACCOUNTS

If specified in the related prospectus  supplement,  credit support for a series of  securities  will be provided  by one or more  reserve  accounts  held by the trustee,  in  trust,  for the  series  of  securities.  The

                                      -99-

related prospectus supplement will specify whether or not a reserve account will be included in the trust fund for a series.

The reserve account for a series will be funded by:

         o   a  deposit  of  cash,  U.S.  Treasury   securities  or  instruments
             evidencing  ownership  of  principal  or interest  payments on U.S.
             Treasury securities,  letters of credit, demand notes, certificates of  deposit,  or a  combination  of  those  types  of  funds  in an aggregate amount specified in the related prospectus supplement,

         o   a deposit  from time to time of amounts  specified  in the  related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled, or

         o   any other manner specified in the related prospectus supplement.

Any  amounts on deposit in the  reserve  account  and the  proceeds of any other instrument  deposited  in it  upon  maturity  will  be  held  in cash or will be invested in permitted  investments.  The  applicable  prospectus  supplement may specify a different  definition  of permitted  investments,  but if it does not, then  permitted  investments  will include  obligations of the United States and specified  agencies of the United  States,  certificates  of deposit,  specified commercial  paper,  time  deposits  and  bankers  acceptances  sold by  eligible
commercial  banks  and  specified   repurchase   agreements  for  United  States
government  securities with eligible  commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited  instrument will name the trustee,  in its capacity as trustee for the holders of the  securities,  as beneficiary  and will be issued by an entity acceptable  to each  rating  agency  that rates the  securities  of the  related series.  Additional  information about the instruments  deposited in the reserve accounts will be specified in the related prospectus supplement.

Any amounts and payments on instruments  deposited in a reserve  account will be available  for  withdrawal  from that reserve  account for  distribution  to the securityholders  for the purposes,  in the manner and at the times  specified in the related prospectus supplement.

POOL INSURANCE POLICIES

If specified in the related  prospectus  supplement,  a separate pool  insurance policy  will be  obtained  for the pool and issued by the  insurer  named in the prospectus  supplement.  Each pool  insurance  policy  will,  subject  to policy limitations,  cover  losses  caused by defaults in payment on loans in the pool.
The  insurance  will be in an  amount  equal to a  specified  percentage  of the aggregate  principal  balance (as of the cut-off date) of the loans that are not covered as to their entire  outstanding  principal  balances by primary mortgage guaranty insurance policies. As described in the related prospectus  supplement, the servicer will present claims under the insurance  policy to the pool insurer on behalf of itself,  the trustee and the  securityholders.  The pool  insurance policies  are not blanket  policies  against  loss,  because  claims under those policies  may be  made  only  for  particular  defaulted  loans  and  only  upon satisfaction of conditions  precedent in the policy.  The applicable  prospectus supplement  may specify that pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage guaranty  insurance policy, but if it does not, the pool insurance  policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage guaranty insurance policy.

                                     -100-

The  original  amount of  coverage  under  each pool  insurance  policy  will be maintained to the extent provided in the related  prospectus  supplement and may be reduced  over the life of the  related  securities  by the  aggregate  dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of servicer expenses and accrued  interest,  but if it does not,  then the  amount  of  claims  paid will include certain expenses incurred by the servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly,  if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage  under that pool  insurance  policy will be  exhausted  and any further losses will be borne by the securityholders.

FINANCIAL INSTRUMENTS

If specified in the related  prospectus  supplement,  the trust fund may include one or more swap  arrangements or other financial  instruments that are intended to meet the following goals:

         o   to convert  the  payments on some or all of the loans from fixed to floating  payments,  or from  floating to fixed,  or from  floating based on a particular index to floating based on another index;

         o   to  provide  payments  in the event that any index  rises  above or falls below specified levels; or

         o   to provide protection against interest rate changes,  certain types
             of  losses,   including   reduced  market  value,  or  the  payment
             shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration  requirements of the Securities
Act of 1933, as amended.

DEPOSIT AGREEMENTS

         If specified in a prospectus  supplement,  the  depositor or the seller and the trustee for a series of securities  will enter into a deposit  agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities.  Pursuant to the deposit agreement,  all or a portion of the amounts held in the collection  account,  the distribution  account or in any reserve fund would be invested with the entity  specified in the  prospectus supplement.  The purpose of a deposit agreement would be to accumulate available cash for  investment  so that the cash,  together  with income  thereon,  can be applied  to future  distributions  on one or more  classes  of  securities.  The trustee  would be entitled to withdraw  amounts  invested  pursuant to a deposit agreement,  plus interest at a rate equal to the assumed  reinvestment  rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series  of  securities  pursuant  to which a  deposit  agreement  is used will contain a description of the terms of such deposit agreement.

CROSS-COLLATERALIZATION

If specified in the related prospectus  supplement,  the beneficial ownership of separate  groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a  cross-collateralization  feature requiring that

                                     -101-

distributions be made on securities  evidencing a beneficial  ownership interest in, or secured  by,  other  asset  groups  within  the same  trust  fund  before distributions  are  made on  subordinated  securities  evidencing  a  beneficial ownership  interest  in, or secured by, one or more other  asset  groups in that trust fund. Cross-collateralization may be provided by:

         o   allocating  specified excess amounts generated by one or more asset groups to one or more other asset groups in the same trust fund, or

         o   allocating  losses with  respect to one or more asset groups to one or more other asset groups in the same trust fund.

As described in more detail in the related prospectus  supplement,  these losses or excess  amounts,  as the case may be, will be  allocated  to the  outstanding class or classes of  subordinated  securities  of the related  series having the lowest rating assigned by any rating agency or the lowest payment priority.  The prospectus  supplement  for a series  that  includes  a  cross-collateralization
feature   will   describe   the  manner  and   conditions   for   applying   the
cross-collateralization feature.

         If  specified  in  the  related  prospectus  supplement,  the  coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit  support  relates and the manner of determining the amount of coverage  provided by it and of the application of the coverage to the identified trust funds.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

The following  discussion  contains  general  summaries of certain legal matters relating to the loans.  Because  the legal  aspects are  governed  primarily  by applicable state laws, which may differ  substantially  from state to state, the summaries are not complete, nor do they reflect the laws of any particular state or  encompass  the laws of all  states  in which the  security  for the loans is situated.

GENERAL

The loans will be secured by deeds of trust, mortgages,  security deeds or deeds to secure debt,  depending on the prevailing  practice in the state in which the property subject to the loan is located. In California,  deeds of trust are used almost exclusively instead of mortgages.

         o   A mortgage creates a lien upon the real property  encumbered by the mortgage. A mortgage lien generally does not have priority over the lien  for real  estate  taxes  and  assessments.  Priority  between mortgages  depends on their  terms and  generally,  on the order of recording with a state or county office. There are two parties to a mortgage:  the  mortgagor,  who is the  borrower  and  owner of the property, and the mortgagee,  who is the lender. Under the mortgage instrument,  the mortgagor delivers a note or bond and the mortgage to the mortgagee.

         o   A deed of trust is similar to a mortgage, but it has three parties:
             the  borrower/property  owner  called  the  trustor  (similar  to a
             mortgagor),   a  lender   (similar  to  a  mortgagee)   called  the
             beneficiary,  and a third-party grantee called the trustee. Under a deed of trust,  the borrower  grants the property to the trustee to secure payment of the

                                     -102-

             obligation. The borrower grants the property irrevocably, in trust, until the debt is paid, generally with a power of sale.

         o   A  security  deed and a deed to secure  debt are  special  types of deeds which  indicate on their face that they are granted to secure an underlying  debt. By executing a security deed or deed to secure debt,  the  grantor  conveys  title to the  grantee,  as opposed to merely  creating a lien on the property,  until the underlying debt is repaid.

The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the  grantee's  authority  under a security  deed or deed to secure debt are  governed  by law and,  with  respect  to some  deeds of trust,  by the directions of the beneficiary.

In this prospectus, we generally use the term "mortgage" to generically describe real-estate security  instruments,  however, if certain information relates to a particular security instrument, we will refer to that security instrument.

COOPERATIVES.  Certain of the loans may be cooperative loans. In the cooperative form of ownership,  the  cooperative  owns all the real property  comprising the project,  including the land,  separate dwelling units and all common areas. The cooperative is directly  responsible for project  management and, in most cases, for payment of real estate taxes and hazard and liability insurance. If there is a  blanket  mortgage  on the  cooperative  or  underlying  land or  both,  as is generally the case, the cooperative,  as project mortgagor,  is also responsible for meeting these mortgage  obligations.  The  cooperative  ordinarily  incurs a blanket  mortgage  in  connection  with  the  construction  or  purchase  of the
cooperative's   apartment  building.   The  interest  of  an  occupant  under  a
proprietary lease or occupancy  agreement to which the cooperative is a party is generally  subordinate to the interest of the holder of the blanket  mortgage in that building.  If the cooperative cannot meet its payment obligations under the blanket mortgage, the mortgagee holding the blanket mortgage could foreclose and terminate  all  subordinate  proprietary  leases and  occupancy  agreements.  In addition,  the blanket  mortgage on a cooperative  may not fully  amortize,  but instead  provide for a  significant  portion of principal due in one lump sum at final maturity. If the cooperative is unable to refinance this mortgage and thus cannot make its final payment,  the mortgagee could foreclose.  A foreclosure in either of those situations  could eliminate or significantly  diminish the value of any  collateral  held by a lender that  financed the purchase of  cooperative shares  by an  individual  tenant-stockholder  or,  in the case of a trust  fund including cooperative loans, the value of the collateral securing those loans.

A cooperative is owned by  tenant-stockholders.  By virtue of their ownership of
stock,   shares   or   membership   certificates   in   the   corporation,   the
tenant-stockholders   receive   proprietary   leases  or  occupancy   agreements
conferring  exclusive  rights to occupy  specific  units.  A  tenant-stockholder generally  must make  monthly  payments to the  cooperative,  consisting  of the tenant-stockholder's pro rata share of the cooperative's payments on the blanket mortgage,  real  property  taxes,  maintenance  expenses  and other  capital  or ordinary  expenses.  An  ownership  interest  in a  cooperative  and the  rights accompanying  that ownership  interest are financed by a cooperative  share loan evidenced  by a  promissory  note and  secured  by a  security  interest  in the occupancy  agreement or proprietary lease and in the related cooperative shares.
The lender takes  possession of the share  certificate  and a counterpart of the proprietary  lease or  occupancy  agreement.  To  perfect  its  interest  in the collateral,  the lender files a financing  statement  covering  the  proprietary lease or occupancy agreement and the cooperative shares in the appropriate state
and  local  offices.   Subject  to  the  limitations   discussed   below,  if  a
tenant-stockholder,  defaults, the lender may sue for judgment on the promissory note,

                                     -103-

dispose of the  collateral  at a public or  private  sale or  otherwise  proceed against the collateral or the  tenant-stockholder as an individual,  as provided in the applicable security agreement.

FORECLOSURE AND REPOSSESSION

DEED  OF  TRUST.  A  deed  of  trust  generally  is  foreclosed  by  means  of a non-judicial  sale. A provision of the deed of trust  authorizes  the trustee to sell the property at public auction if the borrower defaults. In certain states, foreclosure  also may be accomplished by judicial action in the same manner as a mortgage  foreclosure.  In some  states,  such as  California,  the trustee must record a notice of default and send a copy to the  borrower-trustor,  and to any person who has recorded a request for a copy of any notice of default and notice of sale.  In addition,  in some states,  the trustee must provide  notice to any other individual having an interest of record in the property,  including junior lien holders.  If the deed of trust is not reinstated within any applicable cure period,  a notice of sale must be posted in a public  place and in most  states, including  California,  published  for a specific  period of time in one or more newspapers.  In  addition,  a copy of the  notice  of sale must be posted on the property and sent to all parties  having an interest of record in the  property.
In  California,  the entire  process,  from  recording  the notice of default to completing the non-judicial sale, usually takes four to five months.

In some  states,  including  California,  the  borrower-trustor  has a right  to reinstate the loan at any time after default until shortly  before the trustee's sale. In general,  the borrower or any other person with a junior encumbrance on the real estate, may cure the default during the reinstatement  period by paying the entire  amount in arrears plus the costs and expenses  incurred in enforcing the obligation.  Certain state laws limit the amount of foreclosure expenses and costs, including attorney's fees, that a lender can recover.

MORTGAGES. A mortgage generally is foreclosed by means of a judicial proceeding.
The  foreclosure  action is initiated by serving legal  pleadings on all parties having an  interest in the real  property.  Difficulties  in locating  necessary
parties  can  delay  the  proceedings.   Judicial  foreclosure  proceedings  are
frequently  uncontested  by any of the parties.  When the  mortgagee's  right to foreclosure is contested,  however,  legal  resolution of the issues can be time consuming.  Upon  completion  of a judicial  foreclosure  proceeding,  the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct a sale of the property. In general, the borrower or any other person with a junior encumbrance on the real estate, may cure the default during a reinstatement period by paying the entire amount in arrears plus the costs and expenses  incurred in enforcing  the  obligation.  Certain  state laws limit the amount of foreclosure  expenses and costs,  including  attorney's  fees,  that a lender can recover.  If the default is not cured when the  reinstatement  period expires, the borrower or junior lienholder loses the right to reinstate the loan and must pay the loan in full to prevent a foreclosure  sale. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and in most states,  published  for a specific  period of time in one or more newspapers. In addition, a copy of the notice of sale must be posted on the  property  and sent to all  parties  having an  interest of record in the property.

Although  foreclosure sales are typically public sales, there are often no third party bids in excess of the lender's lien.  Several factors account for the lack of higher bids,  including  the  difficulty of  determining  the exact status of title  to the  property,  possible  deterioration  of the  property  during  the foreclosure  proceedings  and a  requirement  that  the  purchaser  pay  for the property  in cash or by  cashier's  check.  Thus the  foreclosing  lender  often purchases  the  property  from the trustee or referee for an amount equal to the outstanding  principal  amount of the loan,  accrued and unpaid interest and the expenses  of  foreclosure.  The lender then  assumes  the burdens of  ownership, including  obtaining

                                     -104-

hazard  insurance  and making  repairs at its own  expense  that will render the property  suitable for sale.  The lender will commonly  obtain the services of a real estate broker and pay the broker's  commission in connection  with the sale of the property.  Depending on market  conditions,  the ultimate proceeds of the sale may not equal the lender's investment in the property.

Courts have applied  general  equitable  principles to foreclosure  proceedings, which  are  intended  to  mitigate  the legal  consequences  of  default  to the borrower.  Some courts have  considered  whether the due process  provisions  of federal or state  constitutions  require  that  borrowers  under  deeds of trust receive more notice than the  applicable  state statute  provides.  For the most part,  courts have upheld the statutory notice provisions as being reasonable or have  found  that a  trustee's  sale  under a deed of  trust  does  not  involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary  under a junior mortgage or deed of trust cures the default and  reinstates  or redeems by paying the full amount of the senior  mortgage or deed  of  trust,  the  amount  paid  by the  beneficiary  becomes  a part of the indebtedness  secured  by the junior  mortgage  or deed of trust.  See  "-Junior
Mortgages; Rights of Senior Mortgagees" below.

COOPERATIVE  LOANS.  The cooperative  shares owned by a  tenant-stockholder  and pledged to the lender are almost  always  subject to  restrictions  on  transfer specified in the cooperative's  certificate of incorporation and bylaws, as well as in the proprietary lease or occupancy agreement, The cooperative may cancel a tenant-stockholder's shares if the tenant-stockholder fails to pay rent or other obligations or charges owed,  including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder.  The proprietary lease or occupancy  agreement generally permits the cooperative to terminate the lease or agreement if the obligor fails to make payments,  or defaults in the performance of covenants  required under the lease or agreement.  Typically,  the lender and the cooperative enter into a recognition  agreement  establishing the rights and
obligations  of  both  parties  if  the   tenant-stockholder   defaults  on  its
obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder  under the  proprietary  lease or  occupancy  agreement  will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The  recognition  agreement  generally  provides that if the  tenant-stockholder defaults under the  proprietary  lease or occupancy  agreement,  the cooperative will not seek to terminate  the lease or  agreement  until the lender has had an opportunity to cure the default.  The recognition  agreement  typically provides that  if the  proprietary  lease  or  occupancy  agreement  is  terminated,  the cooperative  will recognize the lender's lien against  proceeds from the sale of the cooperative apartment,  subject to the cooperative's right to any amount due under  the  proprietary  lease  or  occupancy  agreement.  The  amount  that the tenant-stockholder owes the cooperative could reduce the value of the collateral below the outstanding  principal balance of the cooperative loan and accrued and unpaid interest on the loan. The lender  generally  cannot restrict and does not monitor how much the tenant-stockholder owes the cooperative.

Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the  cooperative,  as required by  the  proprietary  lease,  before  transferring  the  cooperative  shares  or assigning  the  proprietary  lease.  Generally,  any  right  of  the  lender  to dispossess the tenant-stockholder is not limited.

In some states,  foreclosure on cooperative  shares is accomplished by a sale in accordance  with  Article 9 of the Uniform  Commercial  Code (the "UCC") and the
security agreement relating to those

                                     -105-

shares.  Article  9  of  the  UCC  requires  that  a  sale  be  conducted  in  a
"commercially  reasonable" manner. Whether a foreclosure sale has been conducted in a  "commercially  reasonable"  manner  depends on the facts of each case.  In determining commercial reasonableness, a court will look to the notice given the debtor  and the  method,  manner,  time,  place  and  terms of the  foreclosure.
Generally, a sale will be considered commercially reasonable if it was conducted according to the usual practice of banks selling similar collateral.

Article 9 of the UCC  provides  that the  proceeds  of the sale will be  applied first  to pay the  costs  and  expenses  of the sale  and  then to  satisfy  the
indebtedness  secured  by  the  lender's  security  interest.   The  recognition
agreement,  however, generally provides that the lender's right to reimbursement is  subject  to the  cooperative's  right  to  receive  amounts  due  under  the proprietary  lease or occupancy  agreement.  If any proceeds remain,  the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion
of  the  indebtedness  remains  unpaid,  the   tenant-stockholder  is  generally
responsible  for the  deficiency.  See  "Anti-Deficiency  Legislation  and Other
Limitations on Lenders" below.

If the foreclosure involves a building that was converted from a rental building to a building owned by a cooperative under a non-eviction  plan, some state laws provide that a purchaser at a foreclosure sale takes the property subject to any rent  control  and rent  stabilization  laws  applying  to certain  tenants  who remained in the building when it was converted to cooperative ownership, but did not buy shares in the cooperative.

ENVIRONMENTAL RISKS

Real  property  pledged to a lender may be subject to  unforeseen  environmental risks. Under certain state laws,  contamination of a property may give rise to a lien on the property to assure the payment of clean-up costs. In several states, that lien has priority over an existing mortgage. In addition, under the federal
Comprehensive  Environmental  Response,  Compensation  and Liability Act of 1980
("CERCLA"),  the EPA may impose a lien on property  with respect to which it has incurred clean-up costs. A CERCLA lien, however, is subordinate to pre-existing, perfected security interests.

CERCLA  imposes  liability  for the costs of  addressing  releases or threatened releases  of  hazardous  substances  at a property  on any and all  "responsible parties," including owners or operators.  Under CERCLA and certain state laws, a secured  lender  may  be  liable  as an  "owner"  or  "operator,"  even  if  the environmental  damage  or  threat  was  caused  by a prior or  current  owner or operator.  CERCLA  excludes from the definition of "owner or operator" a secured creditor  that holds  indicia of  ownership  primarily  to protect its  security interest  without  "participating  in  the  management"  of the  property.  If a lender's activities encroach on the actual management of a contaminated facility or property, however, that lender may be considered an "owner or operator" under
CERCLA.  Similarly,  if a lender  forecloses  and takes title to a  contaminated facility  or  property,  the  lender  may  incur  CERCLA  liability  in  various circumstances, including when it holds the facility or property as an investment
(including  leasing the  facility or  property  to a third  party),  or fails to market the property in a timely fashion.

Whether  actions  taken  by a  lender  would  constitute  participation  in  the management  of a property,  or the  business of a borrower,  so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language.  Judicial  interpretations of the CERCLA secured creditor exclusion have been  inconsistent.  In United States
v. Fleet  Factors  Corp  (1990),  the  United  States  Court of Appeals  for the
Eleventh  Circuit  suggested  that the mere

                                     -106-

capacity of a lender to influence a borrower's  decisions  regarding disposal of hazardous  substances  was  sufficient  participation  in the  management of the borrower's  business to deny the protection of the secured creditor exclusion to the lender,  regardless of whether the lender actually  exercised any influence.
Other courts,  however, did not follow the narrow  interpretation of the secured creditor exclusion adopted by the Eleventh Circuit.

Congress  attempted to resolve the meaning of the secured creditor  exclusion by
enacting  the  Asset  Conservation,   Lender  Liability  and  Deposit  Insurance
Protection Act of 1996 (the "ASSET  CONSERVATION  ACT"). The Asset  Conservation
Act provides that a lender actually must participate in the operational  affairs of the  property  or the  borrower  to be  deemed  to have  participated  in the
management  of  a  secured   property.   Under  the  Asset   Conservation   Act,
participation  in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations.  Rather, a lender  loses the  protection  of the secured  creditor  exclusion  only if it exercises  decision-making control over the borrower's  environmental compliance and hazardous substance handling and disposal  practices,  or assumes day-to-day management of all operational functions of the secured property.

If a lender  is or  becomes  liable,  it can bring an  action  for  contribution against any other "responsible parties," including a previous owner or operator, that created the environmental  hazard,  but those other persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup can be substantial.  Costs arising from those circumstances could result in a loss to Securityholders.

CERCLA does not apply to petroleum products,  and the secured creditor exclusion does not govern  liability  for  cleanup  costs  under  federal  laws other than
CERCLA,  in  particular  Subtitle I of the  federal  Resource  Conservation  and
Recovery Act  ("RCRA"),  which  regulates  underground  petroleum  storage tanks
(except  heating oil tanks).  The EPA has  adopted a lender  liability  rule for underground  storage tanks under Subtitle I of RCRA. Under that rule, the holder of a  security  interest  in an  underground  storage  tank or in real  property containing  an  underground  storage tank is not  considered  an operator of the underground  storage  tank as long as  petroleum  is not added to,  stored in or dispensed  from the  tank.  Moreover,  under  the Asset  Conservation  Act,  the protections accorded to lenders under CERCLA are also accorded to the holders of security  interests in underground  storage tanks. It should be noted,  however, that liability for cleanup of petroleum  contamination  may be governed by state law, which may not provide any specific protection for secured creditors.

Unless the applicable prospectus supplement provides otherwise, no environmental assessment  (or a very limited  environmental  assessment) of the properties was conducted when the loans were originated.

RIGHTS OF REDEMPTION

In some states,  after a mortgage  foreclosure  or a sale under a deed of trust, the borrower and certain foreclosed junior lienors have a statutorily-prescribed period in which to redeem the property  from the  foreclosure  sale.  In certain other states,  including  California,  the right of  redemption  applies only to
sales  following  judicial   foreclosure,   and  not  to  sales  pursuant  to  a
non-judicial  power of sale.  In most states  where the right of  redemption  is available, the property can be redeemed upon payment of the foreclosure purchase price,  accrued  interest and taxes.  In some states,  the right to redeem is an equitable right. The right of redemption diminishes the lender's ability to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or

                                     -107-

of any  purchaser  from  the  lender  after a sale  under a deed of  trust  or a judicial foreclosure. Consequently, the practical effect of the redemption right is to force the lender to retain the  property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

Certain state laws limit the remedies of a beneficiary  under a deed of trust or of a mortgagee under a mortgage.  Some states,  including California,  limit the beneficiary's or mortgagee's  right to obtain a deficiency  judgment against the borrower  following a foreclosure  or a sale under a deed of trust. A deficiency judgment is a personal  judgment against the borrower equal in most cases to the difference  between the amount due the lender and the fair  market  value of the property  at the time of the  foreclosure  sale.  In certain  states,  including
California,  if a lender  simultaneously  originates  a loan secured by a senior lien and a loan secured by a junior lien on the same  property,  the lender,  as holder of the junior lien, may be precluded from obtaining a deficiency judgment with  respect to the excess of the  aggregate  amount owed under both loans over the proceeds of any sale of the property. As a result of these prohibitions,  it is  anticipated  that in most cases the master  servicer will use a non-judicial foreclosure  remedy and will not seek deficiency  judgments  against  defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by  foreclosure,  and in that way try to satisfy the full debt before bringing a personal action against the borrower.
In other states, the lender has the option of bringing a personal action against the borrower  without first exhausting the security.  However,  in some of those states, the lender may be considered to have elected a remedy following judgment on a personal  action,  and therefore  may be precluded  from  exercising  other remedies  with respect to the  security.  In those  circumstances,  lenders will usually  proceed  against the security before bringing a personal action against the borrower.

Some states provide  exceptions to the  anti-deficiency  statutes in cases where the borrower's acts or omissions,  such as waste of the property,  have impaired the value of the  lender's  security.  Finally,  some state  statutes  limit the amount of any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. These statutes prevent the beneficiary or mortgagee from obtaining a large deficiency  judgment as a result of low bides (or no bids) at the foreclosure sale.

Article 9 of the UCC usually governs  foreclosure on cooperative  shares and the related proprietary lease or occupancy  agreement.  Some courts have interpreted section  9-504 of the UCC to prohibit a  deficiency  award  unless the  creditor proves that the sale of the collateral (in this case, the cooperative shares and the  related  proprietary  lease or  occupancy  agreement)  was  conducted  in a commercially reasonable manner.

In addition to anti-deficiency and related legislation,  other federal and state statutes,  including the federal  bankruptcy  laws,  the federal  Servicemembers
Civil  Relief Act and state laws  affording  relief to  debtors,  may affect the ability  of the  secured  mortgage  lender to  realize  upon its  security.  For example,  in a proceeding  under the federal  Bankruptcy  Code, a lender may not foreclose on a property  without the permission of the bankruptcy  court. And in certain  instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the loan repayment schedule for under-collateralized  loans.  The effect of these types of proceedings can be to

                                     -108-

cause delays in receiving  payments on the loans underlying  securities and even to reduce the aggregate amount of payments on the loans underlying securities.

Under the federal tax laws,  certain tax liens have  priority over the lien of a mortgage or a secured party.  Several federal and state consumer protection laws impose  substantive  requirements  upon mortgage  lenders in connection with the origination,  servicing and enforcement of loans. These laws include the federal
Truth-in  Lending  Act,  Real Estate  Settlement  Procedures  Act,  Equal Credit
Opportunity  Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations.  These laws impose specific  statutory  liabilities on lenders who fail to comply with their  provisions.  In some cases, the liability may extend to assignees of the loans or contracts.

DUE-ON-SALE CLAUSES

Each  conventional  mortgage  loan  usually will  contain a  due-on-sale  clause providing  that if the  mortgagor  or obligor  sells,  transfers  or conveys the property, the mortgagee or secured party may accelerate the loan or contract. In recent years,  courts and legislatures in many states restricted lenders' rights to enforce those clauses.  For example,  in 1978,  the California  Supreme Court held that due-on-sale clauses were generally unenforceable. However, the Garn-St
Germain Depository Institutions Act of 1982 (the "GARN-ST GERMAIN ACT"), subject to specified exceptions,  preempts state constitutional,  statutory and case law prohibiting the  enforcement of due-on-sale  clauses.  As a result,  due-on-sale clauses are  generally  enforceable  except in those states  whose  legislatures elected to regulate the  enforceability  of due-on-sale  clauses with respect to loans that were:

         o   originated or assumed during the "window  period" under the Garn-St
             Germain Act (which ended no later than October 15, 1982), and

         o   originated by lenders other than national  banks,  federal  savings institutions and federal credit unions.

FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan,
Minnesota,  New Mexico and Utah) have enacted statutes extending the prohibition on  enforcement  of  due-on-sale  clauses with respect to certain  categories of window period loans.

The Garn-St Germain Act  "encourages"  lenders to permit  assumption of loans at the original  interest rate or at another rate which is less than the average of the original rate and the market rate. As to loans secured by an  owner-occupied residence,  the  Garn-St  Germain  Act  specifies  nine  situations  in  which a mortgagee  may not enforce a  due-on-sale  clause even if the  property has been transferred.  The  inability to enforce a  due-on-sale  clause may result in the property being  transferred to an  uncreditworthy  person.  This, in turn, could increase  the  likelihood  of  default  or could  result  in a new home  buyer's assuming a mortgage with an interest rate below the current market rate.  Either of those  events  could  affect the average  life of the loans and the number of loans remaining outstanding to maturity.

In  addition,  under  federal  bankruptcy  law,  due-on-sale  clauses may not be enforceable in bankruptcy proceedings and may, under certain  circumstances,  be eliminated from any modified mortgage resulting from the bankruptcy proceeding.

                                     -109-

PREPAYMENT CHARGES AND LATE PAYMENT FEES

Notes,  mortgages  and deeds of trust may impose late  charges on  borrowers  if payments are not timely made,  and in some cases may impose  prepayment  fees or penalties  if the loan is paid  before  maturity.  Certain  states may limit the amount  of late  charges  or  prepayment  charges.  Under  certain  state  laws, prepayment  charges may not be imposed after a certain  period of time following the origination of loans for owner-occupied residential properties. Because many of the properties  will be  owner-occupied,  it is anticipated  that  prepayment charges will not be imposed on many of the loans. The lack of prepayment charges with  respect  to fixed  rate  loans  with high  Loan  Rates  may  increase  the likelihood of refinancing or other early retirement of those loans or contracts.
Late  charges  and  prepayment  fees are  typically  retained  by  servicers  as additional servicing compensation.

APPLICABILITY OF USURY LAWS

Title V of the Depository Institutions  Deregulation and Monetary Control Act of
1980,  enacted in March 1980 ("TITLE V") provides  that state usury  limitations shall not apply to  certain  types of  residential  first  loans  originated  by certain  lenders  after March 31,  1980.  The Office of Thrift  Supervision,  as
successor to the Federal Home Loan Bank Board,  is authorized to issue rules and regulations and to publish interpretations  governing implementation of Title V.
The statute  authorized the states to reimpose interest rate limits by adopting, before  April 1, 1983, a law or  constitutional  provision  expressly  rejecting application  of the federal  law. In  addition,  even if a state does not reject
Title V, it may adopt a provision  limiting  discount points or other charges on loans covered by Title V. Certain states have reimposed  interest rate limits or limited discount points or other charges, or both.

HOME IMPROVEMENT CONTRACTS

GENERAL.  Some home  improvement  contracts may, in addition to being secured by mortgages on real estate,  also be secured by purchase money security  interests in the home  improvements  financed by those  contracts.  These home improvement contracts  are  referred  to in this  section  as  "CONTRACTS").  The  contracts generally are "chattel  paper" or "purchase money security  interests,"  each as defined  in the  UCC.  Under  the  UCC,  the sale of  chattel  paper is  treated similarly  to  perfection  of a security  interest in chattel  paper.  Under the related  agreement,  the  depositor  will  transfer  physical  possession of the contracts to the trustee or a designated custodian,  or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will file a UCC-1  financing  statement  in the  appropriate  states to give notice of the trust fund's ownership of the contracts and for other reasons.  In general,  the contracts  will not be stamped or otherwise  marked to reflect their  assignment from the depositor to the trustee.  Therefore,  if through negligence,  fraud or otherwise,  a  subsequent  purchaser  were to take  physical  possession  of the contracts  without notice of the  assignment,  the trust fund's  interest in the contracts could be defeated.

SECURITY INTERESTS IN HOME  IMPROVEMENTS.  The contracts that are secured by the home  improvements  financed  thereby grant to the  originator of the contract a purchase money security  interest in the home  improvements  that secures all or part of the  purchase  price of  those  improvements  and  related  services.  A financing  statement generally is not required to be filed to perfect a purchase money  security  interest in  consumer  goods.  These  purchase  money  security interests are  assignable.  In general,  a purchase money security  interest has priority over a conflicting  security  interest in the same  collateral  and the proceeds of that collateral.  However, to the extent that the collateral becomes a fixture,  a security  interest  in those home  improvement  generally  must be perfected by a timely

                                     -110-

fixture filing in order for the related purchase money security interest to take priority over a conflicting  interest in the fixture.  Under the UCC, a security interest  generally  does not  exist in  ordinary  building  materials  that are incorporated  into an  improvement  on land.  Home  improvement  contracts  that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their  characterization as goods upon incorporation into the related property,  will not be secured by a purchase money security interest in the home improvement being financed.

ENFORCEMENT  OF  SECURITY  INTEREST  IN HOME  IMPROVEMENTS.  As long as the home improvement has not become subject to real estate laws, a creditor can repossess a home improvement either by voluntary  surrender,  by "self-help"  repossession that is "peaceful"  (that is, without breach of the peace) or, in the absence of either voluntary surrender or peaceful  repossession,  by judicial process.  The holder of a contract  must give the debtor  notice,  ranging  from 10 to 30 days depending on the state, before commencing any repossession. The UCC and consumer protection  laws  in most  states  place  restrictions  on  repossession  sales, including prior notice to the debtor and commercial reasonableness in conducting the sale.  Most states also requires  that the debtor be given notice,  prior to any resale of the unit, that the debtor may redeem at or before the resale.

In most  states,  a creditor is entitled to a  deficiency  judgment  against the debtor  upon  repossession  and resale of the  property.  However,  some  states prohibit  or limit  deficiency  judgments,  and in many  cases,  the  defaulting borrower would have no assets with which to pay the judgment.

Certain other statutes,  including federal and state bankruptcy laws, as well as general  equitable  principles,  may limit or delay the a  lender's  ability  to repossess and resell collateral or enforce a deficiency judgment.

CONSUMER  PROTECTION  LAWS.  The  so-called  holder-in-due  course  rules of the
Federal Trade Commission  protect the homeowner from defective  craftsmanship or incomplete  work by a  contractor.  These  rules  permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the  homeowner  and the  contractor.  The holder in due course rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and  defenses  which the  obligor in the credit  sale  transaction could  assert  against the seller of the goods.  Liability is limited to amounts paid  under  the  contract;  however,  the  obligor  also may be able to set off remaining  amounts due as a defense  against a claim by the trustee  against the obligor.  Several federal and state consumer  protection laws impose substantive requirements  in connection with the  origination,  servicing and enforcement of the  contracts.  These laws include the federal  Truth-in  Lending Act,  Federal
Trade  Commission Act, Fair Credit Billing Act, Fair Credit Reporting Act, Equal
Credit  Opportunity  Act,  Fair Debt  Collection  Practices  Act and the Uniform
Consumer  Credit  Code.  In some cases,  failure to comply with these laws could affect  the  enforceability  of  the  related  contract,  and  expose  both  the originators and the assignees of such contracts to monetary penalties.

INSTALLMENT CONTRACTS

The loans may also include installment contracts. Under an installment contract, the seller (referred to in this section as the "LENDER")  retains legal title to the  property and enters into an agreement  with the  purchaser  (referred to in this  section as the  "BORROWER")  for the payment of the purchase  price,  plus interest, over the term of the contract. The lender obligated to convey title to the borrower only after the borrower has fully performed under the contract.  As with mortgage or deed of trust  financing,  during the  effective  period of the installment contract,  the borrower is generally

                                     -111-

responsible  for  maintaining the property in good condition and for paying real estate taxes,  assessments  and hazard  insurance  premiums  associated with the property.

State law determines the process by which a lender  enforces its rights under an installment  contract.  Installment  contracts  generally  provide  that  if the borrower  defaults,  the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the  property is  forfeited.  The lender does not have to  foreclose in order to obtain title to the property,  although a quiet title action may be necessary if the borrower has filed the  installment  contract in local land records,  and an ejectment  action may be necessary to recover  possession.  A few states  permit ejectment of the borrower and forfeiture of his or her interest in the property, particularly during the early years of an installment  contract.  However,  most states have enacted legislation protecting borrowers under installment contracts from the harsh  consequences of forfeiture.  Under these  statutes,  judicial or nonjudicial  foreclosure  may be  required,  the lender may be  required to give notice of default and the borrower may be granted some grace period during which the installment  contract may be reinstated upon full payment of amounts due. In addition, the borrower may have a post-foreclosure right of redemption. In other states,  courts may permit a borrower  with a  significant  investment  under an installment  contract for the sale of real estate to share in the sale  proceeds after the  indebtedness  is  repaid,  or may  otherwise  refuse to  enforce  the forfeiture  clause.  In general,  however,  the method by which a lender obtains possession and clear title under an installment contract is simpler,  faster and cheaper  than is the  process of  foreclosing  and  obtaining  clear  title to a property subject to one or more liens.

SERVICEMEMBERS CIVIL RELIEF ACT

Under the  Servicemembers  Civil Relief Act (the "RELIEF  ACT"),  a borrower who enters military service after the origination of that borrower's loan (including a borrower who is a member of the National  Guard or is in reserve status at the time of  origination  and is later  called  to  active  duty)  and who  requests interest rate relief  generally may not be charged interest above an annual rate of 6% during the period of active duty status,  unless a court orders  otherwise upon the lender's application. It is possible that this restriction could affect the master servicer's ability to collect full amounts of interest on some of the loans for an indeterminate  time.  Unless the applicable  prospectus  supplement provides a special  feature  for a  particular  trust  fund,  any  shortfall  in interest  collections  resulting  from the Relief Act could  result in losses to securityholders.  The Relief Act also  limits the master  servicer's  ability to foreclose  on an  affected  loan  during the  borrower's  period of active  duty status.  If one of these loans goes into default,  the inability to realize upon the property in a timely fashion could lead to delays and losses.

JUNIOR MORTGAGES AND RIGHTS OF SENIOR MORTGAGEES

If any loans are secured by mortgages that are junior to mortgages held by other lenders or  institutional  investors,  the rights of the related trust fund (and therefore the related securityholders), as mortgagee under that junior mortgage, are  subordinate to those of any mortgagee under a senior  mortgage.  The senior mortgagee has the right to receive hazard  insurance and  condemnation  proceeds and to sell the property upon default of the  mortgagor.  This would  extinguish the junior  mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly,  satisfies the defaulted  senior  mortgage.  A junior  mortgagee may satisfy a defaulted senior loan in full and in some  states,  may cure a default  and bring the senior loan current,  in either  case  adding the  amounts  spent to the  balance due on the junior loan. In most states,

                                     -112-

notice of default is not required to be given to a junior mortgagee,  unless the mortgage or deed of trust requires it.

OTHER LOAN PROVISIONS AND LENDER REQUIREMENTS

The  standard  mortgage  form  that  most  institutional  lenders  use gives the mortgagee the right to receive all proceeds collected under any hazard insurance policy and all awards under any  condemnation  proceedings.  The  mortgagee  may apply these proceeds and awards to any indebtedness secured by the mortgage,  in whatever order the mortgagee  determines.  Thus, if improvements on the property are damaged or destroyed by fire or other casualty,  or if the property is taken by condemnation,  the mortgagee or beneficiary under a senior mortgage will have the prior right to any insurance  proceeds and any  condemnation  award. In most cases,  any  proceeds  in excess of the senior  mortgage  debt may be applied to satisfy a junior mortgage.

In some  cases,  the  mortgage  or deed of trust used by  institutional  lenders requires that the mortgagor:

         o   pay all taxes and  assessments  on the property  before they become delinquent,

         o   pay all  encumbrances,  charges and liens on the property that have priority to the mortgage or deed of trust,

         o   provide and maintain fire insurance on the property,

         o   maintain and repair the property and not commit or permit any waste of the property, and

         o   appear in and defend any action or  proceeding  that may affect the property or the rights of the mortgagee under the mortgage.

Under  certain  mortgages,  if the  mortgagor  fails  to  perform  any of  these obligations,  the mortgagee has the option of performing the  obligation  itself and being reimbursed by the mortgagor. Any amounts that the mortgagee spends for these purposes become part of the indebtedness secured by the mortgage.

PRIORITY OF ADDITIONAL ADVANCES

Most institutional lenders that make home equity line of credit loans use a form of credit line trust deed or mortgage  containing a "future  advance"  clause. A future advance clause provides that any additional  amounts that the beneficiary or lender  advances to or on behalf of the borrower  also will be secured by the deed of trust or mortgage.  Any future advances made after the cut-off date with respect to any loan will not be  included in the  related  trust  fund.  In most states,  the priority of the lien securing a future  advance  depends on whether the deed of trust or  mortgage  is called and  recorded as a credit line deed of trust or mortgage.  If the  beneficiary or lender advances  additional  amounts, that  advance is entitled to the same  priority  as amounts  initially  advanced under the trust deed or mortgage. That is true even if any junior trust deeds or mortgages or other liens  intervene  between the date of recording of the senior trust  deed or  mortgage  and the date of the  future  advance,  and even if the beneficiary or lender had actual knowledge of the intervening  junior trust deed or mortgage or other liens at the time of the future  advance.  In most  states, the trust deed or mortgage  lien  securing  home  equity  credit  lines  applies retroactively to the date of the original recording of the

                                     -113-

trust deed or  mortgage,  as long as the amount  advanced  under the home equity credit  line does not  exceed  the  maximum  specified  principal  amount of the recorded  trust deed or mortgage  (except as to  advances  made after the lender receives written notice of lien from a judgment lien creditor of the trustor.)

THE TITLE I PROGRAM

GENERAL.  Some of the loans  included in any trust fund may be insured under the
FHA Title I Credit Insurance  program created pursuant to Sections 1 and 2(a) of the  National  Housing  Act of 1934 (the "TITLE I  PROGRAM").  Under the Title I
Program,  the FHA is  authorized  and  empowered  to  insure  qualified  lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance  program  in  which  the FHA  insures  up to 90% of  certain  losses incurred on an individual  insured loan,  including the unpaid principal balance of the loan, but only to the extent of the insurance  coverage  available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

Loans  eligible for FHA  insurance  under the Title I Program  include  property improvement loans ("PROPERTY  IMPROVEMENT LOANS" or "TITLE I LOANS"). A Property
Improvement  Loan or Title I Loan is a loan to  finance  actions  or items  that substantially  protect or improve the basic livability or utility of a property.
Single family improvement loans are included in this category.

A Title I Loan is originated using one of the following methods:

         o   DIRECT LOAN. Under this method,  the borrower applies directly to a lender without any assistance from a dealer. The application may be filled out by the borrower or by a person acting at the  borrower's direction  who  does  not  have a  financial  interest  in the loan transaction.  The  lender may  disburse  the loan  proceeds  to the borrower or to the borrower and other parties to the transaction.

         o   DEALER  LOAN.  Under  this  method,  a dealer,  who has a direct or indirect  financial  interest in the loan transaction,  assists the borrower in preparing the loan application or otherwise assists the borrower in  obtaining  the loan.  The lender may disburse the loan proceeds to the dealer or the borrower,  or jointly to the borrower and the dealer or other parties.  A dealer may include a seller,  a contractor, or a supplier of goods or services.

Loans  insured  under the Title I Program must have fixed  interest  rates.  The lender can establish the interest  rate,  which must be recited in the note. The loans  generally  must  provide  for  equal  installment  payments  due  weekly, biweekly,  semi-monthly or monthly,  except that a loan may be payable quarterly or  semi-annually  in order to correspond  with a borrower's  irregular  flow of income.  The first or last  payments  (or  both) may vary in amount  but may not exceed 150% of the regular installment payment. The first scheduled payment must be due no later  than two  months  from the date of the loan.  Multiple  payment schedules  may not be used.  The note must permit full or partial  prepayment of the loan without  penalty,  except that the borrower may be assessed  reasonable and customary  charges for recording a release of the lender's security interest in the property,  if permitted by state law.  Interest must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other loan documents comply with applicable federal, state and local laws.

                                     -114-

Late fees may be charged in  accordance  with state law. In the absence of state law,  a late  fee  may be  charged  for a  payment  that  is  more  than 15 days delinquent.  Generally, in the absence of state law, the late fee may not exceed the  lesser of 5% of each  installment  of  principal  and  interest  or $10 per installment. Payment of any late fee cannot be deducted from the monthly payment for principal and interest,  but must be treated as an additional  charge to the borrower.  In lieu of late fees,  the note may provide for interest to accrue on installments  in arrears on a daily basis at the interest rate  specified in the note.

Each Title I lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable Title I underwriting requirements before approving a loan and disbursing the loan proceeds.  Generally, the lender must exercise  prudence and diligence in  determining  whether the borrower (and any  co-borrower)  is solvent,  is an acceptable  credit risk, and is reasonably able to make the loan payments. All documentation  supporting this determination and  relating to the  lender's  review of the credit of the  borrower and of any co-borrower  or  co-signer  must be retained  in the loan file.  The lender must determine  whether  the  borrower's  income  will be  adequate to cover the loan payments as well as the  borrower's  other housing and recurring  expenses.  The lender makes this determination in accordance with the expense-to-income  ratios published by the Secretary of HUD.

Under the Title I Program,  the FHA does not review the individual loans insured under the program,  or approve them for qualification at the time of approval by the lending  institution.  (This is  different  from the  procedure  under other federal  loan  programs.)  After a Title I Loan has been made and  reported  for insurance,  if a lender discovers any material misstatement of fact or discovers that a borrower,  dealer or any other party has misused loan  proceeds,  it will promptly  report this to the FHA.  However,  if the  validity of any lien on the property  has not been  impaired,  the Title I  insurance  will not be  affected unless the material  misstatement  of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

REQUIREMENTS FOR TITLE I LOANS.  The maximum  principal amount of a Title I Loan must not exceed the actual  cost of the  project  plus any  applicable  fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed  $25,000  (or the  current  applicable  amount)  for a single  family property  improvement loan. The term of a Title I Loan generally may not be less than six months nor  greater  than 20 years and 32 days.  A borrower  may obtain multiple  Title I Loans with  respect to multiple  properties,  or more than one
Title I Loan  with  respect  to a single  property,  in each case as long as the total  outstanding  balance of all Title I Loans for the same  property does not exceed the  maximum  loan  amount for the type of Title I Loan on that  property having the highest permissible loan amount.

To be eligible for a Title I Loan, the borrower must have:

         o   at  least a  one-half  interest  in fee  simple  title  to the real property, or

         o   a lease of the  property  for a term  expiring  at least six months after the final  maturity of the Title I Loan (if the borrower is a lessee,  the borrower and all owners in fee simple must execute the mortgage or deed of trust), or

         o   a recorded land  installment  contract for the purchase of the real property (if the borrower is purchasing  the property  under a land installment contract,  the borrower,

                                     -115-

             all owners in fee simple, and all intervening contract sellers must execute the mortgage or deed of trust).

Any Title I Loan over $7,500 must be secured by a recorded  lien on the improved property,  evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

Title I Loan  proceeds may be used only to finance  property  improvements  that substantially protect or improve the basic livability or utility of the property as disclosed in the loan application.  The Secretary of HUD has published a list of items and  activities,  which it can amend from time to time,  that cannot be financed with Title I Loan proceeds.  Before a lender may disburse funds under a dealer  Title I Loan,  the  lender  must  have in its  possession  a  completion certificate on a HUD-approved  form,  signed by the borrower and the dealer.  In the  case of a  direct  Title I Loan,  the  borrower  must  sign  and  submit  a
completion   certificate  to  the  lender   promptly  upon   completion  of  the
improvements  but not  later  than six  months  after  disbursement  of the loan proceeds (one six month  extension is allowed if  necessary).  The lender or its agent is required to conduct an on-site  inspection  with respect to any Title I
Loan of $7,500 or more,  and any direct Title I Loan where the borrower fails to submit a  completion  certificate.  On a dealer  loan,  the  inspection  must be completed within 60 days after the date of  disbursement.  On a direct loan, the inspection  must be  completed  within 60 days after  receipt of the  completion certificate,  or as soon as the lender determines that the borrower is unwilling to cooperate in submitting the completion certificate.  If the borrower will not cooperate in permitting an on-site inspection,  the lender must report this fact to the FHA.

FHA  INSURANCE  COVERAGE.  Under  the  Title I Program  the FHA  establishes  an insurance coverage reserve account for each lender that has been granted a Title
I insurance contract. The amount of insurance coverage in each account is 10% of the amount  disbursed,  advanced  or expended  by the lender in  originating  or purchasing eligible Title I Loans, with certain  adjustments.  The amount in the insurance  coverage  reserve  account is the maximum amount of insurance  claims that FHA is required to pay. The FHA will register all loans to be insured under the Title I Program.  After the FHA receives and  acknowledges  a loan report on the prescribed  form, it will add the insurance  coverage  attributable  to that loan to the insurance coverage reserve account for the applicable originating or purchasing  lender The FHA charges a fee of 1.00% per annum of the net  proceeds
(the original  balance) of any eligible loan that it receives and  acknowledges.
Generally,  the FHA bills the lender annually for the insurance  premium on each insured loan on the approximate  anniversary date of origination.  If an insured loan is prepaid during the year, FHA will not refund the insurance premium,  but will abate any insurance charges due after the prepayment.

The FHA will reduce the insurance coverage available in a lender's FHA insurance coverage reserve account by:

         o   the amount of FHA  insurance  claims  relating to the insured loans that are approved for payment, and

         o   the amount of insurance coverage attributable to insured loans that the lender sells.

A lender's FHA insurance  coverage reserve account will be further adjusted,  as required under Title I or by the FHA. The insurance coverage in the account also may be earmarked  with respect to each or any eligible loan, if the Secretary of
HUD determines  that it is in its interest to do so. As a lender  originates and acquires new eligible loans, its insurance coverage reserve account balance will

                                     -116-

continue  to increase  by 10% of the amount  disbursed,  advanced or expended in originating or acquiring the eligible  loans. If the Secretary of HUD determines that it is in its interest to do so, it may transfer  insurance coverage between insurance  coverage  reserve  accounts  and earmark  coverage  with respect to a particular loan or group of loans.

The lender may not sell,  assign or otherwise  transfer any insured loan or loan reported for insurance  unless the transferee  lender is qualified under a valid
Title I contract of insurance.  Nevertheless, a lender may pledge such a loan as collateral security under a trust agreement,  or otherwise, in connection with a bona fide loan transaction.  Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, when the FHA receives written notice of the loan  transfer,  it will transfer an amount (if  available)  equal to the lesser of (i) 10% of the actual purchase price or (ii) the net unpaid  principal balance of the loan from the transferor's  insurance coverage reserve account to the  transferee's  insurance  coverage reserve  account.  However,  no more than
$5,000 in insurance  coverage can be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

CLAIMS  PROCEDURES  UNDER  TITLE I.  Under  the  Title I  Program  a lender  may accelerate an insured loan after a default, but only after taking all reasonable and prudent  measures to induce the borrower to bring the loan  account  current and after the lender or its agent has contacted  the borrower in a  face-to-face meeting or by  telephone  to discuss the reasons for the default and to seek its cure.  If the  borrower  does not cure the  default  or agree to a  modification agreement  or  repayment  plan,  the  lender  will send a written  notice to the borrower containing the following information:

         o   a description  of the  obligation or security  interest held by the lender;

         o   a statement  of the nature of the default and the amount due to the lender as unpaid  principal and earned  interest on the  applicable note as of the date 30 days from the date of the notice;

         o   a demand upon the borrower  either to cure the default (by bringing the  loan  current  or by  refinancing  the  loan) or to agree to a modification  agreement or a repayment  plan, by not later than the date 30 days from the date of the notice;

         o   a statement  that if the borrower fails either to cure such default or to agree to a modification  agreement or a repayment plan by the date 30 days from the date of the notice,  then,  as of the date 30 days  from  the date of the  notice,  the  maturity  of the loan is accelerated  and full  payment of all amounts due under the loan is required; and

         o   a statement  that if the default  persists,  the lender will report the default to an appropriate credit reporting agency.

If the borrower  brings the loan current,  executes a modification  agreement or agrees to an acceptable  repayment plan, the lender may rescind the acceleration of maturity and reinstate the loan even after full payment is due.

Following  acceleration  of maturity on a secured  Title I Loan,  the lender may either  proceed  against the property  under the security  instrument  or make a claim under the lender's  insurance  contract.  If the lender chooses to proceed against the property  under a security  instrument (or if it accepts a

                                     -117-

voluntary  conveyance  or  surrender  of the  property),  the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance  claim with the FHA, the FHA reviews the claim, the complete loan file (including any evidence of the lender's efforts to obtain recourse against any dealer), compliance with applicable state and local laws in carrying out any foreclosure or repossession,  and determines whether the lender has  properly  filed  proofs of claim if the  borrower is bankrupt or  deceased.
Generally,  a claim on any Title I Loan must be filed with the FHA no later than nine  months  after the date of  default of that  loan.  When a lender  files an insurance claim, it also assigns to the United States its entire interest in the loan note (or  judgment in lieu of the note),  in any  security  held and in any claim filed in any legal  proceedings.  If the  Secretary  has reason to believe that the note is not valid or  enforceable  against the borrower when the lender assigns it to the United  States,  the FHA may deny the claim and  reassign  the note  to the  lender.  If the FHA  discovers  that  the  note  is not  valid  or enforceable  after it has paid a claim,  it may require the lender to repurchase the paid  claim and  accept a  reassignment  of the note.  If the  lender  later obtains a valid and enforceable  judgment  against the borrower,  the lender may submit a new claim with an  assignment  of the  judgment.  The FHA may contest a claim and demand repurchase of a loan any time up to two years from the date the claim was certified for payment.  In the case of fraud or  misrepresentation  by the  lender,  the FHA may contest a claim and demand  repurchase  of a loan even after that period.

Payment on an FHA insurance  claim is made in an amount equal to the  "claimable amount,"  which cannot  exceed the amount of coverage in the lender's  insurance coverage reserve account. The "claimable amount" is 90% of the sum of:

         o   the unpaid loan obligation  (that is, the net unpaid  principal and
             uncollected   interest  earned  to  the  date  of  default),   with
             adjustments  to that  amount if the  lender has  proceeded  against property securing the loan,

         o   interest on the unpaid  amount of the loan from the date of default to the date of the claim's  initial  submission for payment plus 15 calendar  days  (but not more  than  nine  months  from the date of default), calculated at an annual rate of 7.0%,

         o   uncollected court costs,

         o   attorney's fees up to $500, and

         o   the cost of recording the  assignment of the security to the United
             States.

CONSUMER PROTECTION LAWS

Federal,   state  and  local  laws  extensively  regulated  various  aspects  of brokering,  originating,  servicing and  collecting  loans secured by consumers'
dwellings.  Among other things, these laws may regulate interest rates and other charges,  require disclosures,  impose financial privacy  requirements,  mandate specific business practices,  and prohibit unfair and deceptive trade practices.
In  addition,  licensing  requirements  may be imposed on persons  that  broker, originate, service or collect such loans.

Additional  requirements  may be imposed under  federal,  state or local laws on so-called  "high cost  mortgage  loans,"  which  typically  are defined as loans secured by a consumer's  dwelling that have interest rates or origination  costs in excess of prescribed levels. These laws may limit certain loan

                                     -118-

terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators,  including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The  federal  laws that may apply to loans  held in the trust fund  include  the following:

         o   the Truth in Lending Act and its  regulations,  which  (among other things)  require that certain  disclosures be provided to borrowers
             regarding  the  terms  of  their  loans.  For  non-purchase   money
             transactions  secured by the  borrower's  principal  dwelling,  the borrower is entitled to a right to rescind the loan for up to three days after the consummation of the transaction;

         o   the Home Ownership and Equity  Protection Act and its  regulations, and any state,  county and municipal  anti-predatory  lending laws,
             which   (among   other   things)   impose   additional   disclosure
             requirements  and  limitations  on loan terms with respect to loans secured by the  consumer's  principal  dwelling  that have interest rates or origination costs in excess of prescribed levels;

         o   the Home Equity Loan Consumer  Protection Act and its  regulations, which  (among  other  things)  limit  changes  that  may be made to open-end loans secured by the consumer's dwelling, and restrict the ability to accelerate balances or suspend credit privileges on such loans;

         o   the Real  Estate  Settlement  Procedures  Act and its  regulations, which (among other  things)  prohibit the payment of referral  fees for real estate settlement services (including mortgage lending and brokerage  services)  and  regulate  escrow  accounts for taxes and insurance and billing inquiries made by borrowers;

         o   the Equal Credit Opportunity Act and its regulations,  which (among other things) generally prohibit  discrimination in any aspect of a credit  transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance, and require that certain disclosures relating to the acceptance or  declination  of the  application be furnished to borrowers;

         o   the Fair Credit Reporting Act, which (among other things) regulates use of consumer reports obtained from consumer  reporting  agencies and the  reporting  of  payment  histories  to  consumer  reporting agencies; and

         o   the Federal Trade  Commission's  Rule on  Preservation  of Consumer
             Claims and Defenses, which generally provides that the rights of an assignee of a  conditional  sales  contract (or of certain  lenders
             making   purchase  money  loans)  to  enforce  a  consumer   credit
             obligation are subject to the claims and defenses that the consumer could  assert  against the seller of goods or services  financed in the credit transaction.

The penalties for violating these federal, state or local laws vary depending on the applicable law and the particular facts of the situation.  However,  private plaintiffs  typically may assert  claims for actual  damages and, in some cases, also may recover civil money  penalties  and/or  exercise a right to rescind the loan either against the originator or subsequent assignee. Violations of certain laws may limit the

                                     -119-

ability to collect  all or part of the  principal  or interest on a loan and, in some cases,  borrowers  even may be  entitled to a refund of amounts  previously paid. Federal,  state and local  administrative or law enforcement agencies also may entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged  misconduct,  it is possible that claims may be asserted  against  various  participants  in secondary  market  transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the  application  of these  federal,  state  and  local  laws  that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following  discussion is the opinion of Thacher Proffitt & Wood LLP and any other counsel  identified in the applicable  prospectus  supplement,  as applicable,  counsel to the  depositor,  with  respect to the  material  federal income tax  consequences  of the  purchase,  ownership  and  disposition  of the securities  offered under this  prospectus and the prospectus  supplement.  This discussion is for  securityholders  that hold the  securities as capital  assets within the  meaning of Section  1221 of the Code and does not purport to discuss all federal  income tax  consequences  that may be applicable to the  individual circumstances  of banks,  insurance  companies,  foreign  investors,  tax-exempt organizations,  dealers in securities or currencies,  mutual funds,  real estate investment trusts, S corporations, estates and trusts, securityholders that hold the  securities  as part of a hedge,  straddle or, an  integrated  or conversion transaction,  or  securityholders  whose  functional  currency is not the United
States dollar.

         The  authorities on which this  discussion and the opinion  referred to below are based are subject to change or differing  interpretations  which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal  Revenue Service ("IRS") with respect to any of the federal income tax consequences  discussed below, and no assurance can be given that the IRS will not take contrary positions.  Taxpayers and preparers of tax  returns  should be aware  that  under  applicable  Treasury  regulations  a provider of advice on  specific  issues of law is not  considered  an income tax return  preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences  of  contemplated  actions,  and (2) is  directly  relevant  to the determination  of an entry on a tax return.  Accordingly,  it is suggested  that taxpayers consult their own tax advisors and tax return preparers  regarding the preparation  of any  item  on a tax  return,  even  where  the  anticipated  tax treatment  has been  discussed  in this  prospectus.  In addition to the federal income tax consequences described in this prospectus, potential investors should consider  the  state  and  local  tax  consequences,  if any,  of the  purchase,
ownership  and  disposition  of  the  securities.   See  "State  and  Other  Tax
Consequences."

         The following discussion addresses securities of five general types:

                 o   REMIC certificates  representing interests in a trust fund, or a portion  thereof,  that the trustee will elect to have treated as a REMIC under the REMIC provisions of the Code,

                                     -120-

                 o   Notes  representing  indebtedness  of an  owner  trust  for federal income tax purposes,

                 o   Grantor  trust  certificates  representing  interests  in a grantor  trust fund as to which no REMIC  election  will be made,

                 o   Partnership   certificates   representing  interests  in  a
                     partnership  trust fund  which is treated as a  partnership for federal income tax purposes, and

                 o   Debt   certificates    representing   indebtedness   of   a
                     partnership trust fund for federal income tax purposes.

         The prospectus supplement for each series of certificates will indicate whether one or more REMIC  elections will be made for the related trust fund and will  identify  all regular  interests  and  residual  interests in the REMIC or
REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

         The following  discussion is based in part upon the OID Regulations and in part upon REMIC regulations.  The OID regulations under Sections 1271 to 1275 of the Code (the "OID REGULATIONS") do not adequately address issues relevant to the offered  securities.  As described  at "Taxation of Owners of REMIC  Regular
Certificates--Original  Issue  Discount," in some instances the OID  Regulations provide that they are not applicable to securities like the offered securities.

         Purchasers  of the  offered  securities  should  be aware  that the OID
Regulations do not  adequately  address  certain issues  relevant to, or are not applicable  to,  prepayable  securities  such  as  the  offered  securities.  In addition,  there is considerable  uncertainty  concerning the application of the
OID Regulations to REMIC regular certificates that provide for payments based on an adjustable  rate such as the offered  securities.  Because of the uncertainty
concerning  the   application  of  Section   1272(a)(6)  of  the  Code  to  such
certificates  and  because  the rules of the OID  Regulations  relating  to debt instruments  having  an  adjustable  rate  of  interest  are  limited  in  their application in ways that could preclude their  application to such  certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the offered  securities should be treated as issued with original issue discount or should  be  governed  by the  rules  applicable  to debt  instruments  having contingent  payments or by some other  method not yet set forth in  regulations.
Prospective  purchasers of the offered  securities  are advised to consult their tax advisors concerning the tax treatment of such certificates.

         It  appears  that a  reasonable  method  of  reporting  original  issue discount  with  respect to the  offered  securities,  if such  certificates  are required to be treated as issued with original issue  discount,  generally would be to report income with respect to such certificates as original issue discount for each period by computing  such original  issue discount (i) by assuming that the  value  of the  applicable  index  will  remain  constant  for  purposes  of
determining   the  original  yield  to  maturity  of,  and   projecting   future
distributions on such certificates,  thereby treating such certificates as fixed rate  instruments  to  which  the  original  issue  discount  computation  rules described  in the  Prospectus  can be applied,  and (ii) by  accounting  for any positive or negative  variation in the actual value of the  applicable  index in any period  from its assumed  value as a current  adjustment  to original  issue discount with respect to such period.

                                     -121-

REMICS

         CLASSIFICATION  OF  REMICS.  On or  prior  to the  date of the  related prospectus  supplement  with  respect to the  issuance  of each  series of REMIC certificates,  counsel to the depositor will provide its opinion that,  assuming compliance with all provisions of the related  pooling and servicing  agreement, for  federal  income tax  purposes,  the related  trust fund or each  applicable portion of the related  trust fund will qualify as a REMIC and the offered REMIC
certificates  will  be  considered  to  evidence   ownership  of  REMIC  regular
certificates or REMIC residual  certificates in that REMIC within the meaning of the REMIC provisions.
         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable  year,  the Code provides that the entity will not be treated as a REMIC for that year and for later years. In that event, the entity may be taxable as a corporation under Treasury  regulations,  and the related REMIC certificates may not be accorded the status or given the tax treatment  described under "Taxation of  Owners  of REMIC  Regular  Certificates"  and  "Taxation  of Owners of REMIC
Residual  Certificates." Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of
REMIC status,  these  regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent  termination may be accompanied by sanctions,  which may include  the  imposition  of a  corporate  tax on all or a portion  of the  REMIC's  income for the  period in which the  requirements  for status as a REMIC are not  satisfied.  The pooling and servicing  agreement with respect to each REMIC will  include  provisions  designed to maintain  the trust fund's status as a REMIC under the REMIC provisions.  It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         Effective on or after  January 1, 2005,  the American Jobs Creation Act of 2004 (the "JOBS ACT") allows  REMICs to hold reverse  mortgages,  home equity line of credit loans and  sufficient  assets to fund draws on such loans.  Under the legislative  history to the Jobs Act, a "reverse mortgage" is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same  property,  (2) requires the payment of an amount due at maturity  that is no  greater  than the  value  of the  securing  property,  (3)
provides  that all  payments  are due  only  upon  maturity  of the loan and (4)
matures after a fixed term or at the time the obligor ceases to use the securing property as a personal  residence.  If reverse  mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences  will be discussed separately in the prospectus  supplement offering interests in that
REMIC.
         CHARACTERIZATION  OF  INVESTMENTS  IN  REMIC  CERTIFICATES.  Except  as
provided in the following  sentence,  the REMIC certificates will be real estate assets  within  the  meaning  of  Section  856(c)(4)(A)  of the Code and  assets described in Section  7701(a)(19)(C)  of the Code in the same  proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the  REMIC  qualify  for  either of the  treatments  described  in the  previous sentence  at all times  during a  calendar  year,  the REMIC  certificates  will qualify for the  corresponding  status in their entirety for that calendar year.
Interest,  including original issue discount,  on the REMIC regular certificates and  income  allocated  to the  class of  REMIC  residual  certificates  will be interest  described in Section  856(c)(3)(B)  of the Code to the extent that the certificates  are  treated as real estate  assets  within the meaning of Section
856(c)(4)(A) of the Code. In addition,  the REMIC regular  certificates  will be qualified  mortgages  within the  meaning of Section  860G(a)(3)  of the Code if transferred  to another  REMIC on its  startup  day in  exchange  for regular or residual  interests of that REMIC. The

                                     -122-

determination as to the percentage of the REMIC's assets that constitute  assets described in these  sections of the Code will be made for each calendar  quarter based on the average  adjusted  basis of each category of the assets held by the
REMIC during the calendar quarter.  The trustee will report those determinations to  certificateholders  in the  manner  and at the times  required  by  Treasury regulations.

         The  assets of the REMIC will  include  loans,  payments  on loans held prior to the  distribution of these payments to the REMIC  certificates  and any property  acquired by foreclosure  held prior to the sale of this property,  and may include amounts in reserve accounts. It is unclear whether property acquired by  foreclosure  held prior to the sale of this  property and amounts in reserve accounts  would be considered  to be part of the loans,  or whether these assets otherwise  would receive the same  treatment as the loans for purposes of all of the Code sections discussed in the immediately preceding paragraph.  The related prospectus  supplement will describe the loans that may not be treated  entirely as assets  described  in the sections of the Code  discussed in the  immediately preceding  paragraph.  The REMIC  regulations  do  provide,  however,  that cash received from payments on loans held pending  distribution is considered part of the  loans for  purposes  of  Section  856(c)(4)(A)  of the  Code.  Furthermore,
foreclosure   property   will  qualify  as  real  estate  assets  under  Section
856(c)(4)(A) of the Code.

         TIERED REMIC  STRUCTURES.  For a series of REMIC  certificates,  two or more separate elections may be made to treat designated  portions of the related trust fund as REMICs for federal  income tax  purposes,  creating a tiered REMIC structure.  As to each  series  of REMIC  certificates  that is a  tiered  REMIC structure, in the opinion of counsel to the depositor,  assuming compliance with all  provisions  of the related  pooling and  servicing  agreement,  each of the
REMICs in that series will qualify as a REMIC and the REMIC certificates  issued by these  REMICs will be  considered  to  evidence  ownership  of REMIC  Regular certificates  or REMIC  residual  certificates  in the related  REMIC within the meaning of the REMIC provisions.

                  Solely  for   purposes  of   determining   whether  the  REMIC
certificates   will  be  real  estate  assets  within  the  meaning  of  Section
856(c)(4)(A)  of the Code,  and loans  secured by an interest  in real  property under  Section  7701(a)(19)(C)  of the  Code,  and  whether  the  income  on the certificates is interest  described in Section  856(c)(3)(B) of the Code, all of the REMICs in that series will be treated as one REMIC.

         TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         GENERAL.  Except as described in "Taxation of Owners of REMIC  Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions," REMIC
regular  certificates  will be treated for federal  income tax  purposes as debt instruments  issued by the REMIC and not as ownership  interests in the REMIC or its assets.  Moreover,  holders of REMIC regular  certificates  that  ordinarily report  income  under a cash  method of  accounting  will be  required to report income for REMIC regular certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT. A REMIC regular certificate may be issued with original issue discount  within the meaning of Section  1273(a) of the Code. Any holder of a REMIC regular  certificate  issued with original issue discount will be  required to include  original  issue  discount  in income as it accrues,  in accordance with the constant yield method, in advance of the receipt of the cash attributable to that income if the original issue discount  exceeds a DE MINIMIS amount.  In addition,  Section  1272(a)(6)  of the Code  provides  special rules applicable to REMIC regular

                                     -123-

certificates  and other debt  instruments  issued with original issue  discount.
Regulations have not been issued under that section.

         The  Code  requires  that  a  reasonable   prepayment  assumption  (the
"PREPAYMENT  ASSUMPTION")  be used for loans  held by a REMIC in  computing  the accrual of original issue discount on REMIC regular  certificates issued by that
REMIC,  and that  adjustments  be made in the amount and rate of accrual of that discount  to reflect  differences  between  the actual  prepayment  rate and the
Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations;  as noted in the preceding paragraph,  those regulations have not been issued. The conference  committee report  accompanying the  Tax  Reform  Act of  1986  (the  "COMMITTEE  REPORT")  indicates  that  the regulations will provide that the Prepayment Assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of the
REMIC regular certificate.  The Prepayment Assumption used in reporting original issue discount for each series of REMIC regular  certificates will be consistent with this standard and will be disclosed in the related  prospectus  supplement.
However, none of the depositor, the master servicer or the trustee will make any representation  that the loans will in fact prepay at a rate  conforming  to the
Prepayment Assumption or at any other rate.

         The original  issue  discount,  if any, on a REMIC regular  certificate will be the excess of its stated  redemption  price at  maturity  over its issue price. The issue price of a particular class of REMIC regular  certificates will be the  first  cash  price  at  which a  substantial  amount  of  REMIC  regular certificates of that class is sold, excluding sales to bond houses,  brokers and underwriters.  If less than a  substantial  amount  of a class of REMIC  regular certificates  is sold for cash on or prior to the closing date,  the issue price for that class will be the fair market value of that class on the closing  date.
Under  the OID  Regulations,  the  stated  redemption  price of a REMIC  regular certificate is equal to the total of all payments to be made on the  certificate other than qualified stated interest. Qualified stated interest is interest that is  unconditionally  payable at least  annually  during  the entire  term of the instrument at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified  inverse  floating  rate, or a combination  of qualified  floating rates that does not  operate in a manner  that  accelerates  or defers  interest payments on the REMIC regular certificate.

         In the case of REMIC regular  certificates  bearing adjustable interest rates, the  determination of the total amount of original issue discount and the timing of the inclusion  thereof will vary according to the  characteristics  of the REMIC regular  certificates.  If the original  issue discount rules apply to the certificates in a particular series, the related prospectus  supplement will describe  the manner in which  these rules will be applied  with  respect to the certificates  in that series that bear an adjustable  interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest  payment on a REMIC regular  certificate may be made more than one month after the date of  issuance,  which is a period  longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original  issue  discount is each monthly period that ends on the day prior to each  distribution  date, as a  consequence  of this long first accrual period  some or all  interest  payments  may be  required  to be included in the stated  redemption  price of the REMIC regular  certificate and accounted for as original issue discount.  Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight  difference  in the timing of the inclusion in income of the yield on the REMIC regular certificates.

                                     -124-

         If the accrued  interest to be paid on the first  distribution  date is computed  for a period that begins  prior to the closing  date, a portion of the purchase  price paid for a REMIC  regular  certificate  will reflect the accrued interest. In these cases,  information returns to the certificateholders and the
IRS will take the position  that the portion of the purchase  price paid for the interest  accrued for periods  prior to the closing  date is part of the overall cost of the REMIC  regular  certificate,  and not a  separate  asset the cost of which is recovered  entirely out of interest  received on the next  distribution date,  and that portion of the interest paid on the first  distribution  date in excess of interest  accrued for a number of days  corresponding to the number of days from the closing date to the first  distribution date should be included in the stated redemption price of the REMIC regular  certificate.  However, the OID
Regulations  state that all or a portion of the accrued  interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first  distribution date. It is unclear how an election to do so would be made  under  the  OID  Regulations  and  whether  this  election  could  be made unilaterally by a certificateholder.

         Notwithstanding  the general  definition  of original  issue  discount, original issue discount on a REMIC regular  certificate will be considered to be
DE MINIMIS if it is less than 0.25% of the stated  redemption price of the REMIC regular  certificate  multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC regular  certificate is computed as the sum of the amounts determined,  as to each payment included in the stated redemption price of the  REMIC  regular  certificate,  by  multiplying  (1) the  number  of complete  years from the issue date until that  payment is  expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate.  Under the OID Regulations,  original issue discount of only a DE MINIMIS amount, other than DE MINIMIS  original issue discount  attributable to a teaser interest rate or an initial  interest  holiday,  will be included in income as each payment of stated  principal  is made,  based on the product of the total  amount of the DE
MINIMIS original issue discount attributable to that certificate and a fraction, the  numerator  of  which  is  the  amount  of the  principal  payment  and  the denominator of which is the  outstanding  stated  principal  amount of the REMIC regular  certificate.  The OID Regulations also would permit a certificateholder to elect to accrue DE MINIMIS  original  issue  discount  into income  currently based on a constant  yield  method.  See  "Taxation  of Owners of REMIC  Regular
Certificates--Market  Discount" for a description of this election under the OID
Regulations.
         If original issue discount on a REMIC regular  certificate is in excess of a DE MINIMIS amount,  the holder of the certificate  must include in ordinary gross income the sum of the daily  portions of original  issue discount for each day  during its  taxable  year on which it held the REMIC  regular  certificate, including the purchase date but excluding the  disposition  date. In the case of an  original  holder  of a REMIC  regular  certificate,  the daily  portions  of original  issue  discount  will be  determined  as  described  in the  following paragraph.
         An  accrual  period  is a  period  that  ends  on the  day  prior  to a distribution  date  and  begins  on the  first  day  following  the  immediately preceding  accrual  period,  except that the first accrual  period begins on the closing  date.  As to each accrual  period,  a  calculation  will be made of the portion of the original issue  discount that accrued during the accrual  period.
The portion of original  issue  discount that accrues in any accrual period will equal the excess of (1) the sum of (a) the present  value,  as of the end of the accrual period,  of all of the  distributions  remaining to be made on the REMIC regular  certificate  in future  periods and (b) the  distributions  made on the
REMIC regular  certificate  during the accrual period of amounts included in the

                                     -125-

stated  redemption price, over (2) the adjusted issue price of the REMIC regular certificate  at the  beginning of the accrual  period.  The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC regular certificate will be received in future  periods  based  on  the  loans  being  prepaid  at a rate  equal  to the
Prepayment  Assumption,  using a discount  rate equal to the  original  yield to maturity of the  certificate and taking into account  events,  including  actual prepayments,  that have  occurred  before the close of the accrual  period.  For these  purposes,  the  original  yield to  maturity of the  certificate  will be calculated  based on its issue  price and  assuming  that  distributions  on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the  Prepayment  Assumption.  The  adjusted  issue price of a
REMIC regular  certificate at the beginning of any accrual period will equal the issue price of the  certificate,  increased by the aggregate  amount of original issue  discount  that accrued with respect to the  certificate  in prior accrual periods,  and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original  issue  discount  accruing  during any accrual period will be allocated ratably to each day during the accrual  period to determine the daily portion of original issue discount for that day.

         If a REMIC regular  certificate  issued with original issue discount is purchased at a cost,  excluding any portion of the cost  attributable to accrued qualified stated interest,  less than its remaining stated redemption price, the purchaser will also be required to include in gross income the daily portions of any original issue  discount for the  certificate.  However,  if the cost of the certificate is in excess of its adjusted issue price, each daily portion will be reduced in proportion  to the ratio the excess bears to the  aggregate  original issue  discount  remaining to be accrued on the REMIC regular  certificate.  The adjusted issue price of a REMIC regular  certificate on any given day equals the sum of (1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily  portions of original issue discount for all days during the accrual period prior to that day.

         MARKET  DISCOUNT.  A  certificateholder  that purchases a REMIC regular certificate  at a market  discount  will  recognize  gain upon  receipt  of each distribution  representing  stated redemption price. A REMIC regular certificate issued without  original  issue discount will have market  discount if purchased for  less  than  its  remaining  stated  principal  amount  and a REMIC  regular certificate  issued with original  issue  discount will have market  discount if purchased  for less than its  adjusted  issue price.  Under  Section 1276 of the
Code, a certificateholder that purchases a REMIC regular certificate at a market discount in excess of a DE MINIMIS  amount  will be  required  to  allocate  the portion of each  distribution  representing  stated  redemption  price  first to accrued  market  discount not  previously  included in income,  and to recognize ordinary income to that extent. A certificateholder  may elect to include market discount  in income  currently  as it  accrues  rather  than  including  it on a deferred  basis.  If made, the election will apply to all market  discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.  In addition,  the OID Regulations  permit a certificateholder  to elect to accrue all  interest  and  discount  in income as interest,  and to amortize premium, based on a constant yield method. If such an election  were made with  respect to a REMIC  regular  certificate  with  market discount,  the  certificateholder  would be deemed to have made an  election  to include  currently  market  discount  in income  with  respect to all other debt instruments  having market discount that the  certificateholder  acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a  certificate  that is  acquired  at a premium  would be deemed to have made an election to amortize  bond premium with respect to all debt  instruments  having amortizable bond premium that the  certificateholder  owns or acquires.  Each of these  elections

                                     -126-

to accrue  interest,  discount and premium with  respect to a  certificate  on a constant  yield  method or as  interest  would be  irrevocable,  except with the
approval   of  the   IRS.   See   "Taxation   of   Owners   of   REMIC   Regular
Certificates--Premium"  below. However,  market discount with respect to a REMIC regular  certificate will be considered to be DE MINIMIS for purposes of Section
1276 of the Code if the  market  discount  is less than  0.25% of the  remaining stated  redemption  price of the REMIC  regular  certificate  multiplied  by the number of complete years to maturity  remaining  after the date of its purchase.
In  interpreting  a similar  rule with  respect to  original  issue  discount on obligations  payable in installments,  the OID Regulations refer to the weighted average  maturity  of  obligations,  and it is likely that the same rule will be applied  with  respect to market  discount,  presumably  taking into account the
Prepayment  Assumption.  If market  discount is treated as DE MINIMIS under this rule, it appears that the actual  discount  would be treated in a manner similar to original issue discount of a DE MINIMIS  amount.  This treatment would result in discount  being  included in income at a slower rate than  discount  would be required  to be  included  in  income  using the  method  described  above.  See
"Taxation  of Owners of REMIC  Regular  Certificates--Original  Issue  Discount"
above.  Section  1276(b)(3)  of the Code  specifically  authorizes  the Treasury
Department to issue  regulations  providing  for the method for accruing  market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury Department, the rules described in the Committee  Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

                  (1)      on the basis of a constant yield method,

                  (2)      in the  case of a REMIC  regular  certificate  issued
                           without  original issue  discount,  in an amount that
                           bears the same  ratio to the total  remaining  market
                           discount as the stated  interest  paid in the accrual
                           period bears to the total  amount of stated  interest
                           remaining to be paid on the REMIC regular certificate
                           as of the beginning of the accrual period, or

                  (3)      in the  case of a REMIC  regular  certificate  issued
                           with original issue discount, in an amount that bears
                           the same ratio to the total remaining market discount
                           as the original issue discount accrued in the accrual
                           period  bears to the total  original  issue  discount
                           remaining  on the REMIC  regular  certificate  at the
                           beginning of the accrual period.

         Moreover,  the Prepayment Assumption used in calculating the accrual of original  issue  discount  is also used in  calculating  the  accrual  of market discount.  Because the  regulations  referred to in this paragraph have not been issued,  it is not possible to predict what effect these  regulations might have on the tax treatment of a REMIC regular  certificate  purchased at a discount in the secondary market.

         To the extent that REMIC  regular  certificates  provide for monthly or other periodic  distributions  throughout  their term, the effect of these rules may be to require  market  discount to be includible in income at a rate that is not significantly  slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate  generally  will be  required  to treat a portion of any gain on the sale or exchange of the

                                     -127-

certificate as ordinary income to the extent of the market  discount  accrued to the date of  disposition  under one of these  methods,  less any accrued  market discount previously reported as ordinary income.

         Further,  under  Section  1277 of the Code a holder of a REMIC  regular certificate  may be required to defer a portion of its interest  deductions  for the taxable  year  attributable  to any  indebtedness  incurred or  continued to purchase or carry a REMIC regular  certificate  purchased with market  discount.
For these  purposes,  the DE MINIMIS rule applies.  Any such  deferred  interest expense  would not exceed the market  discount  that accrues  during the taxable year and is, in general, allowed as a deduction not later than the year in which the market  discount  is  includible  in income.  If a holder  elects to include market  discount  in income  currently  as it  accrues  on all  market  discount instruments  acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

         PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued  qualified stated interest,  greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Code to amortize  the premium  under the  constant  yield method over the life  of the  certificate.  If  made,  the  election  will  apply  to  all  debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument,  rather than as a separate interest deduction.  The
OID Regulations also permit certificateholders to elect to include all interest, discount  and  premium  in income  based on a  constant  yield  method,  further treating the  certificateholder  as having made the election to amortize premium generally. The Committee Report states that the same rules that apply to accrual of market discount,  which rules will require use of a Prepayment  Assumption in accruing  market  discount  with respect to REMIC regular  certificates  without regard to whether the certificates have original issue discount, will also apply in  amortizing  bond premium  under  Section 171 of the Code.  See  "Taxation of
Owners of REMIC Regular Certificates--Market Discount" above.

         REALIZED LOSSES.  Under Section 166 of the Code, both corporate holders of the REMIC regular  certificates and noncorporate holders of the REMIC regular certificates  that  acquire  the  certificates  in  connection  with a trade  or business should be allowed to deduct,  as ordinary losses,  any losses sustained during a taxable  year in which their  certificates  become  wholly or partially worthless as the result of one or more realized losses on the loans. However, it appears  that a  noncorporate  holder  that  does not  acquire  a REMIC  regular certificate  in  connection  with a trade or  business  will not be  entitled to deduct a loss  under  Section  166 of the Code  until the  holder's  certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.
         Each holder of a REMIC regular  certificate  will be required to accrue interest and original  issue discount with respect to the  certificate,  without giving  effect to any  reduction in  distributions  attributable  to defaults or delinquencies on the loans or the certificate underlying the REMIC certificates, as the case may be, until it can be established  the reduction  ultimately  will not be  recoverable.  As a result,  the amount of taxable income reported in any period by the holder of a REMIC regular  certificate  could exceed the amount of economic  income  actually  realized by that holder in the period.  Although the holder  of a REMIC  regular  certificate  eventually  will  recognize  a loss or reduction in income  attributable to previously accrued and included income that as the result

                                     -128-

of a realized  loss  ultimately  will not be  realized,  the law is unclear with respect to the timing and character of this loss or reduction in income.

         TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         GENERAL.  Although a REMIC is a separate  entity for federal income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions.  Rather, the taxable income or net loss of a REMIC is  generally  taken  into  account  by the holder of the
REMIC residual certificates.  Accordingly,  the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual  certificates were treated for federal income tax purposes as direct  ownership  interests in the loans or as debt  instruments  issued by the
REMIC. See "--Prohibited Transactions Tax and Other Taxes" below.

         A holder of a REMIC residual certificate  generally will be required to report its daily portion of the taxable  income or,  subject to the  limitations noted in this  discussion,  the net  loss of the  REMIC  for  each day  during a calendar quarter that the holder owned the REMIC residual certificate.  For this purpose,  the taxable  income or net loss of the REMIC will be allocated to each day in the  calendar  quarter  ratably  using a 30 days  per  month/90  days per quarter/360 days per year convention  unless otherwise  disclosed in the related prospectus  supplement.  The daily  amounts so allocated  will then be allocated among the REMIC residual  certificateholders  in proportion to their  respective ownership  interests  on that day.  Any amount  included in the gross  income or allowed  as a loss of any  REMIC  residual  certificateholder  by virtue of this paragraph will be treated as ordinary  income or loss. The taxable income of the
REMIC will be determined  under the rules  described below in "Taxable Income of the REMIC" and will be taxable to the REMIC residual  certificateholders without regard to the  timing or amount of cash  distributions  by the  REMIC.  Ordinary income derived from REMIC  residual  certificates  will be portfolio  income for purposes of the taxation of taxpayers  subject to limitations  under Section 469 of the Code on the deductibility of passive losses.

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that  certificate  also will be required to report on its federal  income tax return amounts  representing  its daily share of the taxable income,  or net loss, of the REMIC for each day that it holds the REMIC residual certificate.  Those daily  amounts  generally  will equal the amounts of taxable income or net loss. The Committee  Report  indicates that some  modifications of the general  rules may be made,  by  regulations,  legislation  or  otherwise to reduce,  or  increase,  the income of a REMIC  residual  certificateholder  that purchased the REMIC residual  certificate from a prior holder of the certificate at a price greater than, or less than,  the adjusted  basis,  the REMIC residual certificate  would  have  had  in  the  hands  of  an  original  holder  of  the certificate.  The  REMIC  regulations,  however,  do not  provide  for any  such modifications.

         Any payments  received by a holder of a REMIC  residual  certificate in connection with the acquisition of the REMIC residual  certificate will be taken into  account in  determining  the income of the holder for  federal  income tax purposes.  Although  it  appears  likely  that  any of these  payments  would be includible  in income  immediately  upon its receipt,  the IRS might assert that these  payments  should  be  included  in  income  over  time  according  to  an amortization schedule or according to another method. Because of the uncertainty
concerning  the  treatment  of  these   payments,   holders  of  REMIC  residual
certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

                                     -129-

         The amount of income REMIC residual certificateholders will be required to report,  or the tax  liability  associated  with the  income,  may exceed the amount of cash  distributions  received  from the  REMIC  for the  corresponding period.  Consequently,  REMIC  residual  certificateholders  should  have  other sources of funds  sufficient to pay any federal  income taxes due as a result of their ownership of REMIC residual  certificates or unrelated  deductions against which income may be offset,  subject to the rules relating to excess inclusions, and noneconomic  residual  interests  discussed at "-Noneconomic  REMIC Residual
Certificates."  The  fact  that the tax  liability  associated  with the  income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual  certificateholders  for the corresponding period may  significantly  adversely  affect  the  REMIC  residual  certificateholders'
after-tax rate of return.  This disparity  between income and  distributions may not be offset by  corresponding  losses or reductions of income  attributable to the REMIC residual  certificateholder  until subsequent tax years and, then, may not be completely  offset due to changes in the Code,  tax rates or character of the income or loss.

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness  income due to the  allocation of realized  losses to REMIC regular certificates,  less the deductions allowed to the REMIC for interest,  including original  issue  discount and reduced by any premium on  issuance,  on the REMIC regular certificates, whether or not offered by the prospectus,  amortization of any premium on the loans,  bad debt losses with respect to the loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income,  the REMIC will have an initial  aggregate  basis in its assets  equal to the sum of the issue prices of all  REMIC  certificates,  or if a  class  of  REMIC  certificates  is not  sold initially, their fair market values. The aggregate basis will be allocated among the loans and the other assets of the REMIC in  proportion  to their  respective fair market values.  The issue price of any offered REMIC  certificates  will be determined in the manner  described  above under  "--Taxation of Owners of REMIC
Regular  Certificates--Original  Issue  Discount."  The  issue  price of a REMIC certificate  received in exchange for an interest in the loans or other property will  equal  the  fair  market  value  of the  interests  in the  loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially  rather than sold,  the  trustee may be required to estimate  the fair market value of the  interests  in order to determine  the basis of the REMIC in the loans and other property held by the REMIC.

         Subject to possible  application of the DE MINIMIS rules, the method of accrual by the REMIC of  original  issue  discount  income  and market  discount income with respect to loans that it holds will be  equivalent to the method for
accruing   original  issue   discount   income  for  holders  of  REMIC  regular
certificates.  However,  a REMIC that acquires  loans at a market  discount must include the market discount in income  currently,  as it accrues,  on a constant yield basis.  See  "--Taxation of Owners of REMIC Regular  Certificates"  above, which describes a method for accruing  discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

         A loan will be deemed to have been  acquired  with  either  discount or premium to the extent that the REMIC's  basis in the loan is either less than or greater than its stated redemption price. Any discount will be includible in the income  of  the  REMIC  as it  accrues,  in  advance  of  receipt  of  the  cash attributable to the income, under a method similar to the method described above for accruing  original issue discount on the REMIC regular  certificates.  It is anticipated that each REMIC will

                                     -130-

elect  under  Section  171 of the Code to  amortize  any  premium  on the loans.
Premium  on any loan to which the  election  applies  may be  amortized  under a constant yield method, presumably taking into account a Prepayment Assumption.

         A REMIC will be allowed  deductions  for interest,  including  original issue  discount,  on the REMIC regular  certificates,  whether or not offered by this  prospectus,  equal to the deductions  that would be allowed if these REMIC regular  certificates  were  indebtedness of the REMIC.  Original issue discount will be  considered  to  accrue  for  this  purpose  as  described  above  under
"--Taxation of Owners of REMIC Regular  Certificates--Original  Issue Discount,"
except that the DE MINIMIS rule and the  adjustments  for subsequent  holders of these REMIC regular certificates will not apply.

         Issue  premium  is the  excess  of the issue  price of a REMIC  regular certificate  over its  stated  redemption  price.  If a class  of REMIC  regular certificates is issued with issue premium, the net amount of interest deductions that  are  allowed  the  REMIC  in  each  taxable  year  for the  REMIC  regular certificates  of that class will be reduced by an amount equal to the portion of the issue  premium  that is  considered  to be amortized or repaid in that year.
Although the matter is not entirely clear, it is likely that issue premium would be amortized  under a constant yield method in a manner  analogous to the method of accruing original issue discount  described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         Subject to the  exceptions  described in the following  sentences,  the taxable  income of a REMIC will be determined in the same manner as if the REMIC were an  individual  having the calendar  year as its taxable year and using the accrual  method  of  accounting.  However,  no item  of  income,  gain,  loss or deduction allocable to a prohibited  transaction will be taken into account. See
"--Prohibited Transactions Tax and Other Taxes" below.

         Further, the limitation on miscellaneous itemized deductions imposed on individuals  by Section 67 of the Code,  allowing these  deductions  only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income,  will not be  applied  at the REMIC  level and the REMIC will be allowed deductions  for servicing,  administrative  and other  non-interest  expenses in determining its taxable  income.  These expenses will be allocated as a separate item to the holders of REMIC certificates,  subject to the limitation of Section
67 of the Code. If the  deductions  allowed to the REMIC exceed its gross income for a calendar  quarter,  the excess will be the net loss for the REMIC for that
calendar  quarter.  See  "--Possible   Pass-Through  of  Miscellaneous  Itemized
Deductions" below.

         BASIS RULES,  NET LOSSES AND  DISTRIBUTIONS.  The  adjusted  basis of a
REMIC  residual  certificate  will be equal  to the  amount  paid for the  REMIC residual  certificate,  increased by amounts included in the income of the REMIC residual  certificateholder and decreased,  but not below zero, by distributions made, and by net losses allocated, to the REMIC residual certificateholder.

         A REMIC residual  certificateholder is not allowed to take into account any net loss for any  calendar  quarter to the extent the net loss  exceeds  the
REMIC  residual   certificateholder's  adjusted  basis  in  its  REMIC  residual certificate as of the close of the calendar quarter,  determined  without regard to the net loss.  Any loss that is not  currently  deductible  by reason of this limitation may be carried forward  indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual

                                     -131-

certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC  residual  certificateholders  should  consult their tax advisors.

         Any  distribution on a REMIC residual  certificate will be treated as a non-taxable  return of capital  to the  extent it does not  exceed the  holder's adjusted basis in the REMIC residual  certificate.  To the extent a distribution on a REMIC residual  certificate exceeds this adjusted basis, it will be treated as gain  from the  sale of the  REMIC  residual  certificate.  Holders  of REMIC residual  certificates may be entitled to distributions early in the term of the related  REMIC under  circumstances  in which their bases in the REMIC  residual certificates  will not be  sufficiently  large  that the  distributions  will be treated as  nontaxable  returns of capital.  Their  bases in the REMIC  residual certificates  will  initially  equal  the  amount  paid for the  REMIC  residual certificates  and will be  increased by the REMIC  residual  certificateholders'
allocable shares of taxable income of the REMIC. However,  these bases increases may not occur until the end of the calendar  quarter,  or perhaps the end of the calendar  year,  with respect to which the REMIC taxable  income is allocated to the  REMIC  residual  certificateholders.  To  the  extent  the  REMIC  residual certificateholders'  initial bases are less than the  distributions to the REMIC residual  certificateholders,  and increases in initial bases either occur after the  distributions  or,  together  with their initial  bases,  are less than the amount of the  distributions,  gain  will be  recognized  by the REMIC  residual certificateholders  on these  distributions and will be treated as gain from the sale of their REMIC residual certificates.

         The effect of these  rules is that a REMIC  residual  certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions,  through the deduction of any net losses of the
REMIC or upon the sale of its REMIC residual certificate.  See "--Sales of REMIC
Certificates" Below.

         For a  discussion  of  possible  modifications  of these rules that may require adjustments to income of a holder of a REMIC residual  certificate other than an original  holder in order to reflect any difference  between the cost of the REMIC residual certificate to the REMIC residual  certificateholder  and the adjusted  basis the REMIC  residual  certificate  would  have in the hands of an
original    holder.    See    "--Taxation    of   Owners   of   REMIC   Residual
Certificates--General" above.

         EXCESS  INCLUSIONS.  Any  excess  inclusions  with  respect  to a REMIC residual certificate will be subject to federal income tax in all events.
         In general,  the excess  inclusions  with  respect to a REMIC  residual certificate for any calendar quarter will be the excess, if any, of

                  (1)      the daily portions of REMIC taxable income  allocable
                           to the REMIC residual certificate over

                  (2)      the sum of the daily accruals for each day during the
                           quarter that the REMIC residual  certificate was held
                           by the REMIC residual certificateholder.

         The  daily  accruals  of a  REMIC  residual  certificateholder  will be determined  by  allocating  to each day during a calendar  quarter  its  ratable portion  of the  product  of the  adjusted  issue  price of the  REMIC  residual certificate  at the beginning of the calendar  quarter and 120% of the long-term
Federal rate in effect on the closing date. For this purpose, the adjusted issue price  of a REMIC  residual  certificate  as of the  beginning  of any  calendar quarter  will be equal to the  issue  price of the

                                     -132-

REMIC residual  certificate,  increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual  certificate before the beginning of that quarter.
The issue price of a REMIC residual certificate is the initial offering price to the public,  excluding bond houses and brokers, at which a substantial amount of the REMIC  residual  certificates  were sold.  The long-term  Federal rate is an average  of current  yields on  Treasury  securities  with a  remaining  term of greater than nine years,  computed and published monthly by the IRS. Although it has not done so, the Treasury  has  authority  to issue  regulations  that would treat the entire amount of income accruing on a REMIC residual certificate as an excess  inclusion if the REMIC  residual  certificates  are  considered  to have significant value.

         For REMIC residual certificateholders, an excess inclusion:

                  (1)      will not be  permitted  to be offset  by  deductions,
                           losses or loss carryovers from other activities,

                  (2)      will be treated as unrelated  business taxable income
                           to an otherwise tax-exempt organization and

                  (3)      will  not be  eligible  for  any  rate  reduction  or
                           exemption   under  any  applicable  tax  treaty  with
                           respect  to the 30%  United  States  withholding  tax
                           imposed   on    distributions   to   REMIC   residual
                           certificateholders  that are foreign investors.  See,
                           however,  "--Foreign Investors in REMIC Certificates"
                           below.

         Furthermore,  for  purposes  of the  alternative  minimum  tax,  excess inclusions  will  not be  permitted  to be  offset  by the  alternative  tax net operating loss deduction and alternative  minimum taxable income may not be less than the  taxpayer's  excess  inclusions.  The  latter  rule has the  effect  of preventing  nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC  residual  certificates  held by a real estate investment  trust,  the aggregate  excess  inclusions  with respect to the REMIC residual  certificates,  as  reduced,  but not below  zero,  by the real  estate investment trust taxable income, will be allocated among the shareholders of the trust in  proportion  to the  dividends  received by the  shareholders  from the trust,  and any amount so allocated will be treated as an excess  inclusion with respect to a REMIC residual  certificate as if held directly by the shareholder.
"Real estate investment trust taxable income" is defined by Section 857(b)(2) of the Code,  and as used in the prior  sentence  does not  include any net capital gain.  Treasury  regulations  yet to be issued  could  apply a  similar  rule to regulated investment companies,  common trust funds and cooperatives;  the REMIC regulations currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL  CERTIFICATES.  Under the REMIC regulations, transfers of "noneconomic"  REMIC residual  certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the  transferor  to impede the  assessment  or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any  taxes  due with  respect  to the  income  on the  "non-economic"  REMIC residual  certificate.  The  REMIC  regulations  provide  that a REMIC  residual certificate is non-economic  unless,  based on the Prepayment  Assumption and on any required or permitted clean up calls, or required  liquidation  provided for in the REMIC's organizational  documents,  (1) the present value of

                                     -133-

the expected future  distributions  (discounted  using the  "applicable  Federal rate" for obligations  whose term ends on the close of the last quarter in which excess  inclusions  are  expected to accrue with  respect to the REMIC  residual certificate,  which rate is computed  and  published  monthly by the IRS) on the
REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions,  and (2) the transferor reasonably expects that the  transferee  will  receive  distributions  with  respect  to the  REMIC residual  certificate  at or after the time the taxes accrue on the  anticipated excess  inclusions  in an  amount  sufficient  to  satisfy  the  accrued  taxes.
Accordingly,  all transfers of REMIC residual  certificates  that may constitute non-economic  residual interests will be subject to restrictions under the terms of the related  pooling and servicing  agreement that are intended to reduce the possibility  of any such transfer being  disregarded.  These  restrictions  will require each party to a transfer to provide an affidavit  that no purpose of the
transfer  is  to  impede  the   assessment  or  collection  of  tax,   including
representations as to the financial condition of the prospective transferee,  as to which the transferor is also required to make a reasonable  investigation  to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

         The IRS has issued final REMIC  regulations  that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected.  The additional conditions require that in order to qualify as a safe harbor transfer of a residual,  the transferee  represent that it will not cause the income "to be attributable  to a foreign  permanent  establishment  or fixed base (within the meaning of an applicable  income tax treaty) of the  transferee or another U.S.  taxpayer" and either (i) the amount  received by the transferee be no less on a  present  value  basis  than  the  present  value of the net tax detriment  attributable to holding the residual  interest reduced by the present value of the projected  payments to be received on the residual interest or (ii)
the transfer is to a domestic  taxable  corporation with specified large amounts of gross  and net  assets  and  that  meets  certain  other  requirements  where agreement  is  made  that  all  future  transfers  will be to  taxable  domestic corporations in transactions that qualify for the same "safe harbor"  provision.
Eligibility for the safe harbor requires, among other things, that the facts and circumstances  known to the transferor at the time of transfer not indicate to a reasonable  person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer  specifically  mentioned as  negating  eligibility.  The  regulations  generally  apply to  transfers  of residual interests occurring on or after February 4, 2000. Prior to purchasing a
REMIC  residual   certificate,   prospective   purchasers  should  consider  the
possibility that a purported transfer of the REMIC residual  certificate by such a  purchaser  to another  purchaser  at some  future day may be  disregarded  in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

         The related  prospectus  supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests under the
REMIC regulations;  provided, however, that any disclosure that a REMIC residual certificate will not be considered  noneconomic will be based upon  assumptions, and the depositor will make no representation that a REMIC residual  certificate will not be considered  noneconomic  for purposes of the rules  described in the preceding  paragraph.  See  "--Foreign  Investors  in REMIC  Certificates--REMIC
Residual Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

         On May 11, 2004, the Internal Revenue Service issued final  regulations relating to the federal  income tax treatment of  "inducement  fees" received by transferees of non-economic REMIC residual  interests.  The regulations  provide tax  accounting  rules  for  the  inclusion  of  such  fees  in  income  over an appropriate  period,  and clarify that  inducement  fees  represent  income from sources within the

                                     -134-

United  States.  These rules apply to taxable  years  ending on or after May 11,
2004. On the same date, the IRS issued  administrative  guidance  addressing the procedures  by which  transferees  of such REMIC  residual  interests may obtain consent to change the method of accounting  for REMIC  inducement  fee income to one of the methods provided in the regulations.  Prospective purchasers of REMIC residual  certificates  should  consult  with their tax advisors  regarding  the effect of these regulations and the related administrative guidance.

         MARK-TO-MARKET  RULES.  In general,  all securities  owned by a dealer, except to the extent that the dealer has  specifically  identified a security as held for investment,  must be marked to market in accordance with the applicable
Code provision and the related regulations.  Under Treasury regulations, a REMIC residual  certificate is not treated as a security and thus may not be marked to market.
         POSSIBLE  PASS-THROUGH OF MISCELLANEOUS  ITEMIZED DEDUCTIONS.  Fees and
expenses of a REMIC  generally  will be  allocated to the holders of the related
REMIC residual  certificates.  The  applicable  Treasury  regulations  indicate, however,  that in the case of a REMIC that is similar to a single class  grantor trust,  all or a portion of these fees and  expenses  should be allocated to the holders  of the  related  REMIC  regular  certificates.  Except as stated in the related  prospectus  supplement,  these fees and  expenses  will be allocated to holders of the related REMIC residual  certificates in their entirety and not to the holders of the related REMIC regular certificates.

         With  respect  to  REMIC   residual   certificates   or  REMIC  regular
certificates  the holders of which receive an allocation of fees and expenses in
accordance  with  the  preceding  discussion,   if  any  holder  thereof  is  an
individual,  estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts,

         o        an amount equal to the individual's, estate's or trust's share of the fees and expenses  will be added to the gross income of the holder, and

         o        the  individual's,  estate's or trust's  share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code.

         Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's  adjusted  gross income.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise  allowable for an individual  whose  adjusted  gross income  exceeds a specified  amount  will be  reduced by the lesser of (1) 3% of the excess of the individual's  adjusted gross income over that amount or (2) 80% of the amount of itemized  deductions  otherwise  allowable for the taxable  year.  The amount of additional  taxable  income  reportable  by  REMIC  certificateholders  that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial.  Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is an individual,  estate or trust, or a pass-through  entity  beneficially owned by one or more individuals,  estates or trusts,  no  deduction  will be allowed for the  holder's  allocable  portion of servicing fees and other  miscellaneous  itemized  deductions of the REMIC, even though an amount  equal to the amount of the fees and other  deductions  will be included in the holder's gross income. Accordingly, these REMIC certificates may
not  be  appropriate  investments  for  individuals,   estates,  or  trusts,  or
pass-through entities beneficially owned by one or more individuals,  estates or trusts.  Prospective  investors should consult with their own tax advisors prior to making an investment in the certificates.

                                     -135-

         SALES OF  REMIC  CERTIFICATES.  If a REMIC  certificate  is  sold,  the selling  Certificateholder  will  recognize gain or loss equal to the difference between  the amount  realized  on the sale and its  adjusted  basis in the REMIC certificate.  The adjusted basis of a REMIC regular  certificate  generally will be:

         o        equal  the  cost  of  the  REMIC  regular  certificate  to the certificateholder,

         o        increased by income  reported by such  certificateholder  with respect to the REMIC regular  certificate,  including original issue discount and market discount income, and

         o        reduced,  but not below zero,  by  distributions  on the REMIC regular certificate received by the  certificateholder  and by any amortized premium.

         The adjusted basis of a REMIC residual  certificate  will be determined as described under  "--Taxation of Owners of REMIC Residual  Certificates--Basis
Rules, Net Losses and  Distributions."  Except as provided in the following four paragraphs,  gain or loss from the sale of a REMIC  certificate  will be capital gain or loss,  provided the REMIC  certificate is held as a capital asset within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC regular  certificate that might otherwise be capital  gain will be treated as ordinary  income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's  income with respect to the REMIC regular  certificate  assuming that  income  had  accrued  thereon  at a rate  equal to 110% of the  applicable
Federal  rate,  determined  as of the  date of  purchase  of the  REMIC  regular certificate,  over (2) the amount of ordinary income actually  includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a
REMIC  regular   certificate  by  a  seller  who  purchased  the  REMIC  regular certificate at a market discount will be taxable as ordinary income in an amount not  exceeding  the portion of the discount  that accrued  during the period the
REMIC  certificate  was  held by the  holder,  reduced  by any  market  discount included in income under the rules described  above under  "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

         REMIC certificates will be evidences of indebtedness within the meaning of Section  582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC  certificate  by a bank or thrift  institution  to which this section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might  otherwise be capital gain may be treated as ordinary income to the extent that the  certificate  is held as part of a  conversion  transaction  within the meaning  of  Section  1258 of the Code.  A  conversion  transaction  includes  a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate  market risk, if substantially  all of the taxpayer's  return is  attributable  to the time value of the taxpayer's net investment  in the  transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the  taxpayer's net investment at 120% of the  appropriate  applicable  Federal  rate at the time the  taxpayer enters into the conversion  transaction,  subject to  appropriate  reduction for
prior   inclusion  of  interest  and  other  ordinary   income  items  from  the
transaction.

                                     -136-

         Finally,  a  taxpayer  may  elect to have  net  capital  gain  taxed at ordinary  income rates  rather than capital  gains rates in order to include the net  capital  gain in total net  investment  income for the  taxable  year,  for purposes of the rule that  limits the  deduction  of  interest  on  indebtedness incurred to purchase or carry  property held for  investment to a taxpayer's net investment income.

         Except as may be provided in Treasury  regulations yet to be issued, if the  seller  of a REMIC  residual  certificate  reacquires  the  REMIC  residual certificate,  or acquires any other residual  interest in a REMIC or any similar interest in a taxable  mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before,  and ending six months after, the date of the sale,  such sale will be  subject  to the wash sale rules of Section
1091 of the  Code.  In that  event,  any loss  realized  by the  REMIC  residual certificateholder on the sale will not be deductible,  but instead will be added to the REMIC residual  certificateholder's adjusted basis in the newly- acquired asset.

         Losses  on the sale of a REMIC  residual  certificate  in  excess  of a threshold  amount  (which  amount  could need to be  aggregated  with similar or previous  losses)  may  require  disclosure  of such  loss on an IRS Form  8886.
Investors  should  consult  with their tax  advisors as to the need to file such form.

         PROHIBITED  TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES. In the event a
REMIC  engages in a prohibited  transaction,  the Code imposes a 100% tax on the income  derived  by the REMIC  from the  prohibited  transaction.  A  prohibited transaction may occur upon the disposition of a loan, the receipt of income from a source  other  than a loan or other  permitted  investments,  the  receipt  of compensation  for services,  or gain from the  disposition of an asset purchased with the payments on the loans for temporary  investment pending distribution on the REMIC certificates.  It is not anticipated that any REMIC will engage in any prohibited  transactions  in which it would  recognize a material  amount of net income.

         In addition,  a contribution to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed  property.  Each pooling and servicing  agreement will include provisions  designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest  corporate rate on net income from  foreclosure  property,  determined  by reference to the rules applicable to real estate investment  trusts.  Net income from foreclosure property  generally  means gain from the sale of a foreclosure  property that is inventory  property  and gross  income  from  foreclosure  property  other  than qualifying rents and other qualifying income for a real estate investment trust.
It is not anticipated  that any REMIC will recognize net income from foreclosure property subject to federal income tax.

         To the extent permitted by then applicable laws, any tax resulting from a prohibited  transaction,  tax  resulting  from a  contribution  made after the closing  date,  tax on net income  from  foreclosure  property or state or local income or  franchise  tax that may be  imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master  servicer  or the trustee  has  sufficient  assets to do so, and provided  that the tax arises out of a breach of the  master  servicer's  or the trustee's  obligations under the related pooling and servicing  agreement and in respect of compliance with applicable laws and  regulations.  Any of these

                                     -137-

taxes not borne by the master  servicer or the trustee  will be charged  against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         TAX AND  RESTRICTIONS  ON TRANSFERS OF REMIC RESIDUAL  CERTIFICATES  TO
CERTAIN  ORGANIZATIONS.  If a REMIC  residual  certificate  is  transferred to a disqualified  organization,  a tax would be  imposed  in an amount  equal to the product of:
         o        the present value,  discounted  using the  applicable  Federal rate for obligations  whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect  to the  REMIC  residual  certificate,  of  the  total anticipated  excess  inclusions  with  respect  to  the  REMIC residual certificate for periods after the transfer and

         o        the highest  marginal  federal  income tax rate  applicable to corporations.

         The  anticipated  excess  inclusions  must be determined as of the date that the REMIC residual  certificate is transferred  and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax would be imposed on the transferor of the REMIC residual certificate,  except that where the transfer is through an agent for a disqualified  organization,  the tax would instead be imposed on the agent.  However, a transferor of a REMIC residual  certificate would in no event be liable for the tax with respect to a transfer if the transferee  furnishes to
the   transferor  an  affidavit  that  the  transferee  is  not  a  disqualified organization  and, as of the time of the transfer,  the transferor does not have actual  knowledge  that the  affidavit  is false.  Moreover,  an entity will not qualify as a REMIC unless there are reasonable  arrangements  designed to ensure that

         o        residual  interests in the entity are not held by disqualified organizations and

         o        information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of
                  REMIC  residual  certificates  and other  provisions  that are intended  to meet this  requirement  will be  included  in the pooling and servicing  agreement,  and will be discussed  more fully in any prospectus supplement relating to the offering of any REMIC residual certificate.

         In  addition,  if a  pass-through  entity  includes  in  income  excess inclusions  with respect to a REMIC  residual  certificate,  and a  disqualified organization is the record holder of an interest in the entity,  then a tax will be  imposed  on the  entity  equal to the  product  of (1) the  amount of excess inclusions on the REMIC residual  certificate that are allocable to the interest in the  pass-through  entity held by the  disqualified  organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period,  however,  if each record holder of an interest in the  pass-through  entity furnishes to the pass-through entity

         o        the  holder's  social  security  number and a statement  under penalties of perjury that the social  security  number is that of the record holder or

         o        a statement  under penalties of perjury that the record holder
                  is  not  a  disqualified  organization.   Notwithstanding  the
                  preceding  two  sentences,  in the  case of a  REMIC

                                     -138-

                  residual certificate held by an electing large partnership, as defined  in  Section  775 of the Code,  all  interests  in the
                  partnership   shall  be  treated   as  held  by   disqualified
                  organizations, without regard to whether the record holders of the partnership furnish statements  described in the preceding sentence,  and the  amount  that is  subject  to tax under the second preceding sentence is excluded from the gross income of
                  the  partnership   allocated  to  the  partners,  in  lieu  of
                  allocating to the partners a deduction for the tax paid by the partnership.

         For these purposes, a disqualified organization means:

         o        the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or  instrumentality  of the  foregoing,  not including, however,  instrumentalities  described in Section 168(h)(2)(D)
                  of the Code or the Federal Home Loan Mortgage Corporation,

         o        any  organization,  other  than  a  cooperative  described  in
                  Section 521 of the Code,  that is exempt from  federal  income tax, unless it is subject to the tax imposed by Section 511 of the Code or

         o        any  organization  described in Section  1381(a)(2)(C)  of the
                  Code.

         For  these  purposes,   a  pass-through   entity  means  any  regulated
investment company,  real estate investment trust,  trust,  partnership or other entity  described in Section  860E(e)(6)(B)  of the Code. In addition,  a person holding an interest  in a  pass-through  entity as a nominee for another  person will, with respect to the interest, be treated as a pass-through entity.

         TERMINATION.  A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the loans or upon a sale of the REMIC's  assets  following  the adoption by the REMIC of a plan  of  complete  liquidation.  The  last  distribution  on  a  REMIC  regular certificate will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC Residual certificate,  if the last distribution on the REMIC residual  certificate  is  less  than  the  REMIC  residual  certificateholder's adjusted basis in the Certificate,  the REMIC residual certificateholder should, but may  not,  be  treated  as  realizing  a loss  equal  to the  amount  of the difference, and the loss may be treated as a capital loss.

         REPORTING AND OTHER ADMINISTRATIVE  MATTERS. Solely for purposes of the administrative  provisions  of  the  Code,  the  REMIC  will  be  treated  as  a partnership and REMIC residual  certificateholders  will be treated as partners.
The trustee or other party specified in the related  prospectus  supplement will file REMIC federal income tax returns on behalf of the related REMIC,  and under the terms of the related  pooling and  servicing  agreement,  will either (1) be irrevocably  appointed by the holders of the largest percentage  interest in the related REMIC residual  certificates as their agent to perform all of the duties of the tax matters  person with respect to the REMIC in all respects or (2) will be  designated  as and will act as the tax matters  person  with  respect to the related  REMIC in all respects and will hold at least a nominal  amount of REMIC residual certificates.

         The trustee,  as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally  will have the  authority  to act on behalf of the REMIC and the REMIC residual  certificateholders  in connection with the administrative and judicial review of items of income,  deduction, gain or loss of the REMIC, as well as the
REMIC's  classification.  REMIC  residual  certificateholders  generally will be required to report

                                     -139-

such REMIC items consistently with their treatment on the REMIC's tax return and may be bound by a  settlement  agreement  between  the  trustee,  as either  tax matters  person or as agent for the tax matters  person,  and the IRS concerning any REMIC item subject to that  settlement  agreement.  Adjustments  made to the
REMIC  tax  return  may  require  a  REMIC  residual  certificateholder  to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments  resulting from an audit, could result in an audit of a REMIC residual  certificateholder's  return.  Any person  that holds a REMIC  residual certificate  as a nominee  for  another  person may be  required  to furnish the
REMIC,  in a manner to be provided in  Treasury  regulations,  with the name and address of the person and other information.

         Reporting of interest  income,  including any original issue  discount, with respect to REMIC  regular  certificates  is required  annually,  and may be required more frequently under Treasury  regulations.  These information reports generally  are  required  to be sent to  individual  holders  of  REMIC  regular
interests  and  the  IRS;  holders  of  REMIC  regular   certificates  that  are
corporations,  trusts, securities dealers and some other non-individuals will be provided  interest  and  original  issue  discount  income  information  and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter  for which the  information was  requested,  or two weeks after the receipt of the  request.  The REMIC must also  comply  with rules  requiring  a REMIC  regular  certificate  issued  with original  issue  discount to  disclose on its face the amount of original  issue discount and the issue date, and requiring the information to be reported to the
IRS.  Reporting  with  respect  to the REMIC  residual  certificates,  including
income,   excess  inclusions,   investment  expenses  and  relevant  information
regarding qualification of the REMIC's assets will be made as required under the
Treasury regulations, generally on a quarterly basis.

         The  REMIC  regular  certificate  information  reports  will  include a statement of the adjusted  issue price of the REMIC regular  certificate  at the beginning  of each  accrual  period.  In  addition,  the  reports  will  include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant  yield  method  would  require  information  relating to the holder's purchase price that the REMIC may not have,  Treasury  regulations  only require that information pertaining to the appropriate  proportionate method of accruing market  discount  be  provided.  See  "--Taxation  of  Owners  of REMIC  Regular
Certificates--Market Discount."

         The  responsibility  for complying with the foregoing  reporting  rules will be borne by the trustee or other party designated in the related prospectus supplement.

         BACKUP  WITHHOLDING  WITH  RESPECT TO REMIC  CERTIFICATES.  Payments of
interest and  principal,  as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients of the payments fail to furnish to the payor  information including their taxpayer  identification numbers, or otherwise fail to establish an exemption from the backup  withholding tax. Any amounts deducted and withheld from a  distribution  to a  recipient  would be allowed as a credit  against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply  information but that does not do so in the proper manner.

                                     -140-

         FOREIGN   INVESTORS   IN   REMIC   CERTIFICATES.    A   REMIC   regular
certificateholder  that is not a United  States  Person  and is not  subject  to federal  income  tax as a result of any  direct or  indirect  connection  to the
United States in addition to its ownership of a REMIC regular certificate,  will not be subject to United States federal income or withholding  tax in respect of a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with identification requirements including delivery of a statement signed by the certificateholder under penalties of perjury, certifying that the  certificateholder is not a United States Person and providing the name and address of the certificateholder.  The IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a
REMIC  residual  certificateholder  that owns  directly or  indirectly  a 10% or greater  interest  in the REMIC  residual  certificates.  If the holder does not qualify for exemption,  distributions  of interest,  including  distributions in respect of accrued  original issue  discount,  to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.
         Special rules apply to partnerships, estates and trusts, and in certain circumstances  certifications  as to  foreign  status and other  matters  may be required to be provided by partners and beneficiaries thereof.

         In  addition,  the  foregoing  rules  will not apply to exempt a United
States  shareholder  of a controlled  foreign  corporation  from taxation on the
United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further,  it  appears  that a REMIC  regular  certificate  would not be included  in the  estate of a  non-resident  alien  individual  and would not be
subject  to  United  States  estate  taxes.   However,   it  is  suggested  that
certificateholders  who are  non-resident  alien  individuals  consult their tax advisors concerning this question.

         Except as stated in the related  prospectus  supplement,  transfers  of
REMIC residual certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

NOTES

         On or prior  to the  date of the  related  prospectus  supplement  with respect  to the  proposed  issuance  of each  series  of notes,  counsel  to the depositor will provide its opinion that, assuming compliance with all provisions of the  indenture,  trust  agreement  and other related  documents,  for federal income tax  purposes (1) the notes will be treated as  indebtedness  and (2) the issuer,  as created under the trust  agreement,  will not be characterized as an association  or publicly  traded  partnership  taxable as a corporation  or as a taxable  mortgage  pool.  For purposes of this tax  discussion,  references to a noteholder or a holder are to the beneficial owner of a note.

         STATUS AS REAL PROPERTY LOANS

         Notes  held by a  domestic  building  and  loan  association  will  not constitute  "loans . . . secured by an  interest  in real  property"  within the meaning  of Code  section  7701(a)(19)(C)(v);  and notes  held by a real  estate investment  trust will not  constitute  real estate assets within the meaning of
Code

                                     -141-

section  856(c)(4)(A) and interest on notes will not be considered  "interest on obligations  secured by mortgages on real  property"  within the meaning of Code section 856(c)(3)(B).

         TAXATION OF NOTEHOLDERS

         Notes  generally will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC, except that (1) income reportable on the notes is not required to be reported  under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC regular  certificate as ordinary  income is inapplicable to the notes. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" and "--Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

         CLASSIFICATION OF GRANTOR TRUST FUNDS

         On or prior  to the  date of the  related  prospectus  supplement  with respect to the proposed  issuance of each series of grantor trust  certificates, counsel to the depositor will provide its opinion that, assuming compliance with all  provisions  of the related  pooling and  servicing  agreement,  the related grantor trust fund will be classified as a grantor trust under subpart E, part I of  subchapter  J of  Chapter  1 of the  Code  and  not as a  partnership  or an association taxable as a corporation.

         CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.  In the case of grantor trust  fractional  interest  certificates,  except as  disclosed  in the related prospectus  supplement,  counsel to the depositor  will provide its opinion that grantor trust  fractional  interest  certificates  will  represent  interests in
"loans . . . secured by an  interest  in real  property"  within the  meaning of
Section   7701(a)(19)(C)(v)   of  the  Code;   "obligation[s]   (including   any
participation or certificate of beneficial  ownership  therein) which . . .[are]
principally  secured by an  interest  in real  property"  within the  meaning of
Section  860G(a)(3)  of the Code;  and real estate  assets within the meaning of
Section  856(c)(4)(A)  of the Code. In addition,  counsel to the depositor  will
deliver  its  opinion  that  interest  on  grantor  trust  fractional   interest
certificates  will to the same extent be  considered  "interest  on  obligations secured by mortgages on real property or on interests in real  property"  within the meaning of Section 856(c)(3)(B) of the Code.

         The assets constituting certain grantor trust funds may include buydown loans. The  characterization  of an investment in buydown loans will depend upon the precise terms of the related buydown  agreement,  but to the extent that the buydown loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph.
No directly  applicable  precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown loans.  Accordingly, holders of grantor trust certificates should consult their own tax advisors with respect to the  characterization  of investments  in grantor trust  certificates representing an interest in a grantor trust fund that includes buydown loans.

         GRANTOR  TRUST  STRIP   CERTIFICATES.   Even  if  grantor  trust  strip
certificates  evidence an interest in a grantor  trust fund  consisting of loans that are "loans . . . secured by an interest in real property"

                                     -142-

within the  meaning of Section  7701(a)(19)(C)(v)  of the Code,  and real estate assets within the meaning of Section  856(c)(4)(A) of the Code, and the interest on the loans is "interest on obligations  secured by mortgages on real property"
within the meaning of Section  856(c)(3)(B)  of the Code, it is unclear  whether the  grantor  trust  strip  certificates,  and  income  from the  grantor  trust
certificates  will  be  characterized  the  same  way.  However,   the  policies
underlying  these  sections,  to  encourage or require  investments  in loans by thrift  institutions  and real  estate  investment  trusts,  suggest  that  this characterization  is appropriate.  Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the  characterization  of an investment in grantor trust strip  certificates  is material  consult their tax advisors  regarding  whether the grantor trust strip certificates,  and the income therefrom,  will be so characterized.  The grantor trust strip certificates will be "obligation[s]  (including any participation or certificate  of  beneficial  ownership  therein)  which . .  .[are]  principally secured  by an  interest  in  real  property"  within  the  meaning  of  Section
860G(a)(3)(A) of the Code.

         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL  INTEREST  CERTIFICATES.
Holders of a particular series of grantor trust fractional interest certificates generally  will be required to report on their federal  income tax returns their shares of the  entire  income  from the  loans,  including  amounts  used to pay reasonable  servicing  fees and other  expenses,  and will be entitled to deduct their shares of any  reasonable  servicing fees and other  expenses.  Because of stripped interests,  market or original issue discount,  or premium,  the amount includible  in  income  on  account  of  a  grantor  trust  fractional  interest certificate may differ  significantly from the amount  distributable on the same certificate representing interest on the loans. Under Section 67 of the Code, an individual,  estate  or  trust  holding  a  grantor  trust  fractional  interest certificate  directly or through some  pass-through  entities  will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the  aggregate of the holder's  miscellaneous  itemized  deductions  exceeds two percent of the holder's  adjusted gross income.  In addition,  Section 68 of the
Code provides that the amount of itemized deductions  otherwise allowable for an individual  whose  adjusted  gross  income  exceeds a  specified  amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable  for the  taxable  year.  The  amount  of  additional  taxable  income reportable by holders of grantor trust fractional interest  certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further,  certificateholders other than corporations subject to the alternative  minimum tax may not deduct  miscellaneous  itemized  deductions  in determining the holder's alternative minimum taxable income.  Although it is not entirely clear,  it appears that in  transactions  in which multiple  classes of grantor trust  certificates,  including  grantor trust strip  certificates,  are issued,  the fees and expenses  should be allocated among the classes of grantor trust  certificates using a method that recognizes that each class benefits from
the  related   services.   In  the  absence  of  statutory   or   administrative
clarification  as to the method to be used,  it is intended to base  information returns or reports to the IRS and  certificateholders on a method that allocates the expenses  among classes of grantor trust  certificates  with respect to each period on the distributions made to each class during that period.

         The federal income tax treatment of grantor trust  fractional  interest certificates  of any  series  will  depend on  whether  they are  subject to the stripped  bond  rules of  Section  1286 of the Code.  grantor  trust  fractional interest  certificates  may be subject to those  rules if (1) a class of grantor trust strip certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates  retains,  for its own account or for purposes  of resale,  a right to  receive a  specified  portion of

                                     -143-

the  interest  payable  on the  loans.  Further,  the  IRS  has  ruled  that  an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained  ownership  interest  in  mortgages  that  constitutes  a stripped coupon. For purposes of determining what constitutes  reasonable  servicing fees for  various  types of  mortgages  the IRS has  established  safe  harbors.  The servicing  fees paid with  respect  to the loans for a series of  grantor  trust certificates  may be higher than those safe  harbors and,  accordingly,  may not constitute reasonable servicing compensation.  The related prospectus supplement will include  information  regarding servicing fees paid to the master servicer, any subservicer or their respective  affiliates  necessary to determine  whether the safe harbor rules apply.

         IF STRIPPED BOND RULES APPLY.  If the stripped  bond rules apply,  each grantor trust  fractional  interest  certificate  will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Code,  subject,  however,  to the  discussion in the sixth  following  paragraph regarding the possible  treatment of stripped bonds as market discount bonds and the discussion  regarding DE MINIMIS market discount.  See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Discount" below.

         Under the stripped bond rules, the holder of a grantor trust fractional interest  certificate,  whether  a cash  or  accrual  method  taxpayer,  will be required to report  interest income from its grantor trust  fractional  interest certificate  for each month in an amount equal to the income that accrues on the certificate  in  that  month  calculated  under  a  constant  yield  method,  in accordance with the rules of the Code relating to original issue discount.

         The original  issue  discount on a grantor  trust  fractional  interest certificate will be the excess of the certificate's stated redemption price over its  issue  price.  The  issue  price of a  grantor  trust  fractional  interest certificate as to any purchaser will be equal to the price paid by the purchaser for the grantor trust fractional  interest  certificate.  The stated  redemption price of a grantor trust fractional interest  certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's  share of reasonable  servicing fees and other expenses.  See  "--Taxation  of  Owners of  Grantor  Trust  Fractional  Interest
Certificates--Stripped  Bond Rules Do Not Apply" for a  definition  of qualified stated interest.

         In general,  the amount of the income  that  accrues in any month would equal the product of the holder's adjusted basis in the grantor trust fractional interest  certificate at the beginning of the month, see "Sales of Grantor Trust
Certificates",   and  the  yield  of  the  grantor  trust  fractional   interest
certificate to the holder. This yield is equal to a rate that,  compounded based on the regular  interval  between  distribution  dates and used to discount  the holder's  share of future  payments on the loans,  causes the  present  value of those  future  payments  to equal the price at which the  holder  purchased  the
certificate.   In   computing   yield  under  the   stripped   bond   rules,   a
certificateholder's  share of future  payments on the loans will not include any payments made in respect of any ownership  interest in the loans retained by the depositor,  the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's  share of any reasonable servicing fees and other expenses.

         To the  extent  the  grantor  trust  fractional  interest  certificates represent an interest in any pool of debt  instruments the yield on which may be affected by reason of prepayments,  Section  1272(a)(6) of the Code requires (1)
the  use of a  reasonable  Prepayment  Assumption  in  accruing  original  issue discount and (2)  adjustments  in the accrual of original  issue  discount  when prepayments do not conform to the Prepayment  Assumption.  It is unclear whether those provisions would be applicable

                                     -144-

to the grantor trust fractional  interest  certificates that do not represent an interest in any pool of debt  instruments  the yield on which may be affected by reason of prepayments,  or whether use of a reasonable Prepayment Assumption may be required or permitted  without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined  based on  conditions  at the time of the first  sale of the  grantor trust fractional  interest  certificate or, for a particular holder, at the time of purchase of the grantor trust fractional interest certificate by that holder.
It  is  suggested  that  Certificateholders   consult  their  own  tax  advisors
concerning  reporting  original  issue  discount  with respect to grantor  trust fractional  interest  certificates  and,  in  particular,  whether a  Prepayment
Assumption should be used in reporting original issue discount.

         In the case of a grantor trust fractional interest certificate acquired at a  price  equal  to the  principal  amount  of  the  loans  allocable  to the certificate,  the use of a Prepayment  Assumption  generally  would not have any significant effect on the yield used in calculating accruals of interest income.
In the  case,  however,  of a  grantor  trust  fractional  interest  certificate acquired  at a price  less  than or  greater  than the  principal  amount of the certificate,  that is,  at a  discount  or a  premium,  the use of a  reasonable
Prepayment  Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a  Prepayment  Assumption  is not used,  then when a loan prepays in full, the holder of a grantor trust fractional interest  certificate acquired at a discount or a premium  generally will recognize  ordinary income or loss equal to the  difference  between the portion of the prepaid  principal  amount of the loan that is allocable to the  certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's  interest in the loan.  If a Prepayment  Assumption  is used, it appears that no separate item of income or loss should be  recognized  upon a prepayment.  Instead,  a prepayment should be treated as a partial  payment  of the stated  redemption  price of the grantor trust fractional  interest  certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular  certificates.  It is unclear  whether  any other  adjustments  would be required  to reflect  differences  between an  assumed  prepayment  rate and the actual rate of prepayments.  See  "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount."

         It is  intended to base  information  reports or returns to the IRS and certificateholders  in  transactions  subject  to the  stripped  bond rules on a
Prepayment   Assumption  that  will  be  disclosed  in  the  related  prospectus supplement  and on a constant  yield  computed  using a  representative  initial offering price for each class of certificates.  However,  none of the depositor, the master servicer or the trustee will make any  representation  that the loans will in fact prepay at a rate  conforming  to the  Prepayment  Assumption or any other  rate  and  certificateholders  should  bear  in  mind  that  the use of a representative  initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial  certificateholders of each series who bought at that price.

         Under Treasury  regulation  Section 1.1286-1,  stripped bonds may to be treated as market discount bonds and any purchaser of a stripped bond treated as a market  discount  bond is to account  for any  discount  on the bond as market discount  rather than original  issue  discount.  This  treatment  only applies, however,  if  immediately  after the most  recent  disposition  of the bond by a person  stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or

                                     -145-

only a DE MINIMIS  amount of,  original  issue discount or (2) the annual stated
rate of interest  payable on the  original  bond is no more than one  percentage point lower than the gross  interest rate payable on the original  loan,  before subtracting any servicing fee or any stripped  coupon.  If interest payable on a grantor trust fractional interest  certificate is more than one percentage point lower than the gross interest rate payable on the loans, the related  prospectus supplement  will disclose that fact.  If the original  issue  discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the loans, then that original issue discount or market discount will be considered to be DE MINIMIS.  Original issue discount or market discount of only a de minimis amount will be included in income in the same  manner as DE MINIMIS  original  issue and  market  discount  described  in
"--Characteristics  of  Investments in Grantor Trust  Certificates--If  Stripped
Bond Rules Do Not Apply" and "--Market Discount" below.

         IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original  issue  discount,  if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report  its share of the  interest  income on the loans in  accordance  with the certificateholder's  normal method of  accounting.  The original  issue discount rules will  apply to a grantor  trust  fractional  interest  certificate  to the extent it evidences an interest in loans issued with original issue discount.

         The  original  issue  discount,  if any,  on the loans  will  equal the difference  between  the stated  redemption  price of the loans and their  issue price.  Under the OID Regulations,  the stated  redemption price is equal to the total  of all  payments  to be made on the  loan  other  than  qualified  stated
interest.  Qualified stated interest is interest that is unconditionally payable at least  annually  at a single  fixed  rate,  a  qualified  floating  rate,  an objective  rate, a combination  of a single fixed rate and one or more qualified floating  rates or one qualified  inverse  floating  rate,  or a combination  of qualified  floating rates that does not operate in a manner that  accelerates or defers interest payments on the loan. In general, the issue price of a loan will be the amount  received by the  borrower  from the lender under the terms of the loan, less any points paid by the borrower, and the stated redemption price of a loan will equal its  principal  amount,  unless the loan provides for an initial below-market  rate of interest or the  acceleration  or the deferral of interest payments.  The  determination  as to whether  original  issue  discount  will be considered to be DE MINIMIS will be calculated  using the same test described in
the  REMIC   discussion.   See   "--Taxation   of   Owners   of  REMIC   Regular
Certificates--Original Issue Discount" above.

         In the case of loans bearing adjustable or variable interest rates, the related  prospectus  supplement will describe the manner in which the rules will be applied with respect to those loans by the master  servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original  issue  discount is in excess of a DE MINIMIS  amount,  all original  issue  discount  with respect to a loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6)
of the Code  requires that a Prepayment  Assumption  be made in computing  yield with respect to any pool of debt  instruments the yield on which may be affected by reason of prepayments.  Accordingly,  for certificates backed by these pools, it is  intended  to  base  information  reports  and  returns  to  the  IRS  and certificateholders on the use of a Prepayment  Assumption.  However, in the case of certificates  not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment  Assumption.  It is suggested that  certificateholders  consult  their own tax advisors  concerning  whether a
Prepayment Assumption

                                     -146-

should be used in  reporting  original  issue  discount  with respect to grantor trust fractional interest certificates.  Certificateholders  should refer to the related  prospectus  supplement with respect to each series to determine whether and in what manner the original  issue discount rules will apply to loans in the series.

         A purchaser of a grantor trust  fractional  interest  certificate  that purchases the grantor trust fractional interest  certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the loans  held in the  related  trust  fund will also be  required  to include in gross income the  certificate's  daily portions of any original issue discount with respect to the loans.  However, the daily portion will be reduced, if  the  cost  of the  grantor  trust  fractional  interest  certificate  to the purchaser is in excess of the  certificate's  allocable portion of the aggregate adjusted issue prices of the loans held in the related trust fund, approximately in  proportion  to the ratio the  excess  bears to the  certificate's  allocable portion of the aggregate  original issue discount remaining to be accrued on the loans. The adjusted issue price of a loan on any given day equals the sum of (1)
the adjusted issue price, or, in the case of the first accrual period, the issue price, of the loan at the beginning of the accrual period that includes that day and (2) the daily  portions of original  issue  discount for all days during the accrual  period  prior to that day.  The  adjusted  issue price of a loan at the beginning  of any  accrual  period  will  equal  the  issue  price of the  loan, increased by the aggregate amount of original issue discount with respect to the loan that  accrued in prior  accrual  periods,  and reduced by the amount of any payments  made on the loan in prior accrual  periods of amounts  included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related  prospectus  supplement,  will  provide to any holder of a grantor trust  fractional  interest  certificate such information as the holder may  reasonably  request  from time to time with  respect to original issue discount accruing on grantor trust fractional interest  certificates.  See
"Grantor Trust Reporting" below.

         MARKET DISCOUNT. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a loan is  considered to have been  purchased at a market  discount, that is, in the case of a loan issued  without  original  issue  discount,  at a purchase price less than its remaining stated  redemption  price, or in the case of a loan issued with original issue discount, at a purchase price less than its adjusted issue price.  If market  discount is in excess of a DE MINIMIS  amount, the holder  generally  will be  required  to include in income in each month the amount  of the  discount  that  has  accrued  through  the  month  that  has not previously been included in income,  but limited,  in the case of the portion of the discount that is allocable to any loan, to the payment of stated  redemption price on the  loan  that is  received  by,  or,  in the  case of  accrual  basis certificateholders,  due to, the trust fund in that month.  A  certificateholder may elect to include market  discount in income  currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those  described in
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section  1276(b)(3) of the Code  authorized the Treasury  Department to issue regulations  providing for the method for accruing market discount on debt instruments,  the  principal  of which is payable in more than one  installment.
Until regulations are issued by the Treasury Department,  rules described in the
Committee  Report will apply.  Under those rules,  in each accrual period market discount on the loans should accrue, at the  certificateholder's  option: (1) on the basis of a constant  yield method,  (2) in the case of a loan issued without original  issue  discount,  in an amount  that bears

                                     -147-

the same ratio to the total  remaining  market  discount as the stated  interest paid in the accrual  period bears to the total stated  interest  remaining to be paid on the loan as of the beginning of the accrual  period,  or (3) in the case of a loan issued with original issue discount,  in an amount that bears the same ratio to the total  remaining  market  discount as the original  issue  discount accrued  in the  accrual  period  bears to the  total  original  issue  discount remaining at the beginning of the accrual period. The Prepayment Assumption,  if any, used in calculating the accrual of original issue discount is to be used in calculating  the accrual of market  discount.  The effect of using a  Prepayment
Assumption could be to accelerate the reporting of the discount income.  Because the  regulations  referred to in this paragraph have not been issued,  it is not possible to predict what effect the regulations  might have on the tax treatment of a loan purchased at a discount in the secondary market.

         Because  the  loans  will  provide  for  periodic  payments  of  stated
redemption  price,  the market discount may be required to be included in income at a rate that is not  significantly  slower than the rate at which the discount would be included in income if it were original issue discount.

         Market  discount  with  respect  to loans  may be  considered  to be DE
MINIMIS and, if so, will be  includible in income under DE MINIMIS rules similar to those  described  above in  "--REMICs--Taxation  of Owners  of REMIC  Regular
Certificates--Original Issue Discount" with the exception that it is less likely that a  Prepayment  Assumption  will be used for  purposes  of these  rules with respect to the loans.

         Further,  under the rules described in "--REMICs--Taxation of Owners of
REMIC Regular  Certificates--Market  Discount,"  above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense  deductions  attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.  This rule applies  without  regard to the  origination dates of the loans.

         PREMIUM. If a certificateholder  is treated as acquiring the underlying loans at a  premium,  that is, at a price in excess  of their  remaining  stated
redemption price, the  certificateholder may elect under Section 171 of the Code to amortize using a constant yield.  Amortizable premium is treated as an offset to interest  income on the related  debt  instrument,  rather than as a separate
interest   deduction.   However,   premium  allocable  to  loans  for  which  an
amortization  election is not made,  should be  allocated  among the payments of stated  redemption  price on the loan and be  allowed  as a  deduction  as these payments  are made,  or, for a  certificateholder  using the  accrual  method of accounting, when the payments of stated redemption price are due.

         It is  unclear  whether  a  Prepayment  Assumption  should  be  used in computing  amortization  of premium  allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment  Assumption and a loan prepays in full, the holder of a grantor trust fractional  interest  certificate acquired at a premium should recognize a loss,  equal to the difference  between the portion of the prepaid principal amount of the loan that is allocable to the certificate  and the portion of the adjusted  basis of the  certificate  that is allocable  to the loan.  If a  Prepayment  Assumption  is used to amortize  this premium,  it  appears  that  this  loss  would  be  unavailable.  Instead,  if a
Prepayment  Assumption  is used,  a  prepayment  should be  treated as a partial payment of the stated redemption price of the grantor trust fractional  interest certificate  and  accounted  for under a method  similar to that  described  for taking account of original issue discount on REMIC regular  certificates.  It is unclear whether any other adjustments  would be required to reflect  differences between the

                                     -148-

Prepayment   Assumption   used,  and  the  actual  rate  of   prepayments.   See
"REMICs--Taxation  of  Owners  of  REMIC  Regular  Certificates--Original  Issue
Discount."

         TAXATION OF OWNERS OF GRANTOR  TRUST STRIP  CERTIFICATES.  The stripped coupon rules of Section  1286 of the Code will apply to the grantor  trust strip certificates.  Except as described above in  "Characterization of Investments in
Grantor Trust  Certificates--If  Stripped Bond Rules Apply," no  regulations  or published  rulings  under  Section  1286  of  the  Code  have  been  issued  and uncertainty  exists as to how it will be applied to securities  like the grantor trust strip certificates.  Accordingly,  it is suggested that holders of grantor trust strip certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID  Regulations  do not apply to stripped  coupons,  although they provide general  guidance as to how the original issue discount  sections of the
Code will be  applied.  In  addition,  the  discussion  below is  subject to the discussion under  "--Application  of Contingent  Payment Rules" and assumes that the holder of a grantor trust strip  certificate  will not own any grantor trust fractional interest certificates.

         Under the  stripped  coupon  rules,  it  appears  that  original  issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust  strip  certificates  would  include as  interest  income in each month an amount equal to the product of the holder's  adjusted basis in the grantor trust strip  certificate  at the  beginning of that month and the yield of the grantor trust strip  certificate to the holder.  The yield would be calculated  based on the price paid for that grantor  trust strip  certificate  by its holder and the payments  remaining  to be made  thereon  at the time of the  purchase,  plus an allocable  portion of the servicing fees and expenses to be paid with respect to
the   loans.   See   "Characterization   of   Investments   in   Grantor   Trust
Certificates--Stripped Bond Rules Apply" above.

         As noted,  Section  1272(a)(6)  of the Code  requires that a Prepayment
Assumption  be used in computing  the accrual of original  issue  discount  with respect to some categories of debt instruments,  and that adjustments be made in the amount and rate of accrual of the discount when  prepayments  do not conform to the Prepayment Assumption. To the extent the grantor trust strip certificates represent an interest in any pool of debt  instruments the yield on which may be affected by reason of prepayments, those provisions apply to grantor trust strip certificates.  It is unclear whether those provisions would be applicable to the grantor trust strip  certificates  that do not represent an interest in any such pool, or whether use of a Prepayment  Assumption may be required or permitted in the  absence  of  these  provisions.  It  is  also  uncertain,  if a  Prepayment
Assumption  is used,  whether the assumed  prepayment  rate would be  determined based on  conditions  at the time of the first sale of the  grantor  trust strip certificate or, with respect to any subsequent  holder,  at the time of purchase of the grantor trust strip certificate by that holder.

         The accrual of income on the grantor trust strip  certificates  will be significantly slower if a Prepayment  Assumption is permitted to be made than if yield is computed  assuming no  prepayments.  It  currently  is intended to base information  returns  or  reports  to  the  IRS  and  certificateholders  on the
Prepayment  Assumption  disclosed in the related prospectus  supplement and on a constant yield computed using a  representative  initial offering price for each class of certificates.  However,  none of the depositor,  the master servicer or the trustee will make any representation that the loans will in fact prepay at a rate  conforming  to  the  Prepayment  Assumption  or  at  any  other  rate  and

                                     -149-

certificateholders  should bear in mind that the use of a representative initial offering  price  will mean that the  information  returns  or  reports,  even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the  initial  certificateholders  of each  series who  bought at that  price.
Prospective  purchasers of the grantor trust strip  certificates  should consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear  under what  circumstances,  if any, the  prepayment of a loan  will  give  rise  to a  loss  to  the  holder  of a  grantor  trust  strip certificate.  If a  grantor  trust  strip  certificate  is  treated  as a single instrument  rather  than  an  interest  in  discrete  loans  and the  effect  of prepayments is taken into account in computing yield with respect to the grantor trust strip certificate, it appears that no loss may be available as a result of any particular  prepayment  unless  prepayments  occur at a rate faster than the
Prepayment Assumption.  However, if a grantor trust strip certificate is treated as an interest in discrete loans,  or if the Prepayment  Assumption is not used, then,  when a loan is prepaid,  the holder of a grantor trust strip  certificate should be able to  recognize a loss equal to the portion of the  adjusted  issue price of the grantor trust strip certificate that is allocable to the loan.

         POSSIBLE  APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general  treatment of stripped  coupons is to regard them as newly issued debt instruments in the hands of each purchaser.  To the extent that payments on the grantor  trust strip  certificates  would cease if the loans were prepaid in full,  the  grantor  trust strip  certificates  could be  considered  to be debt instruments providing for contingent payments.  Under the OID Regulations,  debt instruments  providing for contingent payments are not subject to the same rules as debt  instruments  providing for  noncontingent  payments.  Regulations  were promulgated on June 14, 1996, regarding contingent payment debt instruments, the
"Contingent  Payment  Regulations",  but it appears  that  grantor  trust  strip certificates,  to the  extent  subject  to  Section  1272(a)(6)  of the  Code as described above, or due to their similarity to other mortgage-backed securities, such as  REMIC  regular  interests  and  debt  instruments  subject  to  Section
1272(a)(6) of the Code, that are expressly  excepted from the application of the
Contingent Payment  Regulations,  are or may be excepted from these regulations.
Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the grantor trust strip certificates,  that are subject to the stripped bond rules of Section 1286 of the Code.

         If  the  contingent   payment  rules  under  the   Contingent   Payment
Regulations were to apply, the holder of a grantor trust strip certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method,  the issuer of a grantor trust strip certificate  determines a projected payment  schedule on which interest will accrue.  Holders of grantor trust strip certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all  noncontingent  payments and a projected amount for each  contingent  payment based on the projected  yield of the grantor trust strip certificate.

         The  projected  amount  of each  payment  is  determined  so  that  the projected payment schedule reflects the projected yield. The projected amount of each  payment  must  reasonably  reflect  the  relative  expected  values of the payments to be received by the holder of a grantor trust strip certificate.  The projected  yield  referred  to above is a  reasonable  rate,  not less  than the applicable  Federal rate that,  as of the issue date,  reflects  general  market conditions,  the credit  quality of the issuer,  and the terms and conditions of the loans. The holder of a grantor trust strip  certificate would be required to include as interest income in each month the adjusted issue price of the grantor trust  strip  certificate  at the  beginning  of the  period  multiplied  by the projected  yield,  and would add to, or

                                     -150-

subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming  that a Prepayment  Assumption  were used,  if the  Contingent
Payment  Regulations  or their  principles  were applied to grantor  trust strip certificates,  the  amount of income  reported  with  respect  thereto  would be substantially  similar to that  described  under  "Taxation of Owners of Grantor
Trust Strip Certificates."  Certificateholders should consult their tax advisors concerning  the possible  application  of the  contingent  payment  rules to the grantor trust strip certificates.

         SALES OF  GRANTOR  TRUST  CERTIFICATES.  Any gain or loss  equal to the difference  between  the amount  realized  on the sale or  exchange of a grantor trust certificate and its adjusted basis recognized on the sale or exchange of a grantor trust certificate by an investor who holds the grantor trust certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions,  except as provided under
Section 582(c) of the Code.  The adjusted  basis of a grantor trust  certificate generally will equal its cost,  increased by any income  reported by the seller, including original issue discount and market discount income,  and reduced,  but not below zero, by any previously  reported losses, any amortized premium and by any distributions with respect to the grantor trust certificate.

         Gain or loss  from  the  sale of a  grantor  trust  certificate  may be partially  or  wholly  ordinary  and not  capital  in some  circumstances.  Gain attributable  to accrued and  unrecognized  market  discount  will be treated as ordinary  income,  as will gain or loss  recognized by banks and other financial institutions  subject to Section 582(c) of the Code.  Furthermore,  a portion of any gain that might  otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a conversion transaction  within  the  meaning  of  Section  1258 of the Code.  A  conversion transaction  generally  is one in  which  the  taxpayer  has  taken  two or more positions in the same or similar  property that reduce or eliminate market risk, if substantially  all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the  appropriate  applicable  Federal rate at the time the taxpayer  enters into the  conversion  transaction,  subject to  appropriate reduction for prior  inclusion of interest and other ordinary  income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary  income rates  rather than capital  gains rates in order to include the net capital  gain in total net  investment  income for that  taxable  year,  for purposes of the rule that  limits the  deduction  of  interest  on  indebtedness incurred to purchase or carry  property held for  investment to a taxpayer's net investment income.

         GRANTOR  TRUST  REPORTING.  The master  servicer  or the  trustee  will furnish to each holder of a grantor trust fractional  interest  certificate with each  distribution  a  statement  setting  forth the amount of the  distribution allocable to principal on the  underlying  loans and to interest  thereon at the related pass-through rate. In addition,  the master servicer or the trustee will furnish,  within a reasonable  time after the end of each calendar year, to each holder of a grantor trust  certificate  who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the master servicer and subservicer and any other customary factual  information as the master  servicer or the trustee  deems  necessary  or desirable to enable holders of grantor  trust  certificates  to prepare  their tax  returns and will furnish comparable  information to the IRS as and when required by

                                     -151-

law to do so.  Because the rules for accruing  discount and  amortizing  premium with  respect  to the  grantor  trust  certificates  are  uncertain  in  various respects,  there is no  assurance  the IRS will  agree  with  the  trust  fund's information  reports  of these  items of income  and  expense.  Moreover,  these information reports,  even if otherwise accepted as accurate by the IRS, will in any event be  accurate  only as to the  initial  certificateholders  that bought their  certificates  at  the  representative  initial  offering  price  used  in preparing the reports.

         Except  as  disclosed  in  the  related  prospectus   supplement,   the
responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         BACKUP    WITHHOLDING.    In   general,    the   rules   described   in
"--REMICs--Backup  Withholding  with  Respect to REMIC  Certificates"  will also apply to grantor trust certificates.

         FOREIGN  INVESTORS.  In general,  the discussion  with respect to REMIC regular  certificates  in  "REMICS--Foreign  Investors  in  REMIC  Certificates"
applies to grantor trust  certificates  except that grantor  trust  certificates will, except as disclosed in the related prospectus supplement,  be eligible for exemption from U.S.  withholding tax, subject to the conditions described in the discussion,  only to the  extent  such  loans  have not been  converted  to real property.

         To the extent that  interest on a grantor  trust  certificate  would be exempt  under  Sections  871(h)(1)  and  881(c) of the Code from  United  States withholding  tax, and the grantor  trust  certificate  is not held in connection with a  certificateholder's  trade or business in the United States, the grantor trust  certificate  will not be subject  to United  States  estate  taxes in the estate of a non- resident alien individual.

PARTNERSHIP TRUST FUNDS

         CLASSIFICATION  OF PARTNERSHIP TRUST FUNDS. With respect to each series of partnership  certificates,  counsel to the depositor will provide its opinion that the trust fund will not be a taxable  mortgage pool or an  association,  or publicly  traded  partnership,  taxable as a corporation  for federal income tax purposes.  This  opinion will be based on the  assumption  that the terms of the related pooling and servicing  agreement and related  documents will be complied with,  and on counsel's  conclusions  that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded  partnerships are taxable as corporations.
         If the trust fund were taxable as a corporation  for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income.  The trust fund's  taxable  income  would  include all its income on the related loans,  possibly reduced by its interest expense on any outstanding debt securities.  Any corporate income tax could materially  reduce cash available to make distributions on the partnership  certificates and certificateholders could be liable for any tax that is unpaid by the trust fund.

         Characterization  of  Investments  in  Partnership  Certificates.   For
federal income tax purposes,

                        (1)    Partnership   certificates   held  by  a   thrift
                               institution taxed as a domestic building and loan
                               association   will  not  constitute   "loans  ...
                               secured by an interest in real  property"  within
                               the meaning of Code Section 7701(a)(19)(C)(v);

                                     -152-

                        (2)    Partnership  certificates  held by a real  estate
                               investment  trust  will  constitute  real  estate
                               assets   within  the  meaning  of  Code   Section
                               856(c)(4)(A)    and   interest   on   partnership
                               certificates  will be  treated  as  "interest  on
                               obligations secured by mortgages on real property
                               or on  interests  in real  property"  within  the
                               meaning of Code  Section  856(c)(3)(B),  based on
                               the real estate investments trust's proportionate
                               interest in the assets of the  partnership  trust
                               fund based on capital accounts; and

                        (3)    Partnership  certificates  held  by  a  regulated
                               investment company will not constitute Government
                               securities  within the  meaning  of Code  Section
                               851(b)(3)(A)(i).

         TAXATION OF OWNERS OF PARTNERSHIP CERTIFICATES

         TREATMENT OF THE PARTNERSHIP TRUST FUND AS A PARTNERSHIP.  If specified
in  the   prospectus   supplement,   the   depositor   will   agree,   and   the
certificateholders  will agree by their purchase of  Certificates,  to treat the partnership trust fund as a partnership for purposes of federal and state income tax,  franchise  tax and any other tax  measured  in whole or in part by income, with the  assets of the  partnership  being the assets  held by the  partnership trust  fund,  the  partners  of the  partnership  being the  certificateholders, including the depositor. However, the proper characterization of the arrangement involving the  partnership  trust fund,  the  partnership  certificates  and the depositor is not clear,  because there is no authority on  transactions  closely comparable to that contemplated in the prospectus.

         A variety of alternative  characterizations are possible.  For example, because  one or more of the classes of  partnership  certificates  have  certain
features   characteristic  of  debt,  the  partnership   certificates  might  be
considered debt of the depositor or the partnership  trust fund. Any alternative characterization  would not result in  materially  adverse tax  consequences  to
Certificateholders  as  compared  to  the  consequences  from  treatment  of the partnership  certificates as equity in a partnership.  The following  discussion assumes  that the  partnership  certificates  represent  equity  interests  in a partnership.

         PARTNERSHIP TAXATION. As a partnership, the partnership trust fund will not be subject to federal income tax.  Rather,  each  Certificateholder  will be required to separately take into account the holder's allocated share of income, gains,  losses,  deductions  and credits of the  partnership  trust fund.  It is anticipated that the partnership  trust fund's income will consist  primarily of interest  earned on the  loans,  including  appropriate  adjustments  for market discount,  original  issue discount and bond premium,  as described  above under
"--Grantor Trust  Funds--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If  Stripped  Bond Ruled Do Not Apply",  "--Market  Discount"  and
"--Premium",  and  any  gain  upon  collection  or  disposition  of  loans.  The partnership  trust fund's deductions will consist primarily of interest accruing with respect to any outstanding debt  securities,  servicing and other fees, and losses or deductions  upon  collection or  disposition of any  outstanding  debt securities.

         The tax  items  of a  partnership  are  allocable  to the  partners  in accordance with the Code,  Treasury  regulations and the partnership  agreement, which will include a pooling and servicing agreement and related documents.  The
pooling  and   servicing   agreement   will  provide,   in  general,   that  the
Certificateholders  will be allocated  taxable income of the  partnership  trust fund for each due period  equal to the sum of (1) the  interest  that accrues on the partnership  certificates in accordance

                                     -153-

with  their  terms  for the  due  period,  including  interest  accruing  at the applicable  pass-through  rate  for the  due  period  and  interest  on  amounts previously due on the partnership certificates but not yet distributed;  (2) any partnership  trust  fund  income  attributable  to  discount  on the loans  that
corresponds  to  any  excess  of  the  principal   amount  of  the   partnership
certificates over their initial issue price; and (3) any other amounts of income payable to the  certificateholders  for the due period.  The allocation  will be reduced by any  amortization by the  partnership  trust fund of premium on loans that  corresponds to any excess of the issue price of  partnership  certificates over their  principal  amount.  All remaining  taxable income of the partnership trust fund will be allocated to the depositor. Based on the economic arrangement of the parties,  this  approach  for  allocating  partnership  trust fund income should  be  permissible  under  applicable  Treasury  regulations,  although  no assurance can be given that the IRS would not require a greater amount of income to be  allocated  to  certificateholders.  Moreover,  even under that  method of allocation,  certificateholders  may be  allocated  income  equal to the  entire pass-through  rate plus the other items  described under that method even though the trust fund might not have sufficient cash to make current cash distributions of these amounts.  Thus, cash basis holders will in effect be required to report
income   from  the   partnership   certificates   on  the   accrual   basis  and
certificateholders  may become liable for taxes on partnership trust fund income even if they have not received cash from the partnership trust fund to pay these taxes.

         All of the taxable income  allocated to a  certificateholder  that is a pension,  profit sharing or employee  benefit plan or other  tax-exempt  entity, including an individual  retirement account,  will constitute unrelated business taxable income generally taxable to that holder under the Code.

         A share of expenses of the  partnership  trust fund,  including fees of the master servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates." Accordingly,  deductions for these  expenses  might be disallowed  to the  individual in whole or in part and might  result in that holder being taxed on an amount of income that exceeds the amount  of  cash  actually  distributed  to the  holder  over  the  life  of the partnership trust fund.

         Discount income or premium amortization with respect to each loan would be calculated in a manner  similar to the  description  under  "--Grantor  Trust
Funds--Taxation of Owners of Grantor Trust Fractional Interest  Certificates--If
Stripped  Bond Rules Do Not  Apply."  Notwithstanding  this  description,  it is intended that the partnership trust fund will make all tax calculations relating to income and  allocations to  certificateholders  on an aggregate basis for all loans held by the partnership trust fund rather than on a loan-by-loan basis. If the IRS were to require  that these  calculations  be made  separately  for each loan, the partnership trust fund might be

                                     -154-

required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

         DISCOUNT  AND PREMIUM.  Unless  indicated  otherwise in the  applicable prospectus  supplement,  it is not  anticipated  that the  loans  will have been issued with original issue discount and,  therefore,  the partnership trust fund should not have original issue discount income. However, the purchase price paid by the  partnership  trust  fund for the loans may be  greater  or less than the remaining  principal  balance of the loans at the time of  purchase.  If so, the loans will have been  acquired at a premium or discount,  as the case may be. As stated in the previous paragraph, the partnership trust fund intends to make any calculation  of original  issue  discount on an  aggregate  basis,  but might be required  to  recompute  it  on  a  loan-by-loan  basis.  See  "--Grantor  Trust
Funds--Taxation    of   Owners   of   Grantor    Trust    Fractional    Interest
Certificates--Market Discount" and "Premium."

         If the  partnership  trust fund acquires the loans at a market discount or premium,  the  partnership  trust fund will elect to include any  discount in income  currently  as it  accrues  over the life of the loans or to  offset  any premium against  interest income on the loans. As stated in the second preceding paragraph,  a portion of the market discount income or premium  deduction may be allocated to certificateholders.

         SECTION 708 TERMINATION. Under Section 708 of the Code, the partnership trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the partnership trust fund are sold or exchanged  within a 12-month  period. A 50% or greater transfer would cause a deemed  contribution  of  the  assets  of a  partnership  trust  fund,  the  old partnership,  to a new partnership trust fund, the new partnership,  in exchange
for  interests  in  the  new  partnership.   These  interests  would  be  deemed
distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         DISPOSITION OF  CERTIFICATES.  Generally,  capital gain or loss will be recognized  on a sale of  partnership  certificates  in an  amount  equal to the difference  between  the  amount  realized  and the  seller's  tax  basis in the partnership  certificates sold. A certificateholder's tax basis in a partnership certificate  will  generally  equal the holder's cost  increased by the holder's share of partnership trust fund income includible in income and decreased by any distributions received with respect to the partnership certificate. In addition, both the tax basis in the partnership  certificates and the amount realized on a sale of a  partnership  certificate  would  include  the  holder's  share of any liabilities  of the  partnership  trust  fund.  A holder  acquiring  partnership certificates at different  prices may be required to maintain a single aggregate adjusted tax basis in such  partnership  certificates,  and,  upon sale or other disposition of some of the partnership  certificates,  allocate a portion of the
aggregate  tax  basis  to  the  partnership   certificates   sold,  rather  than
maintaining a separate tax basis in each partnership certificate for purposes of computing gain or loss on a sale of that partnership certificate.

         Any gain on the sale of a partnership  certificate  attributable to the holder's  share of  unrecognized  accrued  market  discount  on the loans  would generally  be  treated as  ordinary  income to the holder and would give rise to special tax reporting  requirements.  The partnership trust fund does not expect to have  any  other  assets  that  would  give  rise to such  special  reporting considerations.  Thus,  to  avoid  those  special  reporting  requirements,  the partnership  trust fund will elect to include  market  discount  in income as it accrues.

         If a certificateholder  is required to recognize an aggregate amount of income,  not including income  attributable to disallowed  itemized  deductions, over the life of the  partnership  certificates  that exceeds the aggregate cash distributions  with respect  thereto,  the excess will  generally give rise to a capital loss upon the retirement of the partnership certificates.

         ALLOCATIONS  BETWEEN  TRANSFERORS  AND  TRANSFEREES.  In  general,  the partnership  trust fund's taxable income and losses will be determined  each due period and the tax items for a particular due period will be  apportioned  among the  certificateholders  in proportion to the  principal  amount of  partnership certificates  owned by them as of the close of the last day of such due  period.
As a result, a holder purchasing  partnership  certificates may be allocated tax items which will affect its tax liability and tax basis  attributable to periods before the actual transaction.

                                     -155-

         The use of a due period  convention  may not be  permitted  by existing regulations.  If a due  period  convention  is not  allowed  or only  applies to transfers of less than all of the partner's  interest,  taxable income or losses of the partnership trust fund might be reallocated among the certificateholders.
The depositor will be authorized to revise the  partnership  trust fund's method of  allocation  between  transferors  and  transferees  to  conform  to a method permitted by future regulations.

         SECTION  731  DISTRIBUTIONS.  In  the  case  of any  distribution  to a certificateholder,  no gain will be recognized to that  certificateholder to the extent that the amount of any money  distributed with respect to the partnership certificate  exceeds the adjusted basis of the  certificateholder's  interest in the partnership certificate.  To the extent that the amount of money distributed
exceeds  the   certificateholder's   adjusted  basis,  gain  will  be  currently
recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder's interest.  Any gain or loss  recognized by a  certificateholder  will be capital gain or loss.

         SECTION 754 ELECTION.  In the event that a certificateholder  sells its partnership certificates at a profit, the purchasing certificateholder will have
a   higher   basis   in  the   partnership   certificates   than   the   selling
certificateholder  had.  An  opposite  result  will  follow  if the  partnership certificate  is sold at a loss.  The tax basis of the  partnership  trust fund's assets  would not be adjusted to reflect  that higher or lower basis  unless the partnership  trust fund were to file an election  under Section 754 of the Code.
In order to avoid the  administrative  complexities  that would be  involved  in keeping accurate  accounting records, as well as potentially onerous information reporting requirements,  the partnership trust fund will not make such election.
As a result, a  certificateholder  might be allocated a greater or lesser amount of partnership  trust fund income than would be  appropriate  based on their own purchase price for partnership certificates.

         ADMINISTRATIVE  MATTERS.  The  trustee is required to keep or have kept complete and accurate books of the  partnership  trust fund.  Such books will be maintained for financial  reporting and tax purposes on an accrual basis and the fiscal year of the partnership trust fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each
taxable   year  of  the   partnership   trust   fund   and  will   report   each
certificateholder's  allocable  share of items of partnership  trust fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the
Schedule K-1 information to nominees that fail to provide the partnership  trust fund with the  information  statement  described  below and the nominees will be required to forward this information to the beneficial owners of the partnership certificates.  Generally, holders must file tax returns that are consistent with the  information  return  filed by the  partnership  trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under  Section  6031 of the Code,  any person  that  holds  partnership certificates  as a nominee at any time  during a calendar  year is  required  to furnish the partnership  trust fund with a statement  containing  information on the nominee,  the beneficial  owners and the  partnership  certificates so held.
Such  information  includes (1) the name,  address and  taxpayer  identification number of the nominee and (2) as to each beneficial owner (x) the name,  address and  identification  number of that person,  (y) whether that person is a United
States Person,  a tax-exempt  entity or a foreign  government,  an international organization,  or any wholly-owned  agency or  instrumentality  of either of the foregoing,  and (z) information  relating to partnership  certificates that were held,  bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold partnership  certificates through a nominee are  required  to furnish  directly  to the  trustee  information  as to

                                     -156-

themselves and their  ownership of partnership  certificates.  A clearing agency registered  under Section 17A of the Exchange Act is not required to furnish any information statement to the partnership trust fund. The information referred to above for any calendar year must be furnished to the  partnership  trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the partnership  trust fund with the information  described above may be subject to penalties.

         The  depositor  will be  designated  as the tax matters  partner in the pooling and servicing  agreement and will be responsible  for  representing  the
certificateholders   in  any  dispute  with  the  IRS.  The  Code  provides  for administrative  examination  of a  partnership  as if  the  partnership  were  a separate  and  distinct  taxpayer.  Generally,  the statute of  limitations  for partnership  items does not expire until three years after the date on which the partnership  information return is filed. Any adverse determination following an audit of the  return of the  partnership  trust fund by the  appropriate  taxing
authorities   could   result   in  an   adjustment   of  the   returns   of  the
certificateholders,  and a  certificateholder  may be precluded from  separately litigating a proposed  adjustment to the items of the partnership trust fund. An adjustment  could also result in an audit of a  certificateholder's  returns and adjustments  of items not  related to the  income and losses of the  partnership trust fund.

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the  partnership  trust  fund  would be  considered  to be engaged in a trade or business in the United  States for  purposes of federal  withholding  taxes with respect  to  non-United  States  Persons,  because  there is no clear  authority dealing with that issue under facts substantially similar to those in this case.
Although it is not expected that the partnership  trust fund would be engaged in a trade or business in the United States for these purposes,  unless the trustee was to receive an opinion of counsel that the partnership  trust fund was not so engaged,  it is possible  the  trustee may  withhold as if it were so engaged in order to protect the partnership  trust fund from possible adverse  consequences of a failure to withhold.  If so, the trustee  would  withhold on the portion of its taxable income that is allocable to foreign  certificateholders  pursuant to
Section 1446 of the Code. Amounts so withheld would be deemed distributed to the foreign  certificateholders.  Subsequent adoption of Treasury regulations or the issuance of other  administrative  pronouncements  may  require the  partnership trust fund to change  its  withholding  procedures.  In  determining  a holder's withholding  status, the partnership trust fund may rely on IRS Form W-8BEN, IRS
Form  W-9 or the  holder's  certification  of  nonforeign  status  signed  under penalties of perjury.

         Each  foreign  holder  might be required to file a U.S.  individual  or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the partnership  trust fund's income.  Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number  to the  partnership  trust  fund on  Form  W-8BEN  in  order  to  assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes  withheld by the  partnership  trust  fund,  taking  the  position  that no taxes were due because the partnership  trust fund was not engaged in a U.S. trade or business.
However,  interest  payments  made or  accrued to a  certificateholder  who is a foreign person  generally will be considered  guaranteed  payments to the extent such payments are  determined  without  regard to the income of the  partnership trust fund. If these interest payments are properly  characterized as guaranteed payments,  then the interest will not be  considered  portfolio  interest.  As a result,  certificateholders  who are foreign  persons  will be subject to United
States federal income tax and  withholding  tax at a rate of 30 percent,  unless reduced or eliminated pursuant to an applicable treaty.

                                     -157-

In that  event,  a foreign  holder  would only be entitled to claim a refund for that  portion of the taxes in excess of the taxes that should be  withheld  with respect to the guaranteed payments.

         BACKUP WITHHOLDING.  Distributions made on the partnership certificates and proceeds from the sale of the partnership  certificates will be subject to a backup  withholding tax under Section 3406 of the Code if the  certificateholder fails to comply with certain identification procedures,  unless the holder is an exempt recipient under applicable provisions of the Code.
         It is suggested that prospective  purchasers consult their tax advisors with respect to the tax  consequences  to them of the  purchase,  ownership  and disposition  of  REMIC  certificates,  notes,  grantor  trust  certificates  and partnership  certificates,  including the tax consequences  under state,  local, foreign  and other tax laws and the  possible  effects  of changes in federal or other tax laws.

                        STATE AND OTHER TAX CONSEQUENCES

         In  addition  to the  federal  income  tax  consequences  described  in
"Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities  offered hereunder.  State tax law may differ  substantially from the corresponding  federal tax law,  and the  discussion  described  under  "Federal
Income Tax Consequences" does not purport to describe any aspect of the tax laws of any state or other  jurisdiction.  Therefore,  prospective  investors  should consult their own tax advisors with respect to the various tax  consequences  of investments in the securities offered hereunder.

                              ERISA CONSIDERATIONS

INVESTORS AFFECTED

         A federal law called the  Employee  Retirement  Income  Security Act of
1974, as amended,  the Code and a variety of state laws may affect your decision whether to invest in the securities if you are investing for:

         o   a  pension  or other  employee  benefit  plan of  employers  in the private  sector that are regulated  under ERISA,  referred to as an
             ERISA plan,

         o   an individual  retirement  account or annuity,  called an IRA, or a pension or other benefit plan for self-employed individuals, called a Keogh plan,

         o   a pension and other  benefit  plan for the  employees  of state and local governments, called a government plan, or

         o   an insurance company general or separate account, a bank collective investment fund or other pooled  investment  vehicle which includes the assets of ERISA plans,  IRAs,  Keogh plans,  and/or  government plans.

         A summary of the effects of those laws follows.

                                     -158-

FIDUCIARY STANDARDS FOR ERISA PLANS AND RELATED INVESTMENT VEHICLES

         ERISA  imposes   standards  of  fiduciary  conduct  on  those  who  are
responsible for operating ERISA plans or investing their assets. These standards include  requirements  that  fiduciaries  act  prudently  in  making  investment decisions and diversify investments so as to avoid large losses unless under the circumstances  it is clearly  prudent not to do so. If you are a fiduciary of an
ERISA plan, you are subject to these standards in deciding whether to invest the plan's  assets  in  securities.  You may find the  full  text of the  applicable standards of fiduciary  conduct in section 404 of ERISA.  If you are a fiduciary of an ERISA  Plan,  you  should  consult  with  your  advisors  concerning  your investment decision in the context of section 404 of ERISA.

PROHIBITED  TRANSACTION  ISSUES FOR ERISA PLANS,  KEOGH PLANS,  IRAS AND RELATED
INVESTMENT VEHICLES

         GENERAL.  Transactions  involving  the assets of an ERISA plan, a Keogh plan or an IRA, called prohibited transactions,  may result in the imposition of excise  taxes and,  in the case of an ERISA  plan,  civil  money  penalties  and certain other  extraordinary  remedies.  A prohibited  transaction occurs when a person with a pre-existing  relationship  to an ERISA plan, a Keogh plan or IRA, known as a party in interest or a disqualified person,  engages in a transaction involving  the assets of the plan or IRA.  You may find the laws  applicable  to prohibited  transactions  in section 406 of ERISA and section  4975 of the Code.
There are statutory and regulatory prohibited transaction exemptions, as well as administrative  exemptions  granted by the United  States  Department  of Labor.
Prohibited transactions exemptions waive the excise taxes, civil money penalties and other remedies for certain  prohibited  transactions which are structured to satisfy prescribed conditions.

         PURCHASE AND SALE OF SECURITIES. If an ERISA plan, a Keogh plan, an IRA or a related  investment  vehicle acquires  securities from, or sells securities to, a party in interest or a disqualified  person, a prohibited  transaction may occur.  In such a case,  the party in interest or  disqualified  person might be liable for excise taxes unless a prohibited  transaction exemption is available.
Where a  prohibited  transaction  involves  an ERISA plan or related  investment vehicle, the fiduciary who causes or permits the prohibited transaction may also be liable for civil money penalties.

         TRANSACTIONS  INCIDENTAL  TO THE  OPERATION OF THE TRUST.  Transactions
involving the assets of a trust may also give rise to prohibited transactions to the extent that an investment  in securities  causes the assets of a trust to be considered  assets,  commonly  known as plan  assets,  of an ERISA plan, a Keogh plan,  an  IRA  or a  related  investment  vehicle.  Whether  an  investment  in securities  will cause a trust's  assets to be treated as plan assets depends on whether the securities are debt or equity investments for purposes of ERISA. The
United States Department of Labor has issued regulations,  commonly known as the plan asset regulations, which define debt and equity investments. The plan asset regulations appear at 29 C.F.R. ss.2510.3-101.

         Under the plan asset  regulations,  a trust's  assets  will not be plan assets of an ERISA plan,  Keogh plan,  IRA or related  investment  vehicle  that purchases  securities if the securities  are considered  debt. For this purpose, the  securities  will be debt only if they are  treated  as  indebtedness  under applicable local law and do not have any substantial  equity features.  The term substantial  equity features has no definition under the plan asset regulations.
In the absence of such a definition,  we cannot assure you that the  securities, either  when  they are  issued or at any later  date,  will have no

                                     -159-

substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether we believe the  securities  should be treated as debt for ERISA purposes.

         To the extent that the securities do not  constitute  debt for purposes of ERISA, they will constitute equity investments.  In this case, an ERISA plan,
Keogh plan, IRA or related  investment  vehicle that acquires  securities  would also  acquire an  undivided  interest in each asset of the trust  unless (1) the trust is an operating  company or a venture capital operating company as defined in  the  plan  asset  regulations,  (2)  the  securities  are  publicly  offered securities  as  defined  in the  plan  asset  regulations  or (3)  benefit  plan investors as defined in the plan asset regulations do not own 25% or more of the securities  or any other class of equity  security  issued by the trust.  If the securities  may  be  treated  as an  equity  investment  under  the  plan  asset regulations,  the  prospectus  supplement may tell you whether we believe any of these exceptions will apply. POSSIBLE EXEMPTIVE RELIEF

         The United States Department of Labor has issued prohibited transaction exemptions,  which  conditionally  waive excise taxes and civil money  penalties that might otherwise apply to a type of transactions.

         CLASS  EXEMPTIONS.  The United  States  Department  of Labor has issued
Prohibited  Transaction  Class  Exemptions,  or PTCEs,  which provide  exemptive relief to parties to any  transaction  which  satisfies  the  conditions  of the exemption. A partial listing of the PTCEs which may be available for investments in securities  follows.  Each of these exemptions is available only if specified conditions  are satisfied and may provide  relief for some,  but not all, of the prohibited  transactions that a particular transaction may cause. The prospectus supplement  for a  particular  offering of  securities  may tell you whether the securities  themselves  satisfy the conditions of these  exemptions.  You should consult with your advisors regarding the specific scope, terms and conditions of an  exemption  as it  applies to you,  as an  investor,  before  relying on that exemption's availability.

         CLASS  EXEMPTIONS FOR PURCHASES AND SALES OF SECURITIES.  The following exemptions may apply to a purchase or sale of securities  between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand:

         o   PTCE 84-14, which exempts certain  transactions  approved on behalf of the plan by a qualified professional asset manager, or QPAM.

         o   PTCE 86-128,  which exempts certain transactions between a plan and certain broker-dealers.

         o   PTCE 90-1,  which  exempts  certain  transactions  entered  into by insurance company pooled separate accounts in which plans have made investments.

         o   PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which plans have made investments.

         o   PTCE 96-23, which exempts certain transaction approved on behalf of a plan by an in-house investment manager, or INHAM.

                                     -160-

         These exemptions do not expressly address prohibited  transactions that might result from transactions incidental to the operation of a trust. We cannot assure you that a purchase  or sale of  securities  in  reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

         CLASS EXEMPTIONS FOR PURCHASES AND SALES OF SECURITIES AND TRANSACTIONS
INCIDENTAL TO THE OPERATION OF THE TRUST. The following  exemptions may apply to a purchase or sale of securities  between an ERISA plan, a Keogh plan, an IRA or related  investment  vehicle,  on the one  hand,  and a  party  in  interest  or disqualified  person,  on the  other  hand,  and may also  apply  to  prohibited transactions that may result from transactions  incident to the operation of the trust:

         o   PTCE 95-60, which exempts certain transactions  involving insurance company general accounts.

         o   PTCE  83-1,  which  exempts  certain  transactions   involving  the
             purchase of pass- through  certificates in mortgage pool investment trusts  from,  and the  sale  of such  certificates  to,  the  pool sponsor,  as well as  transactions in connection with the servicing and operation of the pool.

         ADMINISTRATIVE EXEMPTION FOR OFFERINGS MANAGED BY CERTAIN UNDERWRITERS.
The DOL has also issued  exemptions to several  underwriters of securities,  for specific  offerings  in  which  that  underwriter  or  any  person  directly  or indirectly,  through one or more intermediaries,  controlling,  controlled by or under common control with that underwriter is an underwriter, placement agent or a manager or co-manager of the underwriting syndicate or selling group where the trust and the offered certificates meet specified conditions.  Each of these are called  an  Underwriters'  Exemption.  Amendments  to each of the  Underwriters'
Exemptions may be found at 62 Fed. Reg. 39021 (July 21, 1997), PTE 2002-58 at 65
Fed. Reg. 67765 (November 13, 2000) and PTE 2002-41 at 67 Fed. Reg.  54487.  The
Underwriters'   Exemptions,   as  amended,  provides  a  partial  exemption  for
transactions  involving  certificates  representing  a beneficial  interest in a trust and entitling the holder to pass-through  payments of principal,  interest and/or other  payments with respect to the trust's  assets or a debt  instrument issued by the trust.  These certificates and debt instruments are referred to in this prospectus as "Securities." When applicable,  the Underwriters'  Exemptions applies to the initial  purchase,  holding and subsequent  resale of Securities, and certain transactions incidental to the servicing and operation of the assets of such a trust.

         In order for the Underwriters' Exemptions to be available to a purchase of  securities,  the trust's  assets  must  consist  solely of certain  types of assets,  including obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multi-family residential and
commercial   property   (including  certain  obligations  secured  by  leasehold
interests on  commercial  property);  fractional  undivided  interests in any of these  obligations;  property  which  had  secured  any  of  these  obligations;
undistributed cash; rights under any insurance policies, third-party guarantees, contracts of suretyship,  certain  interest rate cap and swap payments and yield maintenance  agreements as described  below;  other credit support  arrangements with respect to any of the these obligations; and a pre-funding account.

         CONDITIONS  FOR   PRE-FUNDING   ACCOUNTS.   If  the  trust  includes  a
pre-funding account, the following conditions also apply:

                                     -161-

         o   The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%.

         o   All  additional  obligations  transferred  to the  trust  after the closing date of the offering of securities must meet the same terms and  conditions  of  eligibility  for inclusion in the trust as the obligations  placed in the trust at or prior to the  closing  date, and these terms and conditions  must have been approved by Standard
             & Poor's Rating Services,  Inc., Moody's Investors Service, Inc. or
             Fitch Ratings,  called the Exemption Rating  Agencies.  These terms and conditions may be changed if the changes receive prior approval of  either  an  Exemption  Rating  Agency  or a  majority  vote  of outstanding certificateholders.

         o   After the  transfer of  additional  obligations  to the trust,  the securities  must  have a credit  rating  from one of the  Exemption
             Rating  Agencies at least a high as the rating assigned at the time of the initial issuance of the securities.

         o   The  use  of  pre-funding  does  not,  in and of  itself,  cause  a reduction  of 100  basis  points  or more in the  weighted  average annual percentage interest rate of all of the obligations  included in the trust between the time of initial issuance of the securities and the end of the pre-funding period.

         o   Either the  characteristics  of the obligations  added to the trust during the pre- funding  period must be monitored by an independent insurer  or  other  independent  credit  support  provider,  or  an independent  accountant  must furnish a letter,  prepared using the same type of procedures as were applicable to the obligations which were transferred to the trust as of the closing date of the initial offering of securities,  stating whether or not the characteristics of  the  additional  obligations  conform  to  the  characteristics described in the prospectus or prospectus supplement.

         o   The pre-funding  period must end no later than three months,  or 90 days if later,  after the closing  date of the initial  issuance of securities,  or  earlier  in  certain  circumstances  if the unused balance in the pre-funding  account falls below a specified minimum level or an event of default occurs.

         o   Amounts  transferred to any pre-funding  account and/or capitalized interest  account used in connection  with the  pre-funding  may be invested only in investments which are described in the pooling and servicing agreement, are permitted by the Exemption Rating Agencies rating the securities and have been rated,  or the obligor has been rated, in one of the three highest generic rating categories by one of  the  Exemption  Rating  Agencies  or  else  are  either  direct obligations  of,  or  obligations  fully  guaranteed  as to  timely payment of  principal  and  interest  by, the United  States or any agency or instrumentality  thereof,  provided that such obligations are backed by the full faith and credit of the United States.

         o   The prospectus or prospectus  supplement must describe the duration of the pre- funding period.

                                     -162-

         o   The  trustee,  or any agent with  which the  trustee  contracts  to provide trust services, must be a substantial financial institution or trust company  experienced in trust activities and familiar with its duties,  responsibilities  and  liabilities  with ERISA and the trustee,  as legal owner of the assets of the trust,  must  enforce all the rights  created in favor of  Securityholders  of the trust, including ERISA plans.

         ADDITIONAL   CONDITIONS  FOR  THE  UNDERWRITERS'   EXEMPTION.   If  the
requirements  applicable  to the  trust and  pre-funding  account  are met,  the
Underwriters'  Exemption  will  apply to a  particular  transaction  only if the transaction meets the following additional conditions:

         o   The  acquisition  of  securities by an ERISA Plan, a Keogh Plan, an
             IRA or a related investment  vehicle is on terms,  including price, that are at least as  favorable to the buyer as they would be in an arm's-length transaction with an unrelated party.

         o   The rights and interests  evidenced by the  securities  acquired by the ERISA Plan, Keogh Plan, IRA or related  investment  vehicle are not  subordinated  to the rights and  interests  evidenced by other securities  of the same trust unless none of the mortgage  loans or other assets has a loan-to-value  ratio that exceeds 100% as of the date of the issuance of the securities.

         o   The  securities  acquired  by the ERISA Plan,  Keogh  Plan,  IRA or related investment vehicle have received a rating that is in one of four highest generic rating  categories  from the Exemption  Rating
             Agencies.  The  securities  must be rated in one of the two highest
             generic   categories  by  the  Exemption  Rating  Agencies  if  the
             loan-to-value ratio of any one-to-four-family  residential mortgage loan or home equity loan held in the trust exceeds 100% at the date
             of  issuance  of  the  securities.   However,   in  that  case  the
             Underwriters'   Exemptions  will  not  apply  (a)  to  any  of  the
             securities  if (x) any  mortgage  loan or other  asset  held in the trust (other than a one- to four-family  residential  mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% at the  date  of  issuance  of the  securities  or  (y)  any  one-  to four-family  residential  mortgage  loan or home  equity loan has a loan-to-value  ratio that  exceeds 125% at the date of the issuance of the securities or (b) to any subordinate securities.

         o   The trustee of the trust is not an affiliate of the trust  sponsor, any servicer,  any underwriter,  any insurer, any swap counterparty
             or  any  obligor  with  respect  to   obligations   or  receivables
             constituting  more than 5% of the aggregate  unamortized  principal balance  of the  assets  in the  trust,  determined  on the date of initial  issuance of  securities,  or any affiliate of any of these entities.

         o   The sum of all payments made to and retained by the  underwriter(s)
             or  selling  agents  must   represent  not  more  than   reasonable
             compensation  for  underwriting  the  securities;  the  sum  of all payments  made  to and  retained  by the  sponsor  pursuant  to the assignment of the assets to the trust must  represent not more than the  fair  market  value  of such  obligations;  and the sum of all payments made to and retained by all servicers  must  represent not more than reasonable  compensation  for such persons'  services and reimbursement  of such person's  reasonable  expenses in connection with such services.

                                     -163-

         o   The investing  ERISA plan,  Keogh plan,  IRA or related  investment vehicle must be an accredited investor as defined in Rule 501(a)(1)
             of Regulation D of the Commission under the Securities Act of 1933, as amended.

         o   In the case of certain types of issuers,  the pooling and servicing agreement contains restrictions necessary to ensure that the assets of the trust may not be reached by  creditors  of the  depositor in the event of its bankruptcy or insolvency and prohibits all parties from  filing  an  involuntary  bankruptcy  or  insolvency  petition against the trust,  and a true sale opinion is issued in connection with the transfer of assets to the trust.

         The Underwriters'  Exemptions permit interest-rate swaps, interest rate caps and yield  supplement  agreements  to be assets of a trust  fund if certain conditions are satisfied.

         An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate  cap contract  (collectively,  a "SWAP" or "SWAP  AGREEMENT") is a permitted  trust  fund asset if it:  (a) is an  "eligible  Swap;" (b) is with an
"eligible  counterparty;"  (c) is purchased by a "qualified  plan investor;" (d)
meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the trust  to  make  termination  payments  to the  Swap  counterparty  (other  than currently  scheduled  payments)  solely from excess spread or amounts  otherwise payable to the servicer, depositor or seller.

         An "eligible  Swap" is one which:  (a) is denominated in U.S.  dollars;
(b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the
Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly  available  index (e.g.,  LIBOR or the U.S.  Federal  Reserve's Cost of
Funds  Index  (COFI)),  with the trust  receiving  such  payments  on at least a quarterly basis and obligated to make separate  payments no more frequently than the  counterparty,  with all  simultaneous  payments  being  netted  ("ALLOWABLE
INTEREST RATE");  (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates,  or (ii)
the portion of the principal  balance of such class  represented  by obligations
("ALLOWABLE NOTIONAL AMOUNT"); (d) is not leveraged (i.e., payments are based on the applicable  notional amount, the day count fractions,  the fixed or floating rates  permitted  above,  and  the  difference  between  the  products  thereof, calculated  on a one-to-one  ratio and not on a multiplier  of such  difference)
("LEVERAGED");  (e) has a final  termination  date that is either the earlier of the date on which the issuer  terminates or the related class of securities  are fully  repaid and (f) does not  incorporate  any  provision  which could cause a unilateral  alteration in the interest rate requirements  described above or the prohibition against leveraging. An "eligible counterparty" means a bank or other financial  institution  which  has a  rating  at the  date  of  issuance  of the securities,  which  is in one of the  three  highest  long  term  credit  rating categories  or one of the two  highest  short  term  credit  rating  categories, utilized by at least one of the Rating Agencies rating the securities;  provided that,  if a  counterparty  is  relying  on its short  term  rating to  establish eligibility hereunder,  such counterparty must either have a long term rating in one of the three  highest  long term rating  categories  or not have a long term rating from the applicable Rating Agency.

         A  "qualified  plan  investor" is a plan where the decision to buy such class of  securities is made on behalf of the plan by an  independent  fiduciary qualified to understand the Swap  transaction and the effect the Swap would have on the rating of the  securities  and such  fiduciary is either (a) a "qualified professional  asset manager"  ("QPAM") under PTCE 84-14,  (b) an "in-house asset

                                     -164-

manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the  securities  are acquired by the plan.

         In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and  conditions of the Swap),  the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating  Agency below a level  specified by the Rating  Agency,  the servicer must, within the period specified under the Pooling and Servicing Agreement: (a)
obtain a  replacement  Swap  Agreement  with an eligible  counterparty  which is acceptable  to the Rating  Agency and the terms of which are  substantially  the same as the current Swap  Agreement  (at which time the earlier  Swap  Agreement
must  terminate);   or  (b)  cause  the  Swap   counterparty  to  establish  any
collateralization  or other  arrangement  satisfactory to the Rating Agency such that the then current  rating by the Rating  Agency of the  particular  class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must  specifically  obligate the  counterparty  to perform  these duties for any class of  securities  with a term of more than one year).  In the event that the servicer fails to meet these  obligations,  holders of the  securities  that are employee benefit plans or other retirement  arrangements must be notified in the immediately  following  periodic  report which is provided to the holders of the securities  but in no event  later  than the end of the second  month  beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Underwriters'  Exemptions will prospectively cease to be applicable to any class of  securities  held by an employee  benefit plan or other retirement arrangement which involves such ratings dependent Swap.

         "Non-ratings dependent Swaps" (those where the rating of the securities does not  depend on the terms and  conditions  of the Swap) are  subject  to the following  conditions.  If the credit rating of the counterparty is withdrawn or reduced below the lowest level  permitted  above,  the servicer  will,  within a specified  period  after  such  rating  withdrawal  or  reduction:  (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially  the same as the current Swap Agreement (at which time the earlier
Swap Agreement must  terminate);  (b) cause the  counterparty to post collateral with the trust in an amount equal to all payments  owed by the  counterparty  if the Swap  transaction  were  terminated;  or (c) terminate the Swap Agreement in accordance with its terms.

         An  "eligible  yield  supplement  agreement"  is any  yield  supplement agreement or similar  arrangement or (if purchased by or on behalf of the trust)
an interest rate cap contract to supplement the interest rates otherwise payable on obligations  held by the trust fund ("EYS  AGREEMENT").  If the EYS Agreement has a notional principal amount and/or is written on an International  Swaps and
Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the  trust  fund if it meets  the  following  conditions:  (a) it is denominated in U.S. dollars;  (b) it pays an Allowable  Interest Rate; (c) it is not Leveraged;  (d) it does not allow any of these three preceding  requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible  counterparty and (f) it has an Allowable
Notional Amount.

         LIMITS  ON SCOPE OF THE  UNDERWRITERS'  EXEMPTIONS.  The  Underwriters'
Exemptions  will  not  provide  complete  exemptive  relief  even  where a trust satisfies all of the  conditions  applicable to the trust and all of the general conditions  are met. It does not provide  relief for the purchase of  securities from, or the sale of securities to, a party in interest or  disqualified  person where  the party in  interest  or  disqualified  person  is a  fiduciary  of the purchaser  or seller  in which  the  fiduciary  receives  consideration  for its personal account from any party other than the purchaser or the seller.

                                     -165-

         The Underwriters' Exemptions also will not provide exemptive relief for the  purchase  and  holding of  securities  by a  fiduciary  on behalf of a plan sponsored by the trust's sponsor, the trustee,  any insurer,  any servicer,  any obligor  with  respect  to  obligations  or  receivables  included  in the trust constituting more than 5% of the aggregate  unamortized principal balance of the assets  in the  trust,  determined  on  the  date  of  initial  issuance  of the securities,  and any  affiliate  of any of  these  entities.  The  Underwriters'
Exemptions  generally  provides exemptive relief in other cases for the purchase of  securities  from,  or the sale of  securities  to, a party  in  interest  or disqualified  person  where the party in  interest or  disqualified  person is a fiduciary  of the  purchaser or seller and is also an obligor with respect to 5%
or less of the fair market value of obligations or receivables  contained in the trust or an affiliate only when the following additional conditions are met:

         o   The  purchaser  or seller is not an ERISA  plan,  an IRA or a Keogh plan that is  sponsored  by an  underwriter  or  selling  agent,  a trust's  sponsor,  the trustee,  any  insurer,  any servicer or any obligor with respect to obligations or receivables  included in the trust  constituting  more  than  5% of  the  aggregate  unamortized principal  balance of the assets in the  trust,  determined  on the date of initial issuance of the securities, or any affiliate of any of these entities.

         o   Solely in the case of initial issuance of securities,  at least 50%
             of each  class of  securities  issued by the trust is  acquired  by persons  independent of the  underwriters  or selling  agents,  the trust's  sponsor,  the trustee,  any  insurer,  any  servicer,  any obligor with respect to obligations or receivables  included in the trust  constituting  more  than  5% of  the  aggregate  unamortized principal  balance of the assets in the  trust,  determined  on the date of initial  issuance of the  securities,  and any affiliate of any of these entities.

         o   The  purchaser's  investment in each class of securities  issued by the trust  does not  exceed  25% of all of the  securities  in such class outstanding at the time of the issuance.

         o   Immediately  after  the  acquisition,  no  more  than  25%  of  the purchaser's  assets are  invested  in  securities  issued by trusts
             containing   assets   sold  or  serviced  by  an  entity  that  has
             discretionary  authority  over the purchaser or renders  investment advice to the purchaser for a fee.

         The  Underwriters'   Exemptions  provide  relief  for  transactions  in
connection with the servicing, operation and management of a trust only if:

         o   The  transactions are carried out in accordance with the terms of a binding pooling and servicing agreement.

         o   The  pooling  and  servicing  agreement  is  provided  to, or fully described in the  prospectus  or offering  memorandum  provided to, investing  ERISA plans,  Keogh plans,  IRAs and related  investment vehicles before they purchase securities issued by the trust.

         STATUTORY  EXEMPTION FOR INSURANCE COMPANY GENERAL ACCOUNTS.  Insurance
companies  contemplating  the  investment  of  general  account  assets  in  the securities  should  consult  with  their  legal  advisors  with  respect  to the applicability of Section 401(c) of ERISA. The DOL issued

                                     -166-

final  regulations  under  Section  401(c)  which were  published in the Federal
Register  on January 5, 2000,  but these final  regulations  are  generally  not applicable until July 5, 2001.

CONSULTATION WITH COUNSEL

         There  can be no  assurance  that any DOL  exemption  will  apply  with respect to any particular  Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to  transactions  involving the trust fund.  Prospective  Plan investors  should consult with their legal counsel concerning the impact of ERISA and the Code and the potential  consequences to their specific  circumstances  prior to making an investment in the securities.  Neither the Depositor,  the Trustee, the Servicer
nor any of their  respective  affiliates  will  make any  representation  to the effect that the securities  satisfy all legal  requirements  with respect to the investment  therein by Plans  generally or any particular  Plan or to the effect that the  securities are an  appropriate  investment for Plans  generally or any particular Plan.

GOVERNMENT PLANS

         Government  plans are generally not subject to the fiduciary  standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other  requirements for investment  transactions  involving the assets of government  plans. If you are considering  investing in securities on behalf of a government plan, you should consult with your advisors  regarding the requirements of applicable state law.

REQUIRED DEEMED REPRESENTATIONS OF INVESTORS

         If so provided in the prospectus  supplement for a series,  a purchaser of the  one or  more  classes  of the  related  securities  may be  required  to represent  or may be deemed to have  represented  that  either  (a) it is not an
ERISA Plan, an IRA or a Keogh Plan and is not purchasing  such  securities by or on behalf of or with plan assets of an ERISA Plan, an IRA or a Keogh Plan or (b)
the purchase of any such securities by or on behalf of or with plan assets of an
ERISA Plan, an IRA or a Keogh Plan is permissible under applicable law, will not result in any non-exempt  prohibited  transaction under ERISA or Section 4975 of the Code and will not subject the Servicer,  the Depositor or the Trustee to any obligation in addition to those undertaken in the related Agreement. A fiduciary of a Plan or any person  investing plan assets to purchase  securities must make its own  determination  that the  conditions for purchase will be satisfied with respect to such securities.

         THIS  DISCUSSION  IS A GENERAL  DISCUSSION  OF SOME OF THE RULES  WHICH
APPLY TO ERISA PLANS,  KEOGH PLANS,  IRAS,  GOVERNMENT  PLANS AND THEIR  RELATED
INVESTMENT  VEHICLES.  PRIOR TO MAKING AN INVESTMENT IN SECURITIES,  PROSPECTIVE
PLAN INVESTORS SHOULD CONSULT WITH THEIR LEGAL AND OTHER ADVISORS CONCERNING THE
IMPACT OF ERISA AND THE CODE AND,  PARTICULARLY IN THE CASE OF GOVERNMENT  PLANS
AND RELATED INVESTMENT  VEHICLES,  ANY ADDITIONAL STATE LAW CONSIDERATIONS,  AND
THE POTENTIAL CONSEQUENCES IN THEIR SPECIFIC CIRCUMSTANCES.

                                     -167-

                                LEGAL INVESTMENT

The prospectus  supplement for each series of securities  will specify which, if any,  of the  classes  of  securities  offered by it will  constitute  "mortgage related  securities" for purposes of the Secondary  Mortgage Market  Enhancement
Act of 1984 ("SMMEA").  Classes of securities that qualify as "mortgage  related securities"  will be legal  investments  for those  investors  whose  authorized investments  are  subject to state  regulation,  to the same  extent  as,  under applicable law, obligations issued by or guaranteed as to principal and interest by the United States  constitute legal investments for them. Those investors are persons, trusts, corporations,  partnerships, associations, business trusts, and business entities (including depository  institutions,  life insurance companies and pension funds) created  pursuant to or existing under the laws of the United
States or of any state  (including  the District of Columbia  and Puerto  Rico).
Under SMMEA, if a state enacted  legislation before October 4, 1991 specifically limiting  the legal  investment  authority  of those  entities  with  respect to
"mortgage related  securities," the securities will constitute legal investments for  entities  subject to the  legislation  only to the extent  provided  in the legislation. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.  SMMEA  provides,  however,  that the enactment of limiting legislation will not affect the validity of any contractual  commitment to  purchase,  hold or  invest  in  securities,  or  require  the  sale or other disposition of securities, as long as the contractual commitment was made or the securities were acquired before the enactment of that legislation.

SMMEA  also  amended  the  legal  investment  authority  of  federally-chartered depository  institutions as follows:  federal savings and loan  associations and federal  savings  banks may  invest in,  sell or  otherwise  deal in  securities without  limitations  as to the  percentage of their assets  represented  by the securities, federal credit unions may invest in mortgage related securities, and national banks may purchase  securities for their own account  without regard to the limitations  generally  applicable to investment  securities set forth in 12
U.S.C.  24 (Seventh),  subject in each case to  regulations  that the applicable federal  authority may  prescribe.  In this  connection,  federal  credit unions should review the National Credit Union  Administration  Letter to Credit Unions
No.  96, as  modified  by  Letter  to Credit  Unions  No.  108,  which  includes guidelines to assist  federal credit unions in making  investment  decisions for
mortgage  related  securities,   and  its  regulation  "Investment  and  Deposit
Activities" (12 C.F.R. Part 703),  (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security").  The NCUA issued final  regulations  effective  December 2, 1991 that restrict or prohibit the  investment by federal  credit  unions in certain types of mortgage  related securities.

All depository institutions considering an investment in the securities (whether or not the class of securities under  consideration  for purchase  constitutes a
"mortgage related  security")  should review the Federal Financial  Institutions
Examination  Council's Supervisory Policy Statement on the Securities Activities
(to the extent  adopted  by their  respective  regulators),  setting  forth,  in relevant part,  certain securities trading and sales practices deemed unsuitable for an institution's  investment portfolio, and guidelines for (and restrictions
on)  investing in mortgage  derivative  products,  including  "mortgage  related securities"  that are "high-risk  mortgage  securities" as defined in the policy statement.  According to the policy statement,  "high-risk mortgage  securities"
include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated  securities.  Under the policy statement, each  depository  institution  must  determine,  before  purchase (and at stated
intervals  thereafter),  whether a particular  mortgage  derivative product is a
"high-risk  mortgage  security," and whether the purchase (or retention) of that product would be consistent with the policy statement.

                                     -168-

The foregoing does not take into  consideration  the  applicability of statutes,
rules,   regulations,   orders  guidelines  or  agreements  generally  governing
investments  made  by  a  particular  investor,   including  "prudent  investor"
provisions,  percentage-of-assets  limits and  provisions  that may  restrict or prohibit  investment  in securities  that are not "interest  bearing" or "income paying."

There may be other restrictions on the ability of certain  investors,  including depository institutions, either to purchase securities or to purchase securities representing  more  than  a  specified  percentage  of  the  investor's  assets.
Investors  are  encouraged to consult  their own legal  advisors in  determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

Securities  are being  offered  hereby in series from time to time (each  series evidencing a separate trust fund) through any of the following methods:

         o   by negotiated firm commitment underwriting and public reoffering by underwriters;

         o   by agency placements through one or more placement agents primarily with institutional investors and dealers; and

         o   by  placement   directly  by  the  depositor   with   institutional
             investors.

A prospectus supplement will be prepared for each series describing the offering method and listing the underwriters for that series. Each prospectus  supplement will include either:

         o   the price at which the  series is being  offered,  the  nature  and amount of any underwriting discounts or additional  compensation to the underwriters and the proceeds of the offering to the depositor,
             or

         o   the method of determining the price at which the underwriters  will sell the securities.

Each prospectus  supplement for an underwritten  offering will also describe the underwriters'  obligations,  any material relationship between the depositor and any underwriter  and, if applicable,  any discounts or concessions to be allowed or reallowed to dealers or others and any  arrangements  to stabilize the market for the offered  securities.  In firm  commitment  underwritten  offerings,  the underwriters  will be obligated to purchase all of the  securities of the series if any securities are purchased.  The  underwriters  may acquire  securities for their  own  accounts  and  may  resell  them  from  time  to time in one or more transactions,  including  negotiated  transactions,  at a fixed public  offering price or at varying prices determined at the time of sale.

Underwriters and agents may be entitled under  agreements  entered into with the depositor to indemnification by the depositor against certain civil liabilities, including  liabilities  under the  Securities  Act of 1933,  as  amended,  or to contribution  with respect to payments that the  underwriters or agents may have to make in respect of those liabilities.

         If a series is offered  other than  through  underwriters,  the related prospectus  supplement  will  describe  the offering  and any  agreements  to be entered into between the depositor and purchasers of securities of the series.

                                     -169-

                             ADDITIONAL INFORMATION

The  depositor  has  filed  with  the SEC a  Registration  Statement  under  the
Securities Act of 1933, as amended,  covering the securities.  This  prospectus, which forms a part of the Registration Statement,  and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents  referred to in this prospectus and in the prospectus  supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further  information,  reference is made to the Registration  Statement and its exhibits. The Registration Statement and  exhibits  can be  inspected  and copied at  prescribed  rates at the public reference  facilities  maintained by the SEC at its Public  Reference  Room, 450
Fifth Street,  N.W.,  Washington,  D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC also  maintains  an internet  web site that  contains  reports,  information
statements  and  other   information   regarding  the   registrants   that  file
electronically  with the SEC,  including  the  depositor.  The  address  of that internet web site is http://www.sec.gov.

         This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities  other than the securities offered by this prospectus and any related prospectus  supplement nor an offer of the securities to any person in any state or other  jurisdiction in which the offer would be  unlawful.  The delivery of this  prospectus  at any time does not imply that the  information  in it is correct as of any time after its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents  referred to in the  accompanying  prospectus  supplement that are filed for the trust  fund  with the SEC  after the date of this  prospectus  and before the end of the related offering pursuant to Sections 13(a),  13(c), 14 or
15(d) of the Securities  Exchange Act of 1934, as amended,  are  incorporated by reference in this  prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus  supplement)  or  in  any  other  subsequently  filed  document  also incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded,  constitute a part of this prospectus. Neither the depositor nor the master servicer for any series intends to file with the SEC periodic  reports with respect to the related trust fund  following  completion  of the reporting  period  required by Rule 15d-1 or
Regulation  15D under the Exchange Act of 1934, and  accordingly  those periodic reports will not be filed for each trust fund after the first fiscal year of the trust fund unless,  at the  beginning of any  subsequent  fiscal year of a trust fund,  the  securities of any class issued by that trust fund are held of record by 300 or more persons.

         The trustee (or any other entity  specified  in the related  prospectus supplement)  on behalf of any trust  fund will  provide  without  charge to each person to whom this  prospectus is delivered,  on that person's  written or oral request,  a copy of any or all of the documents referred to above that have been or may be incorporated  by reference in this prospectus (not including  exhibits to the information  that is  incorporated  by reference  unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates).  Requests should be directed to the corporate trust office of the trustee or the address of any other  entity,  in each case as  specified  in the accompanying  prospectus  supplement.  The  accompanying  prospectus  supplement includes the name, address,

                                     -170-

telephone number,  and, if available,  facsimile number of the office or contact person at the corporate trust office of the trustee or other entity.

                                  LEGAL MATTERS

The  validity  of  the   securities,   including   certain  federal  income  tax
consequences  with  respect  to the  securities,  will be  passed  upon  for the depositor by (i) Thacher  Proffitt & Wood LLP, Two World Financial  Center,  New
York,  New York 10281 or (ii) any other  counsel  identified  in the  applicable prospectus supplement.

                              FINANCIAL INFORMATION

A new trust fund will be formed  for each  series of  securities.  No trust fund will engage in any business  activities or have any assets or obligations before the  issuance of the related  series of  securities.  Accordingly,  no financial statements  for any trust fund will be  included  in this  prospectus  or in the related prospectus supplement.

                                     RATING

It is a condition to the issuance of the  securities  of each series  offered by this  prospectus and by the related  prospectus  supplement that they shall have been  rated in one of the  four  highest  rating  categories  by the  nationally recognized  statistical  rating  agency or  agencies  specified  in the  related prospectus supplement.

A security  rating is based on the  adequacy of the value of the  related  trust assets  and any credit  enhancement  for that  class,  and  reflects  the rating agency's  assessment of how likely it is that holders of the class of securities will  receive  the  payments  to which  they are  entitled.  A rating  is not an assessment  of how likely it is that  principal  prepayments  on the  underlying loans will be made,  the degree to which the rate of  prepayments  might  differ from that  originally  anticipated  or how likely it is that the securities of a series will be redeemed early.

         A  security  rating  is not a  recommendation  to  buy,  sell  or  hold securities  and may be  subject to  revision  or  withdrawal  at any time by the
assigning  rating  organization.   Each  security  rating  should  be  evaluated
independently of any other security rating.

                                     -171-

                                        INDEX OF DEFINED TERMS

Accrued Security Interest...................60         Interest Rate...............................59
Adjustable Rate Assets......................28         Interest Reduction Assets...................29
Agency Securities...........................28         Land Sale Contracts.........................30
Agreement...................................71         Level Payment Assets........................28
ARM Loans...................................31         Liquidation Proceeds........................59
Asset Conservation Act.....................107         Lock-out Date...............................32
Asset Group.................................53         Morgan......................................69
Asset Seller................................28         Mortgaged Properties........................30
Available Distribution Amount...............58         Mortgages...................................30
Balloon Payment Assets......................29         National Cost of Funds Index................56
BIF.........................................76         Nonrecoverable Advance......................62
Bi-weekly Assets............................29         Notes.......................................50
Book-Entry Securities.......................53         Offered Securities..........................53
Buy Down Assets.............................28         OTS.........................................56
Capitalized Interest Account................45         Parties in Interest........................159
Cash Flow Agreement.........................46         Permitted Investments.......................76
CERCLA.....................................107         Plans......................................158
Certificates................................50         Pre-Funded Amount...........................44
Charter Act.................................39         Pre-Funding Account.........................44
Collection Account..........................76         Pre-Funding Period..........................44
Commission..................................32         Prepayment Premium..........................32
Convertible Assets..........................29         Property Improvement Loans.................114
Cut-off Date................................31         PTCE.......................................159
Definitive Securities.......................53         Purchase Price..............................73
Determination Date..........................58         RCRA.......................................108
DOL........................................158         Record Date.................................58
DTC.........................................67         Relief Act.................................113
Eleventh District...........................55         REO Property................................64
Fannie Mae..................................28         Restricted Group...........................161
FHA.........................................30         Retained Interest...........................87
FHLBSF......................................55         Revolving Credit Line Loans.................34
Fitch......................................160         S&P........................................160
Freddie Mac.................................28         SAIF........................................76
Freddie Mac Act.............................40         Securities..................................50
Freddie Mac Certificate Group...............40         Security Balance............................60
GEM Assets..................................29         Servicemen's Readjustment Act...............44
Ginnie Mae..................................28         Servicing Standard..........................80
GPM Assets..................................29         Single Family Properties....................33
Home Equity Loans...........................30         SMMEA......................................162
Housing Act.................................37         Special servicer............................90
HUD.........................................86         Step-up Rate Assets.........................29
Increasing Payment Asset....................29         Stripped Agency Securities..................41
Increasing Payment Assets...................29         Subsequent Assets...........................44
Insurance Proceeds..........................58

                                                -172-

Title I Loans..............................114         VA Guaranty Policy..........................86
Title I Program............................114         Value.......................................31
Title V....................................110         Warranting Party............................74
UCC........................................106         Yield and Prepayment Considerations.........60
Underwriter Exemptions.....................159
VA 30

                                                -173-